Exhibit 10.7

AMENDED & RESTATED
LICENSE, SERVICES AND DEVELOPMENT AGREEMENT
BETWEEN
MARRIOTT INTERNATIONAL, INC. AND MARRIOTT WORLDWIDE CORPORATION
AND
MARRIOTT VACATIONS WORLDWIDE CORPORATION
FOR
MARRIOTT VACATION CLUB, SHERATON VACATION CLUB, WESTIN VACATION CLUB, GRAND RESIDENCES BY MARRIOTT, THE SPECIFIED FRACTIONAL PROJECTS AND THE LICENSED UNBRANDED PROJECTS
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	8.2	Employees.	31
	8.3	Management and Operation of the Projects.	31
	8.4	Customer Satisfaction System and Quality Assurance Audit System.	31
	8.5	Projects Controlled by Non-Controlled Property Owners’ Association.	32

9.	RESTRICTIONS AND LIMITATIONS ON CONDUCT OF LICENSED BUSINESS		33

	9.1	Offers and Sales of Destination Club Units and Residential Units; Use of Licensed Business Customer Information.	33
	9.2	Transient Rentals of Licensed Destination Club Units, Licensed Unbranded Destination Club Units and Licensed Residential Units.	35
	9.3	No Affiliation with Other Brands/Businesses	36
	9.4	Destination Club Businesses and Whole Ownership Residential Businesses Operating Under Other Brands.	37
	9.5	Services and Products Made Available to Members and Marketing and Exchange Arrangements.	37
	9.6	Change in Programs, Services or Benefits.	38

10.	ELECTRONIC SYSTEMS.		39

	10.1	System Installation.	39
	10.2	Reservation System.	39
	10.3	Electronic Systems Provided Under License.	40

11.	LICENSOR SERVICES AND SUPPORT.		40

	11.1	Training.	40
	11.2	Other Services.	41

12.	REPAIRS AND MAINTENANCE.		43

13.	PROPRIETARY MARKS AND INTELLECTUAL PROPERTY.		43

	13.1	Licensor’s and Licensee’s Representations and Responsibility Regarding the Licensed Marks.	43
	13.2	Licensee’s Use of System and Licensor Intellectual Property.	46
	13.3	Licensee’s Use of Other Marks.	50
	13.4	Licensee Websites and Mobile Applications.	50
	13.5	Credit and Debit Cards.	51
	13.6	Use of Licensee Marks.	52
	13.7	Assignment of Certain Intellectual Property to Licenses	53
	13.8	Fees and Reimbursements for the Portfolio Name and Mark.	54
	13.9	Use of StarOptions Marks.	54

14	CONFIDENTIAL INFORMATION; DATA PROTECTION LAWS		55

	14.1	Confidential Information.	55
	14.2	Data Protection Laws; Data Security.	56

15.	ACCOUNTING AND REPORTS.		56

	15.1	Books, Records, and Accounts	56
	15.2	Reports	56
	15.3	Licensor Examination and Audit of Licensee’s Records	57

16.	INDEMNIFICATION; CONTRIBUTION IN LIEU OF INDEMNIFICATION; AND INSURANCE.		58

	16.1	Indemnification.	58

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	16.2	Insurance Requirements of Licensee.	61
	16.4	Obligation to Maintain Insurance.	63
	16.5	Contribution.	64

17.	TRANSFERABILITY OF INTERESTS.		64

	17.1	Transfers by Licenses	64
	17.2	Transfers by Licensor	64
	17.3	Proposed Transfers to Lodging Competitors	65
	17.4	Comfort Letter and Security Interests in This Agreement	65

18.	BREACH, DEFAULT, AND REMEDIES		65

	18.1	Licensee Project-, Sales Facility-, and Member Service Center-Level Breaches, Defaults, and Remedies	65
	18.2	Licensee Agreement-Level Defaults	69
	18.3	Licensor Defaults	73
	18.4	Other Breaches	75
	18.5	Extraordinary Events	76

19.	POST-TERMINATION OBLIGATIONS; DE-IDENTIFICATION.		76

	19.1	Project De-Identification and Post-Termination Obligations.	76
	19.2	Agreement De-Identification and Post Termination Obligations	78

20.	COMPLIANCE WITH LAWS; LEGAL ACTIONS.		80

	20.1	Compliance with Laws.	80
	20.2	Notice Regarding Legal Actions.	80
	20.3	Compliance with EU Competition Law.	81

21.	RELATIONSHIP OF PARTIES.		81

	21.1	Reasonable Business Judgment.	81
	21.2	Independent Contractor.	81

22.	GOVERNING LAW; INJUNCTIVE RELIEF; COSTS OF ENFORCEMENT; ARBITRATION;
	AND EXPERT RESOLUTION.		82

	22.1	Governing Law; Venue.	82
	22.2	Injunctive Relief	82
	22.3	Costs of Enforcement	82
	22.4	Arbitration	82
	22.5	Expert Resolution	84
	22.6	Waiver of Jury Trial and Punitive Damages	85

23.	NOTICES.		85

	23.1	Notices.	85

24.	CONSTRUCTION AND SEVERABILITY; APPROVALS, CONSENTS AND WAIVERS; ENTIRE AGREEMENT.		86

	24.1	Construction and Severability.	86
	24.2	Approvals, Consents and Waivers.	86
	24.3	Entire Agreement.	87
	24.4	Amendments.	87

25.	REPRESENTATIONS, WARRANTIES AND COVENANTS		87

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	25.1	Existence and Power; Authorization; Contravention.	87
	25.2	Acknowledgements and Representations Regarding Territorial Restrictions in Existing Contracts.	88

26.	MISCELLANEOUS		88

	26.1	Translations	88
	26.2	Multiple Counterparts	88

27.	LICENSOR MANAGED PROJECTS.		88

	27.1	Provisions of this Agreement That Do Not Apply to Licensor Managed Projects.	88
	27.2	Provisions of this Agreement That Are Modified With Respect to the Licensor Managed Projects.	89
	27.3	Provisions of this Agreement Applicable to Non-Licensor Managed Projects and Licensor Managed Projects.	90

28.	GUARANTY		90

	28.1	Guaranty	90
	28.2	Guarantor Waivers	91
	28.3	Maximum Liability of Guarantor	91

EXHIBIT A - DEFINITIONS

EXHIBIT B - EXISTING PROJECTS

EXHIBIT C - MANAGEMENT COMPANY ACKNOWLEDGMENT

EXHIBIT D - FORM OF OPERATING AGREEMENT

EXHIBIT E - AFFILIATE SUBLICENSE AGREEMENT

EXHIBIT F - PROVISIONS TO BE INCLUDED IN SUBLICENSE AGREEMENT WITH NON-
AFFILIATES FOR SALES, MARKETING AND RELATED SERVICES

EXHIBIT G - DESIGN REVIEW ADDENDUM

EXHIBIT H - EXISTING PROJECTS AT WHICH LICENSEE HAS NOT ENGAGED IN TRANSIENT
RENTAL

EXHIBIT I - EXISTING GOLF FACILITIES

EXHIBIT J - PERMITTED LICENSEE AFFILIATE NAMES

EXHIBIT K - NEW PROJECT APPLICATION

EXHIBIT M - ADDITIONAL LICENSED MARKS
v
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AMENDED AND RESTATED LICENSE, SERVICES, AND DEVELOPMENT AGREEMENT
This Amended and Restated License, Services, and Development Agreement (“License Agreement” or “Agreement”) is executed on September 20, 2024 (the “Execution Date”) and effective as of January 1, 2024 (“Effective Date”) by Marriott International, Inc., a Delaware corporation (“MII”), and Marriott Worldwide Corporation, a Maryland corporation (“MWC”) (MII and MWC are referred to collectively herein as “Licensor”), and Marriott Vacations Worldwide Corporation, a Delaware corporation (“Licensee”).
RECITALS
A.Licensor owns, or has the right to use and sublicense, the Licensed Marks and the System.
B.Prior to the Spin-Off Transaction (defined below), Licensee was a wholly-owned subsidiary of MII and through affiliates had been operating the Destination Club Business and Whole Ownership Residential Business by developing, selling, marketing, operating and financing Destination Club Projects and Residential Projects under the Licensed Marks and the System since 1984 pursuant to an inter-company arrangement between Licensor and/or its Affiliates and Licensee.
C.As a result of a spin-off of Licensee pursuant to the Separation and Distribution Agreement (the “Spin-Off Transaction”), Licensee is no longer a wholly-owned subsidiary of MII and is a separate entity.
D.Licensor and Licensee are parties to that certain License, Services and Development Agreement for Marriott Projects dated November 19, 2011 (as amended, the “Original MVW License Agreement”), under which Licensor granted Licensee the right to operate the Licensed Business in accordance with the terms and conditions of the MVW License Agreement (the “MVW Destination Club Business”).
E.Starwood Hotels & Resorts Worldwide, LLC (formerly known as Starwood Hotels & Resorts Worldwide, Inc., “Starwood”), an Affiliate of Licensor, and Vistana Signature Experiences, Inc. (“Vistana”) and ILG, LLC (as successor to ILG, Inc., formerly known as Interval Leisure Group, Inc. (“ILG”)), both Affiliates of Licensee, are parties to the Vistana License Agreement pursuant to which Vistana was granted a license to operate the Licensed Business in accordance with the terms of, and as defined in, the Vistana License Agreement (referred to herein as the “Vistana Destination Club Business”).
F.Pursuant to that certain Letter of Acknowledgment (re: Merger of Marriott Vacations Worldwide Corporation and ILG, Inc.) dated September 1, 2018 (the “Merger Letter Agreement”), Licensor and Licensee, among other things, agreed to amend the MVW License Agreement and related agreements to encompass the Licensed Marks and the Licensed Unbranded Properties (both as defined in the Vistana License Agreement). The parties anticipated that the integration and combination of the MVW Destination Club Business and the Vistana Destination Club Business would occur in steps and phases. This Agreement is the “Combination Amendment” referred to in the Merger Letter Agreement.
G.Licensee desires to continue operating the Licensed Business, including operating the Existing Projects and developing and operating New Projects, under the Licensed Marks and the System and wishes to obtain a license to use the System and the Licensed Marks for these purposes.
H.Licensee or its Affiliates have or may engage Licensor or its Affiliates to manage the Licensor Managed Projects under separate Licensor Management Agreements. Certain provisions of this

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Agreement will not apply, or may apply in a different manner, to Licensor Managed Projects, as contemplated in Section 27.
I.Licensor or its Affiliates will provide certain services to Licensee and its Affiliates with respect to the Licensed Business in accordance with the terms hereof.
J.The Ritz-Carlton Hotel Company, LLC and Licensee have entered into a License, Services, and Development Agreement (the “Ritz-Carlton License Agreement”) dated as of November 17, 2011, under which, among other things, Licensee was granted the right to the develop and operate Destination Club Projects and Residential Projects under the Ritz-Carlton name and trademarks. Licensee acknowledges and agrees that the Ritz-Carlton License Agreement shall govern the relationship between Ritz-Carlton and Licensee with respect to such matters, and, except for the indemnity in Section 16.1.A or as otherwise expressly provided in this Agreement, this Agreement shall not apply to such relationship.
K.All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Exhibit A.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Licensee and Licensor agree to amend and restate the Original MVW License Agreement and to consolidate the Vistana License Agreement into this Agreement as follows:
1.LICENSE
A.Subject to all of the reservations of rights and exceptions to and limitations on exclusivity set forth in this Agreement, Licensor hereby grants to Licensee within the Territory, and Licensee accepts, under the terms hereof:
(i) (x) a limited, exclusive license during the Term to use the Licensed Marks and the System for the activities described in (i) through (vi) of the definition of Destination Club Business, (y) a limited, exclusive license during the Term to use the names and marks described in (i) through (iv) and (vi) through (viii) of the definition of Licensed Marks for the activities described in (vii) of the definition of Destination Club Business, and (z) a limited, non-exclusive license during the Term to use the names and marks described in (v), (ix) and (x) of the definition of Licensed Marks and the System for the activities described in (vii) of the definition of Destination Club Business, all in connection with the operation of the Licensed Destination Club Business, including the operation of Existing Projects and the development and operation of New Projects, in accordance with the System and this Agreement. Notwithstanding anything to the contrary in this Section 1.A(i) or elsewhere in this Agreement, the Specified Fractional Licensed Names and the Specified Fractional Licensed Marks will only be used as expressly permitted pursuant to Section 1.A(iii) and (iv);
(ii) (x) a limited, exclusive license during the Term to use the mark “Grand Residences by Marriott” and the Licensed Project Names for the Whole Ownership Residential Business, and (y) a limited, non-exclusive license during the Term to use the System and the names and marks described in (i) through (v) of the definition of Licensed Marks for the Whole Ownership Residential Business, all in connection with the operation of the Licensed Whole Ownership Residential Business, including the operation of Existing Projects and the development and operation of New Projects, in accordance with the System and this Agreement. Licensee shall have no right to use any other Licensed Marks not referenced above in connection with the Whole Ownership Residential Business;

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(iii) the limited, exclusive right during the Term to use the Specified Fractional Licensed Names for the Destination Club Business, solely to the extent it relates to the Specified Fractional Projects being sold, marketed, managed, operated and/or financed under such Specified Fractional Licensed Names using the System;
(iv) the limited, exclusive right during the Term to use the Specified Fractional Licensed Marks, solely to the extent it relates to the Specified Fractional Projects being marketed, managed, developed and/or operated under such Specified Fractional Licensed Marks using the System; and
(v) the limited right during the Term for the Licensed Unbranded Projects to be marketed, developed and/or operated using the System. For the avoidance of doubt, all provisions of this Agreement shall apply to the Licensed Unbranded Projects in the same manner as all Licensed Destination Club Projects, except solely to the extent such provisions relate to the use of the Licensed Marks (including the application of Brand Style and Communication Standards relating to the Licensed Marks) and other brand-specific requirements. Notwithstanding anything to the contrary in this Agreement, Licensor does not grant Licensee any rights to use the Licensed Marks with respect to the Licensed Unbranded Projects;
provided, however,
(a)Licensee shall have no right (subject to Section 13.1.E) to use the Licensed Marks or the System in the Excluded Area and shall not have the right to any indemnity under Section 16.1.B with respect to third-party claims resulting from Licensee’s or its Affiliates’ use of the Licensed Marks or the System in the Excluded Area, and any third-party claim related to the use of the Licensed Marks or the System in the Excluded Area shall be subject to indemnification by Licensee pursuant to Section 16.1.A); and
(b)Licensee shall have no right under this Agreement to develop, own, operate, or manage, any Licensed Destination Club Products other than as Leisure/Vacation Products; and
(c)Licensee shall use the Portfolio Name and Mark solely for the umbrella portfolio name for Licensee’s Licensed Destination Club Products (together with destination club products offered by Licensee under The Ritz Carlton Club vacation ownership brand) that are currently and are intended to continue to be offered or operated under separate vacation ownership brands, namely Marriott Vacation Club, Sheraton Vacation Club, Westin Vacation Club, Grand Residences by Marriott, and The Ritz-Carlton Club. All use of the Portfolio Name and Mark by Licensee must be in a manner consistent with the treatments in the Brand Style and Communication Standards and in accordance with this Agreement.
Such limited license grant also includes any nonexclusive uses of Licensor Intellectual Property permitted during the “tail period” as set forth in Section 4.2. Except for the rights granted exclusively in this Agreement, the rights granted in this Agreement are non-exclusive.
B.The limited license grant herein also includes the non-exclusive right by Licensee to use the name and mark “Marriott” as part of “Marriott Golf” and “Marriott Golf Academy” (but not the name “Marriott” used by itself or with other words, terms, designs or other elements) in connection with the operation of Existing Golf Facilities under the “Marriott Golf” or “Marriott Golf Academy” name and in connection with the development and operation of future golf facilities that are located at or in the general vicinity of New Projects and that have been approved in writing by Licensor in accordance with the terms and conditions of this Agreement. All such golf facilities shall be developed and operated in accordance with the Brand Standards. If Licensor or its Affiliates provide support or services to Licensee or its

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Affiliates in connection with Existing Golf Facilities or other golf facilities operating under the “Marriott Golf” or “Marriott Golf Academy” name, Licensee shall pay the applicable fees to Licensor or its Affiliates for such services and/or support. Such fees will be fair, commercially reasonable, and, if applicable, consistent with fees charged to third parties for similar services and support related to such facilities. Licensee acknowledges and agrees that Licensor, at its sole discretion and without any payment to Licensee, may in the future develop, own, manage, operate or license golf instructional facilities under the “Marriot Golf Academy” name and mark for a golf instructional facility developed and operated in accordance with the Brand Standards. Notwithstanding the foregoing, Licensor agrees not to use or license the “Marriott Golf Academy” name and mark for a golf instructional facility located within a 25-mile radius of Licensee’s two existing golf instructional facilities at 12001 Avenida Verde, Orlando, FL 32821 and at 9002 Shadow Ridge Road, Palm Desert, CA 92211 (other than the license granted in this Agreement).
C.Licensee shall have no right to use the Licensed Marks or Branded Elements in connection with the development or sales or the marketing, operating, managing or financing of units in a Condominium Hotel (other than the Transferred Lodging Property or any Future Conversion Lodging Properties pursuant to the applicable hotel management or franchise agreement entered into between Licensee and Licensor, or their respective Affiliates).
2.    EXCLUSIVITY AND RESERVED RIGHTS
2.1    [Intentionally Omitted.]
2.2    Exclusivity; Use of “Horizons” and “Grand Residences” Names; Use of Marriott Vacation(s) by Licensor.
A.Subject to Sections 2.3, 2.5, and 8.3.B during the Term, neither Licensor nor its Affiliates will within the Territory:
(i)use, or license any third party to use, the Licensed Marks or the names and marks “Marriott”, “Westin” or “Sheraton” (other than as part of one or more corporate names of Licensor or its Affiliates) or the Branded Elements in connection with (u) developing or operating Destination Club Projects; (v) developing, selling, marketing, managing, operating, or financing Destination Club Products or Destination Club Units; (w) developing, selling, marketing, or operating Exchange Programs; (x) managing rental programs associated with Destination Club Products; (y) establishing or operating sales facilities for Destination Club Products; or (z) managing member services related to Destination Club Products;
(ii)use, or license any third party to use, the “Grand Residences by Marriott” trademark or the Licensed Project Names in connection with (v) developing or operating Residential Projects; (w) developing, selling, marketing, managing, operating, or financing Residential Units; (x) managing rental programs associated with Residential Projects; (y) establishing and operating sales facilities for Residential Units; or (z) managing owner services related to Residential Units;
(iii)use, or license any third party to use, the marks identified in (i) through (iii) and (vi) of the definition of the Licensed Marks (which, for the avoidance of doubt, does not include the project names and marks for the Vistana Projects) in connection with managing any businesses or services that are ancillary to the Destination Club Business or Lodging Business, such as travel insurance, or amenities of a Destination Club Project, Residential Project, or Licensor Lodging Facility, such as country clubs, spas, golf courses, food and beverage outlets, gift and sundry shops, but, (a) for the avoidance of doubt, this provision does not prohibit Licensor from engaging in such businesses or providing such

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services under “Marriott,” “Westin,” Sheraton” or other names or marks not contained within (i) through (iv) and (vi) of the definition of the Licensed Marks (including “St. Regis” and “The Luxury Collection”) and (b) this provision does not prohibit Licensor or its Affiliates from continuing any such businesses or providing such services under the marks identified in (vi) of the definition of Licensed Marks to the extent operational as of the Execution Date; and
(iv)use, or license any third party to use, the Licensed Business Customer Information in connection with the marketing or selling of interests in Destination Club Units; provided, however, that to the extent that Customer Information concerning Licensor’s Lodging Business includes Licensed Business Customer Information, such Customer Information may be used in such marketing or selling so long as such customers’ ownership of Licensed Destination Club Products is not used specifically to target such customers in connection with such marketing and sales activities.
B.Neither Licensor nor its Affiliates will use the words “Horizons”, “Grand Residences” (in such exact order and form), or the Licensed Project Names in connection with any Destination Club Project, Residential Project, or as the primary brand name for a Licensor Lodging Facility; provided, however, that Licensor and its Affiliates have no obligation to prohibit or otherwise restrict third- party owners, developers, managers, licensees or franchisees of Licensor Lodging Facilities from using such words in connection with a Destination Club Project or Residential Project if such words are already in use or established prior to Licensor’s involvement with the Project, whether it is a part of, or adjacent to, any such Licensor Lodging Facility or otherwise.
C.With respect to the use of the phrases “Marriott Vacation” and “Marriott Vacations” (in such exact order and form and excluding any other word(s) or mark(s), each a “Marriott Vacation(s) Phrase”, and, collectively, the “Marriott Vacation(s) Phrases”), the parties agree that:
(i)Brand Names for Licensor Lodging Facilities: Licensor and its Affiliates will not, without Licensee’s consent (such consent not to be unreasonably withheld), use the Marriott Vacation(s) Phrases as the primary brand name for a chain of Licensor Lodging Facilities operated as a distinctive group and system (e.g., “Marriott Vacations [Hotel Name and/or Descriptor]”). For the avoidance of doubt, such consent requirement will not apply to any other use of a Marriott Vacation(s) Phrase in the name of (or in connection with) Licensor Lodging Facilities; provided that if Licensor or its Affiliates use either of the Marriott Vacation(s) Phrases as part of “by Marriott Vacation(s)” in an endorser format (in such exact order and form and excluding any other word(s) or mark(s), the “Marriott Vacation(s) Phrase Endorsement”) that is a component of the primary brand name for a chain of Licensor Lodging Facilities operated as a distinctive group and system (e.g., “ABC Hotels by Marriott Vacations”), then (a) Licensor commits (x) to notify Licensee in advance of Licensor’s plans to so use the Marriott Vacation(s) Phrase or Marriott Vacation(s) Phrase Endorsement, (y) to provide Licensee a reasonable opportunity to provide input regarding such use, and (z) to give good faith consideration to Licensee’s input, and (b) Licensee may elect to use such Marriott Vacation(s) Phrase Endorsement as an endorser component of any of the primary brand names used for a chain of Licensed Destination Club Products by Licensee in connection with the Licensed Destination Club Business (i.e., Marriott Vacation Club, Sheraton Vacation Club and Westin Vacation Club). For the avoidance of doubt, Licensee will not have the right to elect to use such Marriott Vacation(s) Phrase Endorsement in connection with any of the Specified Fractional Licensed Marks or Specified Fractional Licensed Names);
(ii)Marketing Programs: To the extent Licensor and its Affiliates use either of the Marriott Vacation(s) Phrases or the Marriott Vacation(s) Phrase Endorsement as an umbrella mark on Licensor’s websites for the purpose of marketing to consumers a group of Licensor Lodging Facilities together, Licensor will offer Licensee an opportunity to participate in such marketing programs by including appropriate Licensed Destination Club Projects that reasonably fit within the scope and strategy of the

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relevant marketing program of Licensor or its Affiliates. For the avoidance of doubt, Licensor and its Affiliates may, without obtaining Licensee’s consent and without any obligation to offer Licensee the opportunity to participate in such marketing programs, (a) use the Marriott Vacation(s) Phrases (including the Marriott Vacation(s) Phrase Endorsement) in connection with any marketing program if other word(s) or mark(s) are used within the umbrella mark along with the relevant Marriott Vacation(s) Phrase (including as part of a tagline) and (b) continue to use “Vacations by Marriott” and vacationsbymarriott.com (which are not Marriott Vacation(s) Phrases) as the name and domain name for a marketing program (and for any other purpose, except as expressly prohibited by this Section 2.2);
(iii)Except as expressly set forth in this Section 2.2, Licensor reserves all rights set forth in Section 2.3 or in any other provision of this Agreement and this Section 2.2.C does not apply to (a) any other use of the Marriott Vacation(s) Phrases together with any other word(s) or mark(s) for any purpose; or (b) any use (or comparable replacement use) of either of the Marriott Vacation(s) Phrases by Licensor, its Affiliates or any third party with rights derived from an arrangement with Licensor or its Affiliates that was established or otherwise under development before the Execution Date. If Licensee becomes aware of any use of the Marriott Vacation(s) Phrases that is inconsistent with this Section 2.2.C, then Licensee may request that Licensor cause such inconsistent use to comply with this Section 2.2.C (e.g., Licensor may need to offer Licensee the opportunity to participate in certain marketing programs pursuant to this Section 2.2.C) within a reasonable period of time, but notwithstanding anything to the contrary in this Agreement, Licensor will not be deemed to be in breach or default of this Agreement for any violation of this Section 2.2.C and Licensee will have no remedies at law or in equity for any such violation under any circumstances; and
(iv)Licensor and its Affiliates may modify or discontinue any use of a Marriott Vacation(s) Phrase (including the Marriott Vacation(s) Phrase Endorsement) contemplated by this Section 2.2.C at any time. Further, as a condition to Licensee’s participation in any marketing programs as contemplated by this Section 2.2.C, Licensor and Licensee must agree on a reasonable expense allocation/reimbursement construct that adequately reimburses Licensor (relative to the scope of Licensee’s participation in such marketing program) for the development, maintenance and on-going administrative activities related to such marketing program. If the parties, acting in good faith, are unable to reach an agreement with respect to such expense allocation/reimbursement construct within a reasonable period of time (not to exceed 30 days) after Licensee has notified Licensor of its interest in participating in such marketing programs or using either of the Marriott Vacation(s) Phrases (including the Marriott Vacation(s) Phrase Endorsement) as permitted herein, then notwithstanding anything to the contrary in this Section 2.2.C, Licensor and its Affiliates may proceed or continue with the use of the applicable Marriott Vacation(s) Phrase (including the Marriott Vacation(s) Phrase Endorsement) without providing any further opportunity to participate to Licensee.
D.Licensor will not enter into, or permit the entering into (if an applicable hotel management or franchise agreement grants Licensor such discretion) of, any arrangement permitting access to any Licensor Lodging Facilities for the purposes of marketing Destination Club Products (other than Licensed Destination Club Products) in specific markets in which Licensee operates one or more Licensed Destination Club Projects and actively conducts sales operations at a physical location such as a marketing desk in a hotel with respect to such Licensed Destination Club Products (a “Licensee Marketing Presence”). Any such arrangements for marketing Destination Club Products in effect as of February 26, 2018, or that were in effect prior to the establishment of a Licensee Marketing Presence in a particular market, that would otherwise violate the immediately preceding sentence will not be deemed a violation, provided that Licensor will allow any such arrangements to expire at the end of their then-current terms.
E.Licensee hereby consents to Licensor or its Affiliates offering and operating clubs or programs in connection with an all-inclusive hotel business (such clubs or programs, “All-Inclusive

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Club”) under which a customer prepays for the right to receive discounts for future hotel stays (provided that such discounts do not exceed 50% of the applicable room rate), enhanced hotel accommodations (such as room upgrades) and services (such as lounge access), and other hotel-stay related benefits, in each case in which the benefits the customer receives extend for a term of not more than 5 years (the “All-Inclusive Club Term Limit”). Licensee and Licensor hereby agree and acknowledge that, if Licensor or its Affiliate develops, acquires, merges with, operates or becomes affiliated with an all-inclusive hotel business that includes an All-Inclusive Club, then (i) the All-Inclusive Club member benefits cannot include redemption or receipt of Loyalty Program points, (ii) the Licensed Marks, the Branded Elements and other exclusive rights granted by Licensor in favor of Licensee relating to the marketing and sale of Destination Club Products (e.g., call transfer) may not be used in connection with the marketing or sale of such All-Inclusive Club, (iii) the Licensed Marks may not be used in connection with the operation of such All-Inclusive Club, and (iv) in the event an All-Inclusive Club was already in operation prior to Licensor acquiring, merging with, operating or otherwise becoming affiliated with such all-inclusive hotel business, (x) the All-Inclusive Club Term Limit will not apply to any customer benefits already extended to any customers prior to Licensor’s or its Affiliates’ acquisition, merger with, operation of, or affiliation with such All-Inclusive Club, and (y) Licensor or its Affiliate may continue to operate such All-Inclusive Club and use the Reservation System and Licensor’s websites (including marriott.com) in connection with such All- Inclusive Club. Unless otherwise agreed in writing, the foregoing restrictions shall not apply to any clubs or programs in connection with an all-inclusive hotel business operated by Licensee or its Affiliates under a license from Licensor or its Affiliates.
F.Licensor hereby recognizes Licensee as Licensor’s exclusive partner with respect to Destination Club Products for call transfer activities for all of Licensor’s call centers that handle calls for any Marriott Properties, including the Marriott Call Centers participating in the Call Center Program from time to time.
2.3    Licensor’s Reserved Rights.
A.Licensee agrees that, except as set forth in Section 2.2 or in the Ritz-Carlton License Agreement, Licensor and its Affiliates expressly retain the right to (i) engage in any Destination Club Business under existing brands and brands that Licensor or its Affiliates may develop or acquire in the future, without restriction of any kind, and to use and sublicense the use of the Licensor Intellectual Property in connection therewith; (ii) engage in any Whole Ownership Residential Business under existing brands and brands that Licensor or its Affiliates may develop or acquire in the future, without restriction of any kind, and to use and sublicense the use of the Licensor Intellectual Property in connection therewith; (iii) accept advance deposits or payments for stays at Licensor Lodging Facilities; or (iv) accept multi-year advanced bookings for stays at Licensor Lodging Facilities (provided that any such multi-year advance bookings relate to specific, identified Licensor Lodging Facilities and not on a systemwide basis); all provided that, unless Licensee otherwise agrees in writing, no such activities above may involve or utilize in any way the Licensee Intellectual Property.
B.For the avoidance of doubt, Licensor and its Affiliates expressly retain the right to use the names and marks “Marriott,” “Sheraton,” “Westin,” “St. Regis” and “Luxury Collection” (but not the names and marks “Marriott Vacation Club,” “The Marriott Vacation Clubs,” “Grand Residences by Marriott,” “Sheraton Vacation Club,” or “Westin Vacation Club,” in such exact order and form) in connection with branding a passenger ship or cruise line or lodging facilities on a passenger ship or cruise line, provided, that Licensor and its Affiliates shall not use the Branded Elements for developing, selling, marketing, managing, operating, or financing Destination Club Products or Destination Club Units on a passenger ship or cruise line.

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C.Licensee agrees that Licensor and its Affiliates expressly retain the right to (i) engage in the Lodging Business and any other business operations except the exclusively licensed aspects of the Destination Club Business, subject to the Ritz-Carlton License Agreement, and Sections 2.2 and 2.5; (ii) allow other Licensor Lodging Facilities operated, licensed, or franchised by Licensor or its Affiliates to use various components of the System (including the Reservation System) that are not used exclusively in connection with the Destination Club Business; and (iii) use the names and marks “Marriott,” “Sheraton,” “Westin,” “St. Regis” and “Luxury Collection” (but not the names and marks “Marriott Vacation Club,” “The Marriott Vacation Clubs,” “Grand Residences by Marriott,” “Sheraton Vacation Club,” or “Westin Vacation Club,” in such exact order and form) and Branded Elements in connection with developing, selling, marketing, managing, operating, and financing units in a Condominium Hotel; all provided that, unless Licensee otherwise agrees in writing, no such activities above may involve or utilize in any way the Licensee Intellectual Property.
D.Licensor reserves all rights in the Licensor Intellectual Property not expressly and exclusively granted to Licensee in this Agreement, including any individual elements or components thereof.
E.Licensee acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, Licensor shall not be restricted in any manner from using the terms “vacation”, “resort”, “club”, “lodge”, “villa”, “destination”, “house”, “home”, “apartment”, “tower”, “residence” or similar terms in connection with the development, promotion, or operation of any of Licensor’s businesses or any geographic or locational aspect or designation that is part of a Licensed Project Name. For example, Licensor and its Affiliates would not be prohibited from using the term “St. Kitts” or the term “Beach”, even though “St. Kitts Beach Club” is a Licensed Project Name.
2.4    Licensee’s Reserved Rights.
A.Licensor agrees that, except as set forth in the Ritz-Carlton License Agreement, Licensee and its Affiliates expressly retain the right to engage in the Lodging Business; all subject to Section 9.3.B and provided that, unless Licensor otherwise agrees in writing, no such activities above may involve or utilize in any way the Licensor Intellectual Property or the Branded Elements.
B.Licensor agrees that, except with respect to such limitations as are set forth in this Agreement solely with respect to the Licensed Business and in the Ritz-Carlton License Agreement, Licensee and its Affiliates expressly retain the right to (i) engage in any Destination Club Business, including under existing Licensee brands (including under the “Horizons” and “Grand Residences” names without use or reference to the name “Marriott”) and brands that Licensee or its Affiliates may develop or acquire in the future, without restriction of any kind, and to use and sublicense the use of the Licensee Intellectual Property in connection therewith; and (ii) engage in any Whole Ownership Residential Business, including under existing Licensee brands (including under the “Horizons” and “Grand Residences” names without use or reference to the name “Marriott”) and brands that Licensee or its Affiliates may develop or acquire in the future, without restriction of any kind, and to use and sublicense the use of the Licensee Intellectual Property in connection therewith; all provided that, unless Licensor otherwise agrees in writing, no such activities above may involve or utilize in any way the Licensor Intellectual Property or the Branded Elements, other than in connection with the Licensed Business.
C.Licensee reserves all rights in the Licensee Intellectual Property, including any individual elements or components thereof.
D.Licensor acknowledges and agrees that, other than as set forth in Section 2.5.B, Licensee shall not be restricted in any manner from using the terms “apartment”, “hotel”, “house”, “inn”,

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or similar terms in connection with the development, promotion, or operation of any of Licensee’s businesses.
2.5    Similar Lines of Businesses.
A.Subject to the Permitted Territorial Restrictions, nothing in this Agreement is intended to prevent Licensor or its Affiliates from remaining competitive in its core Lodging Business due to the evolution of such business over time. Licensee agrees that Licensor and its Affiliates shall have the right to develop, offer, operate, market and promote products, benefits, services and rewards under any of the Proprietary Marks (other than the names and marks “Marriott Vacation Club”, “The Marriott Vacation Clubs,” “Grand Residences by Marriott”, “Sheraton Vacation Club” and “Westin Vacation Club”, in such exact order and form) and using the Branded Elements that fall within the definition of Licensed Destination Club Business, but only to the extent that such products, benefits, services and rewards are substantially similar to the products, benefits, services and rewards that are not currently, but may in the future be, provided by other international hotel operators or franchisors as part of their hotel business (and not as a separate line of business). Licensor must give prior notice to Licensee if it intends to offer such products, benefits, services or rewards at least thirty (30) days prior to offering such products, benefits, services or rewards. Licensor and its Affiliates shall not call or refer to any of its properties (or any such products, benefits, services or rewards) as “timeshare”, “fractional” “vacation club”, or “destination club” or similar terms commonly used for Destination Club Projects.
B.(i) Subject to the Permitted Territorial Restrictions, nothing in this Agreement is intended to prevent Licensee or its Affiliates from remaining competitive in its core Destination Club Business due to the evolution of such business over time. Licensor agrees that Licensee and its Affiliates shall have the right to develop, offer, operate, market and promote products, benefits, services and rewards under the Licensed Marks that do not fall within the definition of Licensed Destination Club Business, but only to the extent that such products, benefits, services and rewards are substantially similar to the products, benefits, services and rewards that are not currently, but may in the future be, provided by other developers or operators in the Destination Club Business at a quality level equivalent to the Upscale Brand Segment, the Upper-Upscale Brand Segment or Luxury Brand Segment, as part of their Destination Club Business (and not as a separate line of business). Licensee must give prior notice to Licensor if it intends to offer such products, benefits, services or rewards at least thirty (30) days prior to offering such products, benefits, services or rewards. Licensee and its Affiliates shall not (i) operate, manage, license, or franchise properties that are primarily operated as hotels (i.e., facilities containing dedicated rooms for transient rental, except for the Transferred Lodging Property (subject to the terms of any other agreements related to the Transferred Lodging Property) or as specifically provided in Section 9.2) as part of the Licensed Business, (ii) call or refer to any Licensed Destination Club Projects or Licensed Residential Projects as “hotels”, “inns” or similar terms commonly used for hotels, except as specifically approved in writing by Licensor or as referred to on Licensor’s or its Affiliates’ websites or in collateral or Marketing Content prepared by Licensor and its Affiliates; provided, however, that the foregoing shall not be construed to impact classification of Licensed Destination Club Projects for zoning, licensing or other regulatory purposes, even if such use is characterized as “hotel use” or “transient use” for such purposes (Licensor acknowledges that the foregoing shall not restrict Licensee from using any of the following terms commonly used for Destination Club Projects: “resort”, “club”, “villa”, “chateau”, “house”, “manor”, “tower”, “lodge”, “residence”, “apartment”, “home” or similar terms), or (iii) engage in activities that would breach any Permitted Territorial Restrictions. To the extent that Licensee dedicates some units for transient rentals under this provision (other than the Transferred Lodging Property or as specifically provided in Section 9.2), then Licensee must enter into a franchise agreement for such units under terms of Licensor’s or its Affiliate’s then-current standard franchise agreement with such changes thereto that are mutually agreed to by the parties.

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(ii)Licensee acknowledges and agrees that nothing in this Agreement is intended to, or shall, in any way modify any franchise agreement or license agreement that may be issued by Licensor or its Affiliates to Licensee or its Affiliates with respect to transient rentals of units or Licensor Lodging Facilities.
C.In the event that Licensor’s or its Affiliates’ exercise of their rights under Section 2.5.A has a material adverse effect on the Licensed Destination Club Business, or Licensee’s or its Affiliates’ exercise of their rights under Section 2.5.B(i) has a material adverse effect on Licensor’s or its Affiliates’ hotel business (or either party notifies the other that the exercise of such rights has the potential to have a material adverse effect on the other party’s business), then the parties shall meet to discuss alternative approaches to mitigating such effect, or agree to some other arrangement acceptable to both parties. In the event the parties are unable to agree on such an arrangement, then either party shall have the right to have the matter decided by a panel of three (3) Experts pursuant to Section 22.5; provided, that any remedy shall be limited to a reduction or increase, as applicable, in the Royalty Fees payable hereunder from and after the date of the resolution by the Experts (and not retroactively for fees already paid or due).
3.FEES
3.1Royalty Fees.
A.Licensee shall pay to Licensor a Destination Club Royalty Fee in an amount equal to:
(i)the Base Royalty, plus
(ii)(a) two percent (2%) of the Gross Sales Price with respect to initial sales of interests held by Licensee, its Affiliates, or entities in which Licensee or its Affiliates hold an Ownership Interest, in Licensed Destination Club Units or Licensed Unbranded Destination Club Units, whether directly or through the issuance of beneficial interests, other ownership interests, use rights, or other entitlements (whether the value of which is denominated as points, weeks, or any other currency), including interests in a land trust or similar real estate vehicle, and (b) one percent (1%) of the Gross Sales Price with respect to re-sales of such interests held by Licensee, its Affiliates, or entities in which Licensee or its Affiliates hold an Ownership Interest, in Licensed Destination Club Units or Licensed Unbranded Destination Club Units, plus
(iii)(a) two percent (2%) of the Gross Commissions with respect to initial sales by Licensee or its Affiliates on behalf of unrelated third parties of interests held by such unrelated third parties in Licensed Destination Club Units or Licensed Unbranded Destination Club Units, whether directly or through the issuance of beneficial interests, other ownership interests, use rights, or other entitlements (whether the value of which is denominated as points, weeks, or any other currency), including interests in a land trust or similar real estate vehicle (and Licensee or its Affiliates have no ownership or other beneficial interest in the interest conveyed and are making such sales only on a commission basis) and (b) one percent (1%) of the Gross Commissions with respect to re-sales by Licensee or its Affiliates on behalf of unrelated third parties of such interests held by such unrelated third parties in Licensed Destination Club Units or Licensed Unbranded Destination Club Units (and Licensee or its Affiliates have no ownership or other beneficial interest in the interest conveyed and are making such sales only on a commission basis).
For purposes of clarification, any sale or re-sale that is subject to a royalty pursuant to Section 3.1.A(ii) shall not be subject to a royalty pursuant to Section 3.1.A(iii).

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B.Licensee shall pay to Licensor a Residential Royalty Fee in an amount equal to:
(i)(a) two percent (2%) of the Gross Sales Price with respect to initial sales of interests held by Licensee, its Affiliates, or entities in which Licensee or its Affiliates hold an Ownership Interest, in Licensed Residential Units, whether directly or through the issuance of beneficial interests, or other ownership interests, in a land trust or similar real estate vehicle, and (b) one percent (1%) of the Gross Sales Price with respect to re-sales of interests held by Licensee, its Affiliates, or entities in which Licensee or its Affiliates hold an Ownership Interest, in Licensed Residential Units, plus
(ii)(a) two percent (2%) of the Gross Commissions with respect to initial sales by Licensee or its Affiliates on behalf of unrelated third parties of interests held by such unrelated third parties in Licensed Residential Units (and Licensee or its Affiliates have no ownership or other beneficial interest in such Licensed Residential Units and are making such sales only on a commission basis) and (b) one percent (1%) of the Gross Commissions with respect to re-sales by Licensee or its Affiliates on behalf of unrelated third parties of interests held by such unrelated third parties in Licensed Residential Units (and Licensee or its Affiliates have no ownership or other beneficial interest in such Licensed Residential Units and are making such sales only on a commission basis).
For purposes of clarification, any sale or re-sale that is subject to a royalty pursuant to Section 3.1.B(i) shall not be subject to a royalty pursuant to Section 3.1.B(ii).
C.(i) The sale of interests that were previously sold to end-user customers and are subsequently repurposed as other types of interests (for example, interests that are initially sold in the form of a weeks-based Destination Club Product and are subsequently repurposed in the form of a trust- based beneficial interest Destination Club Product or interests that are initially sold as interests in Residential Units and are subsequently repurposed as interests in Destination Club Units) shall be considered a re-sale for purposes of Section 3.1.A and 3.1.B.
(ii)    A sale occurs with respect to the initial sale or re-sale of an interest in Licensed Destination Club Units, Licensed Unbranded Destination Club Units or Licensed Residential Units when all of the following conditions have been satisfied:
(a)    A written agreement (“Purchase Contract”) is executed by a purchaser and has been accepted by Licensee or its Affiliates pursuant to which such purchaser contractually commits to acquire such interest;
(b)    With respect to purchase money financing provided by or through Licensee or its Affiliates, if any, such purchaser has duly executed all applicable sales and purchase money financing documents in respect of such Purchase Contract;
(c)    Such purchaser has duly tendered payment of the full purchase price in respect of such Purchase Contract (or full installment thereof in the case of purchase money financing, as applicable) by cash, by check which has cleared, or by credit card which has been duly processed to either (x) Licensee or its Affiliates or (y) a fiduciary, escrow agent, trustee or other independent third-party designated by Licensee or its Affiliates, as may be required by law;
(d)    All rescission periods applicable to such Purchase Contract have expired, without any such right of rescission having been exercised; and

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(e)    All pre-conditions set forth in such Purchase Contract and any legal requirements under Applicable Law in order to close the transaction which is the subject of the Purchase Contract as set forth in such Purchase Contract shall have been duly satisfied, without the purchaser having exercised any right of cancellation afforded such purchaser under the terms of such Purchase Contract or under Applicable Law.
(iii)    The conversion of interests that were previously sold to end-user customers on an equivalent value basis into other types of interests that derive their value from the interests being converted (for example, interests that are initially sold in the form of a weeks-based Destination Club Product and are subsequently converted to a trust-based beneficial interest Destination Club Product) shall not be considered an initial sale or a re-sale for purposes of Section 3.1.A.
(iv)    The exchange of interests that were previously sold to end-user customers for initial developer inventory (whether weeks-based, points-based, or otherwise) shall be considered an initial sale of such initial developer inventory for purposes of Section 3.1.A.
(v)    The exchange of interests that were previously sold to end-user customers for inventory that had been previously sold to an end-user customer (whether weeks-based, points-based, or otherwise) shall be considered a re-sale of such inventory for purposes of Section 3.1.A.
D.    The Gross Sales Price shall, for purposes of calculating the Royalty Fees under Sections 3.1.A and 3.1.B, include the amount of any newly-created initial or ongoing, recurring, or installment fees or charges that may be imposed by Licensee or its Affiliates after the Original Effective Date that are currently included, free of separate charge, for the rights, benefits and services currently obtained by purchasers of interests in Licensed Destination Club Units, Licensed Unbranded Destination Club Units and Licensed Residential Units, respectively, upon payment of the purchase price thereof (other than promotional or trial features for which separate fees or charges may be contemplated), or the amount by which any other fees existing as of the Effective Date are increased after the Effective Date, as a direct or indirect offset to any decrease in the purchase price of an interest in a Licensed Destination Club Unit. In the event any such new or changed fee or charge is implemented, the Royalty Fee shall be restructured such that the amount of the Royalty Fee Licensor receives is not reduced as a result of the implementation of such new or changed fee or charge, which restructuring may, by agreement of the parties, include adding to the Gross Sales Price the net present value of fees or charges that are paid on an ongoing, recurring, or installment basis discounted by discount rate of ten percent (10%).
E.    The Gross Sales Price shall, for purposes of calculating the Royalty Fees under Sections 3.1.A and 3.1.B, exclude the amount attributable to a gross up for imputed interest associated with a zero percent (0%) or below market interest rate program used in relation to financing a purchaser’s acquisition of interests in Licensed Destination Club Units, Licensed Unbranded Destination Club Units or Licensed Residential Units, but only where the Gross Sales Price is offered at different amounts to the customers on a programmatic basis, depending on the financing or payment terms selected by the customer.
F.    The Royalty Fees shall be earned as and when a contract for the sale of an interest in a Licensed Destination Club Unit, Licensed Unbranded Destination Club Unit or a Licensed Residential Unit, as applicable, is closed, regardless of when, or whether, any part of the Gross Sales Price or Gross Commissions, as applicable, are actually paid to, or received by or on behalf of, Licensee and/or its Affiliates. For the avoidance of doubt, the Royalty Fees shall not be due for any interests in Licensed Destination Club Units, Licensed Unbranded Destination Club Units or Licensed Residential Units for which the sales contracts were signed prior to 12:01 am Eastern Standard Time on December 3, 2011, regardless of when such sales contracts actually close.

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3.2    Usage Fees and Reimbursable Expenses; Maintenance Costs.
A.    Licensee shall pay to Licensor or its Affiliates the Licensor Usage Fees for ongoing services provided by Licensor and/or its Affiliates, including the use of certain Electronic Systems and other systems, copyrights, and other materials owned by Licensor or its Affiliates, as applicable, under this Agreement and the related reimbursable expenses in accordance with the practices of the parties as of the Effective Date, as documented by the parties on or after the Effective Date. If Licensee fails to pay to Licensor or its Affiliates any Licensor Usage Fees or related reimbursable expenses, Licensor may provide notice to Licensee of Licensor’s intention to offset any amounts that Licensor may owe to Licensee hereunder by the amount of the Licensor Usage Fees or reimbursable expenses owed by Licensee or its Affiliates. If Licensee notifies Licensor in writing that it disputes that such amounts are due within ten (10) business days following the date on which Licensor provided the notice of its intention to offset such amounts, Licensor will not offset such amounts until such dispute is resolved. If Licensee does not dispute that such amounts are owed within such timeframe, Licensor may offset such amounts. Licensor’s offset of such amounts shall be deemed a waiver by Licensor and its Affiliates of damages and extra-contractual remedies arising out of or related to Licensee’s failure to pay such amounts. If Licensor elects to offset such amounts, and Licensee requests supporting documentation in writing, Licensor will provide Licensee with documentation evidencing in reasonable detail the amount of, and the manner of calculating, such offset.
B.    With respect to any systems and materials that Licensee owns and licenses to Licensor, Licensor will pay to Licensee the applicable usage fee as determined by Licensee on a fair, commercially reasonable and non-discriminatory basis. Licensor will have the right to offset any amounts that Licensor may owe to Licensee under this Section 3.2.B against amounts that Licensee owes to Licensor under this Agreement, in which case Licensor shall provide notice to Licensee of Licensor’s election to offset such amounts not less than fifteen (15) business days prior to the date on which the payment from Licensee to be offset is due. If Licensor fails to pay to Licensee or its Affiliates (or provide an offset as contemplated in the immediately preceding sentence for) any amounts owed under this Section 3.2.B, Licensee may provide notice to Licensor of Licensee’s intention to offset any amounts that Licensee may owe to Licensor hereunder by the amount owed by Licensor or its Affiliates to Licensee or its Affiliates under this Section 3.2.B. If Licensor notifies Licensee in writing that it disputes that such amounts are due within ten (10) business days following the date on which Licensee provided the notice of its intention to offset such amounts, Licensee will not offset such amounts until such dispute is resolved. If Licensor does not dispute that such amounts are owed within such timeframe, Licensee may offset such amounts. Licensee’s offset of such amounts shall be deemed a waiver by Licensee and its Affiliates of damages and extra-contractual remedies arising out of or related to Licensor’s failure to pay such amounts. If Licensee elects to offset such amounts, and Licensor requests supporting documentation in writing, Licensee will provide Licensor with documentation evidencing in reasonable detail the amount of, and the manner of calculating, such offset.
3.3    Other Charges; Changes to Fees, Expenses and Charges; Other Costs.
A.    Licensee must pay to Licensor or its Affiliates an amount specified by Licensor for (i) any training (including tuition, supplies, and Travel Expenses and allocations of internal costs and overhead of Licensor and its Affiliates) in which Licensee participates, (ii) purchasing, staging, programming, installing, interfacing and upgrading of Hardware and Software for Electronic Systems as set forth in Section 10.1, (iii) any goods or services purchased, leased or licensed by Licensee from Licensor or an Affiliate of Licensor, and (iv) any programs of Licensor or its Affiliates in which Licensee participates.

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B.    Charges for items described in Sections 3.2 and 3.3.A will be calculated as follows: (i) where participation is mandatory or necessary for the operation of the Licensed Business such charges will be determined on a fair and commercially reasonable basis and in a manner consistent with the manner in which such charges are made with respect to the Licensor Lodging Facilities receiving the services or participating in the programs and systems to which such fees, expenses or costs are applicable and, where appropriate, shall take into account the manner and extent to which such services, programs, or systems are used by the Licensed Business; and (ii) where such participation is optional or is not necessary for the operation of the Licensed Business, such charges will be determined in a manner consistent with the manner in which such charges are made with respect to the Licensor Lodging Facilities receiving the services or participating in the programs or systems to which such fees, expenses, or costs are applicable. Licensor may change the fees, expenses, and costs payable under Sections 3.2 or 3.3.A for services that Licensee receives and programs and Electronic Systems in which Licensee participates to reflect the following: (i) any increase or decrease in the costs and expenses of providing the relevant service; (ii) any change in the method Licensor uses to determine allocation of the applicable payments; or (iii) any change as a result of competition in the business which is the subject of the Licensed Business, including changes to the basis for charging for the Usage Fees for Electronic Systems. Licensor will notify Licensee of any such change in the ordinary course of business.
3.4    Travel Expenses and Reimbursement.
Licensee must pay to Licensor all Travel Expenses for: (i) individuals who provide initial, ongoing, and remedial training under this Agreement; and (ii) Licensor’s and its Affiliates’ corporate and regional representatives visiting any of the Projects or Licensee’s corporate offices for re-inspections following any failed inspection conducted under the Quality Assurance Program. In addition to such Travel Expenses, Licensee must reimburse Licensor, or such other Person designated by Licensor, for the salary and other compensation of any individuals providing training with respect to any Project or the Licensed Business or conducting re-inspections, and arrange for lodging at the Project (or, if space is unavailable at the Project, at another lodging facility of comparable quality) for any inspector on official duty for such time as may be reasonably necessary and to Licensor’s representatives or independent auditors while conducting and completing audits pursuant to Section 15.3. Licensee shall not be obligated to provide accommodations or pay Travel Expenses in excess of what would be required under Licensor’s internal travel reimbursement policies; provided, however, that such reimbursements shall not include first class air travel.
3.5    Marketing and Sales Fees and Charges.
A.    Licensor may propose marketing or sales programs in which Licensee may elect to participate. If Licensee elects to participate in any such program, Licensee shall pay the applicable fees and charges for Licensee’s participation in such program. The determination of the fees and charges for Licensee’s participation in such programs shall, where appropriate, take into account the relevant differences between the Licensed Business and the other participants in such programs.
B.    Licensee may propose marketing or sales programs in which Licensor may elect to participate. If Licensor elects to participate in any such program, Licensor shall pay the applicable fees and charges for Licensor’s participation in such program. Licensee acknowledges that the funds Licensor uses to pay any such fees or charges for participation in any such program may be derived from Licensor Lodging Facilities or marketing fund(s) to which Licensor Lodging Facilities contribute. The determination of the fees and charges for Licensor’s participation in such programs shall, where appropriate, take into account the relevant differences between the Licensor’s Lodging Business and the other participants in such programs.

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3.6    Making of Payments; Delegation of Duties and Performance of Services.
A.    The Royalty Fees payable under Section 3.1 shall be paid within fifteen (15) days following the end of each calendar quarter, as applicable, during the Term (and, with respect to the Royalty Fees payable as a percentage of Gross Sales Price and Gross Commissions under Sections 3.1.A(ii) and (iii) and 3.1.B, during the tail period contemplated in Section 4.2.B, it being acknowledged that no Base Royalty shall be payable during such tail period) for the immediately preceding quarter (preceding calendar quarter in the case of the Base Royalty and preceding Accounting Period quarter in the case of Royalty Fees payable as a percentage of Gross Sales Price and Gross Commissions under Sections 3.1.A(ii) and (iii) and 3.1.B) along with any reports required under Section 15.2. The Base Royalty payable under Section 3.1.A(i) shall be paid in installments each calendar quarter within each calendar year, with the amount to be paid each calendar quarter equal to one-fourth of the amount to be paid for such calendar year (such amount shall be prorated for any partial calendar quarter occurring at the beginning or end of the Term). All other payments required by this Agreement, whether payable by Licensee or its Affiliates to Licensor or its Affiliates or by Licensor or its Affiliates to Licensee or its Affiliates, will be made within thirty (30) days after receipt by Licensee or its Affiliate or Licensor or its Affiliate, as the case may be, of each statement for such payment. Payments due to either party or their respective Affiliates, unless otherwise agreed, will be paid by wire transfer of immediately available funds by Licensee to Licensor or by Licensor to Licensee, as applicable, in the United States of America to the accounts designated by the receiving party.
B.    Licensor has the right to have any service or obligation of Licensor under this Agreement be performed by an Affiliate of Licensor, and Licensee agrees to accept performance by such Affiliate. Licensor may designate that payment be made to one of its Affiliates instead of Licensor, and Licensee and its Affiliates must make such payments as designated; provided, however, that Licensee and its Affiliates shall have no obligation to pay more than it otherwise would have paid had Licensor not made such designation.
C.    To the extent that Licensee has the right under this Agreement to have any service or obligation of Licensee under this Agreement be performed by an Affiliate of Licensee, Licensor agrees to accept performance by such Affiliate. Licensee may designate that payment be made to one of its Affiliates instead of Licensee, and Licensor and its Affiliates must make such payments as designated; provided, however, that Licensor and its Affiliates shall have no obligation to pay more than it otherwise would have paid had Licensee not made such designation.
3.7    Interest on Late Payments.
If any payment due under this Agreement is not received by the party to which such payment is due on or before its due date, such payment will be deemed overdue, and paying party must pay to the receiving party, in addition to the overdue amount, interest on such overdue amount which will accrue at a rate per annum equal to the Interest Rate from the date such overdue amount was due until paid. Interest is not in lieu of any other remedies the receiving party may have.
3.8    Currency and Taxes.
A.    All amounts payable to Licensor or Licensee or their respective Affiliates under this Agreement, the Electronic Systems License Agreement, and the Design Review Addendum and, except as expressly otherwise agreed to by the parties, any other payments required for services provided to Licensee or its Affiliates by Licensor or its Affiliates pursuant to this Agreement, including those provided under Section 11.2 (including any judgment or arbitral award) must be paid in United States Dollars (collectively, “Payment Obligations”).

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B.    Licensee and its Affiliates must promptly pay when due all Taxes levied or assessed against Licensee and its Affiliates by any Tax authority relating to the Projects and the Licensed Business, Licensee, its Affiliates, this Agreement, the Payment Obligations or in connection with the operation of the Projects or the Licensed Business.
C.    Subject to Section 3.8.D, Licensor and its Affiliates must promptly pay when due all Taxes levied or assessed against Licensor and its Affiliates by any Tax authority relating to the Projects and the Licensed Business, Licensor, its Affiliates, this Agreement, the Payment Obligations or in connection with the operation of the Projects or the Licensed Business.
D.    Except with respect to the Royalty Fees required to be paid under Section 3.1, any amount to be paid or reimbursed under this Agreement to Licensor or Licensee or their respective Affiliates, for reimbursable expenses, including Travel Expenses, shall be made free and clear and without deduction for any Taxes so that the amount actually received in respect of such payment (after payment of Taxes) equals the full amount stated to be payable in respect of such payment. To the extent any Applicable Law requires or allows deduction, payment or withholding of Taxes to be paid by the paying party directly to a governmental authority, the paying party must account for and pay such amounts promptly and provide to the receiving party receipts or other proof of such payment promptly upon receipt.
4.    TERM
4.1    Initial Term.
The initial term of this Agreement began on the Original Effective Date and expires December 31, 2095 (the “Initial Term”).
4.2    Extension Term; Tail Period.
A.    Licensee shall have the right to obtain two (2) additional extension terms of thirty (30) years each (each, an “Extension Term”). Licensee must meet the following conditions in order to obtain each Extension Term: (i) Licensee must provide Licensor with notice of its desire to obtain the applicable Extension Term not earlier than January 1, 2055 or later than December 31, 2085 for the first Extension Term and not earlier than January 1, 2085 or later than December 31, 2115 for the second Extension Term; and (ii) the sale of interests in Licensed Destination Club Units, Licensed Unbranded Destination Club Units and Licensed Residential Units during the twelve (12) months immediately preceding the date of such notice must have generated six hundred fifty million dollars ($650,000,000) or more in revenues from the Gross Sales Prices.
B.    For a “tail period” of thirty (30) years following the end of the Initial Term (if Licensee does not exercise its right to obtain an Extension Term), the first Extension Term (if Licensee does not exercise its right to obtain a second Extension Term), or the second Extension Term, as applicable (but not following any termination of this Agreement under Section 18), Licensee shall be entitled (but not required) to continue to operate the then-existing Licensed Destination Club Projects and Licensed Residential Projects (including any New Projects under development as contemplated in (ii) below) in the Territory (provided, however, Licensee shall have no right (subject to Section 13.1.E) to use the Licensed Marks or the System in the Excluded Area and shall not have the right to any indemnity under Section 16.1.B with respect to third-party claims resulting from Licensee’s or its Affiliates’ use of the Licensed Marks or the System in the Excluded Area, and any third-party claim related to the use of the Licensed Marks or the System in the Excluded Area shall be subject to indemnification by Licensee pursuant to Section 16.1.A), provided that such operation is in compliance with the terms and conditions of this Agreement. The parties agree that (i) the exclusivity granted in Section 1.A and the restrictions and

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limitations on Licensor and its Affiliates in Section 2.2 shall immediately cease and be of no further force or effect as of the first day of the tail period; (ii) Licensee shall have no right to propose New Projects during the tail period (but will have the right to continue and complete the development of any New Projects that have been approved by Licensor pursuant to this Agreement prior to the commencement of the tail period); and (iii) Licensee shall not be required to pay any Base Royalty during the tail period. All other applicable terms and conditions of this Agreement, including the requirement to pay all portions of the Royalty Fees other than the Base Royalty and other amounts under Sections 3 and 11, shall remain in place and be applicable during the tail period.
5.    EXISTING PROJECTS; DEVELOPMENT RIGHTS AND RESTRICTIONS
5.1    Designation of Projects; Existing Projects.
A.    Prior to the Effective Date, the parties have designated each Existing Project as corresponding to either the Upscale Brand Segment, Upper-Upscale Brand Segment or Luxury Brand Segment based on the physical characteristics and quality of each such Project, and each New Project will be designated as corresponding to the Upscale Brand Segment, Upper-Upscale Brand Segment or Luxury Brand Segment based on the physical characteristics and quality of each such New Project at the time the New Project Application is submitted for such New Project in accordance with Section 5.2, as agreed by the parties.
B.    The Existing Projects are listed on Exhibit B. Licensee may continue to operate the Existing Projects under the System and Brand Standards in accordance with the terms and conditions of this Agreement. Each Existing Project may operate only under the applicable Project name set forth in Exhibit B, which Project name may be changed only in accordance with the naming protocol set forth in the Brand Standards.
C.    In the event that Licensee delegates (or prior to the Effective Date has delegated) the authority to operate an Existing Project to an Affiliate, Licensee shall sublicense to such Affiliate the right to operate the applicable Existing Project under the form of sublicense agreement attached as Exhibit E, under which such Affiliate will be required to operate the Existing Project in accordance with the sublicense agreement and the terms and conditions of this Agreement, and such Affiliate will agree to be bound by the same responsibilities, limitations, and duties of Licensee under this Agreement with respect to such Existing Project. Licensee shall provide Licensor with a fully-executed copy of each sublicense agreement entered into hereunder promptly following its execution and will notify Licensor in writing upon the termination or expiration of any sublicense agreement. Except to the extent required by Applicable Law, Licensee shall not amend or otherwise modify any such sublicense agreement without Licensor’s prior written approval.
5.2    New Projects.
A.    Licensee shall provide Licensor with an application (“New Project Application”) in the form attached as Exhibit K for each proposed New Project. The form of New Project Application may be modified by Licensor as required for compliance with Applicable Law or as mutually agreed by Licensor and Licensee.
B.    Licensor may reject a proposed New Project only if:
(i)    Licensor determines that the proposed New Project does not meet the applicable Brand Standards related to construction and design or that the location of the proposed New

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Project does not meet applicable Brand Standards or is otherwise not appropriate for the proposed New Project;
(ii)    Licensor determines that the development of the proposed New Project would breach, or be reasonably likely to breach, any Permitted Territorial Restrictions or restrictions imposed by Applicable Law on Licensor and its Affiliates; or
(iii)    the proposed New Project will involve a co-investor with Licensee and such co-investor is (a) a Lodging Competitor of Licensor, (b) is known in the community as being of bad moral character, (c) has been convicted in any court of a felony or other offense that could result in imprisonment for one (1) year or more or a fine or penalty of one million dollars ($1,000,000) (as adjusted annually after the Original Effective Date by the GDP Deflator) or more (or is in control of or controlled by Persons who have been convicted in any court of felonies or such offenses), or (d) is, or has an Affiliate that is, a Specially Designated National or Blocked Person.
If Licensor does not approve the proposed New Project under Sections 5.2.B(i), (ii), or (iii) above and Licensee disagrees with such determination, then Licensee may refer the matter for Expert resolution pursuant to Section 22.5. The Expert shall make its determination based upon whether Licensor’s rejection was reasonable, given the market positioning and Brand Standards applicable to the proposed New Project. Additionally, if Licensor did not approve the proposed New Project based on its determination that the location of the proposed New Project did not meet applicable Brand Standards or was otherwise not appropriate for the proposed New Project, the Expert shall determine whether the proposed location would be appropriate for Licensor Lodging Facilities in the Upscale Brand Segment, Upper-Upscale Brand Segment, or Luxury Brand Segment, as applicable, based on the market positioning and brand standards applicable to such Licensor Lodging Facilities, and if the Expert determines that the proposed location would be so appropriate, then the proposed location shall be deemed appropriate for the proposed New Project.
C.    Each New Project may operate only under the applicable Project name agreed to by the parties in accordance with the naming protocol set forth in the Brand Standards, which Project name may be changed only in accordance with the naming protocol set forth in the Brand Standards.
D.    (1) In the event that Licensee delegates the authority to develop a New Project to an Affiliate, Licensee shall sublicense to such Affiliate the right to develop such New Project under the form of sublicense agreement attached as Exhibit E, under which such Affiliate will be required to develop the New Project in accordance with the sublicense agreement and the terms and conditions of this Agreement, and such Affiliate will agree to be bound by the same responsibilities, limitations, and duties of Licensee under this Agreement with respect to such New Project.
(2)    In the event that Licensee delegates the authority to operate a New Project to an Affiliate, Licensee shall sublicense to such Affiliate the right to operate such New Project under the form of sublicense agreement attached as Exhibit E, under which such Affiliate will be required to operate the New Project in accordance with the sublicense agreement and the terms and conditions of this Agreement, and such Affiliate will agree to be bound by the same responsibilities, limitations, and duties of Licensee under this Agreement with respect to such New Project.
(3)    Licensee shall provide Licensor with a fully-executed copy of each sublicense agreement entered into hereunder promptly following its execution and will notify Licensor in writing upon the termination or expiration of any sublicense agreement. Except to the extent required by Applicable Law, Licensee shall not amend or otherwise modify any such sublicense agreement without Licensor’s prior written approval.

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E.    If the offer or execution of the sublicense agreement for any Existing Project or proposed New Project (including any New Project that is to be developed through a third party) results in a requirement for Licensee to comply with regulatory requirements, including the preparation and provision to the Project developer of a disclosure document or filing of the disclosure document or other documents with regulatory authorities, Licensee shall comply with such regulatory requirements at its sole cost and expense and provide Licensor with evidence satisfactory to Licensor of Licensee’s compliance therewith within the timeframe required by the applicable regulations. If Licensor determines that Licensor is required to comply with such regulatory requirements in connection with any Existing Project or proposed New Project, Licensee will fully cooperate with Licensor with respect to Licensor’s compliance requirements, and Licensor will not charge Licensee any amounts for costs incurred by Licensor in connection with Licensor’s compliance requirements.
F.    All New Projects that are added to Licensed Non-Site Specific Destination Club Programs must initially be operated under the Licensed Marks in accordance with the System and this Agreement, it being acknowledged that such New Projects are subject to being Deflagged in accordance with the terms of this Agreement. At Licensor’s request, Licensee’s rights to include a Non-Site Specific Destination Club Ownership Vehicle as part of a Licensed Non-Site Specific Destination Club Program shall be discontinued if at any time the aggregate interests in Licensed Destination Club Units that are held by such Non-Site Specific Destination Club Ownership Vehicle is less than one-half (1/2) of the aggregate interests in all Destination Club Units that are held by such Non-Site Specific Destination Club Ownership Vehicle.
G.    Licensee shall have the right to include inventory of Destination Club Units or Residential Units in Projects (as defined in the Ritz-Carlton License Agreement) and any Destination Club Units in Specified Fractional Properties as part of Licensed Destination Club Products under this Agreement, provided, that Licensee provide prior notice to Licensor thereof.
H.    If requested by Licensee in a New Project Application regarding a Project involving a Co-Located Licensor Lodging Facility, Licensor will reasonably consider entering into Project- specific side letters similar to the side letters previously entered into by Affiliates of Licensee and Licensor for the Mayflower (Washington DC) and Waikoloa (Hawaii) Destination Club Projects and related facilities and amenities, regarding modifications to Brand Standards and Customer Satisfaction System (e.g., brand standards in respect of shared areas, facilities, amenities and services that are not owned or controlled by Licensee, fire protection and life safety, impact events, and subsequent managers) (each, a “Project-Specific Side Letter”), in each case taking into account the facts and circumstances surrounding the relevant Project that is the subject of the New Project Application. If Licensee has not made such a request in a New Project Application, but there is a change in facts or circumstances arising after submission of the New Project Application that otherwise could have warranted a request for a Project-Specific Side Letter, Licensee may submit such a request as soon as reasonably practicable after the change in facts or circumstances occurs, and Licensor will reasonably consider entering into a Project-Specific Side Letter taking into account the facts and circumstances surrounding the relevant Project, including the reason for the change in facts and circumstances.
5.3    Undeveloped Parcels Pre-Approved.
Parcels owned by Licensee or its Affiliates but which have not been developed as of the Effective Date are listed on Exhibit B-1 (“Undeveloped Parcels”). Licensor hereby approves the Undeveloped Parcels and the Transferred Lodging Property as sites for Projects; provided, however, that Projects developed on any such Undeveloped Parcel or at the Transferred Lodging Property must be developed and operated in accordance with the terms and conditions of this Agreement and any other

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agreements related to such Undeveloped Parcels and the Transferred Lodging Property, including Section 6.3 and the then-current Brand Standards related to construction and design for New Projects.
5.4    Projects Located at Hotels other than Licensor Lodging Facilities.
A.    Licensee will not develop any New Projects that are located in, co-located in conjunction with, or are otherwise a part of a hotel (“Co-Located Hotel”) that is not a Licensor Lodging Facility without using commercially reasonable efforts to secure for Licensor a right to negotiate with the owner of the Co-Located Hotel for (i) the management of the Co-Located Hotel by Licensor or its Affiliate (if Licensee does not intend to manage the Co-Located Hotel) or (ii) the franchising of the Co-Located Hotel by Licensor or its Affiliate, whether Licensee intends to manage the Co-Located Hotel or not. Additionally, if Licensee or one of its Affiliates is the owner of the Co-Located Hotel, Licensee or its Affiliate will negotiate with Licensor in a commercially reasonable manner to enter into (i) a management agreement with Licensor or its Affiliate (if Licensee does not intend to manage the Co-Located Hotel) or (ii) a franchise agreement with Licensor or its Affiliate, whether Licensee intends to manage the Co-Located Hotel or not, on Licensor’s or its Affiliate’s then-current form of management agreement or franchise agreement, as applicable, in each case with such changes as Licensee and Licensor or its Affiliate agree. Licensee shall provide Licensor with notice (the “Negotiation Opportunity Notice”) of any such proposed New Project and the opportunity for Licensor to negotiate for the management or franchise, as applicable, of the Co-Located Hotel.
B.    Notwithstanding the foregoing, subject to Licensor’s approval of the New Project pursuant to Section 5.2, Licensee shall have the right to develop any New Project that is located in, co- located with, or are otherwise a part of (i) a Co-Located Hotel that is subject to a hotel management, franchise or other agreement which would preclude Licensor and its Affiliates from managing or franchising such Co-Located Hotel; (ii) a Co-Located Hotel with respect to which Licensor does not wish to enter into a management agreement or franchise agreement; or (iii) a Co-Located Hotel with respect to which Licensor and the hotel owner cannot agree on the terms of a management agreement or franchise agreement, as applicable, within sixty (60) days after the date on which Licensor receives the Negotiation Opportunity Notice. In such event, Licensor may require that Licensee and the hotel owner agree to reasonable restrictions on the sharing of entrances, signage, facilities and services to ensure a level of brand separation sufficient to avoid customer confusion as to the relationship between the Project and the Co- Located Hotel as determined by Licensor in its reasonable business judgment having regard to (x) what restrictions are practicable and feasible based on the physical configuration of the Project, the Co-Located Hotel, the development in which they are situated, and any applicable ingress and egress constraints and (y) exceptions to such restrictions then in effect that Licensor customarily has agreed to in previous similar situations.
C.    The provisions of Sections 5.4.A and 5.4.B shall not apply to any Co-Located Hotel that is or has been Deflagged as a Licensor Lodging Facility. Upon the Deflagging as a Licensor Lodging Facility of a Co-Located Hotel, Licensor and Licensee will use good faith efforts to agree to reasonable parameters for providing appropriate brand separation to the extent commercially feasible.
D.    Notwithstanding anything to the contrary in this Agreement, any Destination Club Projects that were not Licensed Destination Club Projects and that were a component of or adjacent to or integrated with Licensor Lodging Facilities, and any and all shared services, marketing, sales and other activities conducted in connection therewith as of the Effective Date, are hereby permitted to the extent applicable as of the Effective Date (and prior to the Effective Date, Licensor provided Licensee with a list of “Sheraton”-branded and “Westin”-branded Licensor Lodging Facilities, which, to the knowledge of Licensor’s regional vice-presidents, are adjacent to or integrated with any Destination Club Project that has shared facilities with or receives services from the relevant Licensor Lodging Facility or where sales and

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marketing for such Destination Club Project is conducted in the relevant Licensor Lodging Facility); provided that the parties agree to use commercially reasonable efforts (taking into account Licensor’s relationship with the applicable owner, developer, operator, or franchisee of the relevant Licensor Lodging Facility) to cooperate in order to reduce the impact to the Licensed Business to the extent Licensee reasonably demonstrates that the sales and marketing activities conducted pursuant to this Section 5.4.D at any “Sheraton”-branded or “Westin”-branded Licensor Lodging Facility adjacent to or integrated with a Destination Club Project would reasonably have an adverse effect on the Licensed Business; provided, however, that any such efforts to cooperate shall not apply with respect to any activities permitted under any contract or agreement in place as of the Effective Date.
E.    Any disputes regarding this Section 5.4 shall be subject to Expert resolution pursuant to Section 22.5.
5.5    Prohibitions To Be Included in Future Franchise and Management Agreements.
A.    Licensor will include in the initial draft of future Licensor Lodging Facility management, operating, and franchise agreements with third-party hotel owners and franchisees and in future license and development agreements for Residential Projects to be operated under the Proprietary Marks, prohibitions on the operation, promotion and sale of interests in Destination Club Projects, other than Licensed Destination Club Projects, at the applicable hotel or Residential Project and attempt to persuade such third-party hotel owners or franchisees to agree to retain such prohibitions in the applicable agreements. However, Licensor will not be required to offer any concessions to such third-party hotel owners or franchisees in order to retain such prohibitions in the applicable agreements.
B.    Licensee acknowledges and agrees that, provided Licensor meets the requirements of Section 5.5.A as expressly set forth therein, neither Licensor nor its Affiliates will have any liability under this Agreement for failure to obtain such prohibitions in such agreements under this Section 5.5. This Section 5.5 shall not affect any other obligations of Licensor and its Affiliates hereunder.
5.6    Destination Club Projects at Third-Party Owned Licensor Lodging Facilities.
If a third-party developer of a Licensor Lodging Facility desires to have a Destination Club Project as a component of or adjacent to such Licensor Lodging Facility project (the “Co-Located Licensor Lodging Facility”), Licensor will use commercially reasonable efforts to secure for Licensee a right to negotiate with such developer regarding Licensee’s involvement in such Destination Club Project. Licensor shall provide Licensee with notice (the “Negotiation Opportunity Notice”) of any opportunity for Licensee to negotiate regarding Licensee’s involvement in such Destination Club Project. If Licensee declines to participate or cannot reach agreement with such developer and Licensor regarding Licensee’s involvement in such Destination Club Project within sixty (60) business days after the date on which Licensee receives the Negotiation Opportunity Notice, then Licensor will have the right to proceed (and permit such developer to proceed) with such Destination Club Project without Licensee’s involvement. Licensor shall not use or permit the use of any of the Licensed Marks (excluding the Specified Fractional Licensed Marks and Specified Fractional Licensed Names) or Branded Elements in connection with such Destination Club Project; provided, however, that (x) the marketing, offering, and selling of units in any such Destination Club Project at the Co-Located Licensor Lodging Facility to any Person, including guests of the Co-Located Licensor Lodging Facility, whether or not such guest is a member of any Brand Loyalty Program, provided, that such Destination Club Project is not affiliated with a Destination Club Competitor, (y) the placing of overflow guests of the Co-Located Licensor Lodging Facility in such Destination Club Project on a transient basis, and (z) the offering of potential customers of such Destination Club Project stays at the Co-Located Licensor Lodging Facility in connection with the marketing and sale of the units of such adjacent Destination Club Project, shall not be deemed to be a violation hereof.

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5.7    Limitations on Licensed Business; Compliance with Contractual Restrictions.
A.    Licensor shall not enter into any contract or agreement that purports to limit or restrict Licensee’s or its Affiliates’ right to engage in the Licensed Destination Club Business or the Licensed Whole Ownership Residential Business. Provided that the Agreed Territorial Protections (defined below) contain an express carve-out for the Licensed Destination Club Business and the Licensed Whole Ownership Residential Business, (i) nothing in this Section 5.7.A will restrict or limit Licensor’s or its Affiliates’ ability to grant territorial protections (“Agreed Territorial Protections”) solely with respect to hotels, resorts and other lodging facilities to owners, developers, operators, lessees, licensees, or franchisees of any Licensor Lodging Facilities, and (ii) Licensor will not be in breach of this Agreement as a result of the grant of such Agreed Territorial Protections or the enforcement or the attempted enforcement of such Agreed Territorial Protections against Licensee or its Affiliates by such owners, developers, operators, lessees, licensees, or franchisees.
B.    Licensee agrees to abide by (i) with respect to Projects originally licensed under the Vistana License Agreement (x) all territorial and other contractual restrictions applicable to Licensor and/or its Affiliates relating to the Licensed Destination Club Business and Licensed Whole Ownership Residential Business operated under the Vistana Legacy Brands that were in effect as of May 16, 2016 and (y) all territorial and other contractual restrictions that were or are agreed to after the execution of the Vistana License Agreement with Licensee’s consent; and (ii) with respect to all other Projects, (x) all territorial and other contractual restrictions applicable to Licensor and/or its Affiliates relating to the Licensed Destination Club Business and Licensed Whole Ownership Residential Business that were in effect as of the Original Effective Date, and (y) all territorial and other contractual restrictions that were or are agreed to after the Original Effective Date with Licensee’s consent (the restrictions described in clauses (i) and (ii) above are referred to as “Permitted Territorial Restrictions”). Licensor will exclude Licensed Residential Projects from any territorial or other contractual restrictions in future residential license and development agreements relating to Residential Projects. Neither Licensor nor its Affiliates will agree to an extension of the duration, or a broadening of the scope, of any Permitted Territorial Restriction without Licensee’s consent; provided, however, that nothing herein shall prohibit Licensor or its Affiliates from extending or renewing agreements containing such Permitted Territorial Restrictions in accordance with the terms of such agreements, even if such extension or renewal has the effect of extending the duration of any such Permitted Territorial Restriction. Licensor shall not enter into any contract or agreement that limits or restricts Licensee’s or its Affiliates’ right to engage in the Licensed Destination Club Business with respect to the operation or conversion of the Transferred Lodging Property.
C.    Licensee shall not enter into any contract or agreement that purports to limit or restrict Licensor’s or its Affiliates’ right to develop, operate, sell, market, license, or franchise Licensor Lodging Facilities or Residential Units (other than Licensed Residential Units), except as otherwise provided hereunder, or any other activity or business of Licensor or its Affiliates, other than as set forth in any hotel management or franchise agreement entered into between Licensee and Licensor, or their respective Affiliates.
D.    (i) Notwithstanding any other provision of this Agreement, the parties acknowledge and agree that on and from the Effective Date, the Transferred Lodging Property shall be managed by Licensor or franchised to Licensee (as the case may be) subject to a separate agreement between Licensor or Licensee or their respective Affiliates (each, a “Hotel Operating Agreement”). To the extent that any or all of the rooms at a Transferred Lodging Property are deemed converted into one or more Licensed Destination Club Units pursuant to and in accordance with the terms of the applicable Hotel Operating Agreement, the converted Licensed Destination Club Units shall be treated as part of or deemed to constitute a Licensed Destination Club Project hereunder and subject to the terms and conditions of this Agreement. In addition, upon termination of the applicable Hotel Operating Agreement (in whole or in

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part) due to Completion of Transfer to Master License Agreement or Completion of Transfer to License Agreement (each as defined in the applicable Hotel Operating Agreement) (or similar triggering event) at the Transferred Lodging Property, as applicable, such that such Transferred Lodging Property, is treated as converted in its entirety to a Licensed Destination Club Project under the applicable Hotel Operating Agreement, such Transferred Lodging Property, shall, in its entirety, be deemed to be a Licensed Destination Club Project hereunder and subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, Licensee and its Affiliates shall be required to comply with this Agreement prior to any such conversion (or deemed conversion) to the extent the applicable Hotel Operating Agreement requires such compliance prior to conversion (or deemed conversion). For the avoidance of doubt, any approvals provided by Licensor or its Affiliates under the applicable Hotel Operating Agreement in accordance with this Agreement shall be deemed to be approved under this Agreement.
(ii)    Once deemed to be converted from a Transferred Lodging Property to a Licensed Destination Club Project (a “Converted Transferred Property”), each such Converted Transferred Property may operate only under the applicable Converted Transferred Property name established pursuant to the naming protocol set forth in the Brand Standards, which Project name may be changed only in accordance with the naming protocol set forth in the Brand Standards.
5.8    Delegation of Certain Functions; Sublicensing of Marketing Functions.
A.    Licensee may delegate property-level, non-management functions of the Licensed Business, such as housekeeping, security, and recreational activities, that do not involve the sales or marketing of Licensed Destination Club Products or Licensed Residential Units to vendors without Licensor’s consent, provided, that (i) the delegated or subcontracted functions are conducted in accordance with the Brand Standards and this Agreement; (ii) the delegated or subcontracted functions are covered by insurance policies that satisfy the applicable requirements of Sections 16.2 and 16.4; and (iii) any party to which such function has been delegated or subcontracted and that will have access to any Licensor Confidential Information agrees to keep such Licensor Confidential Information confidential in accordance with this Agreement. In the event Licensee enters into a delegation or subcontract agreement that includes a Permitted Variation, the following additional requirements will apply: (x) Licensee will ensure that no Permitted Variation will in any way adversely affect Licensor’s ownership and control of the Licensed Marks and (y) Licensee will provide a mark-up of such delegation or contract agreement showing the Permitted Variations.
B.    Licensee may delegate non-management functions of the Licensed Business involving regional and/or local sales and marketing (including brokerage arrangements) of Licensed Destination Club Products and Licensed Residential Units for Licensed Residential Projects to any Affiliate or unrelated third party, provided, that other than for Permitted Variations in connection with a sublicense of the Licensed Marks with an unrelated third party, (i) Licensee must ensure such functions are conducted in accordance with the Brand Standards and this Agreement; (ii) such functions are covered by insurance policies that satisfy the applicable requirements of Sections 16.2 and 16.4; (iii) any party to which such function has been delegated or subcontracted and that will have access to any Licensor Confidential Information agrees to keep such Licensor Confidential Information confidential in accordance with this Agreement; (iv) any Affiliate to which such function has been delegated or subcontracted will agree to be bound by the same responsibilities, limitations, and duties of Licensee hereunder that have been delegated to such party, and any third party to which such function has been delegated will agree to be bound by certain terms and conditions as set forth in the applicable sublicense and undertaking; and (v) where the sublicense of the right to use the Licensed Marks and System is required in Licensor’s judgment, (i) if the sublicensee is an Affiliate of Licensee, Licensee shall sublicense to such Affiliate the right to use the Licensed Marks and the System, as necessary to fulfill such function(s) under a sublicense agreement in a form substantially similar to the form attached as Exhibit E and (ii) if the sublicensee is an unrelated third

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party, Licensee shall sublicense to such third party the right to use the Licensed Marks, as necessary to fulfill such function(s) under an undertaking and sublicense that contains provisions in a form substantially similar to the provisions set forth in Exhibit F. Such delegation shall not result in a novation of any of Licensee’s obligations under this Agreement. Licensee shall provide Licensor with a fully-executed copy of each sublicense agreement and undertaking entered into hereunder promptly following their execution and will notify Licensor in writing upon the termination or expiration of any sublicense agreement or undertaking. In the event Licensee enters into a sublicense agreement that includes a Permitted Variation, the following additional requirements will apply: (x) Licensee will ensure that no Permitted Variation will in any way adversely affect Licensor’s ownership and control of the Licensed Marks and (y) Licensee will provide a mark-up of such sublicense agreement showing the Permitted Variations. Licensee shall not, without Licensor’s prior consent in Licensor’s sole discretion, delegate such functions to an unrelated third party who is known in the community as being of bad moral character; has been convicted in any court of a felony or other offense that could result in imprisonment for one (1) year or more or a fine or penalty of one million dollars ($1,000,000) (as adjusted annually after the Original Effective Date by the GDP Deflator) or more (or is in control of or controlled by Persons who have been convicted in any court of felonies or such offenses); is a Specially Designated National or Blocked Person; or is a Lodging Competitor.
C.    Notwithstanding Sections 5.8.A and B, subject to Section 8.3.B(iv), Licensee may not delegate to any person who is not a Related Party any of the key functions of the Licensed Business, including Member services, senior management of any Project, brand-level marketing, and substantially all of the consumer financing servicing function of the notes for which Licensor or any of its Affiliates is a guarantor, without Licensor’s consent in Licensor’s reasonable business judgment. For the avoidance of doubt, Licensee shall be permitted to delegate any of the functions of the Licensed Business to a Related Party without Licensor’s consent, subject in each case to execution of a sublicense agreement in accordance with Section 5.1, 5.2, and 5.8 hereof to the extent required thereunder. For purposes of this Section 5.8.C, “Related Party” means (i) any wholly-owned subsidiary of Licensee or (ii) any Affiliate of Licensee in which an unrelated third-party holds a passive, minority interest in such Affiliate and such unrelated third- party will not be involved in the performance of any of the key functions of the Licensed Business that are delegated to such Affiliate.
6.SOURCING; DESIGN REVIEW; CONSTRUCTION, CONVERSION AND RENOVATION
6.1    Furniture, Fixtures, Equipment, Supplies, and Signage.
Licensee will use at the Projects only such signs, supplies, fixtures and other items that conform to the Brand Standards. If Licensor or its Affiliates have contracts in effect as of the Original Effective Date with any supplier under which developers, owners, managers, franchisees, or licensees of Licensor or its Affiliates must purchase particular items, Licensee must purchase such item(s) from such supplier(s). However, Licensee will not be obligated to participate in any such purchasing or supply arrangements which are initiated following the Original Effective Date.
6.2    Design Review.
The plans and specifications for each New Project shall be subject to Licensor’s review and, upon reasonable notice, inspection to ensure that they are in compliance with Brand Standards (subject to Project-specific variations to the Brand Standards that may be agreed to by the parties) and with Licensee’s obligations hereunder in accordance with the Design Review Addendum, the form of which is attached as Exhibit G, and each such Project shall be submitted to Licensor’s design review process for review, comment, and approval. Licensee shall pay (or cause to be paid) to Licensor or its Affiliate a fixed

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fee for such review activities in accordance with the Design Review Addendum. Licensee agrees that, as between Licensee and its Affiliates on the one hand and Licensor and its Affiliates on the other hand, Licensee and its Affiliates (and not Licensor and its Affiliates) are responsible for: (i) ensuring that any design, construction documents, specifications, and any work related to the Projects complies with all Applicable Laws, including any requirements relating to disabled persons; (ii) any errors or omissions; or (iii) discrepancies of any nature in any drawings or specifications. Licensee further acknowledges and agrees that: (a) any review by Licensor or its Affiliates of plans for any Project is limited solely to determining whether the plans comply with the Brand Standards; and (b) Licensor and its Affiliates will have no liability or obligation with respect to the construction, conversion, renovation, upgrading or furnishing of the Projects other than as set forth in the Design Review Addendum.
6.3    Site Inspection.
For each New Project that Licensor approves, Licensor will have the right to visit (at Licensor’s cost) the job site in order to observe and inspect the work solely to ensure compliance with the Brand Standards and this Agreement.
6.4    Construction/Conversion/Renovation.
Licensee shall construct, convert or renovate (or cause to be constructed, converted or renovated), as the case may be, each New Project in accordance with the Design Review Addendum, the Brand Standards, and this Agreement, and such construction, conversion, or renovation shall not be at Licensor’s or its Affiliates’ cost or expense.
7.    SYSTEM AND STANDARDS; CENTRALIZED SERVICES
7.1    Brand Standards.
A.    Licensee shall comply with the Brand Standards in all matters with respect to the operation of the Licensed Business, including the following to the extent each relates to the Licensed Business: the use of the Licensed Marks; the provision of Member services; employee training; the development, construction, equipping, maintaining, and operating of all Licensed Destination Club Projects and Licensed Residential Projects; and all sales and marketing activities.
B.    Without limiting the foregoing, all usage of the Licensed Marks shall be in strict accordance with the then-current Brand Style and Communications Standards to the extent such use is described in the Brand Style and Communications Standards; provided, however, nothing in this sentence shall limit Licensor’s right to modify the Licensed Marks in accordance with Section 13.2.(B)(3). Otherwise, such usage shall be in strict accordance with the Brand Standards related to the Licensed Marks, which shall be subject to modification in Licensor’s sole discretion. Licensor shall make available to Licensee the Brand Standards related to the Licensed Marks as well as any modifications thereto. Licensee shall have a reasonable period of time determined by Licensor to implement any modifications made by Licensor to the Brand Standards related to the Licensed Marks, such as being permitted to exhaust current supplies of collateral, taking into consideration Licensee’s contractual commitments and the applicable Specified Licensed Brand Hotel implementation schedule with respect to such modifications.
C.    Licensor shall have the right to review (on a periodic basis) Marketing Content and other communications using Licensed Marks and to review significant changes in such programs implemented throughout the Licensed Business and significant changes in templates that are widely-used in the Licensed Business, all of which must be in compliance with the Brand Standards at all times. The distribution, marketing and advertising channels for all Projects shall be consistent with the positioning of

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the Licensed Business and Licensor Lodging Facilities in the Upscale Brand Segment, Upper-Upscale Brand Segment or Luxury Brand Segment, as applicable. The parties agree to conduct reviews of such channels no less often than annually at the annual meeting contemplated in Section 11.2.E.
D.    Licensee will (i) house on its system the Brand Standards described in the definition of “Brand Standards” to be housed by Licensee and (ii) provide Licensor with access to such Brand Standards at all times. Licensor will (i) house on its system the Brand Standards described in the definition of “Brand Standards” to be housed by Licensor and (ii) provide Licensee with access to such Brand Standards at all times.
7.2    Modification of Brand Standards.
A.    Licensor and Licensee recognize that they are each leaders in the Lodging Business and the Destination Club and Whole Ownership Residential Businesses, respectively, and that the Brand Standards should reflect the parties’ expertise in their respective businesses.
B.    (i) Licensor expressly reserves the right to modify the Brand Standards to make appropriate changes consistent with changes to Licensor’s brand standards for the Upscale Brand Segment, Upper-Upscale Brand Segment and/or Luxury Brand Segment of Licensor Lodging Facilities, but only to the extent applicable to the Licensed Business and with appropriate modifications to reflect appropriate differences between hotel service levels and service levels applicable to the Licensed Destination Club Business and the Licensed Whole Ownership Residential Business. Licensor shall provide notice to Licensee of any such modifications proposed by Licensor.
(ii)     Prior to any such modifications to the Brand Standards taking effect, such modifications shall be subject to Licensee’s prior written consent, which shall not be unreasonably withheld; provided, however, that Licensee shall have no right to consent to modifications: (1) in fire and life safety components of the Brand Standards (although Licensee may request that Licensor’s life safety committee consider such exceptions as Licensee may propose); (2) to Brand Standards related to food safety, and global safety and security; (3) in the Electronic Systems Standards, subject, however, to Section 10.1.B (provided that such modifications do not conflict with Data Protection Laws that apply to the Licensed Business, and if such conflicts would result from the modification, the parties will seek to resolve such conflict, and Licensee will comply with a standard that does not conflict with Licensee’s obligations under Data Protections Laws that most closely addresses the requirements of the modified Brand Standard); (4) to the cross-selling standards and protocols applicable to all Licensor Lodging Facilities as such standards and protocols apply to inventory in the Reservation System; (5) the Brand Standards related to any of the Licensed Marks described in (v), (ix) and (x) of the definition of Licensed Marks and/or the appearance, including the color, font, stylization, script, or format, of the words “Marriott,” “Sheraton,” “Westin,” “St. Regis,” or “Luxury Collection” used as part of the Licensed Marks, subject in each case to the requirements of Section 13.2.B(3); or (6) that are required by Applicable Law. Licensor agrees that if Licensor changes the cross-sell standards or protocol, Licensor will do so only if there is a bona fide commercial basis for such change that is consistent with Licensor’s reasonable business judgment as set forth in Section 21.1 and is not motivated by a desire to reallocate or shift business away from Licensee, even though such effect might result from such change. For the avoidance of doubt, if Licensor or its Affiliates acquires or develops a Licensor Lodging Facility brand or changes the segment or brand positioning of an existing Licensor Lodging Facility brand, Licensor may place such new, or existing but repositioned, Licensor Lodging Facility brand in a higher priority in the cross-sell protocol than it is as of the Original Effective Date relative to the positioning of the Projects.
(iii)    With respect to modifications for which Licensee’s prior written consent is not required pursuant to Section 7.2.B(ii), such modifications shall take effect within a reasonable period

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of time after Licensee’s receipt of Licensor’s notice pursuant to section 7.2.B(i), taking into account applicable factors and circumstances, such as the importance of the modifications to safety and security, whether such modifications are required or restricted by Applicable Law, the need to obtain approval and/or funding from Property Owners’ Associations, the sequencing of such modifications into the renovation and refurbishment schedules of existing Projects, and the applicable Specified Licensed Brand Hotel implementation schedule with respect to such modifications.
(iv)    With respect to modifications that are subject to Licensee’s prior written consent pursuant to Section 7.2.B(ii), Licensee shall notify Licensor within thirty (30) days of receipt of Licensor’s notice pursuant to Section 7.2.B(i) of Licensee’s consent or objection to any such modifications. With respect to modifications for which Licensee has provided its written consent, such modifications shall take effect within a reasonable period of time agreed to by the parties after Licensee has provided its written consent, taking into account applicable factors and circumstances, such as whether such modifications are required or restricted by Applicable Law, the need to obtain approval and/or funding from Property Owners’ Associations, the sequencing of such modifications into the renovation and refurbishment schedules of existing Projects, and the applicable Specified Licensed Brand Hotel implementation schedule with respect to such modifications. If the parties cannot agree to a timeline for implementation of the modification within thirty (30) days following receipt of Licensor’s notice pursuant to Section 7.2.B(i), then Licensee may object to the proposed modification on that basis. If Licensee does not consent or object to such proposed modifications to the Brand Standards within thirty (30) days following receipt of Licensor’s notice pursuant to Section 7.2.B(i), such proposed modifications shall be deemed consented to by Licensee and will take effect as set forth in the immediately preceding sentence.
C.    Licensee may from time to time propose modifications to the Brand Standards with respect to any aspect of the Licensed Business. Licensee shall provide notice to Licensor of any such modifications proposed by Licensee. Prior to any such modifications to the Brand Standards taking effect, such modifications shall be subject to Licensor’s prior written consent, which (i) in the case of modifications to the Brand Standards described in Section 7.2.B(ii)(1) through (6), may be granted or withheld in Licensor’s sole discretion and (ii) in the case of modifications to all other Brand Standards, including those that are part of the Operational Brand Standards, the Design Brand Standards, the Brand Style and Communication Standards (except if the proposed change conflicts with the Brand Standards related to the Licensed Marks that Licensor may modify without Licensee’s consent in accordance with Section 7.2.B(ii)(5)), and the Quality Assurance Program (including the Customer Satisfaction System and the Quality Assurance Audit System), shall not be unreasonably withheld. Licensor shall notify Licensee within thirty (30) days of receipt of Licensee’s notice pursuant to this Section 7.2.C of Licensor’s consent or objection to any such modifications. With respect to modifications for which Licensor has provided its written consent, such modifications shall take effect within a reasonable period of time agreed to by the parties after Licensor has provided its written consent, taking into account applicable factors and circumstances, such as whether such modifications are required or restricted by Applicable Law, the need to obtain approval and/or funding from Property Owners’ Associations and the sequencing of such modifications into the renovation and refurbishment schedules of existing Projects. If the parties cannot agree to a timeline for implementation of the modification within thirty (30) days following receipt of Licensee’s notice pursuant to this Section 7.2.C, then Licensor may object to the proposed modification on that basis. If Licensor does not consent or object to such proposed modifications to the Brand Standards within thirty (30) days following receipt of Licensee’s notice pursuant to this Section 7.2.C, such proposed modifications shall be deemed consented to by Licensor and will take effect as set forth in the immediately preceding sentence.
D.    Except as provided in Section 7.2.E, in the event of a dispute regarding proposed modifications to any aspect of the Brand Standards with respect to which either party has consent rights

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under Section 7.2.B or 7.2.C (other than consents that may be granted or withheld in Licensor’s sole discretion), either party may refer the matter to an Expert for resolution pursuant to Section 22.5.
(i)    For modifications regarding physical aspects of the Brand Standards proposed by Licensor, the Expert will determine whether Licensor’s proposed modifications are consistent with changes to the applicable lodging brand segment(s) and otherwise applicable to, and appropriate for, the Licensed Business.
(ii)    For modifications proposed by Licensee, the Expert will determine whether Licensor’s objection to Licensee’s proposed modifications is reasonable, taking into account Licensor’s brand standards for the Upscale Brand Segment, Upper-Upscale Brand Segment and/or Luxury Brand Segment, as applicable, of Licensor Lodging Facilities, the applicability of such standards to Licensed Destination Club Projects and Licensed Residential Projects, the appropriate differences between hotel service levels and service levels applicable to the Licensed Destination Club Business and the Licensed Whole Ownership Residential Business, and whether the failure to implement such modifications will or may adversely affect the Upscale Brand Segment and Upper-Upscale Brand Segment of Licensor Lodging Facilities that bear the Marriott, Sheraton or Westin name or the Luxury Brand Segment of Licensor Lodging Facilities that bear the St. Regis or Luxury Collection name.
If the Expert determines that any such proposed modifications are appropriate, such modifications shall take effect within a reasonable period of time after the Expert’s determination, taking into account applicable factors and circumstances, such as whether such modifications are required or restricted by Applicable Law, the need to obtain approval and/or funding from Property Owners’ Associations, the sequencing of such modifications into the renovation and refurbishment schedules of existing Projects, and the applicable Specified Licensed Brand Hotel implementation schedule with respect to such modifications. If the Expert determines that such proposed modifications are not appropriate, then the Brand Standards will not be modified to reflect such modifications with respect to the Licensed Business.
E. In the event that Licensee does not consent to modifications to any service aspect of the Brand Standards proposed by Licensor with respect to which Licensee has consent rights under Section 7.2.B, and customer satisfaction levels at the Projects decrease greater than five (5) percentage points during the twelve (12) month period immediately following the date on which such change was to have been implemented, the parties shall investigate the reason(s) for the decrease. If the failure to implement one or more proposed modifications to any service aspect of the Brand Standards is determined to be a material reason for any such decrease, then Licensee shall promptly implement such modifications, taking into account applicable factors and circumstances, such as whether such modifications are required or restricted by Applicable Law, the need to obtain approval and/or funding from Property Owners’ Associations, the sequencing of such modifications into the renovation and refurbishment schedules of existing Projects, and the applicable Specified Licensed Brand Hotel implementation schedule with respect to such modifications.
F.    For the avoidance of doubt, nothing herein shall limit in any manner Licensor’s or its Affiliates’ ability to modify or change any standards applicable to Licensor’s Lodging Business or Whole Ownership Residential Business, or any other business or activity in which Licensor or its Affiliates may engage from time to time, other than the Licensed Destination Club Business or the Licensed Whole Ownership Residential Business.

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7.3    Centralized Services for Specified Fractional Projects.
A.    Licensor shall provide or make available to Licensee for use in the operation of each Specified Fractional Project those programs and services that it provides or makes available on a centralized basis to substantially all of the Licensor Lodging Facilities operating under the same brand or to a category thereof in which the relevant Specified Fractional Project would be included if it was a Licensor Lodging Facility in the same region (the “Centralized Services”). Licensor or any of its designees shall have the exclusive right to maintain and administer the Centralized Services. The Centralized Services may be provided by one or more of Licensor, its Affiliates, or any third parties designated by Licensor, and Licensor may own or have investments in the suppliers and other providers of the Centralized Services. Licensor may (i) change the structure, scope, delivery and terms of any Centralized Service, (ii) add a new, or discontinue all or part of an existing, Centralized Service or (iii) make a mandatory Centralized Service optional, or an optional Centralized Service mandatory, in each case as Licensor deems advisable from time to time; provided that such changes are applicable to the Licensor Lodging Facilities operating under the same brand.
B.    Unless Licensor agrees in writing to an exception with respect thereto (including due to differences between the Specified Fractional Projects and the Licensor Lodging Facilities operating under the same brand), each Specified Fractional Project shall participate in all Centralized Services that Licensor designates as mandatory and may participate in any of the Centralized Services made available to Licensee that Licensor designates as optional; provided that, in each case, the relevant Specified Fractional Project is treated in a manner consistent with the manner in which the Licensor Lodging Facilities operating under the same brand are treated, or a category thereof in which the affected Specified Fractional Project would be included if it was a Licensor Lodging Facility. The Centralized Services may not benefit all participants proportionately. Licensee shall comply with all Brand Standards applicable to the Centralized Services in which a Specified Fractional Project participates, including executing any related documents. Licensee at its expense shall purchase and install all FF&E necessary for a Specified Fractional Project to participate in the Centralized Services required under this Agreement or any other written agreement between Licensor and Licensee or their respective Affiliates. Licensee shall provide Licensor with at least ninety (90) days’ notice to terminate a Specified Fractional Project’s participation in an optional Centralized Service. Licensee shall not use the Centralized Services in connection with any other property, site, business, product, service or activity at any time or allow any Specified Fractional Project to participate in any program or receive any services that are similar to the mandatory Centralized Services, without Licensor’s prior approval. Licensor has provided to Licensee a true and complete list of all mandatory Centralized Services as of the Effective Date.
C.    Fees for Centralized Services with respect to each Specified Fractional Project (“Centralized Services Charges”) shall be determined by Licensor on a fair and commercially reasonable basis in a manner consistent with the manner in which such charges are made with respect to substantially all of the Licensor Lodging Facilities operating under the same brand or a category thereof in which the Specified Fractional Project would be included if it was a Licensor Lodging Facility receiving the services or participating in the programs and systems to which such fees, expenses or costs are applicable, subject to modifications agreed to in writing by Licensor and Licensee (including those due to differences between the Specified Fractional Project and the applicable Licensor Lodging Facilities). The Centralized Services Charges may include amounts reasonably calculated to cover Licensor’s or its Affiliates’ overheads and other costs incurred in providing (or arranging for the provision of) the Centralized Services, including costs of personnel and equipment and developing, promoting, operating, maintaining and upgrading the Centralized Services and associated Electronic Systems. The Centralized Services Charges also may include fees and costs from third-party providers of Centralized Services, or if Licensor or its Affiliates pay such fees or costs directly, Licensee shall reimburse such amounts. Licensor may increase or decrease any Centralized Services Charges from time to time; provided that such changes are applicable to substantially

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all of the Licensor Lodging Facilities operating under the same brand or to a category thereof in which the Specified Fractional Project would be included if it was a Licensor Lodging Facility, subject to any appropriate modifications agreed to in writing by Licensor to reflect appropriate differences between the applicable Licensor Lodging Facilities and such Specified Fractional Project. The Centralized Services Charges might not benefit all participants proportionately and Licensor and its Affiliates shall determine in their sole discretion how and when the Centralized Services Charges, including but not limited to funds collected for sales and marketing, are spent and allocated on behalf of a region, locality or subset of participants. The Centralized Services do not create any trust and Licensor and its Affiliates do not act as trustee or in any other fiduciary capacity with respect to the Centralized Services Charges.
D.    The Centralized Services Charges for mandatory Centralized Services shall be calculated to reimburse costs, including pass-through fees of third-party suppliers, and shall not include a mark-up that results in a profit for Licensor or its Affiliates. In any given year the amount of Centralized Services Charges collected might differ from the cost of delivering Centralized Services and Licensor may use any surplus to fund the deficit from a previous year or the delivery of Centralized Services in a future year. Any such surplus, and any interest earned on the Centralized Services Charges retained by Licensor, shall not be deemed a profit. Licensor and its Affiliates may accept marketing or promotional funds from manufacturers and suppliers of goods or services made available through a Centralized Service. Such funds shall be used for programs intended to benefit the brands covered by the Licensed Marks and/or other Licensor brands and in accordance with any manufacturer or supplier requirements.
E.    The Centralized Services Charges for optional Centralized Services may include a mark-up that results in a profit for Licensor or its Affiliates. Licensor and its Affiliates may use the systems, resources and assets related to the Centralized Services to deliver products, services and programs to third parties for a profit by way of a trademark license fee, price mark up, administrative fee, commission, sale- leaseback arrangement, contribution for marketing or promotions and other forms of compensation.
8.    OPERATIONS
8.1    Operating the Projects and the Licensed Business.
Licensee will operate the Projects and the Licensed Business in compliance with this Agreement, the System, and the Brand Standards, subject to Applicable Law and the rights and duties of the applicable Property Owners’ Associations, and Licensee will:
(1)    permit the duly authorized representatives of Licensor to: (i) enter facilities utilized by Licensee in the Licensed Business (including the Projects and Sales Facilities) and inspect such facilities at all reasonable times to confirm that Licensee is complying with the terms of this Agreement, the System, and the Brand Standards; and (ii) test any and all equipment, food products, and supplies located at the Projects. Licensor has no duty or obligation to conduct ongoing inspections of the Projects or other facilities utilized by Licensee in the Licensed Business;
(2)    not knowingly permit gambling to take place at any Project (except for a limited number of reputable charitable events permitted by Applicable Law) or use any Project for any casino, lottery, or other type of gaming activities, or otherwise directly or indirectly associate with any gaming activity, unless such activities are approved in writing by Licensor’s Casino Oversight Committee;
(3)    provide all food and beverage service in the Projects in conformity with the Brand Standards and Applicable Law; and

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(4)    with respect to transient rentals for overnight accommodation at Projects offered or made through the Reservation System, participate in travel agent programs, Brand Loyalty Programs, and any complaint resolution programs as Licensor may establish in its discretion, all to the extent applicable to the Licensed Business.
8.2    Employees.
Licensee will employ suitably qualified individuals sufficient to staff all positions at the Projects and with respect to the Licensed Business. Licensee will use its best efforts to ensure that Licensee’s employees at all times comply with the Brand Standards.
8.3    Management and Operation of the Projects.
A.    Except as provided in Section 8.3.B, all Projects must be operated by Licensee or one of its Affiliates unless Licensor has consented in writing to a third-party management company that is not an Affiliate of Licensee (“Management Company”) to operate a particular Project, which consent may be granted or withheld in Licensor’s sole discretion and withdrawn at any time if Licensor determines that such Management Company is no longer qualified to manage the particular Project. Except with respect to the existing Management Company for each of the Harborside Resort at Atlantis and The Westin Riverfront Mountain Villas, Beaver Creek Mountain, any Management Company approved by Licensor (including any replacement Management Company approved for the Harborside Resort at Atlantis or The Westin Riverfront Mountain Villas, Beaver Creek Mountain) must execute and deliver to Licensor a Management Company Acknowledgment in the form required by Licensor, the current form of which is attached as Exhibit C.
B.    Notwithstanding Section 8.3.A, Licensor acknowledges that (i) certain functions of Projects may be delegated or subcontracted to third-parties in accordance with Section 5.8; (ii) Licensor or its Affiliates may operate certain Projects (“Licensor Managed Projects”) under separate management agreements (“Licensor Management Agreements”); (iii) certain aspects of certain Projects may be subject to shared service and integrated facility arrangements with co-located lodging properties and other facilities; and (iv) Licensee may delegate to Licensee’s Affiliates the authority to operate certain Projects in accordance with Sections 5.1.C and 5.2.D.
8.4    Customer Satisfaction System and Quality Assurance Audit System.
A.    Licensee has provided to Licensor, and Licensor has reviewed and consented to, the form of Customer Satisfaction System. Licensee shall administer the Customer Satisfaction System, using Licensee’s Customer Satisfaction System as of the Effective Date, as it may be subsequently modified in accordance with Sections 7.2.B, C, D or F. The results of the Customer Satisfaction System surveys shall be provided to Licensor on a periodic basis, but not less than once every six (6) months. Licensee shall pay all costs for such Customer Satisfaction System.
B.    Licensee has provided to Licensor, and Licensor has reviewed and consented to, the form of Quality Assurance Audit System. Licensee shall administer the Quality Assurance Audit System, using Licensee’s Quality Assurance System as of the Effective Date, as it may be subsequently modified in accordance with Sections 7.2.B, C, D or F. Licensee shall conduct audits of each Project under the Quality Assurance Audit System no less than annually, unless Licensor consents to a longer period in writing. Licensee shall pay all costs for such Quality Assurance Audit System.
C.    Licensor has the right to periodically audit Licensee’s Customer Satisfaction System and Quality Assurance Audit System process and results in order to confirm the reliability of the

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process and results, that Licensee’s Customer Satisfaction System is sufficient to accurately measure customer satisfaction, and that Licensee’s Quality Assurance Audit System is sufficient to accurately measure compliance with the Brand Standards at the Projects. Audits of the Customer Satisfaction System or the Quality Assurance Audit System shall be at Licensor’s expense, unless such audit reveals a material deficiency in the Customer Satisfaction System or the Quality Assurance Audit System that adversely affects the reliability of the process or results or the accuracy of measuring customer satisfaction or compliance with Brand Standards at the Projects, as applicable (in either case, a “Deficiency”), in which case the audit expense shall be borne by Licensee.
D.    If Licensor determines that there is a Deficiency in the Customer Satisfaction System or the Quality Assurance Audit System, Licensor will notify Licensee of the Deficiency, provide Licensee with reasonable detail regarding the Deficiency, and the parties will work together to identify potential resolutions for, and agree on the measures that Licensee will take to resolve, such Deficiency. If the parties fail to agree on a process to resolve the Deficiency within sixty (60) days following such notice, or, if the Deficiency is not resolved within one hundred eighty (180) days following such notice, Licensor has the right to require that Licensee implement a customer/guest satisfaction program or quality assurance system designed or approved by Licensor, in which event, Licensee will (i) provide Licensor with all Customer Satisfaction System or the Quality Assurance Audit System material that is not included in the documentation to which Licensor has been provided access, including underlying Brand Standards that are referred to but are not included in Quality Assurance Audit System questionnaires and forms and (ii) be required to pay the fees and charges applicable to such program. If Licensee fails to implement such customer/guest satisfaction program or quality assurance system designed or approved by Licensor, such failure shall be deemed a default and Licensor may terminate this Agreement immediately upon notice to Licensee under Sections 18.2.A(v) and 18.2.A(vi), as applicable.
E.    The parties will discuss changes that Licensor has made to the customer/guest satisfaction program or quality assurance system that Licensor uses for Licensor Lodging Facilities no less often than annually at the annual meeting contemplated in Section 11.2.E.
F.    Licensor acknowledges that Licensee may include questions as part of the Customer Satisfaction System survey process that are not intended to measure customer satisfaction but instead intended to capture customer preference, gauge customer interest, and other market research functions and that such questions shall not be considered for purposes of measuring customer satisfaction hereunder.
8.5    Projects Controlled by Non-Controlled Property Owners’ Association.
If any Project that is controlled by a Non-Controlled Property Owners’ Association fails to develop, operate, maintain, or renovate the Project in compliance with this Agreement, the System, or the Brand Standards (whether by failure to provide adequate funds to comply therewith or otherwise), Licensee shall promptly request that the Non-Controlled Property Owners’ Association cure the failure (i) for Existing Projects, within the applicable cure periods set forth in the agreements governing such Existing Project (or any longer period required by Applicable Law) or (ii) for New Projects, within the shorter of (x) the applicable cure periods set forth in Section 18 or (y) the applicable cure periods set forth in the agreements governing such New Project (or any longer period required by Applicable Law), after notice of the failure, provided, that if the failure is not susceptible of being cured within the applicable period, Licensee shall have the right to extend such period for such additional period as is reasonable under the circumstances if cure is being diligently pursued, and, in no event, will such additional period be more than three hundred sixty five (365) days. If the Non-Controlled Property Owners’ Association does not cure such failure within the applicable cure period, Licensee shall promptly issue default notices to the Non- Controlled Property Owners’ Association and promptly take such actions as are required to Deflag the

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Project in accordance with the agreements governing such Project or as otherwise required by Applicable Law. If the Non-Controlled Property Owners’ Association cures such failure prior to Deflagging in accordance with any cure rights provided in the agreements governing such Project or Applicable Law, Licensee will have the right to cease Deflagging the Project and maintain the Project as part of the Licensed Business.
9.    RESTRICTIONS AND LIMITATIONS ON CONDUCT OF LICENSED BUSINESS
9.1    Offers and Sales of Destination Club Units and Residential Units; Use of Licensed Business Customer Information.
A.    Licensee must comply with the System, Brand Standards, and Applicable Law in connection with the offer and sale of interests in Destination Club Units and Residential Units as part of the Licensed Business. Without limiting the foregoing, Licensee shall be required to (i) comply with appropriate and commercially reasonable procedures and processes established by, or acceptable to, Licensor to prevent Licensee from doing business with prospective customers, Members, purchasers or other persons in contravention of Applicable Law; (ii) comply in all material respects with applicable existing and future condominium, association and trust agreements, CC&Rs, zoning and land use restrictions, and property management agreements; (iii) comply with Permitted Territorial Restrictions; and (iv) comply in all material respects with Licensor’s applicable customer and data privacy and security standards and protocols that Licensor uses in the conduct of its business as such standards and protocols apply to the Licensed Business.
B.    The applicable condominium and/or timeshare documentation, including the condominium declaration, public offering statement, form of purchase and sale agreement, condominium association formation documents, rules and regulations, and all related documents and instruments (collectively, the “Offering Documents”), shall be subject to Licensor’s review upon reasonable notice (on a periodic audit basis) for the purpose of ensuring that the Offering Documents properly reflect the relationship between Licensor and Licensee and Licensee’s rights to use the Licensed Marks hereunder. If the Offering Documents do not properly reflect the relationship between Licensor and Licensee and Licensee’s rights to use the Licensed Marks hereunder, Licensor will provide notice to Licensee thereof, which notice shall identify the deficiencies in the Offering Documents. Licensee shall promptly make changes to the Offering Documents to address such deficiencies and provide the revised Offering Documents to Licensor for Licensor’s review and approval of the changes. Licensee shall not use the revised Offering Documents (or permit the revised Offering Documents to be used) until such changes have been approved by Licensor (for purposes of clarification, the foregoing shall not prohibit Licensee from using the existing Offering Documents until the revised Offering Documents are approved by Licensor and applicable governmental authorities).
C.    Licensee shall, as part of the sales process, provide disclosure to each prospective purchaser in the form attached as Exhibit L, subject to modifications required by governmental authorities for the subject jurisdiction or that are necessary to properly describe the subject Project, and have each purchaser acknowledge receipt of such disclosure in writing, which, among other things, discloses to prospective purchasers of interests in the Licensed Destination Club Units, Licensed Residential Units and Licensed Unbranded Destination Club Units, as applicable, that (i) the Licensed Business is owned and managed by Licensee; (ii) neither Licensor nor any of its Affiliates is the seller of the interests in the Licensed Destination Club Units, Licensed Residential Units and Licensed Unbranded Destination Club Units, as applicable; and (iii) that the Marriott, Westin, Sheraton, St. Regis and Luxury Collection names, as applicable, are used by Licensee pursuant to a license, and that if such license is revoked, terminated, or expires, Licensee shall no longer have the right to use the applicable Licensed Marks in connection with

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the Licensed Business or the relevant Project. Licensee shall be permitted to incorporate such disclosure with other disclosures Licensee makes to prospective purchasers.
D.    All Licensed Business Customer Information, whether acquired, obtained or developed prior to or after the Effective Date, shall be used solely for engaging in the Licensed Business, or the Ritz-Carlton Licensed Business, and for no other use or purpose whatsoever. Other than as permitted under this Agreement, Licensee will not have, claim, or assert any right against or to such Licensed Business Customer Information. Within sixty (60) days after the end of each calendar year during the Term, Licensee shall provide Licensor with a written certification (in the form required by Licensor) signed by Licensee’s chief executive officer and chief information officer, that Licensee and its Affiliates have maintained, in all material respects, effective internal control over the maintenance and security of Licensed Business Customer Information in accordance with the terms of this Agreement related to the treatment and use of Licensed Business Customer Information during the immediately preceding calendar year. After the expiration of the Term or termination of this Agreement, all Licensed Business Customer Information shall be used only as set forth in Section 19.2(7). Licensor acknowledges that Property Owners’ Associations, boards, and Members have certain rights to Licensed Business Customer Information for their respective Projects and that Licensed Business Customer Information is in the public record in some jurisdictions and may be compiled or derived by third parties. Without limitation of the forgoing, Licensee shall not sell any Licensed Business Customer Information to third parties, and Licensee shall not disclose or otherwise provide any Licensed Business Customer Information to any third-parties other than in connection with the operation of the Licensed Business and in accordance with this Agreement. Licensor acknowledges that Licensed Business Customer Information may be used by Licensee in connection with the Ritz-Carlton Licensed Business pursuant to the terms and conditions of the Ritz-Carlton License Agreement.
E.    Any third-party customer list (“Third-Party List”) acquired after the Original Effective Date by Licensee may be used by Licensee in connection with, and/or transfer such list to, the Licensed Business and/or Licensee’s other business(es). Such list can be used independently in connection with the Licensed Business and/or any of Licensee’s other business(es), but if the information in the Third- Party List evolves based on, or otherwise becomes supplemented with, Licensed Business Customer Information as a result of its transfer to, or use by, the Licensed Business (the “Modified Third-Party List”), then the Modified Third-Party List may not thereafter be used for, or transferred to, (i) any of Licensee’s or its Affiliates’ other businesses or (ii) any other third party for use other than solely for engaging in the Licensed Business. Licensee and its Affiliates shall not be permitted or required to cross-check any Customer Information or customer list of any of Licensee’s or its Affiliates’ other businesses with the Licensed Business Customer Information. Any Customer Information obtained by Licensee on or after the date of the Spin-Off Transaction in connection with Licensee’s other businesses unrelated to the Licensed Business that is not used in, or in connection with, the Licensed Business may be used by Licensee and its Affiliates for any purpose, including (i) and (ii) above.
F.    Licensee will be permitted to sell interests in Licensed Destination Club Units, Licensed Unbranded Destination Club Units or Licensed Residential Units to vacation/destination/timeshare clubs or other travel programs (“Competing Entities”) without Licensor’s prior written consent, provided, that Licensee shall take all commercially reasonable actions required by Licensor to ensure that such Competing Entities will be prohibited to the maximum extent legally permissible from using any of the Licensor Intellectual Property in connection with the marketing, sales, rental, or other use of such units. Licensor hereby consents to arrangements that Licensee had in place as of the Original Effective Date with respect to the foregoing and Licensee may continue such arrangements after the Original Effective Date with respect to the Projects covered thereby; provided, however, that Licensee shall not enter into any new or additional such arrangements that do not meet the requirements of this Section 9.1.F, and Licensor does not waive any claims Licensor may have against such Competing Entities with respect to the improper use of Licensor Intellectual Property.

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G.    Licensee will be permitted to use the Licensed Marks on logoed collateral merchandise, such as golf shirts, other apparel and promotional items (collectively, “Logoed Merchandise”) that is provided solely to promote the Projects and solely through gift or retail shops located at Projects or Sales Facilities or through Licensee’s Websites and Mobile Apps, all in a manner that is consistent with Licensee’s or its Affiliates’ use of the Licensed Marks in such respect as of the Effective Date and with an overall level of quality of Logoed Merchandise that is consistent with the Upscale Brand Segment, Upper- Upscale Brand Segment and Luxury Brand Segment, as applicable. Licensee acknowledges and agrees that (i) Licensor has not applied for and does not maintain registrations for the Licensed Marks covering some or all of the Logoed Merchandise in any jurisdiction and has no obligation to apply for or maintain such registrations in the future; (ii) Licensor makes no representations or warranties regarding Licensee’s ability to use the Licensed Marks on Logoed Merchandise in any jurisdiction or that Licensee’s use of the Licensed Marks on Logoed Merchandise in any jurisdiction will not infringe, dilute or otherwise violate the trademark or other rights of any third party; (iii) Licensee’s use of the Licensed Marks on Logoed Merchandise shall be at Licensee’s sole risk and without recourse against Licensor or its Affiliates; (iv) Licensee shall not knowingly engage in any act or omission which may diminish, impair or damage the goodwill, name or reputation of Licensor or its Affiliates or the Licensed Marks, including by utilizing any facility which manufactures or assembles Logoed Merchandise in violation of the laws of the country or jurisdiction in which such facility is located or in a manner that fails to comply with the International Labor Organization’s Minimum Age Convention No. 138 and the Worst Forms of Child Labour Convention No. 182 (“Illegal Facilities”); (v) Licensee will comply, at its sole expense, with all Applicable Laws in connection with the manufacture, sale, marketing, and promotion of the Logoed Merchandise in the countries where such activities take place, including any prohibitions against Illegal Facilities; (vi) at Licensor’s request, Licensee will promptly provide to Licensor representative samples of then-current Logoed Merchandise and any associated packaging and displays; (vii) at Licensor’s request, Licensee will promptly make any changes to its Logoed Merchandise or its uses of the Licensed Marks on Logoed Merchandise that do not comply with this Section 9.1.G; (viii) Licensee will use the Licensed Marks on Logoed Merchandise in accordance with the then-current Brand Standards; and (ix) Licensee shall promptly cease use, distribution, promotion, marketing and sale of Logoed Merchandise bearing the Licensed Marks in any jurisdiction where Licensor requests such use to cease as a result of a claim or challenge raised by a third party or if Licensor in its sole discretion believes such use diminishes, impairs or damages the goodwill, name or reputation of Licensor or its Affiliates or the Licensed Marks.
9.2    Transient Rentals of Licensed Destination Club Units, Licensed Unbranded Destination Club Units and Licensed Residential Units.
A.    Subject to Section 10.2, Licensee shall have the right to engage in the transient rental of inventory of Licensed Destination Club Units, Licensed Unbranded Destination Club Units and Licensed Residential Units, respectively, (i) that is held for development and sale and owned by Licensee, its Affiliates, a Property Owners’ Association or a third party with which Licensee or its Affiliates has entered into a development agreement; (ii) that is controlled by Licensee or its Affiliates as a result of Member participation in programmatic elements of Licensed Destination Club Products (e.g., exchange, banking, borrowing, Brand Loyalty Program trade, and similar programs); and (iii) that is controlled by Licensee, its Affiliates or a Property Owners’ Association as a result of Member default (e.g., maintenance fee defaults or financing defaults) pending foreclosure or cure in the ordinary course of business, in each case so long as such transient rental would not violate any then-existing Permitted Territorial Restriction.
B.    With respect to Existing Projects at which Licensee has not engaged in transient rental and for which Licensee has not notified Licensor prior to the Effective Date of Licensee’s intention to engage in transient rentals (each of which is identified in Exhibit H), prior to engaging in any transient rental activity, Licensee shall give notice of Licensee’s intent to engage in transient rental activity to Licensor. If Licensor determines that any transient rental activity would violate any then-existing Permitted

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Territorial Restriction, then Licensor shall so notify Licensee, and Licensee shall not be permitted to engage in such transient rental activity to the extent such transient rental activity would violate such Permitted Territorial Restriction and for so long as such Permitted Territorial Restriction remains in effect.
C.    With respect to New Projects, Licensor will evaluate the territorial or other contractual or legal restrictions applicable to Licensor or its Affiliates in connection with the New Project Application process described in Section 5.2. If Licensor determines that any transient rental activity at a New Project would violate any then-existing Permitted Territorial Restriction, then Licensor shall so notify Licensee, and Licensee shall not be permitted to engage in such transient rental activity to the extent such transient rental activity would violate such Permitted Territorial Restriction and for so long as such Permitted Territorial Restriction remains in effect.
9.3    No Affiliation with Other Brands/Businesses.
A.    Licensee shall not affiliate with or use the Licensor Intellectual Property in conjunction, or association, with any brand, trademark, product, service, or business other than the Licensed Business which is the subject of this Agreement, or use the Licensor Intellectual Property in a way that could reasonably be interpreted as endorsing, or suggesting affiliation with, any other brand, mark, product, service or business, other than marketing alliances and exchange affiliations that are consistent with the practice of Licensee and its Affiliates during the period from January 1, 2005 until the Original Effective Date, as reasonably demonstrated by Licensee, and other marketing alliances, exchange affiliations and similar arrangements permitted under Section 9.5.
B.    (i) Nothing in this Agreement is intended to prevent Licensee or its Affiliates from creating, developing, operating, licensing, or managing its own brand or system for (1) Destination Club Projects or Destination Club Products or (2) a Lodging Business; provided, however, that as set forth in this Agreement, Licensee shall not use Licensor Confidential Information, the Branded Elements, or the Licensed Business Customer Information in connection with any business other than the Licensed Business, and nothing in this Agreement will require Licensor to license or franchise any lodging project to Licensee if Licensee creates, develops, operates, licenses, or manages a brand or system for a Lodging Business (a “Licensee Competitive Lodging Brand”), unless Licensor and Licensee have agreed on a separation plan pursuant to which Licensee agrees to restrictions to ensure appropriate separation of the Licensee Competitive Lodging Brand from Licensee’s Lodging Business related to Licensor Lodging Facilities (the “Separation Plan”). Licensor and Licensee have agreed on a Separation Plan with respect to a Licensee Competitive Lodging Brand as of the Effective Date.
(ii)    A Separation Plan for an additional Licensee Competitive Lodging Brand would be substantially similar to the existing Separation Plan. The goal of a Separation Plan is to prevent Licensee from using, sharing or discussing confidential information, pricing and other sensitive information with or for the benefit of the Licensee Competitive Lodging Brand and to maintain the confidentiality of such information, whether this is accomplished by physical separation or by Licensor not providing such information. For purposes of clarification, the foregoing is not intended to affect access by Licensee and its Affiliates to information with respect to the Licensed Business pursuant to this Agreement.
C.    Licensee shall not establish or operate a Sales Facility at any hotel or resort owned, operated, or franchised by a Lodging Competitor without Licensor’s prior written consent. In the event that a Licensor Lodging Facility in which a Sales Facility is located is Deflagged and becomes a hotel or resort operated under a Lodging Competitor Brand, Licensee may continue to operate such Sales Facility in such hotel or resort until the expiration or termination of the arrangement under which the Sales Facility is operating; provided, however, that Licensee shall not renew, extend, or enter into any new arrangement with respect to such Sales Facility at such hotel or resort without Licensor’s prior consent.

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9.4    Destination Club Businesses and Whole Ownership Residential Businesses Operating Under Other Brands.
Subject to Sections 9.3 and 13.2.A(4), Licensee may engage in a Destination Club Business and a Whole Ownership Residential Business under or in connection with brands other than the Licensed Marks, provided that no Original Projects may be operated by Licensee or its Affiliates under another brand unless: (i) such Original Project is removed from the System by Licensee in good faith for failure of a Non- Controlled Property Owners’ Association to comply with the management agreement (whether by failure to provide adequate funds to maintain the Brand Standards or otherwise), or if Licensee makes a commercially reasonable determination (and Licensor agrees with such determination) that such Project no longer adequately represents the then-current Licensed Destination Club Project or Licensed Residential Project, as applicable, brand positioning; (ii) a Non-Controlled Property Owners’ Association terminates its management agreement with Licensee or refuses to renew the management agreement on the then- current terms and conditions; or (iii) Licensor terminates Licensee’s right to operate such Original Project in accordance with this Agreement. A Project is removed from the System for purposes of this Section 9.4 when no customer-facing sales assets or facilities that contain or display any of the Licensor Intellectual Property are used by Licensee at or for such Project (including phone numbers, websites, domain names, screen names, social networking names, email addresses, and customer information) and no Branded Elements or Licensor Intellectual Property (including any corporate name containing the word “Marriott”) are used to promote, market or sell any other product or service at or for the Project. Licensee’s failure to comply with subsections 9.4(i) through (iii) shall be a default under this Agreement and will result in Licensee failing to have met the conditions precedent to converting the Project to another brand.
9.5    Services and Products Made Available to Members and Marketing and Exchange Arrangements.
A.    Licensee may only enter into marketing arrangements with respect to the Licensed Business with third parties, and may only make available to Members those products and services (including Exchange Programs), (i) that are consistent with the brand positioning of the Licensed Business and, with respect to such marketing arrangements, are in compliance with the Brand Standards or (ii) that were in place as of the Original Effective Date or that are consistent with Licensee’s practice during the period from January 1, 2005 until the Original Effective Date, as reasonably demonstrated by Licensee. Licensor may object if Licensor becomes aware of any such practice that Licensor believes is inconsistent with the Brand Standards. Licensor will notify Licensee of such objection, and the parties will engage in discussions and attempt to agree on modifications to such practice(s) so that such practice(s) will be in compliance with the Brand Standards. For local marketing alliances, the positioning of the Project in the local market shall be the governing standard.
B.    Licensee shall have the right to seek prior written confirmation from Licensor on a confidential basis that any proposed program or arrangement is consistent with applicable Brand Standards and will not result in a breach of Licensee’s obligations under this Agreement. With respect to programs or arrangements undertaken by Licensee with respect to the Licensed Business and for which Licensee has not received Licensor’s prior written confirmation (“New Licensee Program”), Licensor shall have the right to object to any such program or arrangement in the event Licensor believes that such program or arrangement is inconsistent with applicable Brand Standards. In the event Licensee and Licensor are not able to come to agreement on the issue, then either party may refer the matter for Expert resolution pursuant to Section 22.5, or if Licensee initiates a New Licensee Program without first seeking confirmation that the New Licensee Program is consistent with the Brand Standards and Licensor determines that such New Licensee Program is not consistent with the Brand Standards, then Licensor may refer the matter for Expert resolution pursuant to Section 22.5. In either case, if the Expert finds in favor of Licensor, then Licensor’s prior written consent shall be required for each New Licensee Program that is implemented on a system-

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wide or region-wide (e.g., throughout the United States of America, Europe, the Middle East, Latin America, Asia Pacific or a substantial portion thereof) basis for the twenty-four (24) month period following any such determination.
C.    Licensee shall not allow its Members of any Project to exchange their right to use and occupy Licensed Destination Club Units or Licensed Unbranded Destination Club Units for stays (or other benefits) at luxury or upscale hotels other than those operated or franchised by Licensor or its Affiliates, except through general Exchange Programs or through tour operator arrangements that are in compliance with Licensor’s Brand Standards related to approved distribution channels; provided that Licensee shall be permitted to include hotels that are neither Licensor Lodging Facilities nor a part of a Lodging Competitor’s hotel system in its Explorer, Club Connections, or similar program in locations where a Licensor Lodging Facility of the same brand segment and of a suitable experience type (e.g., resort) is not available. Licensor will not object to the Exchange Program and tour operator arrangements that Licensee has in place as of the Effective Date as not being in compliance with Brand Standards, and Licensee may continue such arrangements after the Effective Date with respect to the Projects covered thereby; provided, however, that Licensee shall not enter into any new or additional such arrangements that do not meet the Brand Standards, and Licensor does not waive any claims related to misuses of the Licensed Marks. Licensee and its Affiliates shall have the right to operate their own Exchange Programs. Licensee may use the Licensed Marks as part of a branded Exchange Program name approved in writing by Licensor. Branded Exchange Programs operated by Licensee or its Affiliates in which both Licensed Destination Club Units and other Destination Club Units participate (including Interval International) shall be subject to commercially reasonable safeguards to be agreed by Licensor and Licensee, such as a prohibition on prominently featuring or marketing products under brands other than the Licensed Marks in such a way as to imply endorsement of such other brands by, or affiliation with, Licensor, and limits on the right of Licensee to use the Licensed Business Customer Information to benefit such Exchange Programs. At Licensor’s request, use of the Licensed Marks as part of a branded Exchange Program name shall be discontinued if (i) at any time the aggregate number of Licensed Destination Club Units that participate in such branded Exchange Program is less than one-half (1/2) of the total number of all Destination Club Units that participate in such branded Exchange Program or (ii) Licensee permits Destination Club Units operated under any Hilton Brand to participate in such Exchange Program, provided that if clause (ii) is implicated, Licensee shall, in no event, be required to discontinue such use until the fifth (5th) anniversary of the Effective Date.
D.    Licensee shall not list, promote, rent or sell any Licensed Destination Club Unit or Licensed Residential Unit inventory for transient rental that is controlled or owned by Licensee or its Affiliates through any distribution channels of a Lodging Competitor.
E.    Licensee shall comply with all restrictions and requirements set forth in Licensor’s then-existing promotional, marketing or other alliance programs (i) in place as of the Original Effective Date to the extent they apply to Licensee following the Original Effective Date or (ii) as to which Licensee has entered into a specific agreement.
F.    Nothing in this Agreement is intended to prevent Licensee’s Affiliate, Interval International, LLC, or any of its Affiliates, from continuing to use the Licensed Marks to the extent necessary to designate individual properties made available to participants in Exchange Programs administered by such Affiliate.
9.6    Changes in Programs, Services or Benefits.
Prior to making any significant systemic changes in the Licensed Destination Club Business or the Licensed Whole Ownership Residential Business (for example, conversion to a points

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program), Licensee shall have the right to seek prior written confirmation from Licensor, on a confidential basis, that any such change is consistent with the Brand Standards and will not result in a breach of Licensee’s obligations under this Agreement. In the event of a dispute regarding whether any such change is inconsistent with the Brand Standards or would result in a breach (whether or not Licensee sought prior confirmation that the proposed change is consistent with the Brand Standards), the dispute will be referred for Expert resolution pursuant to Section 22.5.
10.ELECTRONIC SYSTEMS
10.1Systems Installation.
A.Licensee will, as a cost of the Licensed Business, arrange for the purchase or lease, installation, maintenance, and use at the Projects of all Electronic Systems that Licensor reasonably requires or that Licensee chooses to use in connection with the Licensed Business, in accordance with the Brand Standards and specifications provided by or on behalf of Licensor and may not use such Electronic Systems for anything not specifically related to the Projects and the Licensed Business.
B.Notwithstanding the foregoing, Licensee may use any electronic system that, in Licensor’s judgment, is comparable to a particular required Electronic System and performs the same functions as such Electronic System and is compatible, and interfaces, with Licensor’s Electronic Systems.
10.2Reservation System.
A.Licensor will make the Reservation System available to Licensee in connection with the Licensed Business, including for reservations relating to Member usage, marketing usage, transient rental usage, and other usages of Licensed Destination Club Units, Licensed Unbranded Destination Club Units and Licensed Residential Units. All Licensed Destination Club Units, Licensed Unbranded Destination Club Units (other than Licensed Unbranded Destination Club Units at the Harborside Resort at Atlantis, which are not currently listed in the Reservation System but will be added to the Reservation System if the parties find a reasonably practicable technology solution for facilitating such listing) and Licensed Residential Units inventory made available by Licensee for transient rental stays of thirty (30) days or less must be listed in the Reservation System, but such inventory shall not be included in Lodging Competitors’ distribution channels, provided that for the purposes hereof, any distribution channels included within Licensor’s channel standards or otherwise approved by Licensor shall not be deemed Lodging Competitors’ distribution channels. Licensee will comply with all Brand Standards applicable to the Licensed Business related to participation in the Reservation System, including the prohibitions on the inclusion of transient rental inventory other than inventory in Licensor Lodging Facilities or in Projects in elements of the Reservation System visible by customers, travel agents, and other members of the public. For purposes of the foregoing, Licensor and Licensee acknowledge that the seasonal nature of the Licensed Destination Club Business and Member use patterns (including increased Member use in high demand seasons) and leisure-based use patterns (including higher weekend occupancy and lower weekday occupancy) create transient rental inventory availability patterns that may differ from those for Licensor Lodging Facilities. As such, certain Brand Standards relating to participation in the Reservation System may not be suitable for the Licensed Destination Club Business (such as minimum room availability requirements for Brand Loyalty Program redemptions or the “50% Off Associate Rate” winter offer).
B.If Licensee is in material breach of this Agreement and does not cure the breach as required by Licensor’s notice of breach, Licensor may, in addition to any other remedies it may have and in accordance with Section 18.4, suspend Licensee’s right to use the Reservation System at one (1) or more of the Projects (or a part of any Project) with respect to transient rentals of Licensed Destination Club Units, Licensed Unbranded Destination Club Units and/or Licensed Residential Units until the breach is cured.

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In the event such breach relates to one (1) or more Projects, Licensor may exercise its right to suspend Licensee from the Reservation System under this Section 10.2.B with respect to the applicable Project(s). In the event such breach relates to the Licensed Business apart from specific individual Projects or to all or substantially all of the Projects, Licensor may suspend the entire Licensed Business and all of the Projects from the Reservation System under this Section 10.2.B. Licensee covenants not to bring any damages claims against Licensor and its Affiliates arising from Licensee’s suspension from the Reservation System under Section 18.4, other than claims that Licensee is not in breach of this Agreement.
C.Licensee will have the right to make proposals regarding the Reservation System to Licensor’s Reservation Users Group. The parties will agree on a reasonable process for keeping Licensee apprised of initiatives of Licensor’s Reservation Users Group that will affect the Licensed Business.
10.3Electronic Systems Provided Under License.
A.The Electronic Systems not purchased by Licensee will remain the sole property of Licensor or any third party vendors, as applicable. Licensee will at all times treat the Electronic Systems as confidential. As a condition to using the Electronic Systems, Licensee must execute the Electronic Systems License Agreement.
B.Licensee acknowledges that the Electronic Systems will be modified, enhanced, replaced, or become obsolete, and that new Electronic Systems may be created to meet the needs of the System and the continual changes in technology and that any such new Electronic Systems will be subject to the terms of the Electronic Systems License Agreement.
C.Licensee will have the right to make proposals regarding the Electronic Systems to the appropriate group within Licensor’s organization that is responsible for strategic initiatives related to Electronic Systems. The parties will agree on a reasonable process for keeping Licensee apprised of initiatives regarding the Electronic Systems that will affect the Licensed Business.
10.4Proposed Enhancements.
Licensor will reasonably consider changes to the Electronic Systems proposed by Licensee which address issues specifically relevant to the Licensed Business (including any enhancements to the Electronic Systems needed to implement such changes). Licensor shall respond to such requests within one hundred twenty (120) days following Licensor’s receipt of the written request. Licensor may condition its consent to changes to the Electronic Systems suggested by Licensee based on factors such as: Licensee’s payment of the costs related to such implementation, including incremental internal or out-of-pocket design costs and operating costs (and the allocation thereof on a fair and commercially reasonable basis to other users of the applicable Electronic Systems who benefit from the change); the difficulties of designing or administering such changes; the impact of such changes on the Electronic Systems generally; third party consent requirements; the prioritization of other Electronic Systems projects; the general feasibility of implementing and maintaining such changes over time; and considerations relating to owners and franchisees associated with Licensor Lodging Facilities.
11.LICENSOR SERVICES AND SUPPORT
11.1Training.
A.Licensor will provide Licensee’s personnel that are designated by Licensee (and approved by Licensor as being qualified to provide training programs) training on certain aspects of the System, including the Electronic Systems, that Licensee elects to participate in, as necessary to comply

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with the Brand Standards. Licensor will also provide training material to such personnel to facilitate the provision of such training by such personnel to other personnel of Licensee and its Affiliates. Licensee shall deliver such programs in accordance with the terms and conditions, and within the time frame, established by Licensor.
B.Licensee must conduct such training for Licensee’s employees as is required for them to properly operate, administer and manage the Projects in accordance with the Brand Standards.
C.Licensor may offer, and Licensee may elect to participate in, optional training courses for personnel engaged in operating or managing the Projects.
D.Licensor will have the right to charge tuition, fees or reimbursements described in Section 3.3 for all training programs that Licensor offers, which must be paid before receiving training materials or attending training. For all programs and activities under this Section 11, Licensee will be responsible for paying all Travel Expenses and the salary and other compensation for individuals attending such training. Licensor reserves the right to require that employees of Licensee or its Affiliates and other individuals receiving training execute confidentiality agreements in form and substance satisfactory to Licensor.
11.2Other Services.
A.Licensor or its Affiliates will provide certain services to, and cooperate with, and provide access to certain systems, to Licensee and its Affiliates in connection with the Licensed Business substantially in accordance with practice of Licensor or its Affiliates as of the Effective Date, as set forth in the Services Manual and subject to the provisions, terms, conditions, restrictions and costs as set forth in the Services Manual. Those services and systems include services and systems relating to: (i) sales services, including global incentives and gift cards, the centralized travel agent commission program, the travel management company program, travel agency and intermediary training programs, wholesale sales programs, and national group sales; (ii) marketing services, including global partnerships and alliances, global promotions, portfolio brand strategy services, facilitation of marketing opportunities at Licensor Lodging Facilities, brand programs and customer research; (iii) data access services, including Licensed Business Customer Information; (iv) global engineering services, including energy management and training; (v) food and beverage training, procedures and specifications; (vi) e-commerce and information resources services (as set forth in the exhibit to the Electronic Systems License Agreement); and (vii) technology and process improvements. The Services Manual may not be amended, modified or supplemented except as expressly permitted herein, including in Section 11.2.C. Licensor and its Affiliates will provide such services in accordance with the applicable standard for the provision of such services as set forth in the Services Manual.
B.Licensor or its Affiliates will also provide Licensee or its Affiliates with the following:
(i)Access to Brand Loyalty Programs, including the Marriott Bonvoy program pursuant to this Agreement and the Bonvoy Agreement between Licensor and Licensee;
(ii)The opportunity to participate in supply procurement programs to the extent they are generally available to Licensor Lodging Facility franchisees and licensees and are relevant to the Licensed Business; and

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(iii)The opportunity to participate in credit card payment processing arrangements to the extent they are generally available to Licensor Lodging Facility franchisees and licensees and are relevant to the Licensed Business.
C.The parties acknowledge and agree that future changes in and/or replacements of Licensor and its Affiliates’ and/or Licensee’s and its Affiliates’ technologies, systems, business processes, programs and/or business partners over the Term of this Agreement (“Business Changes”), including changes required by Applicable Law or the interpretation or enforcement thereof, could make it more difficult, costly, commercially impractical, or even impossible to continue to provide one or more services provided by Licensor or its Affiliates or Licensee or its Affiliates hereunder (the “Affected Services”), or could otherwise necessitate changes to the Affected Services. In the event of such a Business Change, Licensee and Licensor agree to discuss, in good faith, making commercially reasonable changes to the Affected Services, including changes to the manner, method, scope, delivery, timing and cost of the Affected Services, or substitution of a similar service that accomplishes the principal underlying purpose or function of the Affected Service, in order to permit the Affected Services to continue on a commercially reasonable basis (such changes, “Service Modifications”). Without limiting the foregoing, in the event Licensor contemplates modifying or replacing any of the Key Applications (as defined in the Services Manual) (or successor applications thereto), Licensor will give Licensee commercially reasonable advance notice thereof, allow Licensee to identify its requirements with respect thereto, and work with Licensee to ensure that the planning, architecture, design and development activities for such modification or replacement are undertaken with adequate consideration given to Licensee’s requirements, and that Licensee is afforded ongoing access to the capabilities (or substantially similar replacement capabilities) provided by such applications to the extent such capabilities are feasible and can be reasonably accommodated by such modified or replacement application. The parties understand and agree that the party receiving an Affected Service shall bear the reasonable incremental expense of any Service Modification, including any increased costs required for the providing party to continue to provide the Affected Service as so modified. The determination of amounts charged to Licensee will be consistent with the manner in which such charges are made with respect to participating Licensor Lodging Facilities, taking into account the manner and extent to which such systems are used in connection with the Licensed Business, as further described in Section 3.3. If the parties cannot agree upon commercially reasonable Service Modifications, taking into consideration any offer made by the party receiving such service to pay the incremental costs of any Service Modification, then the provider of the Affected Service shall no longer be obligated to provide the Affected Service. Notwithstanding the foregoing, in the event that Licensor or its Affiliates generally discontinue any Affected Service that Licensor or its Affiliates had previously offered or provided in connection with Licensor’s and its Affiliates’ Lodging Business, to Licensor Lodging Facility franchisees or to other third parties, Licensor and its Affiliates shall no longer be required to provide that Affected Service to Licensee or its Affiliates, and in such case Licensor or its Affiliates shall, at Licensee’s request, cooperate with Licensee and its Affiliates to transition any such Affected Service to another service provider or to Licensee or its Affiliates, such transition costs to be at Licensee’s expense.
D.Licensor and Licensee have each designated, and notified each other in writing of, an individual within their respective organizations at the vice president level or above (“Contact Person”) that will serve as the key contact person for the other party. Although neither party will be obligated to communicate with the other party exclusively through the other party’s Contact Person, each such Contact Person will have the authority to communicate on behalf of their organization. Either party may change the individual designated as its Contact Person at any time upon notice to the other party.
E.Licensor and Licensee shall hold an annual meeting not later than April 1 of each calendar year to discuss compliance, customer satisfaction, development issues, sales and marketing and cooperation issues, and any significant systemic program or system changes proposed by Licensee. Either party may request additional meetings if desired, and the other party shall reasonably consider such request.

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F.The parties acknowledge that Licensor is currently providing and may continue to provide at specific Projects management services and/or shared services with respect to those Projects under separate Licensor Management Agreements or shared services agreements, as applicable, related to those Projects.
12.REPAIRS AND MAINTENANCE
A.Licensee will (or, as applicable, will request that Property Owners’ Associations) maintain the Projects in good repair and first-class condition and in conformity with Applicable Law and the Brand Standards. Licensee or its Affiliates must fund the cost of all repairs and alterations at the Projects (or, as applicable, request that Property Owners’ Associations fund such costs). Any significant alterations, renewals, replacements, or additions to any Project, including those that affect the design, character, appearance or fire and life safety elements of any Project, will be carried out in accordance with the process set forth in the Design Review Addendum. However, repairs and maintenance that are conducted in the ordinary course of business shall not be subject to process set forth in the Design Review Addendum.
B.Licensee will (and, as applicable, will request that Property Owners’ Associations) give reasonable consideration to implementing the following guidelines for significant renovation of Licensed Destination Club Units and Licensed Unbranded Destination Club Units, corridors and Public Facilities of Projects: (i) replacement of Soft Goods at least every five (5) to seven (7) after the date such Soft Goods were installed and (ii) replacement of Case Goods at least every ten (10) to twelve (12) years after the date such Case Goods were installed; provided, however, that earlier or more frequent renovations or replacements may be necessary to maintain the Projects in compliance with the Brand Standards and to comply with the Quality Assurance Program; and provided, further, that later or less frequent renovations or replacements may be appropriate due to lighter wear and tear or intervening events while maintaining the quality level of the Projects in compliance with the Brand Standards and complying with the Quality Assurance Program. In connection with replacements in the immediately preceding sentence, the replacement of all Soft Goods or all Case Goods, as the case may be, will be done at the same time for each phase of a Project rather than being done in a piecemeal fashion.
C.In connection with any replacement of Soft Goods or Case Goods for each phase of a Project, Licensor has the right to require Licensee (and, if applicable, to require Licensee to request Non-Controlled Property Owners’ Associations) to upgrade the rest of the particular phase of the Project to conform to the building décor, trade dress, and FF&E required under then-current Brand Standards for Projects of similar age. Licensee will (or, as applicable, will request Property Owners’ Associations to) submit its plans for such upgrading and remodeling to Licensor for its review and approval in accordance with the Design Review Addendum.
13.PROPRIETARY MARKS AND INTELLECTUAL PROPERTY
13.1Licensor’s and Licensee’s Representations and Responsibility Regarding the Licensed Marks.
A.Licensor will, within one hundred and twenty (120) days after the Execution Date, provide Licensee with an accurate, true, and correct (to the best of Licensor’s actual knowledge) list of (i) the trademark registrations and applications for the Licensed Marks and the jurisdictions in which the registrations are active or applications for such Licensed Marks are pending as of the date that such list is provided to Licensee; and (ii) the domain names referenced in the definition of Licensed Marks in Exhibit A to this Agreement.

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B.Licensee will, within sixty (60) days after Licensor provides the lists contemplated by Section 13.1.A., provide Licensor with a list of (i) all trademarks, service marks, and trade names that Licensee or its Affiliates are currently using or intend to use in connection with the Licensed Destination Club Business and Licensed Whole Ownership Residential Business (whether or not such trademarks, service marks, and trade names have been registered or registration has been applied for) and which are not included in the list of Licensed Marks that Licensor has provided to Licensee under Section 13.1.A and the registration or application status of each such trademark, service mark, and trade name on a jurisdiction- by-jurisdiction basis and (ii) the jurisdictions in which (1) there are Existing Projects or Projects currently under development; (2) there is a Sales Facility or sales or marketing office related to the Licensed Business; (3) Licensee or its Affiliates are marketing or selling Licensed Destination Club Units, Licensed Unbranded Destination Club Units or Licensed Residential Units (but in which there are no physical Sales Facilities or sales or marketing offices); (4) Licensee has a commercially reasonable basis for anticipating developing New Projects or marketing or selling Licensed Destination Club Units, Licensed Unbranded Destination Club Units or Licensed Residential Units during the twelve (12) month period immediately following the Effective Date; or (5) Licensee operates or controls a website under a country-code top-level domain used to promote the Licensed Business. Licensee hereby represents that such lists will be accurate, true, and correct as of the date that such list is provided to Licensor. Licensor and Licensee will enter into a side letter to document and acknowledge all of the lists contemplated by this Section 13.1 promptly after all such lists have been provided by Licensor and Licensee.
C.Licensor represents with respect to the Licensed Marks that:
(1)Licensor or its Affiliates own the trademark registrations and applications for (or have the right to use and sublicense) the Licensed Marks for the Licensed Services in the jurisdictions all as identified on the list described in Section 13.1.A.
(2)Licensor has the right to grant the license contemplated hereunder, subject to the following: (a) neither Licensor nor its Affiliates own trademark registrations or applications for the Licensed Marks for some or all of the Licensed Services in every country or jurisdiction of the Territory and some countries or jurisdictions do not permit registration of service marks or do not have trademark registration systems (each, an “Unregistered Area”), and (b) Licensor or its Affiliates own trademark registrations for the Licensed Marks for the Licensed Services in countries or jurisdictions in the Territory in which it or Licensee do not currently render Licensed Services and/or hotel services under the Licensed Marks, and some of these registrations may be susceptible to cancellation in whole or in part for nonuse or abandonment now or in the future (“Vulnerable Registrations”). Upon written request from Licensee with respect to the use of a Licensed Mark in a specific country or jurisdiction, Licensor will inform Licensee within sixty (60) days of receipt of such request if there are any Vulnerable Registrations in such country or jurisdiction. This provision does not require Licensor to obtain opinions or advice from foreign counsel or other counsel regarding the potential vulnerability of the registrations, but rather only requires Licensor to identify if any such country or jurisdiction may have Vulnerable Registrations based on the information possessed by Licensor at the time.
(3)To the best of Licensor’s actual knowledge, there are no agreements, claims, litigation, or proceedings completed, pending or threatened in writing, that might affect its right to grant the license.
D.Licensor covenants with respect to the Licensed Marks that:
(1)Subject to Section 13.1.D(2), it will take or will cause to be taken all commercially reasonable steps necessary to preserve and protect the ownership and validity of the Licensed Marks; provided, however, that Licensor will not be required to maintain any particular registration or

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application for the Licensed Marks that Licensor determines cannot or should not be maintained, and Licensor will not be required to take action against any third-party trademark, name or other identifier that Licensor determines cannot or should not be challenged; and
(2)(i) If Licensee has a commercially reasonable expectation that it will render Licensed Services under the Licensed Marks in any particular Unregistered Area or in a jurisdiction of which Licensor has notified Licensee may have Vulnerable Registrations under Section 13.1.C(2) (“Subject Jurisdictions”), Licensee will provide notice to Licensor of the Subject Jurisdiction(s) at least ninety (90) days prior to rendering any Licensed Services under the Licensed Marks or entering into any sublicense agreement under Sections 5.1.C, 5.2.D, or 5.8.B, in any Subject Jurisdiction. Upon receipt of such notice(s), Licensor or its Affiliate will file and prosecute new trademark application(s), or continue to use commercially reasonable efforts to prosecute any then-pending trademark applications, at Licensor’s expense, subject to any prior or superior third-party rights in that country or jurisdiction and the laws and regulations of that country or jurisdiction. Licensor shall have no obligation to file applications for or otherwise obtain any trademarks that have previously been registered or applied for by third parties or with respect to which there are prior users or prior conflicting rights held by third parties. Licensor agrees to consult with Licensee upon learning of third-party rights that may conflict with Licensor’s ability to obtain a registration in the Subject Jurisdiction; provided, however, that such consultation shall not, and is not intended to, modify the provision above that Licensor has no obligation to file or obtain such trademarks and that Licensor may make such determination in its sole and final discretion. Licensee shall have no claim against Licensor or its Affiliates with respect to, and neither Licensor nor its Affiliates shall be liable for, any failure by Licensor or its Affiliates to obtain registration of the Licensed Marks in any Unregistered Area or to obtain any protection of the Licensed Marks in jurisdictions with Vulnerable Registrations. Licensee shall have no right to use, sublicense, or otherwise permit or consent to the use of, any of the Licensed Marks for any purpose in any Unregistered Areas or any jurisdictions of which Licensor has notified Licensee may have Vulnerable Registrations until Licensor has notified Licensee in writing that Licensee is authorized to use the Licensed Marks in such jurisdiction(s).
(ii) Licensor acknowledges that in certain circumstances Licensee or its Affiliates may need to pursue opportunities in Subject Jurisdictions prior to the time that Licensee has been notified by Licensor that Licensee or its Affiliates are authorized to use the Licensed Marks in such Subject Jurisdictions and, notwithstanding Section 13.1.D(2)(i), such use will not be deemed a breach of this Agreement prior to Licensor notifying Licensee that a Licensed Mark in a Subject Jurisdiction cannot be registered or cannot be used due to prior or superior third party rights. Until such time that Licensor has authorized Licensee’s or its Affiliate’s use of the Licensed Marks in the Subject Jurisdiction, if Licensee or its Affiliate elects to proceed with the use of the Licensed Marks prior to receiving such notice, (x) such use shall be at Licensee’s or its Affiliates’ sole risk and Licensee shall indemnify Licensor as if such use were an unauthorized use pursuant to Section 16.1.A(i), and (y) notwithstanding anything in Section 16.1.B to the contrary, Licensor will have no obligation to indemnify Licensee or its Affiliates for such use. If Licensor determines, and notifies Licensee, that a Licensed Mark in a Subject Jurisdiction cannot be registered or cannot be used due to prior or superior third party rights, Licensee and its Affiliates shall cease any use that it commenced with respect to the applicable Licensed Mark under this Section 13.1.D(2)(ii) promptly following receipt of such notice.
E.If, following the Effective Date, Licensor or its Affiliates secure a trademark registration for the applicable elements of the Licensed Business for the registered services (that are Licensed Services) under the applicable Licensed Mark in any portion of the Excluded Area, Licensee will be granted the right to use the Licensed Marks and the System pursuant to Section 1.A in the subject portion of the Excluded Area, but only with respect to the specific Licensed Services covered by the newly secured registration.

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13.2Licensee’s Use of System and Licensor Intellectual Property.
A.With respect to Licensee’s use of the System and Licensor Intellectual Property under this Agreement:
(1)Licensee will use the System and Licensor Intellectual Property only as and in the form and manner expressly authorized by Licensor. Unauthorized use of Licensor Intellectual Property by Licensee will constitute an infringement of Licensor’s rights as well as a material default of this Agreement;
(2)Licensee will use the Licensed Marks only in substantially the same places, combination, arrangement, and manner as provided in the Brand Standards or approved by Licensor. Licensee will use the symbol “®,” “TM,” “SM” or such symbols or words as Licensor may designate to use with or otherwise protect the Licensed Marks;
(3)(i) Licensee will identify itself as a licensee of Licensor and the owner and/or operator of the Licensed Business and each Project as allowed or required by Licensor under the Brand Standards.
(ii)Licensor hereby licenses Licensee the right to use “Marriott” in the name “Marriott Vacations Worldwide Corporation” as the corporate name for Licensee (“Permitted Corporate Name”), and where applicable to use “Marriott”, “Sheraton”, “Westin” and “St. Regis” as part of the corporate names of Licensee’s Affiliates existing as of the Effective Date (“Permitted Licensee Affiliate Names”) as set forth and in accordance with Exhibit J.
(iii)Licensor may terminate such license to use the Permitted Corporate Name and/or, subject to (iv) below, the Permitted Licensee Affiliate Names immediately upon notice to Licensee, in which event, Licensee’s and its Affiliates’ use of such names shall be immediately discontinued and such corporate names shall be promptly changed to names that do not use the word “Marriott” or any of Licensor’s or its Affiliates’ other trademarks or trade names or any similar trademarks or trade names if (i) at any time the aggregate number of Licensed Destination Club Units is less than one- half (1/2) of the total number of Destination Club Units owned or operated by Licensee, or (ii) Licensee acquires, or merges or is combined with, the Destination Club Business of Hilton Worldwide Holdings Inc. or its successors-in-interest (excluding Licensor or its Affiliates) or any Hilton Brand, and continues to use any Hilton Brand on or in connection with its Destination Club Business, provided that if clause (ii) is implicated, Licensee shall, in no event, be required to discontinue such use until the fifth (5th) anniversary of the Effective Date. Additionally, if any Affiliate of Licensee that is using a Permitted Licensee Affiliate Name affiliates with a Lodging Competitor Brand, Licensor may terminate the right to use the Permitted Licensee Affiliate Name as to that Affiliate, in which event, the use of the Permitted Licensee Affiliate Name of such Affiliate shall be immediately discontinued and such corporate name shall be promptly changed to a name that does not use the word “Marriott” or any of Licensor’s or its Affiliates’ other trademarks or trade names or any similar trademarks or trade names.
(iv)In the event that it is impossible for any Permitted Licensee Affiliate Name to be changed to a corporate name that does not use of the word “Marriott” or any of Licensor’s or its Affiliates’ other trademarks or trade names or any similar trademarks or trade names pursuant to (iii) above, the license to use the Permitted Licensee Affiliate Name will remain in place for so long during the Term as it remains impossible to change the name; provided, however, the parties will discuss and agree on a solution whereby there are no further consumer-facing uses of the Permitted Licensee Affiliate Name, which may include the adoption of a “doing business as” (DBA) name that does not use

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the word “Marriott” or any of Licensor’s or its Affiliates’ other trademarks or trade names or any similar trademarks or trade names.
(v)Licensee shall not, at any time, include any brand name in its corporate name (other than the name “Marriott” in the Permitted Corporate Name and “Marriott”, “Sheraton”, “Westin” and “St. Regis” in the Permitted Licensee Affiliate Names), other than a new brand name developed by Licensee that does not contain any of the Licensor Intellectual Property or any similar marks or names, provided, that Licensee and its Affiliates may at any time use the words “Vacation”, “Vacations”, “Worldwide”, and/or “Corporation” in an entity name that does not contain any of the Licensor Intellectual Property or any similar marks or names.
(vi)Licensee acknowledges and agrees that the grant of rights to use the Permitted Corporate Name and the Permitted Licensee Affiliate Names hereunder shall not restrict or limit in any way Licensor’s or its Affiliates’ ability to use the words “Marriott”, “Sheraton”, “Westin”, “St. Regis”, “Vacations”, “Vacation”, or “Worldwide” in any form, manner, or combination or in any context or respect at any time, provided that Licensor and its Affiliates will not use all three of the words “Marriott”, “Vacations”, and “Worldwide” together in the name of a single entity for consumer-facing purposes at any time during the Term that Licensee is permitted to use the Permitted Corporate Name and Permitted Licensee Affiliate Names hereunder, but Licensor and its Affiliates may use such words in any other combination or manner without any restriction whatsoever.
(vii)Licensor acknowledges that as of the Effective Date certain Non- Controlled Property Owners’ Associations have names that contain the word “Marriott” (“Existing Association Names”). Except for the Existing Association Names, Licensee will not permit any other Property Owners’ Associations to use the word “Marriott” or any other Licensor Intellectual Property or any similar marks or names in their names. Licensee will use commercially reasonable efforts to cause each Non-Controlled Property Owners’ Association with an Existing Association Name to change its name to a name that does not contain the word “Marriott” or any of Licensor’s or its Affiliates’ other trademarks or trade names or any similar trademarks or trade names.
(4)Notwithstanding Section 13.2.A(3) or any “fair use” rights that Licensee or its Affiliates may have with respect to the Permitted Corporate Name or the Permitted Licensee Affiliate Names, Licensee and its Affiliates are expressly prohibited from using, and Licensee hereby agrees not to use and agrees to cause its Affiliates not to use, the Permitted Corporate Name or the Permitted Licensee Affiliate Names (or any variation thereof) as part of, or in any way associated with, the name of any property that is not part of the Licensed Business without Licensor’s prior written consent in its sole discretion. For illustrative purposes only, Licensee and its Affiliates would be prohibited from using the following name: “Napa Valley Destination Club operated by Marriott Vacations Worldwide Corporation”. However, if a jurisdiction recognizes nominative fair use rights and a Member makes nominative fair use of a Licensed Mark in connection with a sale of its interests in a Project in such jurisdiction, then this section is not intended to limit or modify such fair use rights. If Licensee or its Affiliates use the Permitted Corporate Name, the Permitted Licensee Affiliate Names, or any variation thereof in violation of this Section 13.2.A(4), then, in addition to any damages that Licensor or its Affiliates may be entitled to hereunder or under Applicable Law, Licensor will have the right to require Licensee or its Affiliates, as applicable, to pay Royalties for each property with respect to which Licensee or its Affiliates are using the Permitted Corporate Name, the Permitted Licensee Affiliate Names, or a variation thereof, in violation of this Section 13.2.A(4).
(5)Licensee does not have any right to and will not Transfer, sublicense, or allow any Person to use any of the Licensor Intellectual Property, except as expressly permitted in this Agreement.

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(6)Licensee will not use the Licensor Intellectual Property to incur any obligation or indebtedness on behalf of Licensor or any of its Affiliates.
(7)Licensee will not apply for trademark or service mark registration of any Proprietary Mark, any variation thereof, or any mark determined by Licensor to be similar to, or that includes, any Proprietary Mark in the United States of America or any other country or jurisdiction. If Licensee requests that Licensor file an application for a new trademark that includes any Proprietary Mark which is related to a new program or initiative under the Licensed Business and Licensor approves such request (such approval to be granted if the request is commercially reasonable), Licensor will file such application at Licensor’s expense. If Licensee wishes to modify an existing Licensed Mark and requests that Licensor file an application for such modified Licensed Mark, and Licensor approves such request to modify, Licensor will file such application, but Licensee must reimburse Licensor for all costs and expenses related to such application (including the costs for conducting a trademark search, filing and prosecuting an application through to registration, maintenance of any resulting registrations (unless such resulting registration replaces an existing registration that is not maintained), and any related appeals, proceedings, disputes, oppositions and litigation).
(8)If Licensee or any of its Affiliates registers or has registered or directly or indirectly controls any domain name, social media name or handle that is determined by Licensor to be similar to a domain name, social media name or handle owned by Licensor or its Affiliates as described in Section 13.2.B(1) below or that incorporate any of the Proprietary Marks (or any variation thereof), Licensee or its Affiliates, as applicable, must unconditionally assign such domain name, social media name or handle to Licensor or its Affiliate.
(9)Licensee will obtain Licensor’s approval of, and will comply with Licensor’s instructions in filing and maintaining, any required business, trade, fictitious, assumed, or similar name registrations containing the Licensed Marks. Licensee will also execute any documents and take such other action deemed necessary by Licensor or its counsel to protect and enforce the Proprietary Marks or maintain their validity and enforceability.
(10)If litigation or other demand or action involving the Licensor Intellectual Property is instituted or threatened against Licensee or any notice of such infringement is received by Licensee, or if Licensee becomes aware of any infringement or other violation of the Licensor Intellectual Property by Licensee or a third party, Licensee will promptly notify Licensor in writing and will cooperate fully with Licensor and comply with Licensor’s instructions in connection with Licensor’s defense, prosecution or settlement of such litigation, notice, infringement or violation. Licensor shall have sole responsibility for enforcing the Licensor Intellectual Property at its sole discretion and cost and is entitled to all settlements, damages, costs, attorneys’ fees or other amounts received from such enforcement efforts. If any such settlement amount or damage award received by Licensor is solely based on damage to or impact on the exclusively licensed aspects of the Licensed Business, then after applying such amount or award toward Licensor’s attorneys’ fees and other costs related to the matter, Licensor will share any remaining portion of the settlement amount or damage award with Licensee in an equitable manner as determined by Licensor based on the relative interests of the parties.
B.Licensee agrees that:
(1)Licensor and/or its Affiliates are the owners or licensees of all right, title, and interest in and to the System (other than Electronic Systems provided by or licensed by third parties), the goodwill associated with and symbolized by the Proprietary Marks, and the domain names www.marriottvacationclub.com, www.marriottvacationsworldwide.com, www.grandresidenceclub.com, and www.marriott.com, and other domain names owned by Licensor or its Affiliates;

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(2)the Proprietary Marks are valid and serve to identify the System and those who hold rights to operate under the System;
(3)the Proprietary Marks are subject to replacement, addition, deletion, and other modification by Licensor (or the Affiliate that owns the Proprietary Marks) in its discretion. In such event,
(a)Licensor may require Licensee to discontinue or modify Licensee’s use of any of the Licensed Marks or to use one or more additional or substitute or modified marks; provided, however, that Licensor shall not amend, modify, delete, or change the words “Marriott,” “Sheraton,” “Westin,” “St. Regis” or “Luxury Collection” in any of the Licensed Marks described in clauses (i) through (iv) or (vi) through (viii) of the definition of Licensed Marks as used in connection with the Licensed Business (other than the appearance, including the color, font, stylization, script, or format of the words “Marriott,” “Sheraton,” “Westin,” “St. Regis” or “Luxury Collection” used as part of such Licensed Marks, provided that Licensor will not change the size or location of the word “Marriott,” “Sheraton,” “Westin,” “St. Regis” or “Luxury Collection” in relation to the other components of the marks described in (i) through (iv) or (vi) through (viii) of the definition of Licensed Marks) without Licensee’s prior written consent in its sole discretion. Notwithstanding the foregoing, Licensee will not be required to discontinue using or change any Licensed Mark that is used solely in connection with the Licensed Business and is not the same as or similar to any mark owned by Licensor or its Affiliates for use in connection with Licensor Lodging Facilities or other businesses and activities of Licensor and its Affiliates; and
(b)Licensor may require that Licensee bear the costs related to such replacement, addition, deletion, or other modification in respect of the Licensed Business; provided, however, that Licensor shall treat Licensee in the same way that Licensor treats franchisees or licensees of Licensor Lodging Facilities with respect to such costs, or the economic equivalent thereof.
(4)During the Term and thereafter, Licensee will not directly or indirectly (i) attack or otherwise challenge the ownership, title or rights of Licensor or its Affiliates in and to any part of the System; (ii) contest the validity of any part of the System, or the right of Licensor to grant to Licensee the use of any part of the System (other than Electronic Systems provided by or licensed by third parties) in accordance with this Agreement; (iii) take any action or refrain from taking any action that could impair, jeopardize, violate, or infringe any part of the System; (iv) claim adversely to Licensor or its Affiliates any right, title, or interest in and to the System; (v) assert any interest in all or any part of the System or the Licensor Intellectual Property by virtue of a constructive trust; (vi) misuse or harm or bring into dispute the System; or (vii) make any demand, or serve any notice orally or in writing, on a third party or institute any legal action against a third party, or negotiate, litigate, compromise or settle any controversy with a third party in relation to any claim, suit or demand, involving the Licensor Intellectual Property without first obtaining Licensor’s consent, which consent may be granted or withheld in Licensor’s discretion;
(5)Licensee has no Ownership Interest in the System or the Licensor Intellectual Property (including any modifications, derivatives or additions thereto proposed by or on behalf of Licensee or its Affiliates (for purposes hereof, collectively, “modifications”)), and Licensee’s use of the System and the Licensor Intellectual Property in connection with the operation of the Licensed Business and the Projects will not give Licensee any Ownership Interest therein. Licensee hereby assigns (and will cause each of its employees or independent contractors who contributed to such modifications to assign) to Licensor, in perpetuity throughout the world, all rights, title and interest (including the entire copyright and all renewals, reversions and extensions thereof) in and to all modifications to the Licensor Intellectual Property and other aspects of the System proposed or created by or on behalf of Licensee or its Affiliates. Licensee waives (and will cause each of its employees or independent contractors who contributed to such modifications to waive) all rights of “droit moral” or “moral rights of authors” or any similar rights that

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Licensee (or its employees or independent contractors) may now or hereafter have in such modifications, and Licensee disclaims any interest in such modifications by virtue of a constructive trust. Licensee agrees to execute (or cause to be executed) and deliver to Licensor any documents and to do any acts that may be deemed necessary by Licensor to perfect or protect the title in the modifications herein conveyed, or intended to be conveyed now or in the future; and
(6)all goodwill arising from Licensee’s use of the System (other than Electronic Systems provided by or licensed by third parties) and any other aspect of the System will inure solely and exclusively to Licensor’s benefit, and upon expiration or termination of this Agreement, no monetary amount will be assigned as attributable to any goodwill associated with Licensee’s use of any aspect of the System.
C.The provisions of this Section 13.2 will survive the expiration or termination of this Agreement.
13.3Licensee’s Use of Other Marks.
A.Licensee will not use in any manner any of the System in connection with any Other Mark(s) (except the Licensee Marks), without Licensor’s prior written approval in Licensor’s sole discretion.
B.Licensee will not use any name or Other Mark (including the Licensee Marks) in connection with the Licensed Business or the Projects that may infringe upon, or tend to be confused with, dilute or otherwise violate a third party’s trade name, trademark, or other rights in intellectual property.
C.Except as otherwise expressly permitted by Section 9.3 and 9.5, Licensee will not use or permit the use of any Other Mark (except for the Licensee Marks) in connection with the Licensed Business or the Projects or in any Marketing Content, advertising of, for, relating to or involving the Licensed Business or the Projects or its operation without Licensor’s prior approval, which approval may be granted or withheld in Licensor’s sole discretion; provided, however, nothing in this Section 13.3.C is intended to prohibit Licensee or its Affiliates from utilizing Other Marks in connection with the operation of country clubs, spas, golf courses, food and beverage outlets, gift and sundry shops in the ordinary course of business at Projects.
13.4Licensee Websites and Mobile Applications.
A.Licensee has established and intends to continue the use of one or more Internet websites, mobile applications and social media applications to advertise and promote the Licensed Business and the Projects (collectively, “Licensee’s Website”). Except as permitted with respect to Licensee’s Website as described below, Licensee will not display the Licensed Marks or associate the System with (through a link or otherwise) any website, mobile application, electronic Marketing Content, domain name, address, designation, or listing on the Internet or other platform or communication system, except in compliance with the Brand Standards. Licensor will not object to foregoing items that Licensee has in place as of the Effective Date as not being in compliance with Brand Standards, other than misuses of the Licensed Marks; provided, however, that, following the Effective Date, any changes, additions, expansions, or other modifications of the foregoing and any new uses with respect to the foregoing must be in accordance with the Brand Standards. Licensor will permit Licensee to operate and maintain Licensee’s Website, provided that (a) the form, content and appearance of the Licensed Marks that appear on Licensee’s Website, and any modifications thereto, comply with the Brand Style and Communications Standards or are otherwise approved in writing by Licensor (such approval not to be unreasonably withheld,

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conditioned or delayed) before being posted on the Internet; and (b) Licensee’s Website complies with all Data Protection Laws and the data protection laws of other jurisdictions that apply to Licensee’s Website.
B.Licensee agrees that Licensor will be the registrant (i.e., registered owner) of all domain names that contain, reference, or are comprised of any of the Licensed Marks (or components of such Licensed Marks) now and in the future (collectively, “Licensed Domains”), and that all Licensed Domains will be registered and maintained with a Registrar. Licensor will have a “parent account” (or its equivalent) at each Registrar, and Licensee will have a “child account” (or its equivalent) at each Registrar under Licensor’s parent account for purposes of registering and managing all Licensed Domains that Licensee is permitted to use under this Agreement. Licensee will serve as and be identified as the technical contact for the Licensed Domains, and Licensee will be solely responsible for the use and maintenance of the Licensed Domains (including controlling the child account and the user name and password for that account, paying all registration and renewal fees, maintaining and updating the servers for the Licensed Domains and any corresponding websites, and maintaining accurate contact information on the WHOIS records for the administrative and technical contacts). However, Licensor has the option, but is not required, to pay registration and renewal fees and take any actions to prevent the cancellation or expiration of any of the Licensed Domains. Licensee will not directly or indirectly: (1) delete or cancel any of the Licensed Domains without prior notice to Licensor and affording Licensor an opportunity to assume control or management of such Licensed Domains, (2) transfer control or management of any of the Licensed Domains to a new registrar, (3) transfer ownership of any of the Licensed Domains to an owner other than Licensor, (4) except as consented to by Licensor, encumber any of the Licensed Domains in any way (collectively, the “Changes”), or (5) permit use of the Licensed Domains, directly or indirectly, in any manner inconsistent with the terms of this Agreement. Licensee’s child account with each Registrar will not permit Licensee to make any Changes. Upon expiration or termination of the Agreement, Licensor will subsume Licensee’s child account into its parent account and will take over the disposition and management of all Licensed Domains in that account as Licensor may determine in its sole discretion, and Licensee will provide any cooperation necessary to carry this out.
13.5Credit and Debit Cards.
A.Except to the extent used under Section 13.5.B(ii)(a), Licensee and its Affiliates shall not use any of the Licensor Intellectual Property, including the Licensed Marks or the Licensed Business Customer Information, to brand, co-brand, sponsor, market, or promote or otherwise affiliate with a credit, charge or debit card other than through an arrangement with Licensor in connection with a Marriott branded, co-branded, sponsored, marketed, or promoted credit, charge or debit card.
B.Licensee shall not market or promote the acquisition of a credit, charge or debit card in connection with the Licensed Business, including using any customer-facing sales assets or facilities that contain or display any of the Licensor Intellectual Property (including phone numbers, websites, domain names, screen names, social networking names, email addresses, and customer information) or Branded Elements in connection with the marketing or promotion of the acquisition of a credit, charge or debit card, other than (i) in an arrangement with Licensor in connection with a Marriott branded, co-branded, sponsored, marketed or promoted credit, charge or debit card, or (ii) in an arrangement that complies with Section 13.5.A above, and each of the following, subject to Section 13.5.C: (a) Licensee and its Affiliates may not market or promote such card except to existing Members of Licensed Destination Club Products, (b) Licensee and its Affiliates may not market or promote such card at Licensed Destination Club Projects or Licensed Residential Projects, (c) such card may offer benefits to cardholders such as discounts on Licensed Destination Club Products, or stays, products or services at Licensed Destination Club Projects, but may not offer points or other benefits that consist of or are exchangeable into points under a Brand Loyalty Program, or usage rights for Licensed Destination Club Units that may be used or converted into

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stays or other benefits at Licensor Lodging Facilities, and (d) such card may not be branded or sponsored by any Lodging Competitor Brand.
C.Licensee shall only be obligated to participate in an arrangement with Licensor in connection with a Marriott branded, co-branded, sponsored, marketed or promoted credit, charge or debit card provided that Licensor is complying with its obligations relating to such arrangement in the Services Manual. Unless Licensee elects to no longer participate in such arrangement, so long as Licensee is participating in such an arrangement and Licensor is complying with its obligations relating to such arrangement in the Services Manual, Licensee shall not have the right to enter into an arrangement described in clause (ii) of Section 13.5.B.
D.Nothing in this Section 13.5 shall restrict Licensee from entering into (i) credit, charge or debit card acceptance, merchant, servicing, and similar arrangements in the ordinary course of business with credit, charge and debit card companies, or (ii) subject to Sections 9.3 and 9.5, co-marketing, promotional and similar arrangements with credit, charge and debit card companies designed to promote the sale and general awareness of Licensed Destination Club Products and Licensed Residential Units to the card company’s customer base or (iii) subject to Sections 9.3 and 9.5, arrangements with credit, charge and debit card companies under which the card company’s customers can use credit card points for stays and services at Projects. For the avoidance of doubt, with respect to clauses (ii) and (iii) in the previous sentence, Licensee is not permitted to use any Licensed Business Customer Information; provided, that in the case of clause (ii), Licensee may use the list of Members of Licensed Destination Club Products for the sole purpose of expunging such Members from the card company’s recipient list for such promotion.
E.Licensor shall not permit any other party to brand, co-brand, sponsor, market, promote, or otherwise affiliate with a Destination Club Business-branded credit, charge or debit card, in each case if the branding of the card uses the Licensed Marks or any other names or marks licensed by Licensor to such party in connection with a Destination Club Business operated under names and marks licensed to such party by Licensor. For the avoidance of doubt, the preceding sentence shall not prohibit any arrangement with or involving Licensor in connection with a Marriott (or other Licensor mark) branded, co-branded, sponsored, marketed or promoted credit, charge or debit card.
13.6Use of Licensee Marks.
A.Licensee represents that: (i) Licensee owns the registrations and/or the applications to register the Licensee Marks; and (ii) to the best of its actual knowledge: (x) Licensee has the right to consent to Licensor’s use of the Licensee Marks and (y) there are no claims, litigation or proceedings pending or threatened by any Person that would materially affect Licensor’s use of the Licensee Marks as contemplated by the terms of this Agreement. Licensee hereby consents to Licensor’s and its Affiliate’s use of the Licensee Marks in connection the Licensed Business and the Projects (including in printed marketing and promotional materials, and on Licensor’s website) and agrees that such consent shall remain in full force and effect until thirty (30) days following the termination of this Agreement for any reason. Licensor consents to Licensee’s use of the Licensee Marks in connection with the Licensed Marks on the terms and conditions set forth in this Section 13.6.
B.Licensee will use the Licensee Marks together with the Licensed Marks only as authorized under this Agreement in connection with the Licensed Business and the Projects and only in accordance with the Brand Style and Communications Standards or as otherwise authorized in advance by Licensor in writing. Licensee will strictly conform all uses of the Licensee Marks together with the Licensed Marks to the content, layout and graphic design of sample materials in accordance with the Brand Style and Communications Standards or as otherwise approved in advance by Licensor, and Licensee shall

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restrict such usage to types of activity, medium or signage in accordance with the Brand Style and Communications Standards or as otherwise specifically approved in advance by Licensor.
C.Licensee will not file, seek or make any registration containing any of the Licensee Marks together with any Licensed Marks. If such filing is required by Applicable Law, such registration shall be subject to the prior written approval of Licensor and shall be made solely by Licensor. Licensee shall withdraw, cancel or assign to Licensor, at Licensor’s option, any unauthorized registration upon the request of Licensor. At Licensee’s request upon the expiration or termination of this Agreement, Licensor shall withdraw or cancel any registration containing any Licensee Marks together with Licensed Marks.
D.Upon termination of this Agreement for any reason, Licensee will cease using the Licensed Marks as specified in Section 19, including all use of the Licensed Marks together with the Licensee Marks as authorized pursuant to this Section 13.6. Upon termination of this Agreement for any reason, Licensor will cease using the Licensee Marks as specified in Section 19, including all use of the Licensee Marks together with the Licensed Marks as authorized pursuant to this Section 13.6.
E.Licensee acknowledges and agrees that (a) it shall not acquire any right, title or interest in or to the Licensed Marks as a result of the use of the Licensee Marks together with the Licensed Marks, (b) all goodwill associated with the Licensed Marks generated by their use together with the Licensee Marks shall inure solely to Licensor, and (c) it shall not assert that the Licensed Marks and the Licensee Marks when used together comprise a composite or unitary mark. Licensor acknowledges and agrees that (a) it shall not acquire any right, title or interest in or to the Licensee Marks as a result of the use of the Licensed Marks together with the Licensee Marks, (b) all goodwill associated with the Licensee Marks generated by their use together with the Licensed Marks shall inure solely to Licensee, and (c) except as necessary in connection with a filing by Licensor under Section 13.6.C, it shall not assert that the Licensee Marks and the Licensed Marks when used together comprise a composite or unitary mark.
F.Licensee hereby acknowledges and agrees that if at any time the use of the Licensee Marks in connection with the Licensed Business or any Project is challenged by a third party, Licensor may require that such use immediately cease or that the affected Licensee Marks be changed in a manner that resolves the challenge raised by the third party. Notwithstanding the potential requirement above by Licensor that Licensee cease using or use a changed Licensed Mark upon a third-party challenge to the Licensed Mark, if Licensee believes such challenge is without merit, Licensee may request that Licensor contest such challenge and Licensor shall determine how to proceed in Licensor’s discretion. Except as otherwise set forth in this Agreement, Licensee shall have sole responsibility for enforcing the Licensee Marks in its discretion and cost and is entitled to all settlements, damages, costs, attorneys’ fees or other amounts received from such enforcement efforts. In the course of enforcing or defending the Licensee Marks, Licensee shall not make any statements, take any positions or actions, or enter into any agreements that may restrict, narrow, limit or affect Licensor’s rights to the Licensed Marks. To the extent any Licensee Mark is used in connection with any of the Licensed Marks, enforcement and defense of the Licensed Marks is governed by Section 13.2.A(10).
13.7Assignment of Certain Intellectual Property to Licensee.
A.Effective as of the date of the Spin-Off Transaction, Licensor and/or its Affiliates assigned to Licensee certain intellectual property pursuant to an assignment agreement in the form agreed to by the parties.
B.Upon the Deflagging of all Projects using a particular Licensed Project Name, Licensor and/or its Affiliates will assign, or have assigned, to Licensee the Licensed Project Name and the related Licensed Project Domains applicable to such Project(s), and upon the termination or expiration of

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this Agreement, Licensor and/or its Affiliates will assign, or have assigned, to Licensee all of the then- existing Licensed Project Names and the related Licensed Project Domains. Such assignments shall be made pursuant to an assignment agreement in the form agreed to by the parties at the time of such assignment. For the avoidance of doubt, Licensor has no obligation to assign any rights in the project names for the Vistana Projects upon Deflagging, upon termination or expiration of this Agreement, or otherwise.
C.Upon termination or expiration of this Agreement, Licensor and/or its Affiliates will assign to Licensee any rights that Licensor or its Affiliates have in the name “Grand Residences” and related domain names that do not also contain or reference any Licensed Mark (other than “Grand Residences”) pursuant to an assignment agreement in the form agreed to by the parties at the time of such assignment.
13.8Fees and Reimbursements for the Portfolio Name and Mark.
Licensee will pay or reimburse Licensor for all costs and expenses (including attorneys’ fees) incurred by Licensor or its Affiliates in connection with searching, applying for, securing and maintaining trademark rights (collectively, “Trademark Rights Activities”) for the Portfolio Name and Mark (i) in the United States of America and (ii) in all other jurisdictions where Licensee has agreed that Licensor should undertake Trademark Rights Activities or that otherwise are deemed appropriate by Licensor. Licensor will not require Licensee to pay an increase Destination Club Royalty Fees as a result of the grant of the right to use the Portfolio Name and Mark as contemplated by this Agreement; provided, however, that Licensor does not waive the right to charge license or other fees or charges for new or additional concepts or marks that Licensor may agree to permit Licensee to use in the future in connection with the Licensed Business.
13.9Use of StarOptions Marks.
A.Licensor hereby agrees that Licensee and its Affiliates may continue to use the StarOptions Mark until the end of the Term; provided that:
(i)such use is solely in connection with the Licensed Destination Club Business for the purpose set forth in Exhibit M, for those goods and/or services that are (a) the type of goods and services in connection with which Licensee and its Affiliates were using the StarOptions Mark immediately prior to May 11, 2016, and (b) of a quality at least as high as the quality of goods and services provided by Licensee and its Affiliates immediately prior to May 11, 2016; and
(ii) such use complies with all applicable Brand Standards (including style and other usage guidelines) and Applicable Law.
B.Licensee hereby acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, Licensor and its Affiliates make no representations or warranties, and provide no assurances or indemnities, with respect to the StarOptions Mark or the use of the StarOptions Mark by Licensee or its Affiliates.
C.Notwithstanding the foregoing provisions of this Section 13.9, Licensor may require Licensee and/or any of its Affiliates to cease all use of the StarOptions Mark at any time upon written notice to Licensee in the event that (i) Licensee or any of its Affiliates are in breach of the terms and conditions of this Section 13.9, or (ii) Licensor reasonably determines that any use of the StarOptions Mark by Licensee or any of its Affiliates poses an actual risk of material liability to Licensor or its Affiliates or would otherwise violate Applicable Law.

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D.Licensee hereby agrees that all goodwill associated with the use by Licensee and its Affiliates of the StarOptions Mark shall inure to the benefit of Licensor or its Affiliates, as applicable. Licensee agrees to cooperate (at no cost to Licensor) with Licensor in facilitating Licensor’s control of the nature and quality of the use of the StarOptions Mark and to supply Licensor with any information and/or specimens reasonably requested by or on behalf of Licensor relating to all uses of the StarOptions Mark. Licensee and its Affiliates shall not contest the validity or ownership of the StarOptions Mark. Other than with respect to the limited uses expressly permitted under this Section 13.9, Licensee and its Affiliates shall not use the StarOptions Mark, or any derivative thereof, or any name or term that would reasonably be determined to be confusingly similar thereto, in connection with the sale of any products or services, in their legal entity name or “doing business as” name or otherwise in the conduct of their respective businesses or operations.
E.Notwithstanding anything to the contrary contained in this Agreement, in the event that Licensee or any of its Affiliates breaches this Section 13.9, Licensor shall be entitled to institute any and all proceedings permitted by Applicable Law or in equity with respect to such breach, including actions for injunctive and/or declaratory relief (including specific performance) and/or damages.
14.CONFIDENTIAL INFORMATION; DATA PROTECTION LAWS
14.1Confidential Information.
A.Licensee will not, during the Term or thereafter, without Licensor’s prior consent, which consent may be granted or withheld in Licensor’s sole discretion, copy, duplicate, record, reproduce, in whole or in part, or otherwise transmit or make available to any “unauthorized” Person any Licensor Confidential Information or use the Licensor Confidential Information in any manner not expressly authorized by this Agreement. Licensee may divulge such Licensor Confidential Information only to such of Licensee’s employees or agents as require access to it in order to operate the Licensed Business and the Projects and to comply with Licensee’s obligations under the Transaction Agreements, and only if such employees or agents are apprised of the confidential nature of such information before it is divulged to them and they are bound by confidentiality obligations substantially similar to those listed above. All other Persons, including any acquirer or potential acquirer of Licensee, are “unauthorized” for purposes of this Agreement. Licensee agrees that the Licensor Confidential Information has commercial value and that Licensor and its Affiliates have taken commercially reasonable measures to maintain its confidentiality, and, as such, the Licensor Confidential Information is proprietary and a trade secret of Licensor and its Affiliates. Licensee will be liable to Licensor for any breaches of the confidentiality obligations in this Section 14.1.A by its employees and agents. Licensee will maintain the Licensor Confidential Information in a safe and secure location and will immediately report to Licensor the theft or loss of all or any part of the Licensor Confidential Information.
B.Licensor will not, during the Term or thereafter, without Licensee’s prior consent, which consent may be granted or withheld in Licensee’s sole discretion, copy, duplicate, record, reproduce, in whole or in part, or otherwise transmit or make available to any “unauthorized” Person any Licensee Confidential Information or use the Licensee Confidential Information in any manner not expressly authorized by this Agreement. Licensor may divulge such Licensee Confidential Information only to such of Licensor’s employees or agents as require access to it in order to comply with its obligations with respect to the operation of the Projects and the Licensed Business and with the Transaction Agreements, and only if such employees or agents are apprised of the confidential nature of such information before it is divulged to them and they are bound by confidentiality obligations substantially similar to those listed above. All other Persons are “unauthorized” for purposes of this Agreement. Licensor agrees that the Licensee Confidential Information has commercial value and that Licensee and its Affiliates have taken

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commercially reasonable measures to maintain its confidentiality, and, as such, the Licensee Confidential Information is proprietary and a trade secret of Licensee and its Affiliates. Licensor will be liable to Licensee for any breaches of the confidentiality obligations in this Section 14.1.B by its employees and agents. Licensor will maintain the Licensee Confidential Information in a safe and secure location and will immediately report to Licensee the theft or loss of all or any part of the Licensee Confidential Information.
14.2Data Protection Laws; Data Security.
A.With respect to the Licensed Business, each party will comply with all applicable Data Protection Laws and the Brand Standards related thereto and do and execute, or arrange to be done and executed, each act, document and thing necessary or desirable to keep the other party and its Affiliates in compliance with any of the Data Protection Laws. Each party shall reimburse the other party and its Affiliates for any and all costs incurred in connection with the breach by such party of such Data Protection Laws or the Brand Standards.
B.Without limiting the foregoing, each party shall implement with respect to the Licensed Business reasonable, current security measures to prevent unauthorized access to data relating to the Licensed Business (including the Licensed Business Customer Information) under such party’s control. Such measures shall in no event be less stringent than (i) those used by such party to safeguard the Licensee Confidential Information and the Licensee Intellectual Property (in the case of Licensee) or the Licensor Confidential Information and the Licensor Intellectual Property (in the case of Licensor) or (ii) industry standard security measures used by companies of a similar size. Such measures shall include, where appropriate, use of updated firewalls, virus screening software, logon identification and passwords, encryption, intrusion detection systems, logging of incidents, periodic reporting, and prompt application of current security patches, virus definitions and other updates.
C.Each party shall secure all Personally Identifiable Information from unauthorized access, use, disclosure and loss using commercially reasonable security practices and technologies. If either party becomes aware of a suspected or actual breach of security involving Personally Identifiable Information, such party will notify the other party promptly after becoming aware of such occurrence. For purposes of such notification, Licensee shall notify Licensor’s Information Protection and Privacy Department at privacy@marriott.com, and Licensor shall notify Licensee’s Information Protection and Privacy Department at mvciprivacy@vacationclub.com, in either case or such other email addresses as a party may notify in writing to the other party from time to time.
15.ACCOUNTING AND REPORTS
15.1Books, Records, and Accounts.
Licensee at its expense will maintain and preserve for at least the period of time required by Applicable Law, complete and accurate books, records, and accounts in accordance with United States of America generally accepted accounting principles, consistently applied, and Applicable Law, for the Licensed Business, including each sale of an interest in Destination Club Units and Residential Units and other reasonable information that is necessary for Licensor to determine whether Licensee is in compliance with this Agreement. Licensee’s obligation to preserve such books, records and accounts will survive the expiration or termination of this Agreement.
15.2Reports.
A.Licensee will, at its expense, submit to Licensor within fifteen (15) days after the close of each Accounting Period during the Term a statement, in the form attached as Exhibit D, containing

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specified sales information for such Accounting Period with respect to the Licensed Business, including aggregate initial sales relating to Gross Sales Prices, aggregate re-sales relating to Gross Sales Prices, aggregate initial sales relating to Gross Commissions, and aggregate re-sales relating to Gross Commissions and the Project count (showing the number of open and operating Projects and the corresponding number of Licensed Destination Club Units and Licensed Residential Units built and that have a certificate of occupancy) as of the end of each such Accounting Period.
B.Licensee will, at its expense, submit to Licensor within ninety (90) days following the end of each calendar year during the Term information regarding the length of the terms, renewal rights, and expiration dates of Property Owners’ Association management agreements.
15.3Licensor Examination and Audit of Licensee’s Records.
A.Licensor and its authorized representatives have the right, at any time (but not more than once per calendar year, unless an audit reveals an understatement in such year), upon reasonable notice to Licensee, to: (i) examine all books, records, and accounts of Licensee for the five (5) years preceding such examination that relate to support for calculation of the Royalty Fees and other amounts payable under this Agreement where the calculation of such amount depends on information provided by Licensee and copy such information that is reasonably necessary for, and relevant to, such audit; and (ii) have an independent audit made of any of such books, records, and accounts. Licensee will provide such other assistance as may be reasonably requested related to the audit. If an examination or audit reveals that Licensee has made underpayments to Licensor or any of its Affiliates, Licensee will promptly pay to Licensor or such Affiliate upon demand the amount underpaid plus interest on the underpaid amount which will accrue thereon at a rate per annum equal to the Interest Rate from the date such amount was due until paid. If Licensee in good faith disputes that there was an underpayment, the parties will review the books and records in a cooperative manner in an attempt to resolve any discrepancy.
B.If an examination or audit discloses an understatement of payments due to Licensor of five percent (5%) or more for the period being examined or audited, or if the examination or audit reveals that the accounting procedures are insufficient to determine the accuracy of the calculation of any payments due, Licensee will reimburse Licensor for all reasonable costs and expenses connected with the examination or audit (including reasonable accounting and lawyers’ fees). If the examination or audit establishes a pattern of underreporting, Licensor may require that the financial reports due under Section 15.2 be audited by an internationally recognized independent accounting firm consented to by Licensor. The foregoing remedies are in addition to any other remedies that Licensor may have under this Agreement.
C.If an examination or audit reveals that Licensee has made overpayments to Licensor or any of its Affiliates, Licensor or such Affiliate will promptly pay to Licensee upon demand the amount overpaid. If Licensor does not pay Licensee the overpaid amount within thirty (30) days after receiving documentation evidencing such overpayment reasonably requested by Licensor, Licensor will also pay interest on the overpaid amount which will accrue thereon at a rate per annum equal to the Interest Rate from the thirtieth (30th) day following Licensor’s receipt of such documentation until paid.
D.To the extent Licensee is required to have access to information that is in the sole possession of Licensor or its Affiliates for purposes of Licensee’s compliance obligations with respect to the Sarbanes-Oxley Act of 2002 (or any successor statute) or for purposes of Licensee’s reporting obligations as a publicly-traded company, Licensor will cooperate in providing access to the necessary information that is within Licensor’s or its Affiliates’ control and that Licensor and its Affiliate is permitted to provide under Applicable Law.

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16.INDEMNIFICATION; CONTRIBUTION IN LIEU OF INDEMNIFICATION; AND INSURANCE
16.1    Indemnification.
A.Licensee will, and hereby does, indemnify and defend Licensor and its Affiliates, their officers, directors, agents and employees, and their respective successors and assigns, from and against all losses, costs, liabilities, damages, claims, and expenses of every kind and description with respect to claims brought by third-parties, including allegations of negligence by Licensor, its Affiliates, and their respective officers, directors, employees, and agents (subject to Section 16.1.G), to the fullest extent permitted by Applicable Law, and including reasonable lawyers’ fees, arising out of or resulting from acts or omissions by Licensee or its Affiliates or their respective officers, directors, agents, or employees involving the following:
(i)the use of any Licensor Intellectual Property in violation of this Agreement;
(ii)any violation of Applicable Law with respect to the Licensed Business;
(iii)a claim that Licensor or its Affiliates are developers, declarants, sponsors, or brokers of Licensed Destination Club Units, Licensed Unbranded Destination Club Units or Licensed Residential Units;
(iv)any design, renovation, upgrading, alteration, remodeling, repair or construction defect claims (in no event shall this provision impact Licensee’s rights and interest under any insurance policies as provided under other Transaction Agreements) or claims related to services provided to Members;
(v)claims related to services provided to Members, any claim by any Member relating to the interests in Destination Club Units or Residential Units, any claim by any Member relating to any untrue statement or alleged untrue statement of a material fact contained in the offering materials, or any omission or alleged omission to state a material fact required to be stated in such offering materials or necessary to make the statements made therein not misleading;
(vi)the offer or sale of interests in Licensed Destination Club Units, Licensed Unbranded Destination Club Units or Licensed Residential Units, including any disputes or lawsuits arising therefrom;
(vii)the development, sales, and marketing activities occurring on or after the date of the Spin-Off Transaction and the operation or servicing of the Projects or of any other business conducted by Licensee or its Affiliates on, related to, or in connection with the Projects or the Licensed Business;
(viii)the unauthorized use of the Licensed Marks in connection with the offer and sale of interests in Licensed Destination Club Units, Licensed Unbranded Destination Club Units or Licensed Residential Units (a) in any Unregistered Area and (b) in any jurisdiction where the Licensed Marks are the subject of Vulnerable Registrations;
(ix)claims made by Members or other customers of the Licensed Business as a result of the termination (other than wrongful termination by Licensor) or expiration of this Agreement or any rights granted hereunder in accordance herewith;

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(x)infringement, dilution or other claims by third parties in relation to the Licensee Intellectual Property or for Licensor’s use of Licensee Intellectual Property that is licensed, or the use of which is consented to, hereunder by Licensee in accordance with the terms of this Agreement;
(xi)failure to pay Taxes payable by, levied or assessed against Licensee, its Affiliates, or any Property Owners’ Association by Tax authority relating to the Licensed Business, the Projects, this Agreement, any other Transaction Agreements or in connection with operating the Projects or the Licensed Business;
(xii)Logoed Merchandise produced by or on behalf of Licensee, and its Affiliates bearing the Licensed Marks, including products claims and claims for infringement, dilution or any other violation of intellectual property rights or other rights;
(xiii)breach of the obligations with respect to Personally Identifiable Information or data security under this Agreement and any and all costs and expenses related to notification of affected individuals and procurement of credit protection services for such individuals;
(xiv)the infringement of a third party’s intellectual property rights in connection with the Licensed Business, other than with respect to use by Licensee and its Affiliates of Licensor Intellectual Property that is licensed hereunder to Licensee in accordance with the terms of this Agreement;
(xv)any claim arising from the operation, ownership or use of the Licensed Business, the Projects or of any other business conducted on, related to, or in connection with the Projects, including any claim arising as a result of any Permitted Variation (including any incremental liability to which Licensor may be subject solely by virtue of any Permitted Variations); and
(xvi)failure to operate the Projects in compliance with the terms, conditions, restrictions, and prohibitions in this Agreement relating the operation of the Projects as Destination Club Products or as Residential Products.
B.Licensor will, and hereby does, indemnify and defend Licensee and its Affiliates, their officers, directors, agents and employees, and their respective successors and assigns, from and against all losses, costs, liabilities, damages, claims, and expenses of every kind and description with respect to claims brought by third-parties, including allegations of negligence by Licensee, its Affiliates, and their respective officers, directors, employees, and agents (subject to Section 16.1.G), to the fullest extent permitted by Applicable Law, and including reasonable lawyers’ fees, arising out of or resulting from acts or omissions by Licensor or its Affiliates or their respective officers, directors, agents, or employees involving the following:
(i)infringement claims by third parties for Licensee’s use of Licensor Intellectual Property that is licensed hereunder to Licensee in accordance with the terms of this Agreement, but excluding any Licensor Intellectual Property that is licensed from, or otherwise provided by, a third party (other than an Affiliate of Licensor), provided that the use of the Licensor Intellectual Property is in accordance with the terms and conditions of this Agreement;
(ii)if Licensee and its Affiliates are in compliance with the terms, conditions, restrictions, and prohibitions in this Agreement relating to the operation of the Projects as

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Destination Club Projects or as Residential Projects, claims by owners, developers, operators, lessees, licensees, or franchisees of Licensor Lodging Facilities that the conduct of the Licensed Business violates Agreed Territorial Protections;
(iii)any violation of Applicable Law with respect to the Licensed Business;
(iv)to the extent that Licensor or its Affiliates provide services to customers of the Licensed Business, claims by the customers concerning the services provided by Licensor or its Affiliates to such customers of the Licensed Business;
(v)to the extent that Licensor or its Affiliates operate or provide services to the Projects or operate other businesses at, or in connection with the Projects or the Licensed Business, claims by customers arising directly out of or based solely on the operation of Projects or services provided by Licensor or its Affiliates; and
(vi)breach of the obligations with respect to Personally Identifiable Information or data security under this Agreement and any and all costs and expenses related to notification of affected individuals and procurement of credit protection services for such individuals.
Notwithstanding the foregoing, Licensor shall have no liability for any claims arising out of or relating to:
(x) Licensee’s or its Affiliates’ unauthorized use of the Licensed Marks: (a) in any Unregistered Area or the Excluded Area; (b) in any jurisdiction where the Licensed Marks are the subject of Vulnerable Registrations; or (c) in any jurisdiction where the Licensed Marks have been previously registered or applied for by third parties or with respect to which there are prior users or prior conflicting rights held by third parties;
(y)any uses of the Licensed Marks by Licensee or its Affiliates that are not covered by the trademark registrations for the Licensed Marks held by Licensor or its Affiliates; or
(z)Logoed Merchandise bearing the Licensed Marks, including products claims and claims for infringement, dilution or any other violation of intellectual property rights.
C.If either party receives notice of any action, suit, proceeding, claim, demand, inquiry, or investigation for which it is entitled to an indemnity under Sections 16.1.A or B, the party receiving notice shall promptly notify the other party.
D.Unless the parties otherwise agree, within 30 days after an indemnifying party receives notice of a third-party claim in accordance with Section 16.1.C, the indemnifying party will defend the third-party claim (and, unless the indemnifying party has specified any reservations or exceptions, seek to settle or compromise), at its expense and with its counsel. The indemnitee may, at its expense, employ separate counsel and participate in (but not control) the defense, compromise, or settlement of the third- party claim. However, the indemnifying party will pay the fees and expenses of the indemnitee’s counsel (a) for any period during which the indemnifying party has not assumed the defense of the third-party claim (other than for any period in which the indemnitee did not notify the indemnitee of the third-party claim as required by Section 16.1.C) or (b) if the engagement of counsel is as a result of a conflict of interest, as the indemnitee reasonably determines in good faith. Notwithstanding the above, if Licensor determines that the matter at issue may have a material adverse effect on Licensor, the Licensed Marks, or Licensor’s Lodging Business, then Licensor, through counsel of its choice, may control the defense or response to any such action, and such undertaking by Licensor will not, in any manner or form, diminish Licensor’s

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obligations to Licensee hereunder. If the matter at issue principally relates to Licensee’s interest in the Licensed Business, Licensor shall allow Licensee through counsel of its choice to control the defense or response to any such action.
E.Under no circumstances will any indemnitee be required or obligated to seek recovery from third parties or otherwise mitigate its losses in order to maintain a claim for indemnification under this Agreement, and the failure to pursue such recovery or mitigate a loss will in no way reduce the amounts recoverable from the indemnifying party by the indemnitee.
F.The remedies provided in this Section 16.1 are cumulative and do not preclude assertion by any indemnitee of any other rights or the seeking of any and all other remedies against any indemnifying party.
G.(1) Notwithstanding anything to the contrary in Sections 16.1.A or B, if the third party claim at issue results directly and solely from a breach by the party seeking indemnification of such party’s obligations under this Agreement, the Electronic Systems License Agreement, or the Design Review Addendum, then the party seeking indemnification will not be entitled to indemnification, to the extent such claim or some or all of claimants’ damages results directly and solely from such breach. For the avoidance of doubt, (a) a failure by Licensor to (i) inspect or note in any inspection a deficiency or non- compliance with Brand Standards by Licensee or its Affiliate or (ii) enforce compliance with any Brand Standard by Licensee or its Affiliate or (b) any approval by Licensor of conduct or actions of Licensee or its Affiliate, shall not be deemed a breach that would limit or otherwise affect Licensee’s obligation to indemnify Licensor.
(2) Except as may expressly be set forth in this Agreement, none of Licensor or its Affiliates or Licensee or its Affiliates will in any event have any liability to the other (including the obligation to indemnify the other party under this Section 16.1), or to any other Licensor indemnitee or Licensee indemnitee, as applicable, under this Agreement (a) for claims where either party or their Affiliates or their respective officers, directors, employees or agents are found to be solely responsible by a final non- appealable judicial decision for such damages or losses based upon such person’s or entity’s willful misconduct or gross negligence or (b) for any indirect, punitive or consequential damages (other than to the extent the indemnitee is liable for such damages under a court order issued in connection with a claim).
H.The parties’ obligations under this Section 16.1 will survive the termination or expiration of this Agreement.
16.2Insurance Requirements of Licensee.
A.During the Term, Licensee, at its (or the Property Owners’ Associations’) expense, will procure and maintain (or cause to be procured and maintained) such insurance as may be required by the terms of any condominium, association, and trust agreements on each Project or Applicable Law, and no less than the following:
(1)Property Insurance
(a)Property insurance coverage on each Project as required under the applicable Project condominium, association, and trust agreements, except to the extent procured by Licensor under any Licensor Management Agreement. In the event the applicable Project does not have condominium, association, or trust agreements or insurance requirements set forth in such agreements, the Project building(s) and contents shall be insured against loss or damage by fire, lightning, and all other risks covered by the usual all-risk policy form, all in an amount not less than the full replacement cost (as such

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term is customarily used in the insurance industry) and earthquake, windstorm, flood and terrorism in reasonable amounts.
(2)Workers’ compensation insurance in statutory amounts on all employees of Licensee or its Affiliates of each Project and employer’s liability insurance in amounts not less than $1,000,000 per accident/disease.
(3)Comprehensive or commercial general liability insurance for any losses arising from each Project or its operation, with a limit of not less than $1,000,000 per each occurrence for bodily injury and property damage. If the general liability coverages contain a general aggregate limit, such limit will be not less than $2,000,000. Such insurance will be on an occurrence policy form and will include premises and operations, independent contractors, blanket contractual, products and completed operations, acts of terrorism, worldwide defense and indemnity, advertising injury, employees as additional insureds, personal injury, incidental medical malpractice, severability of interests, innkeeper’s and safe deposit box liability, and explosion, collapse and underground coverage during any construction, renovation, upgrading and/or remodeling.
(4)Liquor Liability (applicable when alcoholic beverages are distributed, sold, served, or furnished at the Project ) for combined single limits of bodily injury and property damage of not less than $1,000,000 each occurrence and an aggregate of $2,000,000.
(5)Business Auto Liability including owned, non-owned and hired vehicles for combined single limits of bodily injury and property damage of not less than $1,000,000 each occurrence.
(6)Umbrella or Excess Liability on a following form in amounts not less than $200,000,000 in excess of the liability insurance required under subsections A(2) (for employer’s liability) through (5) immediately above.
(7)Fidelity insurance coverage or a fidelity bond in an amount not less than $1,000,000 per occurrence.
(8)Employment practices liability insurance in an amount not less than $1,000,000 per occurrence.
(9)Such other insurance as may be customarily carried by other first class operators on projects similar to the Projects or as required by Licensor on similar projects.
B.    The following general insurance requirements will be satisfied by Licensee:
(1)All insurance under subsection A(3) through (5) of this Section and subsection A (6) (if such Umbrella or Excess does not follow form with the additional insured status in underlying policies in subsection A(3) through (5) of this Section) will name as additional insureds Licensor, any Affiliate of Licensor designated by Licensor, and their employees. All insurance required hereunder will be provide that the coverages will be primary and that any insurance carried by any additional insured will be excess and non-contributory, except as provided under a Licensor Management Agreement for a particular Project.
(2)Any deductibles or self-insured retentions allocated to any individual Project by Licensee (excluding deductibles for high hazard risks in high hazard geological zones, such as

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flood, earthquake, terrorism and windstorm, which will be as required by the insurance carrier) will not exceed $50,000, or such higher amount as may be approved in advance in writing by Licensor.
(3)All insurance purchased in compliance herewith will be placed with insurance companies of recognized responsibility and reasonably acceptable to Licensor which acceptance shall not be unreasonably withheld and approved to do business in the state, country or jurisdiction where each Project is located.
(4)All insurance required hereunder will provide if commercially available (if not available, Licensee shall provide such notice) whereby the policies will not be canceled, non- renewed, or limits reduced without at least thirty (30) days prior notice to Licensor. Licensee will deliver to Licensor a certificate of insurance (or certified copy of such insurance policy if requested by Licensor in the event of a loss) in English evidencing the coverages required herein. Renewal certificates of insurance (or certified copies of such insurance policy if requested by Licensor in a particular jurisdiction) will be delivered to Licensor upon renewal of such policy, but no later than ten (10) days after their respective inception dates.
(5)All insurance required hereunder may be written under policies of blanket insurance that cover other properties of Licensee and its Affiliates so long as such blanket insurance substantially fulfills the requirements herein.
(6)Licensee’s obligation to maintain the insurance hereunder will not relieve Licensee of its indemnification obligations under Section 16.1.
(7)Should Licensee for any reason fail to procure or maintain the insurance required by this Agreement or as revised in writing by Licensor, Licensor will have the right and authority (without however any obligation to do so) to immediately procure such insurance and to charge the cost thereof to Licensee, which charges, together with a reasonable fee for Licensor’s expenses in so acting, will be payable by Licensee immediately upon notice.
16.3Insurance Required During Construction.
Licensee shall maintain insurance pursuant to the requirements in the Design Review Addendum at Exhibit G.
16.4Obligation to Maintain Insurance.
Licensee’s obligation to maintain the insurance hereunder will not relieve Licensee of its obligations under Sections 16.1. As required by Licensor on similar projects, Licensor reserves the right to review the insurance coverages and limits from time to time and require increases or amendments to the insurance outlined in 16.2 and 16.3 based on competitive terms and conditions in the jurisdiction where the applicable Project is located. Such requirements shall be mutually agreed by Licensor and Licensee, but in no event shall the changes be less than those required by Licensor on similar projects. In the event Licensor or its Affiliates enter into a Licensor Management Agreement with Licensee, Licensor or its Affiliates agree to maintain the insurance required to be procured by Licensor or its Affiliates pursuant to the terms and conditions of such Licensor Management Agreement, but in no event will the coverage, terms and amounts be less than those terms and conditions set forth in the Licensor Management Agreement.

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16.5Contribution.
A.If the indemnification provided for under this Agreement is unavailable, or insufficient to hold harmless an indemnitee in respect of any indemnified liability, the indemnifying party will contribute to the amount paid or payable by the indemnitee as a result of such liabilities. The amount contributed by the indemnifying party will be in such proportion as reflects the relative fault of the indemnifying party and the indemnitee in connection with the actions or omissions resulting in the liability and any other relevant equitable considerations.
B.The parties agree that any method of allocation of contribution under this Section 16.5 will take into account the equitable considerations referred to in Section 16.5.A. The amount paid or payable by an indemnitee to which the indemnifying party will contribute will be deemed to include any legal or other expenses reasonably incurred by the indemnitee to investigate any claim or defend any action. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
17.TRANSFERABILITY OF INTERESTS
17.1Transfers by Licensee.
Except as otherwise expressly provided herein, Licensee may not assign this Agreement or assign or sublicense any of its rights hereunder, or delegate any of its duties under this Agreement, or sell, transfer or dispose of all or substantially all of its assets relating to the Licensed Business, or merge or consolidate with any other entity in which Licensee is not the surviving entity, or engage in a transaction or series of related transactions that result in a Change in Control without Licensor’s prior written consent which it may grant or withhold in its sole discretion. Any such Transfer will be a material default under this Agreement, and Licensor shall be entitled to enjoin or obtain a court order prohibiting such Transfer without posting a bond. Licensee shall not make any Transfer to a Specially Designated National or Blocked Person; provided, however, that so long as the Ownership Interests in Licensee are publicly-traded on a U.S., nationally-recognized securities exchange, the purchase of publicly-traded Ownership Interests in Licensee by a Specially Designated National or Blocked Person shall not be deemed to be a violation of this sentence. If a Specially Designated National or Blocked Person acquires a Controlling Interest in Licensee, Licensor shall have the right to terminate this Agreement immediately upon notice to Licensee.
17.2Transfers by Licensor.
A.Except as otherwise expressly provided herein, Licensor may not assign this Agreement or assign any of its rights hereunder, or delegate any of its duties under this Agreement; provided, however, that Licensor may Transfer this Agreement to any Person without prior notice to, or consent of, Licensee, provided such Person (a) assumes Licensor’s obligations to Licensee under this Agreement and (b) (i) is an Affiliate of Licensor that has the legal, financial, and operational ability to perform the obligations of Licensor under this Agreement or (ii) acquires all or substantially all of Licensor’s rights in respect of (a) the System, (b) Specified Licensed Brand Hotels, and (c) the Branded Elements. This Agreement will be binding on and inure to the benefit of Licensor and the successors and assigns of Licensor. If, in connection with such acquisition of the rights in respect of the System and the Transfer of this Agreement Licensor retains ownership or control of any of the underlying assets of the System necessary to perform Licensor’s obligations under this Agreement, Licensor will continue to provide to Licensee, or to the Person assuming this Agreement, access to such underlying assets as is necessary to comply with the terms of this Agreement. If, in connection with such acquisition of the rights in respect of the System and the Transfer of this Agreement, the components of the Branded Elements that

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are used in Specified Licensed Brand Hotels are replaced with different or modified components by the Person assuming this Agreement, then, as a condition of such acquisition, such Person will be required to provide Licensee with access to such different or modified components that are comparable to the corresponding components of the Branded Elements. Licensor shall not make any Transfer to a Specially Designated National or Blocked Person; provided, however, that so long as the Ownership Interests in Licensor are publicly-traded on a U.S., nationally-recognized securities exchange, the purchase of publicly- traded Ownership Interests in Licensor by a Specially Designated National or Blocked Person shall not be deemed to be a violation of this sentence. If a Specially Designated National or Blocked Person acquires a Controlling Interest in Licensor, Licensee shall have the right to terminate this Agreement immediately upon notice to Licensor.
B.Licensee acknowledges that Licensor and its Affiliates operate as a multi-national business enterprise. Without limiting Section 17.2.A, Licensor has the right to Transfer all or part of its rights under this Agreement to any of Licensor’s Affiliates and, in connection therewith, require Licensee to pay amounts due under this Agreement to such Affiliates. However, if, as a result of any such Transfer, Licensee will be liable for greater Tax liability for payments due hereunder following such Transfer, any resulting increase in Tax liability shall be borne by Licensor and not by Licensee.
17.3Proposed Transfers to Lodging Competitors.
Without limiting Section 17.1, no Transfer of any Ownership Interest in Licensee, any Projects, the Licensed Business or any Transaction Agreement will be made to a Lodging Competitor that results in a Lodging Competitor obtaining Control of Licensee, the Projects, or the Licensed Business. Any such Transfer will be a material default under this Agreement, and Licensor shall be entitled to enjoin or obtain a court order prohibiting such Transfer without posting a bond.
17.4Comfort Letter and Security Interests in This Agreement.
In connection with any financing benefiting the Licensed Business, Licensee may not assign, mortgage, or grant a security interest in, or pledge as collateral, this Agreement, except as permitted hereunder. At Licensee’s request, Licensor hereby agrees to provide to Licensee’s lender a comfort letter that is substantially similar to the form of comfort letter that has been agreed to by the parties as of the Original Effective Date, so long as such lender is not an Affiliate of Licensee and Licensee is not in breach of any of its obligations under this Agreement. However, Licensor has no obligation to provide a “comfort letter” in connection with, or consent to, a transaction that would be prohibited by this Section 17. If a lender forecloses on, or otherwise exercises its rights against the assets of the Licensed Business, the revenues of the Licensed Business, or such Ownership Interests in Licensee, or Licensee violates this Section 17, Licensor will have the rights under Section 18.1. Licensor has no obligation to license a lender or any Person acting on behalf of a lender, including a receiver or servicer of a loan, to use the Licensed Marks or the System, unless that obligation arises from a valid and binding written agreement between Licensor and a lender.
18.BREACH, DEFAULT, AND REMEDIES
18.1Licensee Project-, Sales Facility-, and Member Service Center-Level Breaches, Defaults, and Remedies.
A.The Project-, Sales Facility-, and Member Service Center-level breaches listed in (i) through (viii) below are deemed to be material breaches for which Licensee may be placed in default with respect to any Project, Sales Facility, or Member Service Center, as applicable, hereunder if (x) Licensor gives Licensee notice of the breach that provides the applicable cure period for the applicable

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breach (or such greater number of days given by Licensor in its sole discretion or required by Applicable Law) and (y) Licensee fails to cure the breach in the time and manner specified in the notice of breach or as specifically provided in this Section 18.1.A. If Licensee fails to cure the breach and is placed in default, then Licensor may exercise the applicable remedy for the specific default as set forth below:
(i)If execution is levied against any Project or Licensee in connection with such Project in connection with a final, non-appealable judgment for the payment of an amount in excess of $10,000,000 (as adjusted annually after the Original Effective Date by the GDP Deflator), or a suit to foreclose any lien, mortgage, or security interest (except for foreclosures with respect to consumer financing on Member interests in Licensed Destination Club Units, Licensed Unbranded Destination Club Units or Licensed Residential Units and except for mechanics liens that are placed on such Project in the ordinary course of business) on such Project or any property necessary for the operation of such Project in accordance with Brand Standards, is initiated and not vacated within ninety (90) days, then Licensor may issue of notice of breach to Licensee with respect to such Project. Licensee shall have thirty (30) days following notice of breach to post a bond or provide other financial assurances reasonably acceptable to Licensor that such Project can continue to operate as part of the Licensed Business in accordance with this Agreement. If Licensee fails to obtain such bond or provide adequate financial assurances, then Licensor may issue a notice of default and terminate Licensee’s rights to operate such Project as part of the Licensed Business immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.1.B;
(ii)Except where the failure to meet the applicable thresholds for performance under the Quality Assurance Audit System at such Project is as a result of Licensor’s or its Affiliates’ actions or inactions with respect to the provision of management services or shared services at such Project as contemplated under Section 11.2.F, if Licensee fails to achieve the thresholds of performance established by the Quality Assurance Audit System for any Project and such failure has not been cured within the applicable cure period under the Quality Assurance Audit System, then Licensor may issue a notice of breach to Licensee with respect to such Project. Upon such notice of breach, the parties will agree to a Remediation Arrangement with respect to such failure under the Quality Assurance Audit System. If Licensee fails to enter into a Remediation Arrangement within ninety (90) days following the date of the notice of breach or fails to improve the performance of such Project in accordance with the Remediation Arrangement, then Licensor may issue a notice of default with respect to such Project. Licensee shall have thirty (30) days following the notice of default to enter into an agreement with Licensor in a form reasonably agreed to by the parties based on Licensor’s then-current applicable Specified Licensed Brand Hotel consensual termination agreement that provides for the orderly removal of such Project from the System (“System Removal Agreement”) or, if such Project is controlled by a Non-Controlled Property Owners’ Association whose management agreement will expire in twenty-four (24) months or less as of the date of the notice of default, an agreement in a form reasonably agreed to by the parties that Licensee or its Affiliate, as applicable, will not renew such Non-Controlled Property Owners’ Association management agreement (“Non-Renewal Agreement”). If Licensee fails to execute the System Removal Agreement or Non- Renewal Agreement, as applicable, within such thirty (30) day period for any reason (including if Licensor and Licensee cannot agree on the terms of the applicable agreement), then Licensor may terminate Licensee’s rights to operate such Project as part of the Licensed Business immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.1.B;
(iii)Except where the failure to meet the applicable Minimum Customer Satisfaction Score under the Customer Satisfaction System at such Project is as a result of Licensor’s or its Affiliates’ actions or inactions with respect to the provision of management services or shared services at such Project as contemplated under Section 11.2.F, if the overall customer satisfaction score under the Customer Satisfaction System for any Project is less than the Minimum Customer Satisfaction Score target for the CSS Measurement Period as set forth in the Customer Satisfaction System and such failure has not been cured within the applicable cure period under the Customer Satisfaction System, then Licensor may

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issue a notice of breach to Licensee with respect to such Project. Upon such notice of breach, the parties will agree to a Remediation Arrangement with respect to such failure under the Customer Satisfaction System. If Licensee fails to enter into a Remediation Arrangement within ninety (90) days following the date of the notice of breach or fails to meet the cure requirements set forth in the Remediation Arrangement, then Licensor may issue a notice of default with respect to such Project. Licensee shall have thirty (30) days following the notice of default to enter into a System Removal Agreement with respect to such Project or, if such Project is controlled by a Non-Controlled Property Owners’ Association whose management agreement will expire in twenty-four (24) months or less as of the date of the notice of default, a Non- Renewal Agreement with respect to such Project. If Licensee fails to execute the System Removal Agreement or Non-Renewal Agreement, as applicable, within such thirty (30) day period for any reason (including if Licensor and Licensee cannot agree on the terms of the applicable agreement), then Licensor may terminate Licensee’s rights to operate such Project as part of the Licensed Business immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.1.B;
(iv)(a) If any Project that is controlled by a Non-Controlled Property Owners’ Association fails to develop, operate, maintain, or renovate such Project in compliance with this Agreement, the System, and the Brand Standards and Licensee fails to request that such Non-Controlled Property Owners’ Association cure the failure or fails to Deflag such Project in accordance with Section 8.5, then Licensor may issue a notice of breach to Licensee with respect to such Project. Licensee shall have thirty (30) days following notice of breach to comply with such requirements of Section 8.5. If Licensee fails to comply with such requirements of Section 8.5, then Licensor may issue a notice of default and terminate Licensee’s rights to operate such Project as part of the Licensed Business immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.1.B;
(b) If Licensee requests that any Non-Controlled Property Owners’ Association cure any failure to develop, operate, maintain, or renovate any Project in accordance with the Brand Standards, the System, and the terms of this Agreement in accordance with Section 8.5; the Non- Controlled Property Owners’ Association does not cure such failure; and despite Licensee’s commercially reasonable efforts, Licensee is unable to promptly Deflag such Project in accordance with Section 8.5, then Licensor and Licensee shall have thirty (30) days following notice from Licensor to enter into a System Removal Agreement or a Non-Renewal Agreement, as applicable. If Licensee fails to execute the System Removal Agreement or Non-Renewal Agreement, as applicable, within such thirty (30) day period for any reason (including if Licensor and Licensee cannot agree on the terms of the applicable agreement), then Licensor may issue a notice of default and terminate Licensee’s rights to operate such Project as part of the Licensed Business immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.1.B;
(v)With respect to any Project that is controlled by Licensee or its Affiliate or any Controlled Property Owners’ Association, if Licensee, its Affiliate, or such Controlled Property Owners’ Association fails to develop, operate, maintain, or renovate such Project in compliance with this Agreement, the System, and the Brand Standards (whether by failure to provide adequate funds to comply therewith or otherwise), then Licensor may issue a notice of breach to Licensee with respect to such Project. Upon such notice of breach, the parties will agree to a Remediation Arrangement with respect to such failure. If Licensee fails to enter into a Remediation Arrangement within ninety (90) days following the date of the notice of breach or fails to cure the breach pursuant to the Remediation Arrangement, then Licensor may issue a notice of default with respect to such Project. Licensee shall have thirty (30) days following the notice of default to enter into a System Removal Agreement. If Licensee fails to execute the System Removal Agreement within such thirty (30) day period for any reason (including if Licensor and Licensee cannot agree on the terms of the System Removal Agreement), then Licensor may terminate Licensee’s rights to operate such Project as part of the Licensed Business immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.1.B;

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(vi)If Licensee fails to operate any Sales Facility or Member Service Center in compliance with this Agreement, the System, or the Brand Standards, then Licensor may issue a notice of breach with respect to such failure. Upon such notice of breach, the parties will agree to a Remediation Arrangement with respect to such failure. If Licensee fails to enter into a Remediation Arrangement within ninety (90) days following the date of the notice of breach or fails to cure the breach pursuant to the Remediation Arrangement, Licensor may issue a notice of default with respect to such Sales Facility or Member Service Center. Licensee shall have thirty (30) days following notice of default to enter into an agreement with respect to (i) the change of management leadership of such Sales Facility (if such default relates to the operational aspects of such Sales Facility) or Member Service Center in a form agreed to by the parties, or (ii) the closure of such Sales Facility (if such default relates to the physical aspects of such Sales Facility) until such default is cured. If Licensee fails to execute such agreement within such thirty (30) day period for any reason (including if Licensor and Licensee cannot agree on the terms of such agreement), then Licensor may require Licensee to close such Sales Facility or Member Service Center and cease to operate such Sales Facility or Member Service Center as part of the Licensed Business immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.1.B;
(vii)Except as permitted under Sections 8.5 and 9.4, if any Project ceases to operate as a Project under the Licensed Marks or the System, then Licensor may issue a notice of breach with respect to such Project. Licensee shall have thirty (30) days following notice of breach to enter into a System Removal Agreement with respect to such Project. If Licensee fails to execute the System Removal Agreement within such thirty (30) day period for any reason (including if Licensor and Licensee cannot agree on the terms of the System Removal Agreement), then Licensor may issue a notice of default and terminate Licensee’s rights to operate such Project as part of the Licensed Business immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.1.B;
(viii)(a) If a threat or danger to public health or safety occurs at any Project, that in the determination of Licensor, could be expected to result in substantial liability or an adverse effect on such Project, the System, the Proprietary Marks, or the goodwill associated therewith, then Licensee will notify Licensor of the threat or danger and Licensee will provide Licensor with a plan to address such threat or danger in a manner reasonably acceptable to Licensor, which plan may include proposed arrangements to accommodate guests and Members at alternative lodging facilities and may require the treatment of Members differently than transient guests. Depending on the severity of such threat or danger, Licensor may (i) suspend such Project from the Reservation System, except for booking of Member usage rights, in accordance with Section 10.2 until the breach is cured; or (ii) remove such Project from the System pending resolution of the threat or danger. However, if such Project is removed from the System under (ii) above, Licensee may request that Licensor reinstate the rights to operate such Project, and Licensor will thereafter reinstate such rights, if, within six (6) months after removal of such Project from the System, the threat or danger to public health or safety is eliminated and Licensor has determined that such reinstatement would not cause substantial liability or loss of goodwill;
(b)In the event any such threat or danger to public health or safety occurs and Licensee fails to notify Licensor thereof or provide the plan to address such threat or danger acceptable to Licensor in accordance with (a) above, then Licensor may issue a notice of default and terminate Licensee’s rights to operate such Project as part of the Licensed Business immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.1.B; provided, however, that the reinstatement rights described in (a) above shall apply upon such termination;
B.Upon any default under Section 18.1.A(i) through (viii) with respect to any Project, Sales Facility, or Member Service Center, Licensor shall have the right to pursue any one or more of the following remedies in addition to the remedies with respect to such Project, Sales Facility, or Member Service Center provided for in Sections 18.1.A(i) through (viii):

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(1)To institute any and all proceedings permitted by Applicable Law or in equity with respect to such event of default, including actions for injunctive and/or declaratory relief (including specific performance) and/or damages. Licensee acknowledges and agrees that, in the event that Licensor terminates Licensee’s rights to operate such Project, Sales Facility, or Member Service Center as part of the Licensed Business in accordance herewith, Licensor will have the right to seek and obtain damages as to such Project, Sales Facility, or Member Service Center with respect to which the rights to operate hereunder have been terminated;
(2)To suspend Licensee’s right to use the Reservation System, except for booking of Member usage rights, in accordance with Section 10.2 at such Project until the breach is cured;
(3)To suspend Licensee’s right to access to and use of information included in the Brand Loyalty Programs for sales and marketing efforts with respect such Project or Sales Facility or utilize any other services to be provided by Licensor or its Affiliates hereunder with respect to such Project or Sales Facility until the breach is cured; and
(4)To suspend or limit Licensee’s rights to develop new phases of such Project as determined by Licensor its sole discretion until the breach is cured.
18.2Licensee Agreement-Level Defaults.
A.The Agreement-level breaches listed in (i) through (xii) below are deemed to be material breaches for which Licensee may be placed in default under this Agreement if (x) Licensor gives Licensee notice of the breach that provides the applicable cure period for the applicable breach (or such greater number of days given by Licensor in its sole discretion or required by Applicable Law) and (y) Licensee fails to cure the breach in the time and manner specified in the notice of breach or as specifically provided in this Section 18.2.A. If Licensee fails to cure the breach and is placed in default, then Licensor may exercise the applicable remedy for the specific default as set forth below:
(i)If Licensee or its Affiliates fail to pay any amounts due under this Agreement to Licensor or any of its Affiliates when the same becomes due and payable, then Licensor may issue a notice of breach to Licensee with respect to such failure. Licensee shall have ten (10) business days following notice of breach to cure the failure to pay. If Licensee in good faith disputes the amount due and payable and the parties are unable to resolve the discrepancy, then Licensee shall pay to Licensor the undisputed amount, if any, and Licensee shall pay the disputed amount into an escrow account. The disagreement regarding the disputed amount shall be submitted to an arbitration panel for resolution pursuant to Section 22.4. Notwithstanding anything to the contrary in Section 22.4, the non-prevailing party shall pay the prevailing party’s costs of the arbitration, including attorneys’ fees. If the arbitration panel determines that any or all of the disputed amount is owed to Licensor or its Affiliates, then Licensee shall pay such amount and may use the amount in the escrow to pay such amount. If the arbitration panel determines that none of the disputed amount is owed to Licensor or its Affiliates, then Licensee shall not be required to pay the disputed amount and the escrowed funds shall be released to Licensee. If Licensee fails to cure the payment breach, Licensor may issue a notice of default to Licensee and exercise any of the remedies under Section 18.2.B, and if the aggregate amount outstanding that Licensee has failed to pay at any time is in excess of five million dollars ($5,000,000) (as adjusted annually after the Original Effective Date by the GDP Deflator), Licensor may terminate this Agreement and all rights granted to Licensee hereunder immediately upon notice to Licensee;
(ii)If Licensee or its Affiliates fail to pay any amount in excess of two million five hundred thousand dollars ($2,500,000) (as adjusted annually after the Original Effective Date by the GDP Deflator) due to Licensor or any of its Affiliates when the same becomes due and payable, in each

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case, after having been issued a notice of breach by Licensor and having failed to cure the failure to pay within ten (10) business days following such notice, three (3) or more times within any thirty-six (36) month period, Licensor may issue a notice of default and terminate this Agreement immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.2.B;
(iii)(a) If Licensee or its Affiliates fails to pay when due a total amount in excess of five million dollars ($5,000,000) (as adjusted annually after the Original Effective Date by the GDP Deflator) under the Separation and Distribution Agreement, under the Tax Sharing and Indemnity Agreement, under the Employee Benefits Allocation Agreement, under the Ritz-Carlton License Agreement, any of the Vistana Transaction Agreements, or under all such agreements taken together, then Licensor may issue a notice of breach to Licensee with respect to such failure. Licensee shall have ten (10) business days following notice of breach to cure the failure to pay. If Licensee in good faith disputes the amount due and payable and the parties are unable to resolve the discrepancy, then Licensee shall pay to Licensor the undisputed amount, if any, and Licensee shall pay the disputed amount into an escrow account. The disagreement regarding the disputed amount shall be submitted to an arbitration panel for resolution pursuant to Section 22.4. Notwithstanding anything to the contrary in Section 22.4, the non-prevailing party shall pay the prevailing party’s costs of the arbitration, including attorneys’ fees. If the arbitration panel determines that any or all of the disputed amount is owed to Licensor or its Affiliates, then Licensee shall pay such amount and may use the amount in the escrow to pay such amount. If the arbitration panel determines that none of the disputed amount is owed to Licensor or its Affiliates, then Licensee shall not be required to pay the disputed amount and the escrowed funds shall be released to Licensee. If Licensee fails to cure the payment breach, then Licensor may issue a notice of default to Licensee and terminate this Agreement and all rights granted to Licensee hereunder immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.2.B;
(b)If Licensor terminates the Bonvoy Agreement or the Ritz-Carlton License Agreement in accordance with the terms thereof based on Licensee’s default thereunder, Licensor may issue a notice of default to Licensee and terminate this Agreement and all rights granted to Licensee hereunder immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.2.B;
(iv)If Licensee or any principal, director, officer, shareholder, or agent of Licensee, contrary to the provisions of this Agreement, discloses, causes, or fails to exercise commercially reasonable efforts to prevent the disclosure of, or otherwise uses in an unauthorized manner, any Licensor Confidential Information in violation of this Agreement, including Sections 9.1, 9.3, 9.4, 13.2, 13.3, or 14.1.A, then:
(a)Licensor may issue a notice of breach to Licensee. In connection with such breach, Licensor may, depending on various factors, including, the severity of the breach, whether the breach was intentional or unintentional, and the damages or potential damages resulting from such breach, exercise any of the remedies provided for in Section 18.2.B.
(b)If an arbitration panel under Section 22.4 determines that (i) a material breach has occurred, (ii) (x) Licensee has failed to exercise commercially reasonable efforts to prevent such breach or (y) such breach was intentional or resulted from Licensee’s gross negligence, and (iii) such breach has or may result in the goodwill associated with the Licensed Marks and System being so materially damaged as a result of the breach that interim injunctive relief is an inadequate remedy and that termination of the entire relationship contemplated by this Agreement is the only adequate remedy, then upon the rendering of arbitration panel’s determination Licensor may issue a notice of default to Licensee and terminate this Agreement and all rights granted to Licensee hereunder and/or exercise any of the other remedies under Section 18.2.B.

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(c)If Licensee violates Sections 9.1.D or 9.3.B(i) with respect to the use of Licensor Confidential Information, then Licensor may issue a notice of default to Licensee and exercise any of the remedies under Section 18.2.B.
(v)If at any time twenty-five percent (25%) or more of the Projects are then failing to achieve the minimum thresholds of performance established by the Quality Assurance Audit System and such failure has not been cured within the applicable cure period under the Quality Assurance Audit System for such breach, then Licensor may issue a notice of breach to Licensee. If such breach has not been cured within one hundred eighty (180) days following such notice of breach, then Licensor may issue a notice of default to Licensee and terminate this Agreement and all rights granted to Licensee hereunder immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.2.B;
(vi)If at any time the average overall guest satisfaction score under the Customer Satisfaction System for all Projects is less than the Minimum Customer Satisfaction Score target for the CSS Measurement Period as set forth in the Customer Satisfaction System and such failure has not been cured within the applicable cure period under the Customer Satisfaction System for such breach, then Licensor may issue a notice of breach to Licensee. If such breach has not been cured within one hundred eighty (180) days following such notice of breach, then Licensor may issue a notice of default to Licensee and terminate this Agreement and all rights granted to Licensee hereunder immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.2.B;
(vii)If at any time the weighted average overall composite customer satisfaction score for on-Project guest experience, Member service, and sales and marketing under the Customer Satisfaction System for all Projects is less than the Minimum Composite Customer Satisfaction Score target for the CSS Measurement Period as set forth in the Customer Satisfaction System and such failure has not been cured within the applicable cure period under the Customer Satisfaction System for such breach, then Licensor may issue a notice of breach to Licensee. If such breach has not been cured within one hundred eighty (180) days following such notice of breach, then Licensor may issue a notice of default to Licensee and terminate this Agreement and all rights granted to Licensee hereunder immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.2.B;
(viii)If Licensee or its Affiliates fail to comply with the Operational Brand Standards and such failure has, or is reasonably expected to have, a material adverse effect on Licensor or its Affiliates, then Licensor may issue a notice of breach with respect to such failure. Upon such notice of breach, the parties will agree to a Remediation Arrangement with respect to such failure. If Licensee fails to enter into a Remediation Arrangement within ninety (90) days following the date of the notice of breach or fails to cure the breach pursuant to the Remediation Arrangement, Licensor may issue a notice of default and terminate this Agreement and all rights granted to Licensee hereunder immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.2.B;
(ix)(a) If Licensee or any of its Affiliates is convicted of a felony or other similar crime or offense or engages in a pattern or practice of acts or conduct that, as a result of the adverse publicity that has occurred in connection with such offense, acts, or conduct, is likely to have or has had a material adverse effect on the System, the Proprietary Marks, the goodwill associated therewith or Licensor’s interests therein, then Licensor may issue a notice of breach and exercise any of the remedies under Section 18.2.B;
(b)If Licensee or any of its Affiliates is convicted of a felony or other similar crime or offense or engages in a pattern or practice of acts or conduct that, as a result of the adverse publicity that has occurred in connection with such offense, acts, or conduct, has or may result in the

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goodwill associated with the Proprietary Marks and System being so materially damaged that termination of the entire relationship contemplated by this Agreement is the only adequate remedy, then Licensor may issue a notice of breach. Upon such notice of breach, the parties will agree to a Remediation Arrangement under which Licensee will undertake to remedy the breach to Licensor’s satisfaction. If Licensee fails to enter into a Remediation Arrangement within ninety (90) days following the date of the notice of breach or fails to cure the breach pursuant to the Remediation Arrangement, Licensor may issue a notice of default and terminate this Agreement and all rights granted to Licensee hereunder immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.2.B;
(x)If a Transfer by Licensee or its Affiliates occurs in violation of Section 17, Licensor may issue a notice of breach. If Licensee fails to notify Licensor within fourteen (14) days following the notice of breach that Licensee intends to unwind such Transfer or fails to actually unwind such Transfer in a manner satisfactory to Licensor within ninety (90) days following the notice of breach, then Licensor may issue a notice of default and terminate this Agreement and all rights granted to Licensee hereunder immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.2.B; provided, however, that nothing herein shall restrict or limit Licensor’s ability to seek injunctive relief to stop such Transfer at any time;
(xi)If Licensee dissolves or liquidates except in connection with a Transfer permitted by Section 17, Licensor may issue a notice of default and terminate this Agreement and all rights granted to Licensee hereunder immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.2.B; or
(xii)To the extent permitted by Applicable Law, if Licensee becomes insolvent, generally does not pay its debts as they become due, or files a voluntary petition (or consents to an involuntary petition or an involuntary petition is filed and is not dismissed within sixty (60) days) under any bankruptcy, insolvency, or similar law, and such bankruptcy or insolvency has a material adverse effect on Licensee’s operation of the Licensed Business or Licensor or Licensor’s Affiliates, Licensor may issue a notice of default and terminate this Agreement and all rights granted to Licensee hereunder immediately upon notice to Licensee and/or exercise any of the other remedies under Section 18.2.B.
B.Upon any default under Section 18.2.A(i) through (xii), Licensor shall have the right to pursue any one or more of the following remedies in addition to the remedies provided for in Sections 18.2.A(i) through (xii):
(1)To institute any and all proceedings permitted by Applicable Law or in equity with respect to such event of default, including actions for injunctive and/or declaratory relief (including specific performance) and/or damages. Licensee acknowledges and agrees that, in the event that Licensor terminates this Agreement pursuant to a termination right expressly identified in Section 18.2.A, Licensor will, in addition to the right to terminate, have the right to seek and obtain damages with respect to the termination of the Agreement. Licensee agrees that Licensor has devoted substantial resources to developing and building the Licensed Business (including the Existing Projects, Licensed Marks, and the System) and that the Licensed Business, including the significant reputation and goodwill associated therewith, has been developed by Licensor over a period of years prior to the Original Effective Date. Licensee further acknowledges and agrees that, in the event Licensor terminates this Agreement as a result of a material event of default hereunder by Licensee, it would be commercially impossible for Licensor to take measures to recreate the Licensed Business or develop an equivalent business, and, therefore it would be unreasonable to expect or require Licensor to mitigate its damages resulting from such default and termination;

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(2)To suspend Licensee’s right to use the Reservation System, except for booking of Member usage rights, in accordance with Section 10.2 at any or all Projects or the entire Licensed Business until the breach is cured;
(3)To suspend Licensee’s right to access to and use of information included in the Brand Loyalty Programs and/or the Licensed Business Customer Information (except for Customer Information related to the Members) for sales and marketing efforts with respect any or all Projects or the entire Licensed Business until the breach is cured;
(4)To suspend or limit Licensee’s rights to develop any New Project as determined by Licensor its sole discretion until the breach is cured; and
(5)To prohibit any New Project from opening or operating under the Licensed Marks as part of the Licensed Business until the breach is cured.
18.3Licensor Defaults.
A.The breaches listed in (i) through (viii) below are deemed to be material breaches for which Licensor may be placed in default under this Agreement if (x) Licensee gives Licensor notice of the breach that provides the applicable cure period for the applicable breach (or such greater number of days given by Licensee in its sole discretion or required by Applicable Law) and (y) Licensor fails to cure the breach in the time and manner specified in the notice of breach or as specifically provided in this Section 18.3.A. If Licensor fails to cure the breach and is placed in default, then Licensee may exercise the applicable remedy for the specific default as set forth below:
(i)If Licensor or its Affiliates fail to pay any amounts due under this Agreement to Licensee or any of its Affiliates when the same becomes due and payable, then Licensee may issue a notice of breach to Licensor with respect to such failure. Licensor shall have ten (10) business days following notice of breach to cure the failure to pay. If Licensor in good faith disputes the amount due and payable and the parties are unable to resolve the discrepancy, then Licensor shall pay to Licensee the undisputed amount, if any, and Licensor shall pay the disputed amount into an escrow account. The disagreement regarding the disputed amount shall be submitted to an arbitration panel for resolution pursuant to Section 22.4. Notwithstanding anything to the contrary in Section 22.4, the non-prevailing party shall pay the prevailing party’s costs of the arbitration, including attorneys’ fees. If the arbitration panel determines that any or all of the disputed amount is owed to Licensee or its Affiliates, then Licensor shall pay such amount and may use the amount in the escrow to pay such amount. If the arbitration panel determines that none of the disputed amount is owed to Licensee or its Affiliates, then Licensor shall not be required to pay the disputed amount and the escrowed funds shall be released to Licensor. If Licensor fails to cure the payment breach, Licensee may issue a notice of default to Licensor and exercise any of the remedies under Section 18.3.B, and if the aggregate amount outstanding that Licensor has failed to pay at any time is in excess of five million dollars ($5,000,000) (as adjusted annually after the Original Effective Date by the GDP Deflator), Licensee may terminate this Agreement immediately upon notice to Licensor;
(ii)If Licensor or its Affiliates fail to pay any amount in excess of two million five hundred thousand dollars ($2,500,000) (as adjusted annually after the Original Effective Date by the GDP Deflator) due to Licensee or any of its Affiliates when the same becomes due and payable, in each case, after having been issued a notice of breach by Licensee and having failed to cure the failure to pay within ten (10) business days following such notice, three (3) or more times within any thirty-six (36) month period, Licensee may issue a notice of default and terminate this Agreement immediately upon notice to Licensor and/or exercise any of the other remedies under Section 18.3.B;

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(iii)(a) If Licensor or its Affiliates fails to pay when due a total amount in excess of five million dollars ($5,000,000) (as adjusted annually after the Original Effective Date by the GDP Deflator) under the Separation and Distribution Agreement, under the Tax Sharing and Indemnity Agreement, under the Employee Benefits Allocation Agreement, under the Ritz-Carlton License Agreement, the Vistana Transaction Agreements, or under all such agreements taken together, then Licensee may issue a notice of breach to Licensor with respect to such failure. Licensor shall have ten (10) business days following notice of breach to cure the failure to pay. If Licensor in good faith disputes the amount due and payable and the parties are unable to resolve the discrepancy, then Licensor shall pay to Licensee the undisputed amount, if any, and Licensor shall pay the disputed amount into an escrow account. The disagreement regarding the disputed amount shall be submitted to an arbitration panel for resolution pursuant to Section 22.4. Notwithstanding anything to the contrary in Section 22.4, the non-prevailing party shall pay the prevailing party’s costs of the arbitration, including attorneys’ fees. If the arbitration panel determines that any or all of the disputed amount is owed to Licensee or its Affiliates, then Licensor shall pay such amount and may use the amount in the escrow to pay such amount. If the arbitration panel determines that none of the disputed amount is owed to Licensee or its Affiliates, then Licensor shall not be required to pay the disputed amount and the escrowed funds shall be released to Licensor. If Licensor fails to cure the payment breach, then Licensee may issue a notice of default to Licensor and terminate this Agreement immediately upon notice to Licensor and/or exercise any of the other remedies under Section 18.3.B;
(b) If Licensee terminates the Bonvoy Agreement or the Ritz-Carlton License Agreement in accordance with the terms thereof based on Licensor’s default thereunder, Licensee may issue a notice of default to Licensor and terminate this Agreement immediately upon notice to Licensor and/or exercise any of the other remedies under Section 18.3.B.
(iv)If Licensor or any principal, director, officer, shareholder, or agent of Licensor, contrary to the provisions of this Agreement, discloses, causes, or fails to exercise commercially reasonable efforts to prevent the disclosure of, or otherwise uses in an unauthorized manner, any Licensee Confidential Information in violation of this Agreement, including Section 14.1.B, then:
(a)Licensee may issue a notice of breach to Licensor. In connection with such breach, Licensee may, depending on various factors, including, the severity of the breach, whether the breach was intentional or unintentional, and the damages or potential damages resulting from such breach, exercise any of the remedies provided for in Section 18.3.B.
(b)If an arbitration panel under Section 22.4 determines that (i) a material breach has occurred, (ii) (x) Licensor has failed to exercise commercially reasonable efforts to prevent such breach or (y) such breach was intentional or resulted from Licensor’s gross negligence, and (iii) such breach has or may result in the goodwill associated with the Licensed Business being so materially damaged as a result of the breach that interim injunctive relief is an inadequate remedy and that termination of the entire relationship contemplated by this Agreement is the only adequate remedy, then upon the rendering of arbitration panel’s determination Licensee may issue a notice of default to Licensor and terminate this Agreement and/or exercise any of the other remedies under Section 18.3.B.
(v)If a Transfer by Licensor occurs in violation of Section 17.2, Licensee may issue a notice of breach. If Licensor fails to notify Licensee within fourteen (14) days following the notice of breach that Licensor intends to unwind such Transfer or fails to actually unwind such Transfer in a manner satisfactory to Licensee within ninety (90) days following the notice of breach, then Licensee may issue a notice of default and terminate this Agreement immediately upon notice to Licensor and/or exercise any of the other remedies under Section 18.3.B; provided, however, that nothing herein shall restrict or limit Licensee’s ability to seek injunctive relief to stop such Transfer at any time;

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(vi)If Licensor dissolves or liquidates, except in connection with a Transfer permitted by Section 17, Licensee may issue a notice of default and terminate this Agreement immediately upon notice to Licensor and/or exercise any of the other remedies under Section 18.3.B;
(vii)To the extent permitted by Applicable Law, if Licensor becomes insolvent, generally does not pay its debts as they become due, or files a voluntary petition (or consents to an involuntary petition or an involuntary petition is filed and is not dismissed within sixty (60) days) under any bankruptcy, insolvency, or similar law, and such bankruptcy or insolvency has a material adverse effect on the Licensed Business or Licensee or Licensee’s Affiliates, Licensee may issue a notice of default and terminate this Agreement immediately upon notice to Licensor and/or exercise any of the other remedies under Section 18.3.B; and
(viii)(a) If Licensor or any of its Affiliates is convicted of a felony or other similar crime or offense and such conviction prevents Licensee from obtaining or retaining the licenses that it requires to continue operating the Licensed Business at any individual Project(s), then Licensee may issue a notice of breach and exercise any of the remedies under Section 18.3.B;
(b) If Licensor or any of its Affiliates is convicted of a felony or other similar crime or offense and such conviction is the actual and sole cause of Licensee being prevented from obtaining or retaining the licenses that it requires to continue operating the Licensed Business at all or substantially all of the Projects and the Licensed Business is so materially damaged that termination of the entire relationship contemplated by this Agreement is the only adequate remedy, then Licensee may issue a notice of breach. Upon such notice of breach, the parties will agree to a Remediation Arrangement under which Licensor will undertake to remedy the breach to Licensee’s satisfaction. If Licensor fails to enter into a Remediation Arrangement within ninety (90) days following the date of the notice of breach or fails to cure the breach pursuant to the Remediation Arrangement, Licensee may issue a notice of default and terminate this Agreement immediately upon notice to Licensor and/or exercise any of the other remedies under Section 18.3.B.
B.Upon any default under Section 18.3.A(i) through (viii), Licensee shall have the right to pursue any one or more of the following remedies in addition to the remedies provided for in Sections 18.3.A(i) through (viii):
(1)To institute any and all proceedings permitted by Applicable Law or in equity with respect to such event of default, including actions for injunctive and/or declaratory relief (including specific performance) and/or damages. Licensor acknowledges and agrees that, in the event that Licensee terminates this Agreement pursuant to a termination right expressly identified in Section 18.3.A, Licensee will, in addition to the right to terminate, have the right to seek and obtain damages with respect to the termination of the Agreement; or
(2)To suspend provision of the services that Licensee is required to provide to Licensor under this Agreement until the breach is cured.
18.4Other Breaches.
If Licensee or Licensor materially fail to fulfill any of the other material covenants, undertakings, obligations or conditions set forth in this Agreement, the Ritz-Carlton License Agreement, the Bonvoy Agreement, the Electronic Systems License Agreement, or the Design Review Addendum, except for where specific remedies are identified for breaches and defaults described in Section 18.1, 18.2 and 18.3, the non-defaulting party shall have the right to institute any and all proceedings permitted by Applicable Law or in equity with respect to such failure, including actions for injunctive and/or declaratory

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relief (including specific performance) and/or damages; provided, however, that the non-defaulting party shall not have the right to terminate this Agreement with respect to such failure unless it is determined by an arbitration panel under Section 22.4 that (i) the non-defaulting party has been or will be damaged in an amount in excess of fifty million dollars ($50,000,000) (as adjusted annually after the Original Effective Date by the GDP Deflator) or (ii) the goodwill associated with the Licensed Marks and System (if Licensor is the non-defaulting party) or the Licensed Business (if Licensee is the non-defaulting party) has been or will be so materially damaged as a result of the conduct of the defaulting party that interim injunctive relief is an inadequate remedy and that termination of the entire relationship contemplated by this Agreement is the only adequate remedy, in which case the non-defaulting party shall have the right to terminate this Agreement upon the rendering of arbitration panel’s determination. The parties acknowledge and agree that, in the event that the non-defaulting party terminates this Agreement pursuant to this Section 18.4, the non-defaulting party will, in addition to the right to terminate, have the right to seek and obtain damages with respect to the termination of the Agreement.
18.5Extraordinary Events.
A.If either Licensee’s or Licensor’s failure to conform to, keep, perform, fulfill, or satisfy any representation, warranty, covenant, undertaking, obligation, standard, test, or condition set forth in this Agreement with respect to one or more Projects, Sales Facilities, or Member Service Centers, other than an obligation to make monetary payments or provide monetary funding, is caused in whole or in material part by one or more Extraordinary Events, such failure shall not constitute a failure or a default under this Agreement, and such failure shall be excused with respect to the subject Projects, Sales Facilities, or Member Service Centers (but only as to the subject Projects, Sales Facilities, or Member Service Centers) for as long as the failure is caused in whole or in part by such Extraordinary Event(s) and so long as cure is diligently pursued.
B.If either Licensee’s or Licensor’s failure to conform to, keep, perform, fulfill, or satisfy a material obligation set forth in this Agreement that affects all or substantially all of the services to be provided under this Agreement or that has a material adverse effect on the Licensed Business as a whole, other than an obligation to make monetary payments or provide monetary funding, is caused in whole or in material part by one or more Extraordinary Events, such failure shall not constitute a failure or a default under this Agreement, and such failure shall be excused for as long as the failure is caused in whole or in part by such Extraordinary Event(s) and so long as cure is diligently pursued.
19.POST-TERMINATION OBLIGATIONS; DE-IDENTIFICATION
19.1Project De-Identification and Post-Termination Obligations.
A.Upon termination of Licensee’s rights to operate one or more (but not all) of the Licensed Destination Club Projects under the System, all rights to operate the subject Licensed Destination Club Project under the System shall terminate, and the subject Licensed Destination Club Project shall be Deflagged. In connection with the Deflagging:
(i)the Deflagged Destination Club Project may continue to be included in the inventory of the Licensed Non-Site Specific Destination Club Program as a usage option for Members, but must be clearly identified as a non-Marriott product in all of Licensee’s distribution channels. Licensee will notify all Members upon the Deflagging pursuant to a form of notice agreed to by the parties that the Deflagged Destination Club Project in no longer affiliated with the System and is no longer a Licensed Destination Club Project.

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(ii)Members who own interests in the Destination Club Units at the subject Deflagged Destination Club Project other than through a Non-Site Specific Destination Club Program, if any, will lose their right to participate in the Licensed Non-Site Specific Destination Club Program, and will no longer be permitted to trade usage rights in such interests for points under the Brand Loyalty Program. Such Members may, however, continue to elect to enroll such interests in the Licensed Non-Site Specific Destination Club Program in exchange for usage rights in the Licensed Non-Site Specific Destination Club Program and trade such usage rights for points under the Brand Loyalty Program.
(iii)Members who own interests in Destination Club Units at the subject Deflagged Destination Club Project through a Non-Site Specific Destination Club Program may continue to trade usage rights in such interests for points under the Brand Loyalty Program.
(iv)Interests in Destination Club Units at the subject Deflagged Destination Club Project that are not part of a Licensed Non-Site Specific Destination Club Program shall no longer be sold under, or in association with, the Licensed Marks or any other aspect of the System, or made part of a Licensed Non-Site Specific Destination Club Program.
(v)Interests in Destination Club Units in phases of the Deflagged Destination Club Project that were already part of a Licensed Non-Site Specific Destination Club Program at the time of the Deflagging may, however, continue to be sold for use in the Licensed Non-Site Specific Destination Club Program, but interests in new phases of the Deflagged Destination Club Project shall not be made part of a Licensed Non-Site Specific Destination Club Program and shall not be sold as part of a Licensed Non-Site Specific Destination Club Program.
(vi)Inventory for transient rental at the Deflagged Destination Club Project will no longer be listed on Marriott.com, and stays at the Deflagged Destination Club Project will not be deemed a “Marriott” stay for purposes of the Brand Loyalty Program.
B.Upon termination of Licensee’s rights to operate one or more (but not all) of the Projects under the System and except as otherwise provided in Section 19.1.A, all rights to operate the subject Project under the System will immediately terminate, including the rights to use the Electronic Systems, the Licensed Marks, the Licensor Intellectual Property, and the Branded Elements with respect to the subject Project, and the parties will comply with their respective obligations described below:
(1)Licensee will not represent that the subject Project is or was in any way connected with the System and will fully comply with Section 13.2.A(4), other than as required Applicable Law.
(2)Licensor will not represent that the subject Project is or was in any way connected with the System, other than as required by Applicable Law.
(3)Licensee at its expense will promptly remove any items using the Licensor Intellectual Property from or in connection with the subject Project (except Licensed Business Customer Information relating to Members of the subject Project that Licensee is permitted to retain and use under Section 19.2(7)) and perform such additional actions as set forth in any de-identification list Licensor provides to Licensee to ensure that the subject Project is not connected with the System and is not using any Licensor Intellectual Property. Licensee agrees that Licensor or its designated agent may enter upon the premises of any subject Project at any time to make such changes at Licensee’s sole risk and expense and without liability for trespass, if Licensee has not done so within ten (10) days after termination of Licensee’s rights to operate the subject Project under the System (provided, however, that such period shall

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be extended for a reasonable period with respect to any de-identification activities that cannot be completed within such period (e.g., removal of monument signage)).
(4)Each party will promptly pay all amounts owing to the other party and any of its Affiliates related to the subject Project.
(5)Licensor at its expense will promptly perform such reasonable additional actions as set forth in any de-identification list Licensee provides to Licensor to ensure that Licensor is not connected with the subject Project.
C.Upon discontinuation of Licensee’s rights to include a Non-Site Specific Destination Club Ownership Vehicle as part of a Licensed Non-Site Specific Destination Club Program pursuant to Section 5.2.F, all rights to operate the subject Non-Site Specific Destination Club Ownership Vehicle under the System shall terminate, and the subject Non-Site Specific Destination Club Ownership Vehicle shall be Deflagged. In connection with the Deflagging:
(i)Interests in the Deflagged Non-Site Specific Destination Club Ownership Vehicle shall no longer be sold under, or included in or associated with, the Licensed Marks or any other aspect of the System, or be included in a Licensed Non-Site Specific Destination Club Program.
(ii)Members who own interests in the subject Deflagged Non-Site Specific Destination Club Ownership Vehicle will no longer have any right to participate in the Licensed Non-Site Specific Destination Club Program, and will no longer be permitted to trade usage rights in such interests for points under the Brand Loyalty Program.
(iii)Upon the Deflagging, Licensee will notify all Members who own interests in the subject Deflagged Non-Site Specific Destination Club Ownership Vehicle pursuant to a form of notice agreed to by the parties that the Deflagged Non-Site Specific Destination Club Ownership Vehicle in no longer affiliated with the System and is no longer part of a Licensed Non-Site Specific Destination Club Program.
(iv)The subject Deflagged Non-Site Specific Destination Club Ownership Vehicle may continue to hold interests in Licensed Destination Club Units that it holds at the time of Deflagging, however, Licensee shall not, without Licensor’s prior consent in Licensor’s sole discretion, add interests in Licensed Destination Club Units to the subject Deflagged Non-Site Specific Destination Club Ownership Vehicle subsequent to such Deflagging, unless such interests were committed to be included in the subject Deflagged Non-Site Specific Destination Club Ownership Vehicle prior to the time of Deflagging.
(v)Licensee may continue to include interests in the Deflagged Non- Site Specific Destination Club Ownership Vehicle as an external Exchange Program usage option for Members of the Licensed Destination Club Business, provided that such Deflagged Non-Site Specific Destination Club Ownership Vehicle is clearly identified as a non-Marriott product in all of Licensee’s distribution channels.
19.2Agreement De-Identification and Post-Termination Obligations.
Upon expiration or other termination of this Agreement, all rights granted under this Agreement to Licensee to operate the Projects under the System will immediately terminate, including the rights under this Agreement to use the Electronic Systems, the Licensed Marks, the Licensor Intellectual

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Property, and the Branded Elements, and the parties will comply with their respective obligations described below:
(1)Licensee will not represent that the Licensed Destination Club Business, the Licensed Whole Ownership Residential Business or any of the Projects are in any way connected with the System or hold itself out as a licensee or former licensee of Licensor or that it was formerly known by the Permitted Corporate Name or any other corporate name or trade name containing the Licensed Marks, other than as required by Applicable Law.
(2)Licensor will not represent that any of the Projects are in any way connected with the System or hold itself out as a licensor or former licensor of Licensee, other than as required Applicable Law.
(3)Licensee at its expense will promptly remove any items using the Licensor Intellectual Property from or in connection with the Projects (except for the Licensed Business Customer Information relating to Members of the Projects that Licensee is permitted to retain and use under Section 19.2(7)) and perform such additional actions as set forth in any de-identification list Licensor provides to Licensee to ensure that Licensee is not connected with the System and is not using any Licensor Intellectual Property. Licensee agrees that Licensor or its designated agent may enter upon the premises of any Project at any time to make such changes at Licensee’s sole risk and expense and without liability for trespass, if Licensee has not done so within ten (10) days after expiration or termination of this Agreement (provided, however, that such period shall be extended for a reasonable period with respect to any de-identification activities that cannot be completed within such period (e.g., removal of monument signage)).
(4)Licensor at its expense will promptly remove any items using the Licensee Intellectual Property from or in connection with any Licensor Lodging Facilities or any other businesses of Licensor and its Affiliates (except that Licensee shall be responsible for removing any Sales Facilities located at Licensor Lodging Facilities at Licensee’s expense) and perform such additional actions as set forth in any de-identification list Licensee provides to Licensor to ensure that Licensor is not connected with the Projects or the Destination Club Business or Whole Ownership Residential Business of Licensee and its Affiliates and is not using any Licensee Intellectual Property.
(5)Licensee will immediately turn over to Licensor all copies of any Licensor Confidential Information, Licensor Intellectual Property, and all other System materials relating to the operation of the Licensed Business and the Projects (except for the Licensed Business Customer Information relating to Members of the Projects that Licensee is permitted to retain and use under Section 19.2(7)), all of which are acknowledged by Licensee to be Licensor’s property. Licensee will not retain a copy or record of any of the foregoing, except for Licensee’s copy of this Agreement, any correspondence between the parties, and any other documents that Licensee reasonably needs for compliance with any provisions of Applicable Law. If Licensor expressly permits Licensee to continue to use any Licensor Intellectual Property after the termination or expiration date, such use by Licensee will be in accordance with the terms of this Agreement.
(6)Licensor will immediately turn over to Licensee all copies of any Licensee Confidential Information, Licensee Intellectual Property, and all other materials relating to the operation of the Projects, all of which are acknowledged by Licensor to be Licensee’s property. Licensor will not retain a copy or record of any of the foregoing, except for Licensor’s copy of this Agreement, any correspondence between the parties, and any other documents that Licensor reasonably needs for compliance with any provisions of Applicable Law. If Licensee expressly permits Licensor to continue to use any Licensee Intellectual Property after the termination or expiration date, such use by Licensor will be in accordance with the terms of this Agreement.

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(7)Licensee may retain Licensed Business Customer Information only for the purposes of servicing the Members of the Licensed Destination Club Projects and the residents of the Licensed Residential Projects in existence at the end of the Term. Licensee shall have the right to use the name, address, telephone number, e-mail address, and other contact information with respect to those Members in the same manner and form as Customer Information of other customers of the Destination Club Business or the Whole Ownership Residential Business generally is used. Licensee shall not use that portion of the Licensed Business Customer Information with respect to those Members that includes or relates to those Members’ participation in the Brand Loyalty Program in any way, shape, or form to identify or otherwise to market to those Members Destination Club Products, Residential Units, or a Lodging Business of Licensee, its Affiliates, or any other third party. Licensee shall at all times comply with the confidentiality provisions of this Agreement with respect to such Licensed Business Customer Information.
(8)Each party will promptly pay all amounts owing to the other party and any of its Affiliates under this Agreement.
19.3Survival.
The rights and obligations of the parties under this Section 19 will survive termination or expiration of this Agreement.
20.COMPLIANCE WITH LAWS; LEGAL ACTIONS
20.1Compliance with Laws.
A.The parties will comply with all Applicable Laws in connection with the fulfillment of their respective obligations under this Agreement. Licensee will forward to Licensor within a reasonable period of time (not to exceed ten (10) business days) following Licensee’s receipt copies of all inspection reports, warnings, certificates, and ratings issued by any governmental entity related to any Project or the Licensed Business that identify a material failure to meet or maintain governmental standards regarding health or life safety or any other material violation of Applicable Law that may materially and adversely affect the operation of any Project or adversely affect the Licensed Business or Licensee.
B.Each party will, if required by Applicable Law, timely file, register, or report this Agreement or the payments to be made hereunder, as applicable, to the appropriate governmental authorities having jurisdiction over any Project, the Licensed Business or this Agreement, and pay all costs and expenses related thereto.
20.2Notice Regarding Legal Actions.
Licensee and Licensor will each notify the other (i) within a reasonable period of time (not to exceed ten (10) business days) after the applicable party has actual knowledge of the commencement of any material action, suit, or other proceeding that involves any Project or the Licensed Business that could have a material adverse effect on the Project or the Licensed Business or with respect to which the amount in controversy exceeds five million dollars ($5,000,000) (as adjusted annually after the Original Effective Date by the GDP Deflator); or Licensor’s or Licensee’s relationship with any Project, the Licensed Business or the System, and (ii) within a reasonable period of time (not to exceed ten (10) business days) after the issuance of any judgment, order, writ, injunction, award, or other decree of any court, agency, or other governmental instrumentality that may materially adversely affect the operation or financial condition of any Project, Licensor or Licensee. Nothing in this Section 20.2, however, will abrogate any notice requirement that Licensor or Licensee may have under any insurance program or contract.

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20.3Compliance with EU Competition Law.
Licensor and Licensee acknowledge and agree that the license is granted on the assumption that this Agreement complies, and will continue to comply, with Article 101 of the Treaty on the Functioning of the European Union, with Commission Regulation 2022/720 of May 10, 2022 on the application of Article 101(3) of the Treaty on the Functioning of the European Union to categories of vertical agreements and concerted practices (the “Regulation”), with the Guidelines on vertical restraints (the “Guidelines”), and with any successor to the Regulation and the Guidelines (hereafter collectively referred to as “Article 101”). If, at any time, questions arise concerning this Agreement’s compliance with the Regulation, the parties agree to use their best efforts and to cooperate with each other to amend this Agreement either to bring it into conformity with the requirements of the Regulation or to seek an alternative way to comply with Article 101. If, in Licensor’s sole judgment, this Agreement cannot be modified to comply with Article 101, including the Regulation, without undermining material elements of the license relationship, Licensor may, at its option, without liability for such action or any further obligation to Licensee, terminate the provisions of this Agreement and the license upon thirty (30) days’ notice to Licensee as to the portions of the Agreement or Territory that violate the Regulation. In such event, with respect to any change in the territorial rights that are materially adverse to Licensee or a material decrease in revenue of the Licensed Business that are directly attributable to such termination, the Base Royalty shall be equitably adjusted to take into account the termination of the provisions of this Agreement and the license as to the portions of the Territory that include the European Union. To the extent that the post-termination obligations described in Section 19 would be applicable, Licensee and its Affiliates will comply with such obligations.
21.RELATIONSHIP OF PARTIES
21.1Reasonable Business Judgment.
Unless Licensor has reserved “sole discretion,” Licensor will use its reasonable business judgment when discharging its obligations or exercising its rights or discretion under this Agreement. Licensee agrees that Licensor, in the exercise of its reasonable business judgment, may act with the intention to benefit the System and Licensor’s business as a whole, and not individual Licensor Lodging Facilities or other facilities, including the Projects. Licensee will have the burden of establishing that Licensor failed to exercise reasonable business judgment, and neither the fact that Licensor benefited economically from an action nor the existence of other “reasonable” or “commercially reasonable” alternatives will, by themselves, imply such a failure. To the extent that any implied covenant, such as the implied covenant of good faith and fair dealing, or civil law duty of good faith is applied to this Agreement, Licensor and Licensee intend that Licensor will not have violated such covenant or duty if Licensor has exercised reasonable business judgment.
21.2Independent Contractor.
A.This Agreement does not create a fiduciary relationship between Licensor and Licensee. Licensee and Licensor are independent contractors, and nothing in this Agreement is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, manager, employee, or servant of the other for any purpose, except that Licensor may act on Licensee’s behalf as Licensee’s agent for purposes of booking reservations at any Project.
B.Nothing in this Agreement authorizes either party to make any contract, agreement, warranty, or representation on the other party’s behalf or to incur any debt or other obligation in the other party’s name.

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22.GOVERNING LAW; INJUNCTIVE RELIEF; COSTS OF ENFORCEMENT; ARBITRATION; AND EXPERT RESOLUTION
22.1Governing Law; Venue.
A.This Agreement is executed pursuant to, and will be interpreted and construed under the laws of New York, without regard to the conflict of laws provisions of such jurisdiction. Nothing in this Section 22.1 is intended to invoke the application of any franchise, business opportunity, antitrust, “implied covenant,” unfair competition, fiduciary or any other doctrine of law of the State of New York or any other state which would not otherwise apply absent this Section 22.1.
B.Each party hereby expressly and irrevocably submits itself to the non-exclusive jurisdiction of the courts of New York for the purpose of resolving any Dispute under Section 22.2. So far as is permitted under the laws of New York, this consent to personal jurisdiction will be self-operative.
22.2Injunctive Relief.
A.Licensor will be entitled to injunctive or other equitable relief from a court of competent jurisdiction, without the necessity of proving the inadequacy of money damages as a remedy or irreparable harm, without the necessity of posting a bond, and without waiving any other rights or remedies at law or in equity, for any actual or threatened material breach or violation of this Agreement for which such relief is an available remedy, the Brand Standards (including, but not limited to, threats or danger to public health or safety) or actual or threatened misuse or misappropriation of the Licensor Intellectual Property or Licensor Confidential Information. The rights conferred by this Section 22.2.A expressly include Licensor’s entitlement to affirmative injunctive, declaratory, and other equitable or judicial relief (including specific performance) for Licensee’s failure to operate any portion of the Licensed Business in accordance with the applicable Brand Standards, including affirmative relief that any such deficiencies are cured and thereafter meet the Brand Standards.
B.Licensee will be entitled to injunctive or other equitable relief from a court of competent jurisdiction, without the necessity of proving the inadequacy of money damages as a remedy or irreparable harm, without the necessity of posting a bond, and without waiving any other rights or remedies at law or in equity, for any actual or threatened material breach or violation of this Agreement for which such relief is an available remedy or actual or threatened misuse or misappropriation of the Licensee Intellectual Property or Licensee Confidential Information.
22.3Costs of Enforcement.
If for any reason it becomes necessary for either party to initiate any legal or equitable action to secure or protect its rights under this Agreement, the prevailing party will be entitled to recover all costs incurred by it in successfully enforcing such rights, including reasonable lawyers’ fees.
22.4Arbitration.
A.Except as otherwise specified in this Agreement, any Dispute or any other matter concerning any aspect of the relationship of the parties will be finally settled, by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, except as modified herein (the “AAA Rules”), conducted in Washington, DC.
B.There will be three (3) arbitrators. If there are only two (2) parties to the arbitration, each of Licensor and Licensee will appoint one (1) arbitrator within twenty (20) days after

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receipt by respondent of a copy of the demand for arbitration. For purposes of this Section 22.4, Licensor and its Affiliates, on one hand, and Licensee and its Affiliates, on the other hand, will each be deemed to be one (1) party. The two (2) party-appointed arbitrators will have twenty (20) days from the appointment of the second (2nd) arbitrator to agree on a third (3rd) arbitrator who will chair the arbitral tribunal. Any arbitrator not timely appointed by the parties under this Section 22.4.B will be appointed in accordance with AAA Rule R.11, and in any such procedure, each party will be given a limited number of strikes, excluding strikes for cause.
C.Any Dispute to be settled by arbitration under this Section 22.4 will at the request of Licensor or Licensee be resolved in a single arbitration before a single tribunal together with any Dispute arising out of or relating to this Agreement or any other agreement (including any other Transaction Agreements) between or among Licensee, Guarantor and their respective Affiliates on the one hand and Licensor or its Affiliates on the other. If there are multiple claimants and/or multiple respondents to the effect that there are more than two (2) parties to the arbitration, all claimants and/or all respondents will attempt to agree upon their respective appointments. If such multiple parties fail to nominate an arbitrator within thirty (30) days, the AAA will appoint an arbitrator on their behalf. In such circumstances, any existing nomination of the arbitrator chosen by the party or parties on the other side of the proposed arbitration will be unaffected, and the remaining arbitrators will be appointed in accordance with AAA Rules R. 12 and R. 13.
D.Any controversy concerning whether a Dispute is an arbitrable Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation or enforceability of this Section 22.4 will be determined by the arbitrators.
E.The decision of the arbitral tribunal will be final and binding upon the parties, and such decision will be enforceable through any courts having jurisdiction. The arbitral tribunal will have no authority to amend or modify the terms of this Agreement. The arbitral tribunal may award or include in their award any relief they deem proper in the circumstances, including money damages (with Interest on unpaid amounts from the date due), specific performance and legal fees and costs in accordance with this Agreement; however, the arbitral tribunal may not award special, punitive, consequential or exemplary damages. The costs and expenses of arbitration will be allocated and paid by the parties as determined by the arbitral tribunal. The arbitral tribunal will have the authority to make such orders granting interim or provisional relief during the pendency of the arbitration as it deems just and equitable. Any such order will be without prejudice to the final determination of the controversy.
F.The parties will use their reasonable best efforts to encourage the arbitrators to resolve any arbitration related to any Dispute as promptly as practicable. Subject to Applicable Law, including disclosure or reporting requirements, or the parties’ agreement, the parties will maintain the confidentiality of the arbitration. Unless agreed to by all the parties or required by Applicable Law, including disclosure or reporting requirements, the arbitrators and the parties will maintain the confidentiality of all information, records, reports, or other documents obtained in the course of the arbitration, and of all awards, orders, or other arbitral decisions rendered by the arbitrators.
G.Any arbitration proceeding under this Agreement will be conducted on an individual (not a class-wide) basis and will not be consolidated with any other arbitration proceedings to which Licensor is a party, except as specified below. No decision on any matter in any other arbitration proceeding in which Licensor is a party will prevent any party to the arbitration proceeding from submitting evidence with respect to the same or a similar matter or prevent the arbitral tribunal from rendering an independent decision without regard to such decision in such other arbitration proceeding.

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H.Each party may, without waiving any rights it has under this Agreement, seek from a court having jurisdiction any interim or provisional relief that may be necessary to protect its rights or property.
I.The provisions of this Section 22.4 will survive the expiration or termination of this Agreement.
22.5Expert Resolution.
Where this Agreement calls for a matter to be referred to Expert(s) for determination, the following provisions shall apply.
A.The use of Expert(s) shall be the exclusive remedy of the parties and neither party shall attempt to adjudicate any dispute in any other forum. The decision of Expert(s) shall be final and binding on the parties and shall not be capable of challenge, whether by arbitration, in court or otherwise. In the event there is more than one (1) Expert, then the decision of Experts shall be determined by a majority vote. Recognition and enforcement of any decision or award rendered by the Expert(s) may be sought in any court of competent jurisdiction.
B.If either party calls for a determination by Expert(s) in accordance with the terms of this Agreement, the parties shall have ten (10) days from the date of such request to agree upon and appoint an Expert and, if they fail to agree, each party shall have an additional ten (10) days to make its respective selection of an Expert, and within ten (10) days of such respective selections, the two (2) respective Experts so selected shall select a third (3rd) Expert. If either party fails to make its respective selection of an Expert within the specified period, then the other party’s selection shall be the Expert. If the two (2) respective Experts selected by the parties fail to select a third (3rd) Expert, then the third Expert shall be appointed by the American Arbitration Association. Any dispute to be determined by the Expert pursuant to this Section shall, at the request of either party, be resolved in a single Expert proceeding before the same Expert(s) together with any dispute to be determined by an Expert arising out of or relating to this Agreement.
C.Each party shall be entitled to make written submissions to the Expert(s), and if a party makes any submission, it shall also provide a copy to the other party(ies) and the other party(ies) shall have the right to comment on such submission within the time periods established pursuant to Section 22.5.E. During the period beginning with the appointment of an Expert or the appointment of three (3) Experts pursuant to Section 22.5.B and continuing until an Expert determination is rendered, neither party shall communicate with any of the Experts regarding the subject matter submitted for determination without disclosing the content of any such communication to the other party. The parties shall make available to the Expert(s) such books and records relating to the issue in dispute and shall render to the Expert(s) any assistance requested of the parties. The costs of the Expert(s) and the proceedings shall be borne as directed by the Expert(s) unless otherwise provided for herein.
D.The Expert(s) shall decide the matter referred for determination by applying the terms, conditions and standards set forth in this Agreement regarding such matter.
E.The terms of engagement of the Expert(s) shall include an obligation on the part of the Expert(s) to: (i) notify the parties in writing of the decision within thirty (30) business days (ninety (90) days for matters referred to Expert determination under Section 2.5.C) from the date on which the Expert (or last Expert, if there are three (3)) has been selected (or such other period as the parties may agree or as set forth herein); and (ii) establish a timetable for the making of submissions and replies.

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22.6Waiver of Jury Trial and Punitive Damages.
Each party hereby absolutely, irrevocably and unconditionally waives trial by jury and the right to claim or receive special, consequential, punitive or exemplary damages arising out of, pertaining to or in any way associated with the covenants, undertakings, representations or warranties set forth in this Agreement, the relationships of Licensor and Licensee, this Agreement or any other Transaction Agreement.
23.NOTICES.
23.1Notices.
A.Subject to Section 23.1.B, all notices, requests, demands, statements, and other communications required or permitted to be given under the terms of this Agreement will be in writing, in the English language, and delivered by hand against receipt or carried by reputable overnight/international courier service, to the respective party at the following addresses:
To Licensor:
Marriott International, Inc.
and Marriott Worldwide Corporation
7750 Wisconsin Avenue
Bethesda, Maryland 20814
United States of America
Attn: General Counsel
To Licensee:
Marriott Vacations Worldwide Corporation
7812 Palm Parkway
Orlando, Florida 32836United States of America
Attn: Chief Executive Officer
Telephone: (1) 407-206-6000
With a copy to:
Marriott Vacations Worldwide Corporation
7812 Palm Parkway
Orlando, Florida 32836United States of America
Attn: General Counsel
Telephone: (1) 407-206-6000
or at such other address as designated by notice from the respective party to the other party. Any such notice or communication will be deemed to have been given at the date and time of: (i) receipt or first refusal of delivery if delivered by hand; or (ii) two days after the posting thereof if sent via reputable overnight/international courier service.
B.Each party may provide the other party with routine information, invoices, Brand Standards and other System requirements and programs, such as the Quality Assurance Program, including any modifications thereto, by regular mail or by e-mail, facsimile, or by making such information available to the other party on the Internet, an extranet, or other electronic means.
24.CONSTRUCTION AND SEVERABILITY; APPROVALS, CONSENTS AND WAIVERS; ENTIRE AGREEMENT

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24.1Construction and Severability.
A.Except as expressly provided to the contrary in this Agreement, each section, part, term and/or provision of this Agreement, including Section 16.1, will be considered severable; and if, for any reason any section, part, term, or provision is determined to be invalid, unenforceable or contrary to, or in conflict with, any existing or future Applicable Law or by an arbitral tribunal, a court or agency having valid jurisdiction, such will not impair the operation of, or have any other effect upon, such other sections, parts, terms, and provisions of this Agreement as may remain otherwise intelligible, and the latter will continue to be given full force and effect and bind Licensor and Licensee. To the extent possible, such invalid or unenforceable sections, parts, terms, or provisions will be deemed to be replaced with a provision that is valid and enforceable and most nearly reflects the original intent of the invalid or unenforceable provision.
B.No right or remedy conferred upon or reserved to Licensor or Licensee by this Agreement is intended to be, nor will be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each will be cumulative of every other right or remedy.
C.When this Agreement provides that either party may take or refrain from taking any action or exercise discretion, such as rights of approval or consent, or to modify any part of the Brand Standards or System, or to make other determinations or modifications under this Agreement, such party may do so from time to time.
D.Unless otherwise stated, references to Sections are to Sections of this Agreement.
E.Unless otherwise stated, references to Exhibits, Attachments or Addenda are to Exhibits, Attachments and Addenda to this Agreement, and all of such are incorporated by reference into this Agreement.
F.Words importing the singular include the plural and vice versa as the context may imply. Words importing a gender include each gender as the context may imply.
G.Unless otherwise stated, references to days, months, and years are to calendar days, calendar months, and calendar years, respectively.
H.The words “include,” “included” and “including” will be terms of enlargement or example (meaning that, for instance, “including” will be read as “including but not limited to”) and will not imply any restriction or limitation unless the context clearly requires otherwise.
I.Captions and section headings are used for convenience only. They are not part of this Agreement and will not be used in construing it.
J.The Recitals are incorporated in and made part of this Agreement.
24.2Approvals, Consents and Waivers.
Except as otherwise provided in this Agreement, approvals, designations, and consents required under this Agreement will not be effective unless evidenced by a writing signed by the duly authorized officer or agent of the party giving such approval or consent. No waiver, delay, omission, or forbearance on the part of Licensor or Licensee to exercise any right, option or power arising from any default or breach by the other party, or to insist upon strict compliance by the other party with any obligation or condition hereunder, will affect or impair the rights of Licensor or Licensee, respectively, with respect

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to any such default or breach or subsequent default or breach of the same or of a different kind. Any delay or omission of either party to exercise any right arising from any such default or breach will not affect or impair such party’s rights with respect to such default or breach or any future default or breach. No party will be liable to the other party for providing (or denying) any waiver, approval, consent, or suggestion to the other party in connection with this Agreement or by reason of any delay or denial of any request.
24.3Entire Agreement.
Prior to (and contemporaneously with) the execution hereof, Licensee, Licensor and their respective Affiliates have entered into certain side letters and granted various written consents and waivers over the course of the term of the Original MVW License Agreement and Vistana License Agreement. The parties agree that such side letters, consents and waivers remain in effect unless otherwise specifically terminated or overridden by this Agreement or any other written agreement of the parties. As of the Effective Date, this Agreement, including all exhibits, attachments, and addenda, such side letters, consents and waivers, the Transaction Agreements and the Vistana Transaction Agreements contain the entire agreement between the parties as it relates to the Licensed Business and the Projects. This is a fully integrated agreement.
24.4Amendments.
No agreement of any kind relating to the matters covered by this Agreement will be binding upon either party unless and until the same has been made in a written instrument (which may be electronic) that has been duly executed by the signature of all interested parties. This Agreement may only be amended in a written instrument (which may be electronic) that has been duly executed by the signature of all interested parties and may not be amended or modified by conduct manifesting assent, and each party is hereby put on notice that any individual purporting to amend or modify this Agreement by conduct manifesting assent is not authorized to do so.
25.REPRESENTATIONS, WARRANTIES AND COVENANTS
25.1Existence and Power; Authorization; Contravention.
A.Each party represents, warrants and covenants that: (i) it is a legal entity duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation; (ii) it and its Affiliates have and will continue to have the ability to perform its obligations under this Agreement; and (iii) it has and will continue to have all necessary power and authority to execute and deliver this Agreement.
B.Each party represents, warrants and covenants that the execution and delivery of this Agreement and the performance by such party of its obligations hereunder: (i) have been duly authorized by all necessary action; (ii) do not require the consent, vote, or approval of any third parties (including lenders) except for such consents as have been properly obtained; and (iii) do not and will not contravene, violate, result in a breach of, or constitute a default under (a) its certificate of formation, operating agreement, articles of incorporation, by-laws, or other governing documents, (b) any Applicable Law; or (c) any agreement, indenture, contract, commitment, restriction or other instrument to which it or any of its Affiliates is a party or by which it or any of its Affiliates is bound.
C.Each party represents and warrants that all information provided in connection with this Agreement, are true, correct and complete as of the time made and as of the Execution Date, regardless of whether such representations and warranties were provided by such party, one of its Affiliates, or by a third party on behalf of such party, unless such party has notified the other party of a change in the representations and warranties or the information and such other party has approved the change.

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25.2Acknowledgements and Representations Regarding Territorial Restrictions in Existing Contracts.
The parties acknowledge that each party may, as of the Original Effective Date, have been parties to agreements with third parties that contain territorial restrictions, including the Permitted Territorial Restrictions, that would be a breach of this Agreement if either party had agreed to such territorial restrictions without the consent of the other party during the Term. The parties further acknowledge that each party may, as of May 11, 2016, with respect to Projects originally licensed under the Vistana License Agreement, have been parties to agreements with third parties that contain territorial restrictions, including the Permitted Territorial Restrictions, that would be a breach of this Agreement if either party had agreed to such territorial restrictions without the consent of the other party during the Term. The parties represent and agree that those existing territorial restrictions shall, in no event, be deemed a breach hereof, and that each party will be bound by such territorial restrictions to the extent that such territorial restrictions are applicable to them.
26.MISCELLANEOUS
26.1Translations.
The English language version of all written materials, including this Agreement, the Brand Standards, the Software, any other documents, forms, agreements, manuals, and advertising materials provided to either party under this Agreement will be the version used for determining the intent of the parties. Either party may translate any such materials into any other language. All translations will be at the sole cost and expense of the translating party. Ownership of any translated materials shall vest in the party who owned the materials from which the translation was made, and all copyrights in any such translated materials will be assigned by translating party to the owning party or its designated Affiliate upon the owning party’s request. The translating party will obtain any necessary agreement with any translator that such translation will be the sole property of the owning party or its Affiliates.
26.2Multiple Counterparts.
This Agreement may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes and all of which will constitute, collectively, one agreement. Delivery of an executed signature page to this Agreement by electronic transmission will be effective as delivery of a manually signed counterpart of this Agreement.
27.LICENSOR MANAGED PROJECTS
27.1Provisions of this Agreement That Do Not Apply to Licensor Managed Projects.
The parties acknowledge and agree that, notwithstanding anything to the contrary in this Agreement, the following provisions do not apply to the Licensor Managed Projects (but continue to apply to other Projects) and that, to the extent these matters are covered in the applicable Licensor Management Agreement, the applicable provisions of such Licensor Management Agreement will govern such matters:
(i)Section 16.1.A(xvi) regarding Licensee’s indemnification of Licensor for failure to operate the Projects in compliance with this Agreement; and
(ii)Sections 18.1.A(i), (ii), (iii), (vii), and (viii), regarding Project-level breaches, defaults, and remedies.

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27.2Provisions of this Agreement That Are Modified With Respect to the Licensor Managed Projects.
The parties acknowledge and agree that the following provisions are hereby modified solely for the purposes of their application to the Licensor Managed Projects (but not with respect to other Projects), and these modified provisions will control with respect Licensor Managed Projects.
(i)Section 8.4.B shall be modified as follows:
“B.     Licensee has provided to Licensor, and Licensor has reviewed and consented to, the form of Quality Assurance Audit System. Licensee shall administer the Quality Assurance Audit System, using Licensee’s Quality Assurance System as of the Effective Date, as it may be subsequently modified in accordance with Sections 7.2.B, C, D or F. Licensor shall conduct audits of each Project under the Quality Assurance Audit System no less than annually, unless Licensee consents to a longer period in writing. Licensee shall pay all costs for such Quality Assurance Audit System.”
(ii)The first paragraph of Section 18.1.A shall be modified as follows:
“A.     The Project-, Sales Facility-, and Member Service Center- level breaches listed in (i) through (iii) below are deemed to be material breaches for which Licensee may be placed in default with respect to any Project, Sales Facility, or Member Service Center, as applicable, hereunder if (x) Licensor gives Licensee notice of the breach that provides the applicable cure period for the applicable breach (or such greater number of days given by Licensor in its sole discretion or required by Applicable Law) and (y) Licensee fails to cure the breach in the time and manner specified in the notice of breach or as specifically provided in this Section 18.1.A. If Licensee fails to cure the breach and is placed in default, then Licensor may exercise the applicable remedy for the specific default as set forth below:”
(iii)Sections 18.1.A(iv), (v), and (vi) shall be re-lettered as Sections 18.1.A(i), (ii), and (iii).
(iv)The first paragraph of Section 18.1.B shall be modified as follows:
“B.     Upon any default under Section 18.1.A(i) through (iii) with respect to any Project, Sales Facility, or Member Service Center, Licensor shall have the right to pursue any one or more of the following remedies in addition to the remedies with respect to

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such Project, Sales Facility, or Member Service Center provided for in Sections 18.1.A(i) through (iii):”
(v)Sections 18.2.A(v) is hereby modified by adding the following at the beginning of that Section:
“Except where the failure to achieve the minimum thresholds for performance under the Quality Assurance Audit System at such Projects is as a result of Licensor’s or its Affiliates’ actions or inactions with respect to the provision of management services or shared services at such Projects as contemplated under Section 11.2.F,”
(vi)Sections 18.2.A(vi) is hereby modified by adding the following at the beginning of that Section:
“Except where the failure to meet the applicable Minimum Customer Satisfaction Score under the Customer Satisfaction System at such Projects is as a result of Licensor’s or its Affiliates’ actions or inactions with respect to the provision of management services or shared services at such Projects as contemplated under Section 11.2.F,”
(vii)Sections 18.2.A(vii) is hereby modified by adding the following at the beginning of that Section:
“Except where the failure to achieve the applicable Minimum Composite Customer Satisfaction Score target for on-Project guest experience, Member service, and sales and marketing under the Customer Satisfaction System at such Projects is as a result of Licensor’s or its Affiliates’ actions or inactions with respect to the provision of management services or shared services at such Projects as contemplated under Section 11.2.F,”
27.3Provisions of this Agreement Applicable to Non-Licensor Managed Projects and Licensor Managed Projects.
A.The provisions of this Agreement except for Sections 27.1 and 27.2, including all Exhibits, shall apply to the non-Licensor Managed Projects as written and without reference to Sections 27.1 or 27.2.
B.All provisions of this Agreement not deleted or modified with respect to the Licensor Managed Projects under Section 27.1 and 27.2 shall apply to the Licensor Managed Projects as written and without reference to Sections 27.1 or 27.2.
28.GUARANTY.
28.1Guaranty.
Guarantor unconditionally and irrevocably guaranties to Licensor that if Licensee fails for any reason to perform when due any of its respective obligations to Licensor under this Agreement, the

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Electronic Systems License Agreement, and the Design Review Addendum (the “Obligations”) within the time specified therein, it will without any demand or notice whatsoever promptly pay or perform such Obligations (the “Guaranty”). Guarantor acknowledges that the Guaranty is a continuing guaranty and may not be revoked and shall not otherwise terminate unless this (i) Agreement has terminated or expired in accordance with Sections 4 or 18 and (ii) all amounts owing to Licensor by Licensee and Guarantor pursuant to the Obligations have been paid in full. The liability of Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of Licensee and a separate action or actions may be brought and prosecuted against Guarantor, whether or not any action is brought or prosecuted against Licensee or whether Licensee is joined in any such action or actions. The Guaranty shall be construed as a continuing, absolute and unconditional guaranty both of performance and of payment (and not merely of collection) without regard to: (i) any modification, amendment or variation in or addition to the terms of any of the Obligations or any covenants in respect thereof or any security therefor, (ii) any extension of time for performance or waiver of performance of any covenant of Licensee or any failure or omission to enforce any right with regard to or any other indulgence with respect to any of the Obligations, (iii) any exchange, surrender, release of any other guaranty of or security for any of the Obligations, or (iv) any bankruptcy, insolvency, reorganization, or proceeding involving or affecting Licensee, it being Guarantor’s intent that Guarantor’s obligations hereunder shall be absolute and unconditional under any and all circumstances.
28.2Guarantor Waivers.
Guarantor hereby expressly waives diligence, presentment, demand, protest, and all notices whatsoever with regard to any of the Obligations and any requirement that Licensor exhaust any right, power or remedy or proceed against Licensee or any security for any of the Obligations. Each and every default in payment or performance by Licensee of any of the Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder against Guarantor as each cause of action arises. Notwithstanding the foregoing, Licensor hereby acknowledges and agrees that Guarantor does not waive any defense that an Obligation has already been paid, already been performed, is not due or yet due, or is subject to offset under the terms of this Agreement. For the avoidance of doubt, nothing herein shall obligate Guarantor to make any payment which is illegal for Guarantor to have made under any Applicable Law now or hereafter in effect in any jurisdiction applicable to Guarantor.
28.3Maximum Liability of Guarantor.
It being understood that the intent of Licensor is to obtain a guaranty from Guarantor, and the intent of Guarantor is to incur guaranty obligations, in an amount no greater than the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any applicable state law relating to fraudulent conveyances or fraudulent transfers, it is hereby agreed that:
(a)if (i) the sum of the obligations of Guarantor hereunder (the “Guarantor Obligations”) exceeds (ii) the sum (such sum, the “Total Available Net Assets”) of the Maximum Available Net Assets of Guarantor and Licensee, in the aggregate, then the Guarantor Obligations of Guarantor shall be limited to the greater of (x) the Total Available Net Assets and (y) the value received by Guarantor in connection with the incurrence of the Guarantor Obligations to the greatest extent such value can be determined; and
(b)if, but for the operation of this clause (b) and notwithstanding clause (a) above, the Guarantor Obligations of Guarantor hereunder otherwise would be subject to avoidance under Section 548 of the Bankruptcy Code or any applicable state law relating to fraudulent conveyances or fraudulent transfers, taking into consideration Guarantor’s (i) rights of contribution, reimbursement and indemnity from Licensee with respect to amounts paid by Guarantor in respect of the Obligations (calculated so as to reasonably maximize the total amount of obligations able to be incurred hereunder),

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and (ii) rights of subrogation to the rights of Licensor, then the Guarantor Obligations of Guarantor shall be the largest amount, if any, that would not leave Guarantor, after the incurrence of such obligations, insolvent or with unreasonable small capital within the meaning of Section 548 of the Bankruptcy Code or any applicable state law relating to fraudulent conveyances or fraudulent transfers, or otherwise make such obligations subject to such avoidance.
Any Person asserting that the Guarantor Obligations of Guarantor are subject to clause (a) or are avoidable as referenced in clause (b) shall have the burden (including the burden of production and of persuasion) of proving (i) the extent to which such Guarantor Obligations, by operation of clause (a), are less than the Obligations owed by Licensee to Licensor or (ii) that, without giving effect to clause (b), the Guarantor Obligations of Guarantor hereunder would be avoidable and the extent to which such Guarantor Obligations, by operation of clause (b), are less than the Obligations of Licensee, as the case may be.
[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, Licensor and Licensee have duly executed and delivered this Agreement, under seal, as of the Execution Date.
LICENSOR:

MARRIOTT INTERNATIONAL, INC.
By:	/s/ Timothy Grisius	(SEAL)
Name:	Timothy Grisius
Title:	Global Officer, M&A, Business Development and Real Estate

MARRIOTT WORLDWIDE CORPORATION
By:	/s/ Timothy Grisius	(SEAL)
Name:	Timothy Grisius
Title:	Authorized Signatory
LICENSEE:

MARRIOTT VACATIONS WORLDWIDE CORPORATION
By:	/s/ John E. Geller, Jr.	(SEAL)
Name:	John E. Geller, Jr.
Title:	President

SOLELY FOR THE PURPOSES OF THE GUARANTY IN SECTION 28:

MARRIOTT OWNERSHIP RESORTS, INC.
By:	/s/ Brian Miller	(SEAL)
Name:	Brian Miller
Title:	President

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JOINDER AND CONSOLIDATION
The undersigned parties to the Vistana License Agreement hereby acknowledge and agree that (a) the Vistana License Agreement is consolidated into this Agreement and superseded in its entirety by this Agreement for all purposes as of the Effective Date such that the Vistana License Agreement is of no further force and effect with respect to the period on and after the Effective Date; and (b) the undersigned parties, being subsidiaries of either Licensor or Licensee, shall not be signatories to this Agreement going forward.

STARWOOD HOTELS & RESORTS WORLDWIDE, LLC
By:	/s/ Timothy Grisius	(SEAL)
Name:	Timothy Grisius
Title:	Authorized Signatory

ILG, LLC
By:	/s/ Jason P. Marino	(SEAL)
Name:	Jason P. Marino
Title:	Vice President

VISTANA SIGNATURE EXPERIENCES, INC.
By:	/s/ Brian Miller	(SEAL)
Name:	Brian Miller
Title:	President

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EXHIBIT A
DEFINITIONS
When used in this Agreement the following terms have the meanings indicated:
“AAA Rules” has the meaning stated in Section 22.4.A.
“Accounting Period” means any one of the twelve (12) calendar months in a calendar year or such other period of time as is consistent with the accounting periods that Licensee may implement, from time to time with respect to the Licensed Business.
“Affected Services” has the meaning stated in Section 11.2.C.
“Affiliate” means, for any Person, a Person that is directly (or indirectly through one or more intermediaries) Controlling, Controlled by, or under common Control with such Person.
“Agreed Territorial Protections” has the meaning stated in Section 5.7.A.
“Agreement” means this License Agreement, including any exhibits, attachments, and addenda.
“All-Inclusive Club” has the meaning stated in Section 2.2.E.
“All-Inclusive Club Term Limit” has the meaning stated in Section 2.2.E.
“Applicable Law” means all laws, regulations, ordinances, rules, orders, decrees, and requirements of any governmental authority having jurisdiction over the Licensed Business or over the Projects, the Sales Facilities, Licensee, Guarantor, Licensor or this Agreement.
“Available Net Assets” shall mean, with respect to any Person, the amount, as of the respective date of calculation, by which the sum of such Person’s assets (including subrogation, indemnity, contribution, reimbursement and similar rights that such Person may have, but excluding any such rights in respect of the Guarantor Obligations), determined on the basis of a “fair valuation” or their ““fair saleable value” (whichever is the applicable test under Section 548 and other relevant provisions of the Bankruptcy Code and the relevant state fraudulent conveyance or transfer laws), is greater than the amount that will be required to pay all of such Person’s debts, in each case matured or unmatured, contingent or otherwise, as of the date of calculation, but excluding liabilities arising under the Guaranty set forth in Section 28 and excluding, to the maximum extent permitted by Applicable Law with the objective of avoiding rendering such Person insolvent, liabilities subordinated to the Obligations arising out of loans or advances made to such Person by any other Person.
“Base Royalty” means an amount equal to $87,517,515 per calendar year, which amount is comprised of two components, the “MVC Portion” equal to $55,017,515 and the “Vistana Portion” equal to $32,500,000. The Base Royalty shall be adjusted as follows: (a) the Vistana Portion shall be adjusted by fifty-five percent (55%) of the GDP Deflator, compounded annually, on January 1, 2026; (b) the MVC Portion shall be adjusted by fifty-five percent (55%) of the GDP Deflator, compounded annually, on November 19, 2026; (c) the Vistana Portion and the MVC Portion shall be adjusted on January 1, 2031, with both adjustments to occur at fifty-five percent (55%) of the GDP Deflator, compounded annually; provided, however that the adjustment for the MVC Portion would be prorated to account for the shorter period since the prior adjustment (from November 2026 to January 2031) compared to the Vistana Portion
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(from January 2026 to January 2031); (d) the combined Base Royalty (i.e., both the MVC Portion and the Vistana Portion) shall be adjusted on January 1, 2036 at fifty-seven percent (57%) of the GDP Deflator, compounded annually (from January 2031 to January 2036); and (e) the Base Royalty shall be adjusted on January 1, 2041 (from January 2036 to January 2041) and every five years thereafter at the adjustment rate of fifty-nine and twenty-eight tenths percent (59.28%) of the GDP Deflator, compounded annually.
“Bonvoy Agreement” means the Bonvoy Affiliation Agreement between Marriott International, Inc., Marriott Rewards, LLC, Marriott Vacations Worldwide Corporation, and Marriott Ownership Resorts, Inc. regarding the Brand Loyalty Program dated as of November 10, 2021, as the same may be amended.
“Brand Loyalty Programs” means the programs generally used for Specified Licensed Brand Hotels that are designed to increase brand loyalty (and consequently market share, length of stay and frequency of usage of such hotels and other branded and affiliated products), and/or any similar, complementary, or successor program. As of the Effective Date, such programs include “Marriott Bonvoy”.
“Brand Standards” means the Design Brand Standards; the Brand Style and Communications Standards; the Operational Brand Standards; and the Quality Assurance Program (including the Quality Assurance Audit System and the Customer Satisfaction System), as of the Effective Date and as thereafter modified, amended or supplemented in accordance with Section 7.2. The Brand Standards also include Licensor’s brand standards for the Upscale Brand Segment, Upper-Upscale Brand Segment and Luxury Brand Segment of Licensor Lodging Facilities, which include standards and specifications related to health, fire and life safety, security and terrorism standards, the bedding package, customer accessible high speed internet access, Electronic Systems Standards, standards related to transient rentals, standards related to food and beverage services and outlets, and golf instructional facility standards, but only to the extent applicable to the Licensed Business and with appropriate modifications to reflect appropriate differences between hotel service levels and service levels applicable to the Licensed Destination Club Business and the License Whole Ownership Residential Business. The Brand Style and Communications Standards; the Operational Brand Standards; and the Quality Assurance Program for all Licensed Projects other than the Specified Fractional Projects will be set forth on Licensee’s intranet site. All other Brand Standards, including the Design Brand Standards and, with respect to the Specified Fractional Projects, the Brand Style and Communications Standards; the Operational Brand Standards; and the Quality Assurance Program, will be set forth on Licensor’s intranet site. The Brand Standards may be in paper or in electronic form.
“Brand Style and Communications Standards” means those standards related to use, style, and presentation of the Licensed Marks and other communications regarding the Licensed Business as set forth in the Brand Style and Communications Standards document as it exists on the Effective Date, as they may be modified pursuant to Section 7.2.
“Branded Elements” means (i) the Brand Loyalty Programs or successor thereto, (ii) Licensor- owned or -controlled branded elements of the Reservation System, (iii) Licensor-owned or -controlled branded elements of Licensor’s website, marriott.com, or any additional pages or sites within marriott.com,(iv) use of the Brand Loyalty Programs member lists, (v) access to Specified Licensed Brand Hotels and the Specified Branded Hotels for marketing of Destination Club Products, and (vi) access to Specified Licensed Brand Hotels and the Specified Branded Hotels as an ancillary benefit exchange option for Destination Club Products (for the avoidance of doubt, rights and benefits under or in connection with the Brand Loyalty Programs are not considered to be “ancillary benefit exchange options”). Notwithstanding the foregoing, the platform, infrastructure, coding, and non-customer facing elements of the Brand Loyalty Programs, the Reservation System, and the Licensor website(s) shall not be considered “Branded Elements” for purposes of this Agreement.
Exhibit A - Page 2
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“Business Changes” has the meaning stated in Section 11.2.C.
“Call Center Program” means Program as defined in the Amended and Restated Call Transfer Agreement dated as of April 26, 2022 between Licensor and Marriott Ownership Resorts, Inc., as the same may be amended.
“Case Goods” means furniture and fixtures used in the Projects and their Public Facilities, such as chests, armoires, chairs, beds, headboards, desks, tables, television sets, mirrors, pictures, wall decorations, graphics and all other unspecified items of the same class.
“Centralized Services” has the meaning stated in Section 7.3.
“Centralized Services Charges” has the meaning stated in Section 7.3.
“Change in Control” shall be deemed to have occurred when (i) any “person” or “group” (as such terms are used in Sections 13(e) and 14(d) of the Securities Exchange Act), other than a Significant Shareholder or a “group” of Significant Shareholders, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act) of, or the power to exercise, directly or indirectly, effective control for any purpose over, shares representing more than (A) fifteen percent (15%) of the combined voting power of the then-outstanding securities entitled to vote generally in elections of directors of Licensee if Licensee is then a publicly traded company or (B) thirty percent (30%) of the combined voting power of the then-outstanding securities entitled to vote generally in elections of directors of Licensee if Licensee is not then a publicly traded; (ii) the stockholders of Licensee approve any plan or proposal for the liquidation, dissolution or winding up of Licensee; (iii) the earlier of (A) the date Licensee (x) consolidates with or merges into any other Person or any other Person merges into Licensee unless the stockholders of Licensee immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the outstanding securities entitled to vote generally in elections of directors of Licensee immediately before such transaction, or (y) conveys, transfers or leases all or a substantial portion of all of Licensee’s assets to any Person (other than a wholly-owned subsidiary as a result of which Licensee becomes a holding company) or (B) the date the stockholders of Licensee approve a definitive agreement to (x) consolidate Licensee with or merge Licensee into any other Person unless the stockholders of Licensee immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the outstanding securities entitled to vote generally in elections of directors of Licensee immediately before such transaction or (y) convey, transfer or lease all or a substantial portion of all of Licensee’s assets to any Person (other than a wholly-owned subsidiary as a result of which Licensee becomes a holding company); or (iv) Continuing Directors do not at any time constitute a majority of the Board of Directors of Licensee (or, if applicable, a successor corporation to Licensee).
“Changes” has the meaning stated in Section 13.4.B.
“Co-Located Hotel” has the meaning stated in Section 5.4.A.
“Co-Located Licensor Lodging Facility” has the meaning stated in Section 5.6.
“Competing Entities” has the meaning stated in Section 9.1.F.
Exhibit A - Page 3
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“Condominium Hotel” means a hotel in which the guest rooms may be placed in a rental pool or rental program and some or all of the guest rooms are financed by virtue of a lease, whole ownership condominium regime, strata title, or any similar regime. Licensed Residential Projects operating under the “Grand Residences by Marriott” or “Ritz-Carlton Residences” names shall not be deemed to be Condominium Hotels for the purposes of this Agreement.
“Continuing Director” means at any date a member of Licensee’s Board of Directors (i) who was a member of such board on the Effective Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to Licensee’s Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.
“Control” (and any form thereof, such as “Controlling” or “Controlled”) means, for any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.
“Controlled Property Owners’ Association” means a Property Owners’ Association that is controlled by Licensee or one of its Affiliates.
“Converted Transferred Property” has the meaning stated in Section 5.7.
“Customer Information” means the names, addresses, phone and fax numbers, email addresses and other personal information of owners, customers or potential owners or customers, mailing lists, “lead” lists, contact lists, or similar lists or databases, and related data.
“Customer Satisfaction System” means the mechanism used by Licensee to administer and compile customer satisfaction data to measure different aspects of the customer experience, including product, sales and Member services, as of the Effective Date as it may be modified pursuant to Section 7.2. As of the Effective Date, the Customer Satisfaction System consists of the Guest Satisfaction Survey Program, the Owner Satisfaction Survey Program, and the Sales and Marketing Satisfaction Program.
“CSS Measurement Period” means the time period set forth in the Customer Satisfaction System used for measuring customer satisfaction under the Customer Satisfaction System.
“Data Protection Laws” means data protection and privacy laws and regulations under Applicable Law.
“Deficiency” has the meaning stated in Section 8.4.C.
“Deflag” or “Deflagging” means (i) with respect to a Project, when a Project has been removed from the System and is no longer operating under the Licensed Marks, (ii) with respect to a Non-Site Specific Destination Club Ownership Vehicle, when a Non-Site Specific Destination Club Ownership Vehicle has been removed from the System and is no longer operating as part of a Licensed Non-Site Specific Destination Club Program or under the Licensed Marks, and (iii) with respect to a Licensor Lodging Facility, when a Licensor Lodging Facility has been removed from the applicable system of Licensor Lodging Facilities and is no longer operating under any of the Proprietary Marks.
“Design Brand Standards” has the meaning set forth in Exhibit G.
Exhibit A - Page 4
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“Design Review Addendum” means the Design Review Addendum attached to this Agreement as Exhibit G, which is incorporated by reference in this Agreement.
“Destination Club Business” means the business of (i) developing and operating Destination Club Projects; (ii) developing, selling, marketing, managing, operating and financing Destination Club Products and Destination Club Units; (iii) developing, selling, marketing and operating Exchange Programs; (iv) managing rental programs associated with Destination Club Products; (v) establishing and operating sales facilities for Destination Club Products; (vi) managing the Member services related to Destination Club Products; and (vii) managing or operating the amenities of Destination Club Projects (e.g., country clubs, spas, golf courses, food and beverage outlets, gift and sundry shops, etc.) located at or in the general vicinity of Destination Club Projects, and businesses that are ancillary to the foregoing activities (e.g. travel insurance), all of which are associated with Destination Club Products.
“Destination Club Competitor” means any Person or an Affiliate of any Person that (i) owns or has direct or indirect Ownership Interest in a Destination Club Competitor Brand or (ii) is a master franchisee, master franchisor or sub-franchisor for a Destination Club Competitor Brand (for the purposes hereof, the terms master franchisee, master franchisor, and sub-franchisor each mean a Person that has been granted the right by a franchisor to offer and sell subfranchises for such Person’s own account). A Person that has an interest in a Destination Club Competitor Brand merely as a franchisee or as a mere passive investor that has no Control or influence over the business decisions of the Destination Club Competitor Brand, such as limited partners in a partnership or as a mere non-Controlling stockholder in a corporation, is not a Destination Club Competitor for purposes of this Agreement.
“Destination Club Competitor Brand” means a branded Destination Club Business chain with both (i) one thousand (1,000) or more Destination Club Units and (ii) ten (10) or more Destination Club Projects; provided, however, that Destination Club Competitor Brand shall not include a branded Destination Club Business created or developed by Licensee or its Affiliates.
“Destination Club Products” means timeshare, fractional, interval, vacation club, destination club, vacation membership, private membership club, private residence club, points club, and other forms of products, programs and services, in each case wherein purchasers acquire an ownership interest, use right or other entitlement to use one or more of certain determinable overnight accommodations and associated facilities in a system of units and facilities on a recurring, periodic basis and pay for such ownership interest, use right or other entitlement in advance (whether payments are made in lump-sum or periodically over time), and associated Exchange Programs.
“Destination Club Project” means a project that includes Destination Club Units, including all land used in connection with the project and (i) the freehold or long-term leasehold interest to the site of the project; (ii) all improvements, structures, facilities, entry and exit rights, parking, pools, landscaping, and other appurtenances (including the project building and all operating systems) located at the site of the project; and (iii) all furniture, fixtures, equipment, supplies and inventories installed or located in such improvements at the site of the project.
“Destination Club Royalty Fees” has the meaning stated in Section 3.1.A.
“Destination Club Unit” means a physical unit used for overnight accommodation as part of a Destination Club Product.
“Dispute” means any dispute, controversy, or claim arising out of or relating to this Agreement, or the making, breach, termination, or invalidity of this Agreement, or the relationship created thereby.
Exhibit A - Page 5
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“Effective Date” has the meaning stated in the preamble to this Agreement.
“Electronic Systems” means all Software, Hardware and all electronic access to Licensor’s systems and data, licensed or made available to Licensee relating to the System, including the Reservation System and any other system established under Section 10.
“Electronic Systems License Agreement” means the Electronic Systems License Agreement between Licensor and Licensee dated as of the Original Effective Date, as the same may be amended.
“Electronic Systems Standards” means Licensor’s standards, policies, procedures, guidelines and practices with respect to (i) systems that interface with Licensor’s Electronic Systems, (ii) information technology and systems that store or transmit Licensor Confidential Information, and (iii) data security and privacy and compliance with Data Protection Laws as applicable to the systems and information technology referred to in clauses (i) and (ii) in this definition, in each case as updated from time to time.
“Employee Benefits Allocation Agreement” means the Employee Benefits and Other Employment Matters Allocation Agreement between Marriott International, Inc. and Marriott Vacations Worldwide Corporation entered into in connection with the Spin-Off Transaction.
“Exchange Program” means any method, arrangement, program or procedure for the voluntary exchange by Members of the right to use and occupy Destination Club Units for the right to use, occupy or benefit from other accommodations, facilities, programs or services.
“Excluded Area” means any countries and jurisdictions in which Licensor does not own a trademark registration for an applicable Licensed Mark, whether due to a prior third party registration or application or use of a conflicting mark or for other reasons, and includes any Unregistered Areas.
“Execution Date” has the meaning stated in the preamble to this Agreement.
“Existing Golf Facilities” means the golf courses, facilities and services managed and operated by Licensee as of the Effective Date as set forth in Exhibit I.
“Existing Projects” means the Licensed Destination Club Projects and the Licensed Residential Projects that are existing and in operation or that have been approved by Licensor as of the Effective Date as set forth in Exhibit B.
“Expert” shall mean an independent, nationally or internationally recognized consulting firm or individual having a minimum of ten (10) years of international experience in the timeshare and lodging industry and qualified to resolve the issue in question, provided that an Expert shall not include any individual who is, as of the date of appointment or within six (6) months prior to such date, employed either directly or indirectly as a consultant in connection with any other matter, by a party (or its Affiliates) seeking to appoint such person.
“Extension Term” has the meaning stated in Section 4.2.
“Extraordinary Event” means any of the following events, regardless of where they occur or their duration: acts of nature (including hurricanes, typhoons, tornadoes, cyclones, other severe storms, winds, lightning, floods, earthquakes, volcanic eruptions, fires, explosions, disease, or epidemics); fires and explosions caused wholly or in part by human agency; acts of war or armed conflict; riots or other civil commotion; terrorism (including hijacking, sabotage, chemical or biological events, nuclear events, disease-related events, bombing, murder, assault and kidnapping), or the threat thereof; strikes or similar
Exhibit A - Page 6
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labor disturbances; embargoes or blockades; shortage of critical materials or supplies; action or inaction of governmental authorities that have an impact upon the Licensed Business, excluding, however, general economic and/or market conditions not caused by any of the events described herein.
“Future Conversion Lodging Properties” means hotels or other lodging facilities acquired by Licensee with the intent of having the same become Licensor Lodging Facilities and for the purpose of converting such Licensor Lodging Facilities to Licensed Destination Club Projects.
“GDP Deflator” means the “Gross Domestic Product Implicit Price Deflator” issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce, or if the aforesaid GDP Deflator is not at such time so prepared and published, any comparable index selected by Licensor and reasonably satisfactory to Licensee (a “Substitute Index”) then prepared and published by an agency of the government of the United States of America, appropriately adjusted for changes in the manner in which such index is prepared and/or year upon which such index is based. Any dispute regarding the selection of the Substitute Index or the adjustments to be made thereto shall be settled by a panel of three (3) Experts in accordance with Section 22.5. Except as otherwise expressly stated herein, whenever a number or amount is required to be “adjusted by the GDP Deflator,” or similar terminology, such adjustment shall be equal to the percentage increase or decrease in the GDP Deflator which is issued for the month in which such adjustment is to be made (or, if the GDP Deflator for such month is not yet publicly available, the GDP Deflator for the most recent month for which the GDP Deflator is publicly available) as compared to the GDP Deflator which was issued for (i) for amounts specified in this Agreement other than the Base Royalty, the month in which the Original Effective Date occurred, and (ii) for the Base Royalty, (a) January 1, 2021 for the Vistana Portion and November 19, 2021 for the MVC Portion for all adjustments made pursuant to “(a)” and“(b)” in the definition of “Base Royalty”, and (b) for adjustments made pursuant to “(c)” through “(e)” of the definition of “Base Royalty,” as described therein.
“Gross Commissions” means the gross commissions paid or to be paid to Licensee or its Affiliates in connection with the initial sale or re-sale by Licensee or its Affiliates on behalf of third parties of interests held by such third parties in Licensed Destination Club Units, Licensed Unbranded Destination Club Units or in Licensed Residential Units (without deduction for any costs or Taxes). For the avoidance of doubt, Gross Commissions exclude maintenance fees, management fees, dues, exchange fees, enrollment fees, property management fees, or interest or financing charges with respect to financed purchases.
“Gross Sales Price” means the gross sale price paid or to be paid to Licensee or its Affiliates for the initial sale or re-sale of interests held by Licensee or its Affiliates in Licensed Destination Club Units, Licensed Unbranded Destination Club Units or in Licensed Residential Units, whether directly or through the issuance of beneficial interests, other ownership interests, use rights or other entitlements (whether the value of which is denominated as points, weeks, or any other currency), including interests in a land trust or similar real estate vehicle (without deduction for any transaction costs including brokerage commissions and expenses, but less applicable Taxes paid by Licensee or its Affiliates or gross up for Taxes paid by purchasers, in each case assessed with respect to such sale or re-sale transaction (and not on the basis of income)), regardless of whether any part thereof is financed by Licensee or any third party. For the avoidance of doubt, the Gross Sales Price excludes maintenance fees, management fees, dues, exchange fees, enrollment fees, property management fees, or interest or financing charges with respect to financed purchases. To the extent that interests in Licensed Destination Club Units or Licensed Unbranded Destination Club Units are used as consideration, in whole or in part, for the purchase of interests in other Licensed Destination Club Units or Licensed Unbranded Destination Club Units, then the value ascribed to such interests shall be the list price of the acquired interests, less any applicable discount.

Exhibit A - Page 7
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“Guarantor” means individually and collectively the Person(s) who guarantee(s) the performance of Licensee’s obligations under this Agreement, the Electronic Systems License Agreement, and the Design Review Addendum under the Guaranty.
“Guarantor Obligations” has the meaning set forth in Section 28.3.
“Guaranty” means the guaranty set forth in Section 28.
“Hardware” means all computer hardware and other equipment (including all future upgrades, enhancements, additions, substitutions, and other modifications thereof) required for the operation of and connection to any Electronic System.
“Hilton Brand” means any brand owned or controlled by Hilton Worldwide Holdings Inc. or its successors-in-interest (excluding Licensor or its Affiliates) as of the Effective Date or at any time in the future, regardless of whether such brand is subsequently acquired by a third party. As of the Effective Date, the Hilton Brands include Waldorf Astoria Hotels and Resorts, LXR Hotels & Resorts, Conrad Hotels and Resorts, Canopy by Hilton, Graduate by Hilton, Tempo by Hilton, Motto by Hilton, NoMad Hotels, Signia by Hilton, Hilton Hotels & Resorts, DoubleTree by Hilton, Curio Collection by Hilton, Tapestry Collection by Hilton, Embassy Suites by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton, LivSmart Studios by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Spark by Hilton and Hilton Grand Vacations.
“Hotel Operating Agreement” has the meaning stated in Section 5.7.D.
“ILG” is defined in Recital E.
“Illegal Facilities” has the meaning stated in Section 9.1.G.
“Initial Term” has the meaning stated in Section 4.1.
“Interest Rate” means the lesser of: (i) the Prime Rate plus 500 basis points; or (ii) the maximum rate permitted by applicable usury laws.
“Leisure/Vacation Product” means a product designed and intended primarily for leisure and vacation travelers and uses, which may include limited meeting space or multipurpose rooms or facilities designed for internal use by Licensee and its Affiliates or use by small groups or for Property Owners’ Associations meetings, as well as certain customary business amenities typically found at leisure hotels, such as high-speed internet access, business services centers and fax machines. For the avoidance of doubt, the following intended uses are consistent with a Leisure/Vacation Product: recreational, social, educational or other affinity group events, meetings or classes (such as cooking classes and educational seminars); family reunions; the conducting of business during leisure and vacation stays; and the fact that some customers may purchase and use Destination Club Products primarily for business purposes, especially in urban locations such as Boston or London. A Leisure/Vacation Product does not include a product designed and intended primarily for business travelers or for group, meeting, association or convention business.
“Licensed Business” means, collectively, the Licensed Destination Club Business and the Licensed Whole Ownership Residential Business operated under the Licensed Marks and the System pursuant to this Agreement.
Exhibit A - Page 8
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“Licensed Business Customer Information” means the names, addresses, phone and fax numbers, email addresses and other personal information of owners, customers or potential owners or customers (including all Members and their family members), mailing lists, “lead” lists, contact lists, or similar lists or databases, and related data, in each case in whatever form and to the extent such information (i) was in Licensee’s possession as of the date of the Spin-Off Transaction, (ii) obtained by Licensee in connection with the Licensed Business on or after the date of the Spin-Off Transaction (including directly or indirectly obtained from Licensor or its Affiliates, by or through the Brand Loyalty Program, or as a result of Licensee’s acquisition of Vistana), or (iii) any Modified Third-Party List.
“Licensed Destination Club Business” means the Destination Club Business operated under (x) the name “Marriott Vacation Club,” “Grand Residences by Marriott,” “Westin Vacation Club,” and/or “Sheraton Vacation Club” and, (y) insofar as it relates to the Specified Fractional Projects, the Specified Fractional Licensed Marks and Specified Fractional Licensed Names, and, in each case, operated under the System and using other Licensed Marks (as applicable) in accordance with the terms of this Agreement. The Licensed Destination Club Business does not include the business of managing or franchising hotels, other overnight lodging accommodation products offered for transient rental, except as specifically provided in Section 9.2, or any Condominium Hotel. The Licensed Destination Club Business licensed hereunder also excludes any passenger cruise ship or cruise line interests, usage rights, products or services; provided, however, that Licensee shall have the right to include as part of the Licensed Destination Club Business Destination Club Units on passenger cruise ships approved by Licensor as to quality, services and brand positioning, using the Licensed Marks (provided that the number of units on each such passenger cruise ship shall not exceed 20 units), and Licensee shall have the right to offer usage rights on third party passenger cruise ships through an Exchange Program associated solely with Licensed Destination Club Products provided to Members.
“Licensed Destination Club Products” means Destination Club Products existing as of the Effective Date or to be developed in future, and which are sold, marketed, developed, and/or operated under the name “Marriott Vacation Club,” “Grand Residences by Marriott,” “Westin Vacation Club,” and/or “Sheraton Vacation Club” or the System or using other Licensed Marks (which Licensed Marks, for the avoidance of doubt, shall exclude the Specified Fractional Licensed Marks and Specified Fractional Licensed Names, except to the extent permitted under this Agreement in connection with the Specified Fractional Projects), all pursuant to this Agreement. Licensed Destination Club Products shall exclude hotels and other overnight lodging accommodation products offered for transient rental, subject to Licensee’s rights set forth in Section 9.2.
“Licensed Destination Club Projects” means Destination Club Projects existing as of the Effective Date or to be developed in future, and which are marketed, developed, and/or operated under the names “Marriott Vacation Club,” “Grand Residences by Marriott,” “Westin Vacation Club,” and/or “Sheraton Vacation Club” and/or in the case of the Specific Fractional Projects, the Specified Fractional Licensed Marks and Specified Fractional Licensed Names, or the System or using other Licensed Marks, all pursuant to this Agreement. Licensed Destination Club Projects shall exclude hotels and other overnight lodging accommodation products offered for transient rental, subject to Licensee’s rights set forth in Section 9.2. Where the Licensed Destination Club Project is limited to Licensed Destination Club Units being offered within a larger, mixed-use facility, and Licensee does not control the other improvements, structures, facilities, entry and exit rights, parking, pools, landscaping, and other appurtenances located at such facility, then the Licensed Destination Club Project shall refer only to such Licensed Destination Club Units, and the other improvements, structures, facilities, entry and exit rights, parking, pools, landscaping, and other appurtenances located at such facility shall be of a quality that is comparable to that required of Licensed Destination Club Projects generally under this Agreement.
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“Licensed Destination Club Units” means Destination Club Units existing as of the Effective Date or to be developed in future, and which are sold, marketed, developed, and/or operated under the name “Marriott Vacation Club.” “Grand Residences by Marriott,” “Westin Vacation Club,” and/or “Sheraton Vacation Club” or the System or using other Licensed Marks (which Licensed Marks, for the avoidance of doubt, shall exclude the Specified Fractional Licensed Marks and Specified Fractional Licensed Names, except to the extent permitted under this Agreement in connection with the Specified Fractional Projects), all pursuant to this Agreement.
“Licensed Domains” has the meaning stated in Section 13.4.B. The Licensed Domains include the Licensed Project Domains.
“Licensed Marks” means (i) (a) the name and mark “Marriott” solely as used in the names and marks “Marriott Vacation Club”, and “Grand Residences by Marriott”, in the corporate name “Marriott Vacations Worldwide”, in the Portfolio Name and Mark, in the Permitted Licensee Affiliate Names, and in the domain names documented by the parties, and the name and mark “Marriott’s” solely as used in the name of Projects, but not the name “Marriott” or “Marriott’s” used by itself or with other words, terms, designs or other elements, and (b) the Licensed Project Names; (ii) solely with respect to uses that already existed before the Effective Date, the trademark “Marriott” in stylized script format solely as used in the names and marks “Marriott Vacation Club” and “Marriott Vacation Club International” but not to be used by itself or with other words, terms, designs, or other elements; (iii) solely with respect to uses that already existed before the Effective Date, the Sun Logo used in association with Marriott Vacation Club; (iv) the stylized M “script design” solely as used in the composite M Marriott Vacation Club logo; (v) the name and mark “Marriott” solely as used in the name and mark “Marriott Golf” and “Marriott Golf Academy” pursuant to the terms set forth in Section 1.B, but not the name “Marriott” used by itself or with other words, terms, designs or other elements; (vi) the names and marks “Sheraton” and “Westin” solely as used in the names and marks “Sheraton Vacation Club” and “Westin Vacation Club”, in the Permitted Licensee Affiliate Names, and the names and marks “Sheraton” and “Westin” solely as used in the name of Projects (including Vistana Projects), but not the names “Sheraton” or “Westin” used by themselves or with other words, terms, designs or other elements, and in the domain names documented by the parties; (vii) the names and marks “St Regis” and “The Luxury Collection,” each solely as used in the names and marks of the applicable Specified Fractional Projects and in domain names documented by the parties, but not otherwise by itself or with other words, terms, designs or other elements (the “Specified Fractional Licensed Marks”); (viii) the names and marks “St Regis” and “The Luxury Collection,” each solely as used in the names and marks “St. Regis Residence Club” and “The Luxury Collection Residence Club” (the “Specified Fractional Licensed Names”); (ix) subject to the terms and conditions of any applicable side letters, the additional names and marks set forth on Exhibit M; and (x) certain specified additional names and marks on an exclusive or non-exclusive basis that Licensor may specify in writing from time to time. The Licensed Marks shall not include other hotel brands or marks or other marks owned by Licensor or its Affiliate. The Licensed Marks do not include the Licensee Marks. For the avoidance of doubt, Licensee has been phasing out its use of the trademarks referenced in (ii) and (iii) above and is permitted to continue using the trademarks referenced in (ii) and (iii) above only for uses that already were in place prior to the Effective Date, and Licensee will not otherwise use such trademarks, or make any new uses of such trademarks, after the Effective Date. Further, as contemplated by Section 13.1.D.(1) of this Agreement, Licensor will not be required to maintain any particular registrations for such trademarks in (ii) and (iii) above and Licensor, in its sole discretion, may allow any such registrations to lapse, at which point they would cease to be Licensed Marks.
“Licensed Non-Site Specific Destination Club Program” means a Non-Site Specific Destination Club Program operating under the Licensed Marks (or other written agreement of the parties). As of the Effective Date, the Licensed Non-Site Specific Destination Club Programs include the following programs:
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“Marriott Vacation Club Destinations”, “Marriott Vacation Club – Asia Pacific”; “Marriott Vacation Club Destinations, Australia”, “Sheraton Flex”, “Westin Flex”, and “Westin Aventuras”.
“Licensed Project Domains” means the domain names that contain, reference, or are comprised of the Licensed Project Names.
“Licensed Project Names” means the components of the full name and mark for one or more individual Projects, but excluding the names and marks “Marriott” or “Marriott’s”, “Sheraton,” “Westin,” “St. Regis,” or “Luxury Collection” in any form. For example, “Cypress Harbour” would constitute the Licensed Project Name for a Project with respect to which the full name is “Marriott’s Cypress Harbour”. Notwithstanding the foregoing, the Licensed Project Names do not include (i) the name and mark “Kauai Lagoons” and the related design mark, which has been assigned by Licensor or its Affiliate to Licensee and is a Licensee Mark or (ii) the project names and marks of the Vistana Projects. For the avoidance of doubt, the Portfolio Name and Mark is not a Licensed Project Name, and, on the termination or expiration of this Agreement, Licensor will have no obligation to assign the Portfolio Name and Mark to Licensee or to permit Licensee to continue using the Portfolio Name and Mark.
“Licensed Residential Projects” means Residential Projects existing as of the Effective Date or to be developed in the future, and which are marketed, developed, and/or operated under the name “Grand Residences by Marriott” or the System or using other Licensed Marks, all pursuant to this Agreement. Where the Licensed Residential Project is limited to Licensed Residential Units being offered within a larger, mixed-use facility, and Licensee does not control the other improvements, structures, facilities, entry and exit rights, parking, pools, landscaping, and other appurtenances located at such facility, then the Licensed Residential Project shall refer only to such Licensed Residential Units, and the other improvements, structures, facilities, entry and exit rights, parking, pools, landscaping, and other appurtenances located at such facility shall be of a quality that is comparable to that required of Licensed Residential Projects generally under this Agreement.
“Licensed Residential Units” means Residential Units existing as of the Effective Date or to be developed in future, and which are sold, marketed, developed, and/or operated under the name “Grand Residences by Marriott” or the System or using other Licensed Marks, all pursuant to this Agreement.
“Licensed Services” means timeshare and/or residential services, including development, marketing, sales, financing and management activities related to timeshare and residential services.
“Licensed Unbranded Destination Club Units” means Destination Club Units existing as of the Effective Date or to be developed in future at the Licensed Unbranded Projects that are sold, marketed, developed and/or operated, all pursuant to this Agreement.
“Licensed Unbranded Projects” means the Vistana Beach Club and Harborside Resort at Atlantis Destination Club Projects existing as of the Effective Date together with any others developed in the future as may be approved by Licensor.
“Licensed Whole Ownership Residential Business” means the Whole Ownership Residential Business operated under (i) the name “Grand Residences by Marriott”, and (ii) the System and other Licensed Marks, all pursuant to this Agreement.
“Licensee” has the meaning stated in the preamble to this Agreement.
“Licensee Competitive Lodging Brand” has the meaning stated in Section 9.3.B.
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“Licensee Confidential Information” means any confidential information, knowledge, trade secrets, business information, operating procedures and know-how that are not included in the Brand Standards, which is identified in writing as confidential and is proprietary to Licensee or its Affiliates. Licensee Confidential Information does not include any Licensor Confidential Information, or Licensor Intellectual Property. Additionally, Licensee Confidential Information shall not include information that Licensor can demonstrate was, at the time of disclosure by Licensee to Licensor, part of the public domain or became part of the public domain, by publication or otherwise, except by breach of the provisions of this Agreement.
“Licensee Intellectual Property” means the Licensee Marks and all other intangible property used by Licensee in connection with the Licensed Business, including trade secrets, customer lists, operating procedures and know-how that are not included in the Brand Standards, copyrights and copyrightable materials, patents, and online locators (including the vacationclub.com domain name and other domain names (including domain names assigned by Licensor or its Affiliates to Licensee), email addresses, metatags, screen names, and social networking names) that do not comprise or contain any of the Licensed Marks, provided, the Licensee Intellectual Property does not include any of the Licensor Intellectual Property.
“Licensee Marketing Presence” has the meaning stated in Section 2.2.D.
“Licensee Marks” means all trademarks, service marks, trade names, symbols, emblems, logos, insignias, slogans and designs and other indicia of origin (including restaurant names, lounge names, and other outlet names) which are currently exclusively used to identify or are otherwise used in connection with the Licensed Business (and not in any of Licensor’s or its Affiliates’ other businesses) (whether registered or unregistered, and whether used alone or in connection with any other words, trademarks, service marks, trade names, symbols, emblems, logos, insignias, indicia of origin, slogans, and designs) other than the Licensed Marks and other than any marks or names that contain the word “Marriott” or other Licensor Intellectual Property. The Licensee Marks include the names and marks “Horizons”, “Grand Residences”, “Vistana”, and “Vistana Signature Experiences”, and all trademarks and names assigned by Licensor to Licensee under Section 13.7.A. The Licensee Marks do not include any of the Proprietary Marks.
“Licensee’s Website” has the meaning stated in Section 13.4.
“Licensor” means, collectively, Marriott International, Inc. and Marriott Worldwide Corporation and their successors and assigns.
“Licensor Confidential Information” means: (i) the Brand Standards, including the Brand Standards for the design, construction, renovation or operation of the Projects; (ii) Electronic Systems and accompanying documentation developed for the System or elements thereof; (iii) Licensed Business Customer Information; or (iv) any confidential information, knowledge, trade secrets, business information or know-how identified as confidential obtained from Licensor or its Affiliates (a) through the use of any part of the System or concerning the System or the operation of the Licensed Business and the Projects or (b) under any Transaction Agreements or any Vistana Transaction Agreements. Licensor Confidential Information does not include any Licensee Confidential Information or Licensee Intellectual Property. Additionally, Licensor Confidential Information shall not include information that Licensee can demonstrate was, at the time of disclosure by Licensor to Licensee, part of the public domain or became part of the public domain, by publication or otherwise, except by breach of the provisions of this Agreement.
“Licensor Intellectual Property” means (i) the Licensed Marks, and (ii) all other intangible property licensed to Licensee for use in connection with the Licensed Business, including trade secrets, Licensed Business Customer Information, Brand Standards, know-how, copyrights and copyrightable materials, and
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online locators that comprise or contain any of the Licensed Marks (including domain names, email addresses, metatags, screen names and social networking names), provided, the Licensor Intellectual Property does not include any of the Licensee Intellectual Property.
“Licensor Lodging Facilities” means all hotels and other lodging facilities, chains, brands, products, concepts or hotel systems owned, leased, under development, or operated or franchised, now or in the future, by Licensor or any of its Affiliates, including: (i) AC Hotels by Marriott®, AC Residences, African Pride Hotels®, Aloft® Hotels, Aloft Residences, Apartments by Marriott Bonvoy™, Autograph Collection® Hotels, Autograph CollectionSM Residences, Bvlgari® Hotels and Resorts, City Express by Marriott, Courtyard® by Marriott hotels, Delta Hotels® by Marriott, Design Hotels®, Edition® Hotels, Edition® Residences, Element® Hotels, Element Residences, Fairfield by Marriott® hotels, Fairfield Inn® by Marriott hotels, Fairfield Inn & Suites® by Marriott hotels, Four Points® by Sheraton hotels, Gaylord® Hotels, Homes & Villas by Marriott International®, JW Marriott® Hotels, JW Marriott® Hotels & Resorts, JW Marriott MarquisSM Hotels, JW Marriott® Residences, Le Méridien® Hotels and Resorts, Le MéridienSM Residences, Le Royal MéridienSM, Marriott Bonvoy®, Marriott® Conference Centers, Marriott Executive Apartments®, Marriott® Hotels, Marriott® Hotels and Conference Centers, Marriott® Hotels & Resorts, Marriott Marquis® Hotels, Marriott ResidencesSM, Marriott Resorts®, Marriott Suites® Hotels, Moxy® Hotels, Moxy Residences, Protea Hotels® by Marriott, Protea Hotel Fire & Ice!SM, Renaissance® ClubSport® Hotels, Renaissance® Hotels, Renaissance ResidencesSM, Residence Inn® by Marriott hotels, Ritz-Carlton® Hotels and Resorts, Ritz-Carlton Reserve®, The Residences at The Ritz-CarltonSM, The Ritz- Carlton Residences®, The Ritz-Carlton Yacht CollectionSM, Sheraton® Hotels & Resorts, Sheraton Grand® Hotels & Resorts, Sheraton® Residences, SpringHill Suites® by Marriott hotels, St. Regis® Hotels, Resorts and Suites, St. Regis Residences®, St. Regis Residence Club®, The Luxury Collection® Hotels, Resorts and Suites, The Luxury Collection Residence Club®, Tribute Portfolio® Hotels and Resorts, Tribute PortfolioSM Residences, TownePlace Suites® by Marriott hotels, W® Hotels, W Residences®, Westin® Hotels, Westin® Hotels & Resorts, and Westin Residences® and (ii) any other lodging product or concept developed or utilized by Licensor or any of its Affiliates in the future.
“Licensor Management Agreement” has the meaning stated in Section 8.3.B.
“Licensor Managed Projects” has the meaning stated in Section 8.3.B.
“Licensor Usage Fees” means the fees for use of Licensor’s or its Affiliates’ Electronic Systems and other systems, copyrights and other materials, including the Reservation System Fee and the fees for any other system established under Section 10, which fees may be included in the Centralized Services Charges for the Specified Fractional Projects.
“Lodging Business” means the business of developing, promoting, constructing, owning, leasing, acquiring, financing, managing, and/or operating, or authorizing or otherwise licensing or franchising to other Persons the right to develop, promote, construct, own, lease, acquire, finance, manage and/or operate, hotels, resorts, corporate housing, serviced apartments, or other transient or extended stay lodging facilities, including Condominium Hotels, but does not include activities included in the term Destination Club Business or Whole Ownership Residential Business.
“Lodging Competitor” means any Person or an Affiliate of any Person that (i) owns or has direct or indirect Ownership Interest in a Lodging Competitor Brand or (ii) is a master franchisee, master franchisor or sub-franchisor for a Lodging Competitor Brand (for the purposes hereof, the terms master franchisee, master franchisor, and sub-franchisor each mean a Person that has been granted the right by a franchisor to offer and sell subfranchises for such Person’s own account). A Person that has an interest in a Lodging Competitor Brand merely as a franchisee or as a mere passive investor that has no Control or influence over the business decisions of the Lodging Competitor Brand, such as limited partners in a
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partnership or as a mere non-Controlling stockholder in a corporation, is not a Lodging Competitor for purposes of this Agreement.
“Lodging Competitor Brand” means (i) a branded full service or luxury hotel chain with both (x) four thousand (4,000) or more rooms and (y) twenty (20) or more hotels or (ii) a branded select service or extended stay hotel chain with both (x) ten thousand (10,000) or more rooms and (y) fifty (50) or more hotels; provided, however, that Lodging Competitor Brand shall not include a branded hotel chain created or developed by Licensee or its Affiliates.
“Logoed Merchandise” has the meaning stated in Section 9.1.G.
“Management Company” has the meaning stated in Section 8.3.
“Management Company Acknowledgment” means an acknowledgment signed by the Management Company, Licensee and Licensor, the current form of which is attached as Exhibit C.
“Marketing Content” means all advertising, marketing, promotional, sales and public relations concepts, press releases, materials, copy, concepts, plans, programs, seminars, brochures, directories, and sales and marketing campaigns or other information to be released to the public, whether in paper, digital, electronic or computerized form, or in any form of media now or hereafter developed.
“Marriott Call Centers” means each of Licensor’s voice reservation centers participating in the Call Center Program from time to time.
“Marriott Family Member” means J.W. Marriott, Jr., Richard E. Marriott, any brother or sister of J.W. Marriott, Sr., any children or grandchildren of any of the foregoing, any spouses of any of the foregoing, or any trust or other entity established primarily for the benefit of one or more of the foregoing.
“Marriott Properties” means, as of the Effective Date, lodging and other facilities available to customers that are owned, operated, managed, marketed, developed, franchised or licensed under the following brands: AC Hotels by Marriott, African Pride Hotels, Autograph Collection, Bulgari Hotels & Resorts, Conference Center by Marriott, Courtyard by Marriott, Delta Hotels & Resorts, EDITION, Fairfield Inn by Marriott, Fairfield Inn & Suites by Marriott, Gaylord Hotels, Grand Residences by Marriott, JW Marriott, JW Marriott Marquis, Marriott Executive Apartments, Marriott Hotels & Resorts, Marriott Marquis, Marriott Vacation Club, Moxy Hotels, Protea Hotel Fire & Ice!, Protea Hotels, Renaissance, Renaissance ClubSport, Residence Inn by Marriott, The Ritz-Carlton, The Ritz-Carlton Destination Club, The Ritz-Carlton Reserve, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Aloft, Design Hotels (but only to the extent such Design Hotels participate in the Marriott Bonvoy program), Element, Four Points, Le Méridien, Sheraton, St. Regis, The Luxury Collection, Tribute Portfolio, W Hotels and Westin. Other brands serviced by Licensor’s call centers may be added to the brands above at Licensor’s sole discretion.
“Marriott Vacation(s) Phrase(s)” is defined in Section 2.2.C.
“Marriott Vacation(s) Phrase Endorsement” is defined in Section 2.2.C(i).
“Maximum Available Net Assets” shall mean, with respect to any Person, the greatest of the Available Net Assets of such Person calculated as of the following dates: (A) the Effective Date, and (B) each date on which such Person expressly reaffirms the Guaranty set forth in Section 28.
“Merger Letter Agreement” is defined in Recital D.
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“Member” means (i) an owner of a timeshare, fractional, or interval ownership interest, use right or other entitlement to use a Destination Club Unit or (ii) an owner of an interest in a Residential Unit.
“Member Service Center” means a facility at which Licensee provides Members with off-site services with respect to their use and enjoyment of interests in Licensed Destination Club Products.
“Minimum Customer Satisfaction Score” means the minimum score that Projects are required to meet and maintain for customer satisfaction under the Customer Satisfaction System.
“Modified Third-Party List” has the meaning stated in Section 9.1.E.
“MVW Destination Club Business” is defined in Recital D.
“MVC Portion” has the meaning stated in the definition of Base Royalty.
“Negotiation Opportunity Notice” has the meaning stated in Sections 5.4.A and 5.6.
“New Licensee Programs” has the meaning stated in Section 9.5.B.
“New Project Application” has the meaning stated in Section 5.2.A.
“New Projects” means Licensed Destination Club Projects and Licensed Residential Projects that are not in existence or operating as of the Effective Date but that are subsequently developed and operated pursuant to the terms and conditions of this Agreement.
“Non-Controlled Property Owners’ Association” means a Property Owners’ Association that is not controlled by Licensee or one of its Affiliates.
“Non-Renewal Agreement” has the meaning stated in Section 18.1.A(ii).
“Non-Site Specific Destination Club Ownership Vehicle” means an ownership vehicle (such as a trust or property owning company) that (i) holds interests in Destination Club Units and (ii) is included as part of a Non-Site Specific Destination Club Program.
“Non-Site Specific Destination Club Program” means a program under which purchasers acquire an ownership interest, use right or other entitlement to use a system of Destination Club Projects.
“Obligations” has the meaning stated in Section 28.1.
“Offering Documents” has the meaning stated in Section 9.1.B.
“Operating Supplies” has the meaning stated in the Brand Standards – Resort Operations.
“Operational Brand Standards” means those standards related to marketing and sales operations, Member services, and Project operations, as set forth in the following documents as they exist on the Effective Date, as they may be modified pursuant to Section 7.2: (i) Brand Standards – Owner Services; (ii) Brand Standards – Resort Operations; and (iii) Brand Standards – Marketing and Sales Operations.
“Original Effective Date” means November 19, 2011.
“Original MVW License Agreement” is defined in Recital D.
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“Original Project” means a Project that was an Existing Project (as was defined in the Original MVW License Agreement) or an Existing Property (as was defined in the Vistana License Agreement).
“Other Mark(s)” means any trademark, trade name, symbol, slogan, design, insignia, emblem, device, or service mark that is not a Licensed Mark.
“Ownership Interest” means all forms of ownership of legal entities or property, both legal and beneficial, voting and non-voting, including stock interests, partnership interests, limited liability company interests, joint tenancy interests, leasehold interests, proprietorship interests, trust beneficiary interests, proxy interests, power-of-attorney interests, and all options, warrants, and any other forms of interest evidencing ownership or Control.
“Payment Obligations” has the meaning stated in Section 3.8.A.
“Permitted Corporate Name” has the meaning stated in Section 13.2.A(3).
“Permitted Licensee Affiliate Names” has the meaning stated in Section 13.2.A(3)(ii).
“Permitted Territorial Restrictions” has the meaning stated in Section 5.7.B.
“Permitted Variations” means (i) amendments, insertions and/or deletions to the “Insurance and Indemnification” provisions in Section 4 of Exhibit F and/or (ii) such amendments, insertions and/or deletions to the provisions set forth in Exhibit F as are necessary or advisable in order to ensure the effectiveness of the sublicense under the laws of a jurisdiction outside of the United States of America.
“Person” means an individual; legal entity such as a partnership, trust, corporation, limited liability company; a government; an unincorporated organization; or any other legal entity of any kind.
“Personally Identifiable Information” means any information that can be associated with or traced to any individual, including an individual’s name, address, telephone number, e-mail address, credit card information, social security number, or other similar specific factual information, regardless of the media on which such information is stored (e.g., on paper or electronically) and that is generated, collected, stored or obtained as part of this Agreement or in connection with the Licensed Business, including transactional and other data pertaining to users.
“Portfolio Name and Mark” means (i) the name and mark “The Marriott Vacation Clubs”, and (ii) all stylized or composite formats of such mark approved by Licensor, in each case, to be used in accordance with Section 1.A(c) and the other applicable provisions of this Agreement.
“Prime Rate” shall mean the “Prime Rate” of interest in the United States of America published from time to time by the Bloomberg Press at http://www.bloomberg.com, or such other internationally recognized website or publication publishing the prime rate of interest in the United States of America as Licensor may reasonably determine.
“Project-Specific Side Letter” has the meaning stated in Section 5.2.H.
“Projects” means the Existing Projects and the New Projects.
“Property Owners’ Association” means an association of owners of interests in Licensed Destination Club Units, in Licensed Residential Units, or in a Licensed Non-Site Specific Destination Club Program.
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“Proprietary Marks” means the Licensed Marks, the Licensor Intellectual Property, and any other intangible property, trademarks, trade names, trade dress, words, symbols, logos, slogans, designs, insignia, emblems, devices, service marks, and indicia of origin (including restaurant names, lounge names, or other outlet names), or combinations thereof, that are owned or registered by Licensor or any of its Affiliates, or are used to identify or are otherwise associated by virtue of usage with the System, all as may be changed, deleted, added to or otherwise modified by Licensor or its Affiliates. The Proprietary Marks may be owned currently by Licensor or any of its Affiliates or later developed or acquired, and may or may not be registered or applied for in any jurisdiction. The Proprietary Marks do not include any Licensee Marks or Licensee Intellectual Property.
“Public Facilities” means any meeting rooms, conference rooms, restaurants, bars, lounges, pools, recreation facilities, lobby areas, and all other similar public facilities.
“Purchase Contract” has the meaning stated in Section 3.1.C(ii).
“Quality Assurance Audit System” means the process utilized by Licensee to measure the quality and performance of operations at the Projects as it exists on the Effective Date, as it may be modified pursuant to Section 7.2.
“Quality Assurance Program” means the quality assurance program used by Licensee to monitor customer satisfaction and the operations, facilities and services at the Projects as it exists on the Effective Date, as it may be modified pursuant to Section 7.2. The Quality Assurance Program includes the Customer Satisfaction System and the Quality Assurance Audit System.
“Registrar” means an organization responsible for reserving domain names and assigning unique IP addresses.
“Remediation Arrangement” means an arrangement agreed to by Licensor and Licensee under which, as applicable, Licensee agrees to (and completes) the cure of any material noncompliance with this Agreement or the Brand Standards or Licensor agrees to (and completes) the cure of any material failure to comply with Licensor’s material obligations under this Agreement. Such Remediation Arrangement shall provide (i) reasonable opportunities for the parties to consult with each other or their respective Affiliates with respect to the appropriate cure for such noncompliance and (ii) for reasonable time periods for Licensee or Licensor, as applicable, to diligently pursue and cure such noncompliance, and the period to cure under the Remediation Arrangement shall not exceed one (1) year unless otherwise agreed by the parties.
“Reservation System” means any reservation system designated by Licensor for use by Specified Licensed Brand Hotels (including all Software, Hardware and electronic access related thereto).
“Reservation System Fee” means the fee Licensee must pay to Licensor representing Licensee’s share of the costs and expenses of the Reservation System, including development and incremental operating costs, ongoing maintenance, field support costs, and a reasonable return on capital.
“Residential Project” means a project that includes Residential Units, including all land used in connection with the project and (i) the freehold or long-term leasehold interest to the site of the project; (ii) all improvements, structures, facilities, entry and exit rights, parking, pools, landscaping, and other appurtenances (including the project building and all operating systems) located at the site of the project; and (iii) all furniture, fixtures, equipment, supplies and inventories installed or located in the Public Facilities of such improvements at the site of the project.
“Residential Royalty Fees” has the meaning stated in Section 3.1.B.
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“Residential Units” means whole ownership residential units, including single family homes, condominium units, or other housing units which are owned on a whole (not fractional) ownership basis.
“Ritz-Carlton Licensed Business” means the Destination Club Business and Whole Ownership Residential Business of Licensee that is licensed to use the “Ritz-Carlton” name and mark pursuant to the Ritz-Carlton License Agreement.
“Ritz-Carlton License Agreement” is defined in Recital J.
“Royalty Fees” means, collectively, the Destination Club Royalty Fees and the Residential Royalty Fees.
“Sales Facilities” means galleries, desks and other physical facilities from which interests in Destination Club Units and/or Residential Units which are part of the Licensed Business are offered and sold to the public. “Separation and Distribution Agreement” means the Separation and Distribution Agreement between Marriott International, Inc. and Marriott Vacations Worldwide Corporation entered into in connection with the Spin-Off Transaction.
“Separation Plan” has the meaning stated in Section 9.3.B.
“Service Modifications” has the meaning stated in Section 11.2.C.
“Services Manual” means the manual under which certain services are provided by Licensor or its Affiliates to Licensee or its Affiliates in accordance with Section 11.2.
“Significant Shareholder” means any Person that is:
(i) either a Marriott Family Member or on the date hereof possesses, directly or indirectly, and such possession has been publicly disclosed, the power to vote 5% or more of the outstanding shares of common stock of the Licensee,
(ii) or hereafter becomes a spouse of or any other relative (by blood, marriage or adoption) of a Person described in clause (i),
(iii) or becomes a transferee of the interests of any of the foregoing Person or Persons by descent or by trust or similar arrangement intended as a method of descent, or
(iv) (x) an employee benefit or stock ownership plan of the Licensee or (y) a grantor trust established for the funding, directly or indirectly, of the Licensee’s employee benefit plans and programs.
“Soft Goods” means textile, fabric and vinyl and similar products used in finishing and decorating the Licensed Destination Club Units and the corridors and the Public Facilities of the Projects, such as vinyl wall and floor coverings, drapes, sheers, cornice coverings, carpeting, bedspreads, lamps, lamp shades, artwork, task chairs, upholstery and all other unspecified items of the same class.
“Software” means all computer software and accompanying documentation (including all future enhancements, upgrades, additions, substitutions and other modifications) provided to Licensee by or through Licensor and/or third parties designated by Licensor or its Affiliates required for the operation of and connection to any Electronic System.
Exhibit A - Page 18
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“Specially Designated National or Blocked Person” means: (i) a Person designated by the U.S. Department of Treasury’s Office of Foreign Assets Control as a “specially designated national or blocked person” or similar status; (ii) a Person described in Section 1 of U.S. Executive Order 13224, issued on September 23, 2001; or (iii) a Person otherwise identified by government or legal authority as a Person with whom Licensor, Licensee or any of their Affiliates, are prohibited from transacting business. As of the Effective Date, a list of such designations and the text of the Executive Order are published under the internet website address https://home.treasury.gov/policy-issues/financial-sanctions/sanctions-programs- and-country-information.
“Specified Branded Hotels” means hotels or resorts operated under the following brands: Marriott Hotels, Resorts and Suites (including Marriott Marquis Hotels), JW Marriott Hotels and Resorts (including JW Marriott Marquis Hotels), Renaissance Hotels and Resorts, Courtyard by Marriott Hotels, Ritz-Carlton Hotels and Resorts, Autograph Collection Hotels, Gaylord Hotels, Delta Hotels & Resorts, Le Méridien Hotels, Tribute Portfolio Hotels, W Hotels, The Luxury Collection Hotels, Sheraton Hotels, Westin Hotels and St. Regis Hotels and Resorts.
“Specified Fractional Licensed Marks” has the meaning stated in the definition of Licensed Marks.
“Specified Fractional Licensed Names” has the meaning stated in the definition of Licensed Marks.
“Specified Fractional Projects” means the fractional Destination Club Units existing as of the Effective Date located at: The St. Regis Residence Club, New York; The St. Regis Residence Club, Aspen; and The Phoenician Residences, The Luxury Collection Residence Club, and which are marketed, developed and/or operated under the Specified Fractional Licensed Marks using the System.
“Specified Licensed Brand Hotel(s)” means full-service hotels or resorts operated by Licensor, an Affiliate of Licensor, or a franchisee or licensee of Licensor or its Affiliates under the trade names: Marriott® Hotels & Resorts, Marriott Marquis® Hotels, Marriott Resorts®, Marriott Suites® Hotels, The Luxury Collection® Hotels, Resorts and Suites, Sheraton® Hotels & Resorts, Westin® Hotels & Resorts and St. Regis® Hotels, Resorts and Suites.
“Spin-Off Transaction” is defined in Recital C.
“Starwood” is defined in Recital E.
“StarOptions Mark” means the name and mark “StarOptions”.
“System” means the Brand Standards, the Licensor Intellectual Property and other distinctive, distinguishing elements or characteristics that Licensor or its Affiliates have developed, designated or authorized for the operation of the Licensed Business and the Projects, including: the Reservation System and other Electronic Systems, the Brand Loyalty Programs, training programs, Licensor websites, and advertising programs, as such may be modified, amended or supplemented in accordance with Section 7.2. The System does not include any of the Licensee Intellectual Property.
“System Removal Agreement” has the meaning stated in Section 18.1.A(ii).
“Tax Sharing and Indemnity Agreement” means the Tax Sharing and Indemnity Agreement between Marriott International, Inc. and Marriott Vacations Worldwide Corporation entered into in connection with the Spin-Off Transaction.
Exhibit A - Page 19
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“Taxes” means all taxes (including any sales, gross receipts, value-added or goods and services taxes), levies, charges, impositions, stamp or other duties, fees, deductions, withholdings or other payments levied or assessed by any competent governmental authority, including by any federal, national, state, provincial, local, or other tax authority.
“Term” means the Initial Term and the Extension Terms, if any.
“Territory” means the world.
“Third-Party List” has the meaning stated in Section 9.1.E.
“Total Available Net Assets” has the meaning set forth in Section 28.3.
“Trademark Rights Activities” has the meaning stated in Section 13.8.
“Transaction Agreements” has the meaning stated in the Separation and Distribution Agreement.
“Transfer” means any sale, conveyance, assignment, exchange, pledge, encumbrance, lease or other transfer or disposition, directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, by operation of law or otherwise.
“Transferred Lodging Property” means the property contributed by Starwood to Vistana pursuant to the Amended and Restated Separation Agreement among Starwood, Vistana and ILG, dated as of April 18, 2016, for conversion, in whole or in part, into Licensed Destination Club Projects, such property being The Westin Resort and Spa, Cancun.
“Travel Expenses” means all commercially reasonable travel, food and lodging, living, and other out-of-pocket costs and expenses (including, the cost and expense of obtaining any required visas, work permits or similar documentation).
“Undeveloped Parcels” has the meaning stated in Section 5.3.A.
“Unregistered Area” has the meaning stated in Section 13.1.C(2).
“Upscale Brand Segment”, “Upper-Upscale Brand Segment” and “Luxury Brand Segment” mean the “upscale”, “upper-upscale” and “luxury” brand segments, respectively, of the hospitality industry as defined by Smith Travel Research (or its successor). If at any time such segments are not then defined by Smith Travel Research (or its successor), then such segments shall be replaced by comparable segments as are then defined by Smith Travel Research (or its successor). In the event Smith Travel Research (or its successor) ceases to define comparable segmentation or in the event that Smith Travel Research (or its successor) ceases to exist, then the parties shall identify a replacement source and a replacement definition of segments comparable to “upscale”, “upper-upscale” and “luxury” as previously defined by Smith Travel Research (or its successor). Any dispute regarding the selection of replacement definitions or sources shall be settled by Expert resolution in accordance with Section 22.5.
“Vistana” is defined in Recital E.
“Vistana Destination Club Business” is defined in Recital E.
“Vistana Legacy Brands” means Westin, Sheraton, St. Regis and Luxury Collection.
Exhibit A - Page 20
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“Vistana License Agreement” means that certain License, Services and Development Agreement dated as of May 11, 2016 by and among Starwood Hotels & Resorts Worldwide, Inc., Vistana, and Interval Leisure Group, Inc., including any amendments, modifications, or supplements thereof.
“Vistana Portion” has the meaning stated in the definition of Base Royalty.
“Vistana Projects” means all Destination Club Projects existing on the Effective Date that use a name that includes “Sheraton,” “Westin,” “St. Regis,” or “Luxury Collection” in any form.
“Vistana Transaction Agreements” means the Vistana License Agreement and the other Transaction Agreements as defined therein.
“Vulnerable Registrations” has the meaning stated in Section 13.1.C(2).
“Whole Ownership Residential Business” means the business of (i) developing and operating Residential Projects; (ii) developing, selling, marketing, managing, operating and financing Residential Units; (iii) managing rental programs associated with Residential Projects; (iv) establishing and operating sales facilities for Residential Units; (v) managing the owner services related to Residential Units; and (vi) managing or operating the amenities of Residential Projects (e.g. country clubs, spas, golf courses, food and beverage outlets, gift and sundry shops, etc.) located at or in the general vicinity of Residential Projects and businesses that are ancillary to the foregoing activities, all associated with Residential Projects.

Exhibit A - Page 21
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EXHIBIT B
EXISTING PROJECTS

Approved Name of Project	Address of Project	Project Operator	Destination Club and/or Residential
Grand Residences by Marriott, Kauai Lagoons	3325 Holokawelu Way Lihue, Kauai, Hawaii 96766	Marriott Resorts Hospitality Corporation	Residential
Grand Residences by Marriott, Lake Tahoe	1001 Heavenly Village Way South Lake Tahoe, California 96150	Marriott Resorts Hospitality Corporation	Destination Club Residential
Grand Residences by Marriott - Mayfair-London	47 Park Street, London England W1K 7EB United Kingdom	MGRC Management Limited	Destination Club
Marriott’s Aruba Ocean Club	LG Smith Boulevard #99 Palm Beach, Aruba	Marriott Resorts Hospitality of Aruba, N.V.	Destination Club
Marriott’s Aruba Surf Club	103 L. G. Smith Boulevard Palm Beach, Aruba	Costa del Sol Development Company, N.V.	Destination Club
Marriott’s Bali Nusa Dua Gardens	Jl.Nusa Dua Selatan, Lot SW-1, Nusa Dua Bali, Indonesia 80363	PT Indonesia MOC Services	Destination Club
Marriott’s Bali Nusa Dua Terrace	Kawasan Pariwisata ITDC Lot SW 4- 5, Nusa Dua, 80363, Indonesia	PT Indonesia MOC Services	Destination Club
Marriott’s Barony Beach Club	5 Grasslawn Aven Hilton Head Island, S. Carolina 29928	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s BeachPlace Towers	21 South Fort Lauderdale Beach Blvd Fort Lauderdale, Florida 33316	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Canyon Villas	5220 E. Marriott Drive Phoenix, Arizona 85054	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Club Son Antem	CTRA MA 19 Salida 20 Llucmajor, 07620 Spain	MVCI Management, S.L.	Destination Club
Marriott’s Crystal Shores	600 South Collier Boulevard Marco Island, Florida 34145	Marriott Resorts Hospitality Corporation	Destination Club
Marriott Vacation Club, Custom House, Boston	3 McKinley Square Boston, Massachusetts 02109	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Cypress Harbor	11251 Harbour Villa Road Orlando, Florida 32821	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Desert Springs Villas I	1091 Pinehurst Lane Palm Desert, California 92260	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Desert Springs Villas II	1091 Pinehurst Lane Palm Desert, California 92260	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Fairway Villas	500 East Fairway Lane Galloway, New Jersey 08205	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Frenchman’s Cove	7338 Estate Bakkeroe St. Thomas 00801 U.S. Virgin Islands	Marriott Ownership Resorts (St. Thomas), Inc.	Destination Club
Exhibit B-1 - Page 1
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Approved Name of Project	Address of Project	Project Operator	Destination Club and/or Residential
Marriott’s Grand Chateau	75 East Harmon Avenue Las Vegas, Nevada 89109	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Grande Ocean	51 South Forest Beach Drive Hilton Head, S. Carolina 29928	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Grande Vista	5925 Avenida Vista Orlando, FL 32821	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Harbour Lake	7102 Grand Horizons Boulevard Orlando, Florida 32821	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Harbour Club	144 Light House Road Hilton Head Island, S. Carolina 29928	Marriott Resorts Hospitality Corporation	Destination Club
Marriott's Harbour Point	4 Shelter Cove Lane Hilton Head Island, S. Carolina 29928	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Heritage Club	18 Light House Road Hilton Head Island, S. Carolina 29928	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Imperial Palm Villas	8404 Vacation Way Orlando, FL 32821	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Kauai Beach Club	3610 Rice Street, Kalapaki Beach Lihue, Kauai, Hawaii 96766	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Kauai Lagoons	3325 Holokawelu Way Lihue, Kauai, Hawaii 96766	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Ko Olina Beach Club	92-161 Waipahe Place Kapolei, Oahu, Hawaii 96707	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Lakeshore Reserve	11715 Lakeshore Reserve Drive Orlando Florida 32837	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Legends Edge at Bay Point	4000 Marriott Drive Panama City Beach, Florida 32408	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Mai Khao Resort - Phuket	234 Mai Khao Talang Thepsasatri Road Phuket, 83110 Thailand	MVCI Asia Pacific PTE. Limited	Destination Club
Marriott’s Manor Club at Ford’s Colony	101 St. Andrews Drive Williamsburg, Virginia 23188	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Marbella Beach Resort	Crta. de Cadiz, KM 193 Urb. Marbella del Este Marbella, Malaga 29604 Spain	MVCI Management S.L.	Destination Club
Marriott's Maui Ocean Club - Molokai, Maui & Lanai Towers Marriott's Maui Ocean Club - Lahaina & Napili Towers	100 Nohea Kai Drive Lahaina, Maui, Hawaii 96761	Marriott Resorts Hospitality Corporation	Destination Club
Marriott Vacation Club, the Mayflower, Washington, D.C.	1127 Connecticut Avenue NW, Washington, D.C. 20036	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Monarch at Sea Pines	91 North Sea Pines Drive Hilton Head Island, S. Carolina 29928	Marriott Resorts Hospitality Corporation	Destination Club
Exhibit B - Page 2
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Approved Name of Project	Address of Project	Project Operator	Destination Club and/or Residential
Marriott’s MountainSide	1305 Lowell Avenue Park City, Utah 84060	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Mountain Valley Lodge	655 Columbine Road Breckenridge, Colorado 80424	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Newport CoastVillas	23000 Newport Coast Drive Newport Coast, California 92657	Marriott Resorts Hospitality Corporation	Destination Club
Marriott Vacation Club, New York City	33 West 37th Street New York, New York 10018	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Oceana Palms	3200 North Ocean Drive Riviera Beach, Florida 33404	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Ocean Pointe	71 Ocean Avenue Palm Beach Shores, Florida 33404	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s OceanWatch Villas at Grande Dunes a/k/a/ Marriott’s OceanWatch Villas	8500 Costa Verde Drive Myrtle Beach, South Carolina 29572	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Phuket Beach Club	230 Moo, Maikhao, Talang Phuket, 83110 Thailand	–MVCI Management (Europe), Limited –Marriott Hotels (Thailand), Limited	Destination Club
Marriott’s Playa Andaluza	Ctra. de Cadiz, km 168 Estepona, 29680 Spain	MVCI Management S.L.	Destination Club
Marriott’s Royal Palms	8805 World Center Drive Orlando, Florida 32821	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Sabal Palms	8404 Vacation Way Orlando, FL 32821	Marriott Resorts Hospitality Corporation	Destination Club
Marriott's Shadow Ridge I-The Villages Marriott's Shadow Ridge II- The Enclaves	9003 Shadow Ridge Road Palm Desert, California 92211	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s St. Kitts Beach Club	858 Frigate Bay Road Frigate Bay, Saint Kitts and Nevis	MVCI St. Kitts Company Limited	Destination Club
Marriott’s StreamSide at Vail, Birch	2284 South Frontage Road West Vail, Colorado 81657	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s StreamSide at Vail, Douglas	2284 South Frontage Road West Vail, Colorado 81657	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s StreamSide at Vail, Evergreen	2284 South Frontage Road West Vail, Colorado 81657	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Summit Watch	780 Main Street Park City, Utah 84060	Marriott Resorts Hospitality Corporation	Destination Club
Marriott's Sunset Pointe	4 Shelter Cove Lane Hilton Head Island, S.Carolina 29928	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s SurfWatch	10 SurfWatch Way Hilton Head Island, S.Carolina 29928	Marriott Resorts Hospitality Corporation	Destination Club
Exhibit B - Page 3
909953-1

Approved Name of Project	Address of Project	Project Operator	Destination Club and/or Residential
Marriott’s Timber Lodge	4100 Lake Tahoe Boulevard South Lake Tahoe, California 96150	Marriott Resorts Hospitality Corporation	Destination Club
Marriott Vacation Club at Surfers Paradise	158 Ferny Avenue Surfers Paradise QLD, Australia 4217	MVCI Australia Pty Ltd	Destination Club
Marriott Vacation Club at The Empire Place	88 Naradhiwas Rajanagarindra Road Sathorn Yannawa, 10120, Thailand	MVCI Asia Pacific PTE. Limited	Destination Club
Marriott Vacation Club at Los Sueños	800 Meters West of Herradura Entrance Herradura 028-4023, Costa Rica	Management Company - MVC LS Costa Rica, Limitada	Destination Club
Marriott Vacation Club, San Diego	701 A Street, A Street San Diego, CA 92101	Marriott Resorts Hospitality Corporation	Destination Club
Marriott Vacation Club, San Francisco	2620 Jones Street, San Francisco, California 94133	Marriott Resorts Hospitality Corporation	Destination Club
Marriott Vacation Club, South Beach	410 Ocean Dr. Miami Beach, Florida 33139	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Village d’lle-de- France	Allee de l’Orme Rond Bailly- Romainvilliers, 77700 France	MVCI Holidays France, S.A.S.	Destination Club
Marriott’s Villas at Doral	4101 NW 87th Avenue Miami, Florida 33178	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Waikoloa Ocean Club	69-275 Waikoloa Beach Drive, Waikoloa Village, Hawaii 96738	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Waiohai Beach Club	2249 Poipu Road Koloa Kaua’i, Hawaii 96756	Marriott Resorts Hospitality Corporation	Destination Club
Marriott’s Willow Ridge Lodge	2929 Green Mountain Drive Branson, Missouri 65616	Marriott Resorts Hospitality Corporation	Destination Club
Sheraton Vistana Resort	8800 Vistana Centre Drive Orlando, Florida 32821	Vistana Management, Inc.	Destination Club
Sheraton Vistana Villages	12401 International Drive Orlando, FL 32821	Vistana Management, Inc.	Destination Club
Sheraton PGA Vacation Resort	8702 Champions Way Port St. Lucie, Florida 34986	Vistana Management, Inc.	Destination Club
The Westin Nanea Ocean Villas	45 Kai Malina Parkway, Lahaina, Maui, Hawaii 96761	Vistana Hawaii Management, Inc.	Destination Club
The Westin Ka’anapali Ocean Resort Villas	6 Kai Ala Drive, Lahaina, Maui, Hawaii 96761	Vistana Hawaii Management, Inc.	Destination Club
The Westin Ka’anapali Ocean Resort Villas North	170 Kai Ala Drive, Lahaina, Maui, Hawaii 96761	Vistana Hawaii Management, Inc.	Destination Club
The Westin Princeville Ocean Resort Villas	3838 Wyllie Road, Princeville, Kauai, Hawaii 96722	Vistana Hawaii Management, Inc.	Destination Club
Sheraton Kaua’i Resort	2440 Hoonani Road, Kauai, Hawaii 96756	Vistana Hawaii Management, Inc.	Destination Club
Exhibit B - Page 4
909953-1

Approved Name of Project	Address of Project	Project Operator	Destination Club and/or Residential
The Westin Lagunamar Ocean Resort Villas & Spa	Cancún, Mexico	Turistica Cancun S. de R.L. de C.V.	Destination Club
The Westin Los Cabos Resort Villas & Spa	Los Cabos, Mexico	Hoteles Cabos K22.5, S. de R.L. de C.V	Destination Club
The Westin Los Cabos Resort Villas – Baja Point	Los Cabos, Mexico	Hoteles Cabos K22.5, S. de R.L. de C.V	Destination Club
The Westin St. John Resort Villas	300B Chocolate Hole Great Cruz Bay, St. John, 00830 U.S. Virgin Islands	Westin Vacation Management Company	Destination Club
Sheraton Broadway Resort	3301 Robert M. Grissom Parkway Myrtle Beach, South Carolina 29577	Vistana MB Management, Inc.	Destination Club
The Westin Mission Hills Resort Villas	71777 Dinah Shore Dr., Rancho Mirage, California 92270	Vistana California Management, Inc.	Destination Club
The Westin Desert Willow Villas, Palm Desert	75 Willow Ridge, Palm Desert, California 92260	Vistana California Management, Inc.	Destination Club
The Westin Kierland Villas	15620 North Clubgate Drive, Scottsdale, Arizona 85254	Vistana Arizona Management, Inc.	Destination Club
Sheraton Desert Oasis	17700 N Hayden Road Scottsdale, Arizona 85255	Vistana Scottsdale Management, Inc.	Destination Club
Sheraton Mountain Vista	160 West Beaver Creek Blvd Avon, Colorado 81620	Vistana Colorado Management, Inc.	Destination Club
The Westin Riverfront Mountain Villas	218 Riverfront Lane Avon, Colorado 81620	Vistana Management, Inc.	Destination Club
Sheraton Lakeside Terrace Villas at Mountain Vista	173 Lake Street Avon, Colorado 81620	Points of Colorado, Inc.	Destination Club
Sheraton Steamboat Resort Villas	2200 Village Inn Court Steamboat Springs, Colorado 80487	Vistana Management, Inc. (Villas and East Tower) Vistana Colorado Management, Inc. (West Tower)	Destination Club
The St. Regis Residence Club, New York	Two East 55th Street at Fifth Avenue New York, New York 10022	St. Regis New York Management, Inc.	Destination Club
The St. Regis Residence Club, Aspen	315 E Dean Street Aspen, Colorado 81611	St. Regis Colorado Management, Inc.	Destination Club
The Phoenician Residences, The Luxury Collection Residence Club	Scottsdale, Arizona	Vistana Management, Inc.	Destination Club
Marriott Vacation Club, Waikiki	2080 Kalakaua Ave Honolulu, Hawaii 96815	Marriott Resorts Hospitality Corporation	Destination Club
[Charleston Project - Name TBD]	235 East Bay Street, Charleston, SC 29401	Marriott Resorts Hospitality Corporation	Destination Club
WVC Savannah Project – Name TBD	200 East St. Julian Street, Savanna, GA
Exhibit B - Page 5
909953-1

Approved Name of Project	Address of Project	Project Operator	Destination Club and/or Residential
MVC Nashville Project - Name TBD	1213 Grundy Street, Nashville, TN
MVC Khao Lak - Name TBD	Khao Lak, Phang Nga, Thailand 82220
Marriott’s Bali Nusa Dua Terrace (“Enclave”) - Name TBD	Nusa Dua, Bali, Indonesia 80363
* For the avoidance of doubt, as of the Effective Date, the Harborside Resort at Atlantis and Vistana’s Beach Club are the only Licensed Unbranded Projects (and Licensed Unbranded Projects are not included with the definition of “Existing Projects” or “Licensed Destination Club Projects”).
Exhibit B - Page 6
909953-1

EXHIBIT B-1 - UNDEVELOPED PARCELS

PROJECT/ASSET	INVENTORY TO BE SOLD
Canyon Villas, Phoenix, AZ	Phase 7
Club Son Antem, Mallorca	Future Phase Parcels
Fairway Villas, NJ Seaview Parcels (Original MVCI Parcels)
Residential
• House Lot (0.69 acres)
• Lot used for Golf (0.58 acres)

• New Lots on Ridgewood (5.82 acres)
    • New Lot on Seaview (3.44 acres)
        • Residential (45.67 acres)
    • Comm. Carve-out (5.0 acres)

               Timeshare
            • Building G (1.89 acres)
            • Building H (2.12 acres)
            • Building I

     • Open & Ops (7.35 acres)

Fairway Villas, NJ Seaview Parcels (MHS & MI Parcels)	• Pines 18-hole golf course, driving range, golf shed (159.3) • Single Family Lots (49.0 acres) • Comm. Parcel (3.4 acres) • Wetlands (232.1 acres)
Frenchman’s Cove, St. Thomas	Phases 7 & 8
Grand Chateau, Las Vegas, NV	Tower 4, Phase 4 – Part of 3+ acre site not subdivided
Grand Vista, FL (Parcel 15)	Undeveloped Parcel (3 acres)
Harbour Lake, Orlando, FL	Phases 4, 5, 6, 7, 8, 9, 10, 11 & 12
Ko Olina, HI	Phases 6 & 7
Lakeshore Reserve (Grande Lakes), Orlando, FL	Phases 2, 3, 4, 5 & 6
Playa Andaluza, Spain	Future Phase Parcels
Shadow Ridge II, Palm Desert, CA	Phases 9A, 9B, 10A, 10B, 11, 12, 14, 13A & 13B
St. Thomas Sequel, Cabrita Point, USVI	Lots: 6E

Exhibit B-1 - Page 1
909953-1

PROJECT/ASSET	INVENTORY TO BE SOLD
Residential Lots
Willow Ridge Lodge, MO	Land Designated for Buildings G, F, H &I (194 units planned) and Buildings B & C
Sheraton PGA Vacation Resort	20 acres
The Westin St. John Resort	7 acres & Future Phases
Sheraton Broadway	5.5 acres
The Westin Los Cabas Resort Villas & Spa (Baja Point/adjacent undeveloped land)	9 acres
Lan adjacent to Sheraton Kauai Resort (EAK Parcel)	11 acres
Westin Desert Willow	5 Phases
Exhibit B - Page 2
909953-1

EXHIBIT C
MANAGEMENT COMPANY ACKNOWLEDGMENT
This Management Company Acknowledgment (“Management Company Acknowledgment”) is executed as of , 20 , by and among , a
(“Management Company”), Marriott Vacations Worldwide Corporation, a Delaware corporation (“Licensee”), and Marriott International, Inc., a Delaware corporation and Marriott Worldwide Corporation, a Maryland corporation (collectively, “Licensor”).
WHEREAS, Management Company has entered into an agreement (“Management Agreement”) with Licensee, pursuant to which Management Company will operate the [NAME OF PROJECT] (the “Project”) located at (“Approved Location”), in accordance with the terms of that certain Amended & Restated License, Services and Development Agreement dated effective January 1, 2024 for Marriott Projects (as such agreement may be amended, supplemented, restated or otherwise modified, the “License Agreement”) between Licensor and Licensee; and
WHEREAS, Licensee has requested that Licensor consent to the operation of the Project by Management Company in accordance with the License Agreement.
NOW, THEREFORE, in consideration of the mutual undertakings and benefits to be derived herefrom, the receipt and sufficiency of which are acknowledged by each of the parties hereto, it is hereby agreed as follows:
1.Licensor’s Consent. Subject to and in accordance with the terms and conditions of this Management Company Acknowledgment and the License Agreement, Licensor hereby consents to the operation of the Project by Management Company and grants to Management Company the right to operate the Project in accordance with the Brand Standards and to access and use the System, at, and only at, the Approved Location during the term of the License Agreement on behalf of Licensee. Licensor’s grant in the immediately preceding sentence will terminate without notice to Management Company contemporaneously with the occurrence of any of the following events: (a) any termination of the License Agreement or Licensee’s rights under the License Agreement with respect to the Project or (b) the execution of another management company acknowledgment among Licensor, Licensee and another management company with respect to the Project; provided that the duties and obligations of Management Company that by their nature or express language survive such termination, including Sections 3.b. and c. below, will continue in full force and effect notwithstanding the termination of Licensor’s grant in the immediately preceding sentence.
2.Management Company Representations and Covenants. Management Company represents and warrants to Licensor that:
a.Management Company (and any Person this is in Control of Management Company or that is Controlled by Management Company) (i) is not known in the community as being of bad moral character; (ii) has not been convicted in any court of a felony or other offense that could result in imprisonment for one (1) year or more or a fine or penalty of one million dollars ($1,000,000) (as adjusted annually after the Effective Date of the License Agreement by the GDP Deflator) or more; (iii) is not a Specially Designated National or Blocked Person; or (iv) is not a Lodging Competitor;
b.neither Management Company nor any Affiliate of Management Company is a Lodging Competitor; and
Exhibit C - Page 1
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c.the Management Agreement is valid, binding and enforceable and contains no terms, conditions, or provisions that are, or through any act or omission of Licensee or Management Company, may be or may cause a breach of or default under the License Agreement.
3.Management Company and Licensee Acknowledgments. Management Company and Licensee covenant and agree to the following:
a.Management Company will have the exclusive authority and responsibility for the day-to-day on-site management of the Project on behalf of and for the benefit of Licensee with respect to and in accordance with the terms of the License Agreement. The general manager of the Project will be an employee of Management Company and devote such time and attention to the management and operation of the Project as is necessary to fully comply with the terms, conditions and restrictions set forth in the License Agreement;
b.The Project will be operated in strict compliance with the requirements of the License Agreement, and Management Company will observe fully and be bound by all terms, conditions and restrictions regarding the management and operation of the Project as set forth in the License Agreement, including those related to Licensor Intellectual Property, as if and as though Management Company had executed the License Agreement as “Licensee,” provided that Management Company obtains no rights under the terms of the License Agreement, except as specifically set forth herein and the rights granted hereunder do not constitute a license or franchise or sub-license or sub-franchise to Management Company. Management Company will comply with all Applicable Laws in connection with its management of the Project and will obtain in a timely manner all permits, certificates, and licenses necessary for the full and proper operation of the Project;
c.Licensor may enforce directly against Management Company all terms in the License Agreement regarding Licensor Intellectual Property and the management and operation of the Project during and subsequent to Management Company’s tenure as operator of the Project. Licensor may seek and obtain all available legal and equitable remedies from Management Company based on Management Company’s failure to comply with the terms of this Management Company Acknowledgment, in addition to any remedies Licensor may obtain from Licensee under the License Agreement;
d.Management Company hereby assigns (and will cause each of its employees or independent contractors who contributed to such modifications, derivatives or additions to assign) to Licensor, in perpetuity throughout the world, all rights, title and interest (including the entire copyright and all renewals, reversions and extensions thereof) in and to all modifications, derivatives or additions to the Licensor Intellectual Property and other aspects of the System proposed by or on behalf of Management Company or its Affiliates. Management Company waives (and will cause each of its employees or independent contractors who contributed to such modifications, derivatives or additions to waive) all rights of “droit moral” or “moral rights of authors” or any similar rights that Management Company (or its employees or independent contractors) may now or hereafter have in the modifications, derivatives or additions to the Licensor Intellectual Property and other aspects of the System proposed by or on behalf of Management Company or its Affiliates and Management Company disclaims any interest in such modifications by virtue of a constructive trust. Management Company agrees to execute (or cause to be executed) and deliver to Licensor any documents and to do any acts that may reasonably be deemed necessary by Licensor to perfect or protect the title in the modifications, derivatives and additions herein conveyed, or intended to be conveyed now or in the future;
e.Any default under the terms of the License Agreement caused wholly or partially by Management Company will constitute a default under the terms of the Management Agreement, for which Licensee may terminate the Management Agreement;
Exhibit C - Page 2
909953-1

f.Licensee and Management Company will not modify or amend the Management Agreement in such a way as to create a conflict or other inconsistency with the terms of the License Agreement or this Management Company Acknowledgment;
g.Except in extraordinary circumstances, such as theft or fraud on the part of Management Company or a default by Licensee under the License Agreement caused by Management Company for which Licensee needs to promptly remove Management Company from the Project, the Management Agreement will not be terminated or permitted to expire without at least thirty (30) days’ prior notice to Licensor;
h.Management Company will perform the day-to-day operations of the Project. Licensor has the right to communicate directly with Management Company, and the managers at the Project regarding day-to-day operations of the Project, provided that Licensor shall not direct Management Company to take, or fail to take, any action that may cause a breach of the Management Agreement or this Management Acknowledgement. Licensor has the right to rely on instructions of Management Company and the managers at the Project as to matters relating to the operation of the Project, and the agreements of such managers are binding on Management Company; and
4.Existence and Power. Each of Management Company and Licensee represents and warrants with respect to itself that (i) it is a legal entity duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation, (ii) it has the ability to perform its obligations under this Management Company Acknowledgment and under the Management Agreement, and (iii) it has all necessary power and authority to execute and deliver this Management Company Acknowledgment.
5.Authorization; Contravention.
a.Management Company and Licensee each represents and warrants with respect to itself that the execution and delivery of this Management Company Acknowledgment and the performance by Management Company and Licensee of its respective obligations hereunder and under the Management Agreement: (i) have been duly authorized by all necessary action; (ii) do not require the consent of any third parties (including lenders) except for such consents as have been properly obtained; and (iii) do not and will not contravene, violate, result in a breach of, or constitute a default under (a) its certificate of formation, operating agreement, articles of incorporation, by-laws, or other governing documents, (b) any regulation of any governmental body or any decision, ruling, order, or award by which each may be bound or affected, or (c) any agreement, indenture or other instrument to which each is a party; and
b.Management Company represents and warrants to Licensor that: (i) neither Management Company (including any and all of its directors and officers), nor any of its Affiliates or the funding sources for any of the foregoing is a Specially Designated National or Blocked Person (as defined in the License Agreement); (ii) neither Management Company nor any of its Affiliates is directly or indirectly owned or controlled by the government of any country or jurisdiction that is subject to an embargo by the United States of America government; and (iii) neither Management Company nor any of its Affiliates is acting on behalf of a government of any country or jurisdiction that is subject to such an embargo. Management Company further represents and warrants that it is in compliance with any applicable anti-money laundering law and terrorist financing law. Management Company agrees that it will notify Licensor in writing immediately upon the occurrence of any event which would render the foregoing representations and warranties of this Section 5.b. incorrect.
6.Controlling Agreement. If there are conflicts between any provision(s) of the License Agreement and this Management Company Acknowledgment on the one hand and the Management
Exhibit C - Page 3
909953-1

Agreement on the other hand, the provision(s) of the License Agreement and this Management Company Acknowledgment will control.
7.No Release. This Management Company Acknowledgment will not release or discharge Licensee from any liability or obligation under the License Agreement, and Licensee will remain liable and responsible for the full performance and observance of all of the provisions, covenants, and conditions set forth in the License Agreement.
8.Limited Consent. Licensor’s consent to Management Company operating the Project and Licensor’s grant to Management Company of the right to operate the Project are personal to Management Company, and this Management Company Acknowledgment is not assignable by Licensee or Management Company. If there is a change in control of Management Company or if Management Company becomes, is acquired by, comes under the control of, or merges with or into a Lodging Competitor, or if there is a material adverse change to the financial status or operational capacity of Management Company, Licensee will promptly notify Licensor of any such change and Management Company will be subject to the consent process under the License Agreement as a new operator of the Project.
9.Defined Terms. Unless specifically defined herein, all capitalized terms used in this Management Company Acknowledgment will have the same meanings set forth in the License Agreement.
10.Governing Law; Venue; Dispute Resolution. The parties agree that this Management Company Acknowledgment shall be subject to the governing law and, for the purpose of resolving any dispute under Section 13 of this Management Company Acknowledgment, the venue provisions set forth in Section 22.1 of the License Agreement.
11.Management Company’s Address. Management Company’s mailing address is
. Management Company agrees to provide notice to both Licensee and Licensor if there is any change in Management Company’s mailing address.
12.No Third Party Beneficiaries. Nothing in this Management Company Acknowledgment is intended, or will be deemed, to confer any rights or remedies under or by reason of this Management Company Acknowledgment upon any Person other than Licensor, Licensee and their respective Affiliates, successors and assigns.
13.Injunctive Relief. Licensor will be entitled to injunctive or other equitable relief from a court of competent jurisdiction, without the necessity of proving the inadequacy of money damages as a remedy or irreparable harm, without the necessity of posting a bond, and without waiving any other rights or remedies at law or in equity, for any actual or threatened material breach or violation of this Management Company Acknowledgment for which such relief is an available remedy, the Brand Standards (including, but not limited to, threats or danger to public health or safety) or actual or threatened misuse or misappropriation of the Licensor Intellectual Property or the Licensor Confidential Information. The rights conferred by this Section 13 expressly include, without limitation, Licensor’s entitlement to affirmative injunctive, declaratory, and other equitable or judicial relief (including specific performance) for Management Company’s failure to operate any portion of the Project in accordance with the applicable Brand Standards, including, without limitation, affirmative relief that any such deficiencies are cured and thereafter meet the Brand Standards.
14.Arbitration. The parties agree that except as otherwise specified in this Management Company Acknowledgment, any Dispute or any other matter concerning any aspect of the relationship of Licensor and Management Company will be finally settled by arbitration according to the arbitration provisions set forth in Section 22.4 of the License Agreement.
Exhibit C - Page 4
909953-1

15.Miscellaneous. The parties hereby incorporate by reference Sections 22.3 (costs of enforcement), 24.1.A (construction and severability), and 26.2 (multiple counterparts) of the License Agreement.
16.WAIVER OF JURY TRIAL AND PUNITIVE AND EXEMPLARY DAMAGES. THE PARTIES AGREE THAT LICENSEE, MANAGEMENT COMPANY AND LICENSOR EACH HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE SPECIAL, CONSEQUENTIAL, PUNITIVE AND EXEMPLARY DAMAGES IN ANY ARBITRATION, LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THE COVENANTS, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES SET FORTH HEREIN, THE RELATIONSHIPS OF THE PARTIES HERETO, WHETHER AS “MANAGEMENT COMPANY,” “LICENSEE” OR “LICENSOR” OR OTHERWISE, THIS AGREEMENT, OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE FOREGOING.
17.Entire Agreement. This Management Company Acknowledgment, together with the License Agreement and the Management Agreement, including all exhibits, attachments and addenda, and any execution copies executed simultaneously or in connection with, this Management Company Acknowledgment and the License Agreement, contain the entire agreement between the parties as it relates to the Project and the Approved Location as of the date of this Management Company Acknowledgment. This is a fully integrated agreement. No agreement of any kind relating to the matters covered by this Management Company Acknowledgment will be binding upon any party hereto unless and until the same has been made in a written, non-electronic instrument that has been duly executed by the non-electronic signature of the parties. This Management Company Acknowledgment may not be amended or modified by conduct manifesting assent, or by electronic signature, and each party is hereby put on notice that any individual purporting to amend or modify this Management Company Acknowledgment by conduct manifesting assent or by electronic signature is not authorized to do so.
[Signatures Appear on Following Page]

Exhibit C - Page 5
909953-1

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Management Company Acknowledgment, under seal, as of the date first above written.
LICENSOR:
MARRIOTT INTERNATIONAL, INC.
By: (SEAL)
Name:
Title:
MARRIOTT WORLDWIDE CORPORATION
By: (SEAL)
Name:
Title:
LICENSEE:
MARRIOTT VACATIONS WORLDWIDE
CORPORATION
By: (SEAL)
Name:
Title:
MANAGEMENT COMPANY:
[MANAGEMENT COMPANY]
By: (SEAL)
Name:
Title:

Exhibit C - Page 6
909953-1

EXHIBIT D
FORM OF OPERATING STATEMENT

Marriott Vacations Worldwide
Royalty fees due to MI based on period results
For Period X, XXXX from X/X/XXXX to X/X/XXXX

	Total Closings	Prespin Closings	Postspin Closings	Commission Earned	Royalty Rate	Amount Due to MI	Comments
NATO
3.1.A.ii.a - Developer Closings in Destination Club	—	—	—	—	2.0%	—
3.1.A.ii.b - Reacquired Closings in Destination Club	—	—	—	—	1.0%	—
3.1.A.iii.a - M&S Agreements in Destination Club	—	—	—	—	2.0%	—
3.1.A.iii.b - Resale Closings in Destination Club	—	—	—	—	1.0%	—
3.1.B.ii.a - Developer Closings in Residential Units	—	—	—	—	2.0%	—
3.1.B.ii.b - Reacquired Closings in Residential Units	—	—	—	—	1.0%	—
3.1.B.iii.a - M&S Agreements in Residential Units	—	—	—	—	2.0%	—
3.1.B.iii.b - Resale Closings in Residential Units	—	—	—	—	1.0%	—
Total NATO	—	—	—			—

Europe
3.1.A.ii.a - Developer Closings in Destination Club	—	—	—	—	2.0%	—
3.1.A.ii.b - Reacquired Closings in Destination Club	—	—	—	—	1.0%	—
3.1.A.iii.a - M&S Agreements in Destination Club	—	—	—	—	2.0%	—
3.1.A.iii.b - Resale Closings in Destination Club	—	—	—	—	1.0%	—
3.1.B.ii.a - Developer Closings in Residential Units	—	—	—	—	2.0%	—
3.1.B.ii.b - Reacquired Closings in Residential Units	—	—	—	—	1.0%	—
3.1.B.iii.a - M&S Agreements in Residential Units	—	—	—	—	2.0%	—
3.1.B.iii.b - Resale Closings in Residential Units	—	—	—	—	1.0%	—
Total Europe	—	—	—			—

Asia
3.1.A.ii.a - Developer Closings in Destination Club	—	—	—	—	2.0%	—
3.1.A.ii.b - Reacquired Closings in Destination Club	—	—	—	—	1.0%	—
3.1.A.iii.a - M&S Agreements in Destination Club	—	—	—	—	2.0%	—
3.1.A.iii.b - Resale Closings in Destination Club	—	—	—	—	1.0%	—
3.1.B.ii.a - Developer Closings in Residential Units	—	—	—	—	2.0%	—
3.1.B.ii.b - Reacquired Closings in Residential Units	—	—	—	—	1.0%	—
3.1.B.iii.a - M&S Agreements in Residential Units	—	—	—	—	2.0%	—
3.1.B.iii.b - Resale Closings in Residential Units	—	—	—	—	1.0%	—
Total Asia	—	—	—			—

Total MVW	—	—	—			—

Adjustment from YTD calculation						—

MVC Amount Due to MI						—

VISTANA LICENSE FEE
Domestic - Developer	—				2.0%	—
Domestic - Reacquired	—				1.0%	—
	0					0
International - Developer	—				2.0%	—

Total Vistana	—					—

Total Vistana Amount Due to MI						—

TOTAL Variable Fees Due to MI						—

MVW, to the best of our knowledge, certifies that the data represented in this document is free of errors and misrepresentations.

			SVP, Corporate Controller, and CAO

Exhibit D - Page 1
909953-1

Marriott Vacations Worldwide
Royalty fees due to MI based on period results
YTD For Period X, XXXX from X/X/XXXX to X/X/XXXX

	Total Closings	Prespin Closings	Postspin Closings	Commission Earned	Royalty Rate	Amount Due to MI	Comments
NATO
3.1.A.ii.a - Developer Closings in Destination Club	—	—	—	—	2.0%	—
3.1.A.ii.b - Reacquired Closings in Destination Club	—	—	—	—	1.0%	—
3.1.A.iii.a - M&S Agreements in Destination Club	—	—	—	—	2.0%	—
3.1.A.iii.b - Resale Closings in Destination Club	—	—	—	—	1.0%	—
3.1.B.ii.a - Developer Closings in Residential Units	—	—	—	—	2.0%	—
3.1.B.ii.b - Reacquired Closings in Residential Units	—	—	—	—	1.0%	—
3.1.B.iii.a - M&S Agreements in Residential Units	—	—	—	—	2.0%	—
3.1.B.iii.b - Resale Closings in Residential Units	—	—	—	—	1.0%	—
Total NATO	—	—	—			—

Europe
3.1.A.ii.a - Developer Closings in Destination Club	—	—	—	—	2.0%	—
3.1.A.ii.b - Reacquired Closings in Destination Club	—	—	—	—	1.0%	—
3.1.A.iii.a - M&S Agreements in Destination Club	—	—	—	—	2.0%	—
3.1.A.iii.b - Resale Closings in Destination Club	—	—	—	—	1.0%	—
3.1.B.ii.a - Developer Closings in Residential Units	—	—	—	—	2.0%	—
3.1.B.ii.b - Reacquired Closings in Residential Units	—	—	—	—	1.0%	—
3.1.B.iii.a - M&S Agreements in Residential Units	—	—	—	—	2.0%	—
3.1.B.iii.b - Resale Closings in Residential Units	—	—	—	—	1.0%	—
Total Europe	—	—	—			—

Asia
3.1.A.ii.a - Developer Closings in Destination Club	—	—	—	—	2.0%	—
3.1.A.ii.b - Reacquired Closings in Destination Club	—	—	—	—	1.0%	—
3.1.A.iii.a - M&S Agreements in Destination Club	—	—	—	—	2.0%	—
3.1.A.iii.b - Resale Closings in Destination Club	—	—	—	—	1.0%	—
3.1.B.ii.a - Developer Closings in Residential Units	—	—	—	—	2.0%	—
3.1.B.ii.b - Reacquired Closings in Residential Units	—	—	—	—	1.0%	—
3.1.B.iii.a - M&S Agreements in Residential Units	—	—	—	—	2.0%	—
3.1.B.iii.b - Resale Closings in Residential Units	—	—	—	—	1.0%	—
Total Asia	—	—	—			—
	—	—	—			—
Total MVC	—	—	—			—

VISTANA LICENSE FEE
Domestic - Developer	—				2.0%	—
Domestic - Reacquired	—				1.0%	—

International - Developer	—				2.0%	—

Total Vistana	—					—

TOTAL YTD Variable Fees						—

MVW, to the best of our knowledge, certifies that the data represented in this document is free of errors and misrepresentations.

			SVP, Corporate Controller, and CAO

2
909953-1

EXHIBIT E
AFFILIATE SUBLICENSE AGREEMENT

THIS AFFILIATE SUBLICENSE AGREEMENT (this “Sublicense Agreement”) is entered into this day of , 2 , (“Effective Date”) by and between Marriott Vacations Worldwide Corporation, a Delaware corporation (“MVWC”) and , a and an Affiliate of MVWC (“Sublicensee”).
RECITALS

A.MVWC is the licensee under that certain Amended and Restated License, Services, and Development Agreement dated effective January 1, 2024 with Marriott International, Inc., a Delaware corporation (“MII”) and Marriott Worldwide Corporation, a Maryland corporation (“MWC”) (MII and MWC are referred to collectively as “Licensor”), a true and correct copy of which has been provided to Sublicensee (the “Marriott License”). Each initially capitalized term which is not defined in this Sublicense Agreement shall have the meaning given to such term in the Marriott License.
B.Under the Marriott License and subject to the terms and conditions thereof, including all reservations of rights and limitations on exclusivity set forth therein, MVWC has been granted a license to use the Licensed Marks and the System to operate the Licensed Destination Club Business and the Licensed Whole Ownership Residential Business within the Territory.
[Use the following Recitals C. and D. for New Project development]
C.MVWC is permitted to delegate the authority to develop New Projects to MVWC Affiliates pursuant to Section 5.2.D. of the Marriott License and in accordance with the terms and conditions of this Sublicense Agreement.
D.MVWC has delegated to Sublicensee the authority to develop the New Project described in Exhibit A to this Sublicense Agreement (the “Project”).
[Use the following Recitals C. and D. for Existing/New Project operation]
C.MVWC is permitted to delegate the authority to operate Existing Projects and New Projects to MVWC Affiliates pursuant to Section 5.1.C. and 5.2.D. of the Marriott License and in accordance with the terms and conditions of this Sublicense Agreement.
D.MVWC has delegated to Sublicensee the authority to operate the Project(s) described in Exhibit A to this Sublicense Agreement (the “Project(s)”).
[Use the following Recitals C. and D. for Sales and Marketing]
C.MVWC is permitted to delegate certain non-management functions involving regional and/or local sales and marketing of Licensed Destination Club Products and Residential Units for Licensed Residential Projects to any Affiliate pursuant to Section 5.8.B. of the Marriott License and, where, in Licensor’s judgment, it is required to fulfill such functions, to sublicense to such Affiliate the right to use the Licensed Marks and the System.
Exhibit E - Page 1
909953-1

D.MVWC has delegated to Sublicensee the sales and marketing functions described in Exhibit A to this Sublicense Agreement (“Sales and Marketing Services”) and in connection therewith is willing to sublicense to Sublicensee the right to use the Licensed Marks and System in accordance with the terms of this Sublicense Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Sublicense Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Licensee and Sublicensee agree as follows:
1.RIGHTS GRANTED.
[Use the following paragraph 1 for New Project development]
MVWC hereby grants to Sublicensee a non-exclusive license to use the Licensed Marks and the System, during the Term (defined below) of this Sublicense Agreement, for the sole purpose of developing the Project identified on Exhibit A.
[Use the following paragraph 1 for Existing/New Project operation]
MVWC hereby grants to Sublicensee a non-exclusive license to use the Licensed Marks and the System, during the Term (defined below) of this Sublicense Agreement, for the sole purpose of operating the Project(s) identified on Exhibit A.
[Use the following paragraph 1 for Sales and Marketing]
MVWC hereby grants to Sublicensee a non-exclusive license to use the Licensed Marks and the System, during the Term (defined below) of this Sublicense Agreement, for the sole purpose of performing the Sales and Marketing Services within the territor(y)(ies) identified on Exhibit B.
2.MARRIOTT LICENSE.
This Sublicense Agreement is subject and subordinate to the Marriott License. Except as may be inconsistent with the terms and provisions hereof, the terms and provisions of the Marriott License shall be applicable to this Sublicense Agreement and shall be incorporated into this Sublicense Agreement as if MVWC was the licensor and Sublicensee was the licensee under the Marriott License [with respect to the Project(s)] [In Sales and Marketing agreement, substitute “with respect to the Sales and Marketing Services”]. Sublicensee acknowledges and agrees that, [with respect to the Project(s)] [In Sales and Marketing agreement, substitute “with respect to the Sales and Marketing Services”], it is bound by the same responsibilities, limitations, and duties of the licensee under the Marriott License and that such responsibilities, limitations, and duties are hereby incorporated in this Sublicense Agreement.
3.REPRESENTATIONS AND WARRANTIES.

Sublicensee represents and warrants that it satisfies the definition of “Affiliate” under the Marriott License.

Exhibit E - Page 2
909953-1

4.TERM AND TERMINATION.
[Use the following paragraph 4.A. for New Project development]
A.The Term of this Sublicense Agreement begins on the Effective Date and expires on the earlier of (i) the date on which Sublicensee’s authority to develop the Project expires or terminates, (ii) the date on which the Project is Deflagged, or (iii) the termination or expiration of the Marriott License.
[Use the following paragraph 4.A. for Existing/New Project operation]
A.The Term of this Sublicense Agreement begins on the Effective Date and expires on the earlier of (i) the date on which Sublicensee’s authority to operate the Project, or, if this Sublicense Agreement covers more than one (1) Project, all of the Projects, expires or terminates, (ii) the date on which the Project is, or, if this Sublicense Agreement covers more than one (1) Project, all of the Projects are, Deflagged, or (iii) the termination or expiration of the Marriott License. If this Sublicense Agreement covers more than one (1) Project and any (but not all) of those Projects are Deflagged or Sublicensee’s authority to operate any such Project expires or is terminated, Exhibit A shall be amended to delete the affected Project(s), and Sublicensee shall no longer have the right to use the Licensed Marks or System in connection with the operation of such Project(s).
[Use the following paragraph 4.A. for Sales and Marketing]
A.The Term of this Sublicense Agreement begins on the Effective Date and expires on the earlier of (i) the date on which Sublicensee’s authority to perform the Sales and Marketing Services expires or terminates, or (ii) the termination or expiration of the Marriott License.
B.MVWC shall have the right to terminate this Sublicense Agreement immediately upon written notice to Sublicensee in the event of Sublicensee’s material breach of this Sublicense Agreement.
5.RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION.
Upon the expiration or termination of this Sublicense Agreement, all rights herein granted to Sublicensee shall revert to MVWC or Licensor, and Sublicensee shall immediately cease all use of the Licensed Marks and System.
6.ASSIGNMENT.
A.This Sublicense Agreement is personal to Sublicensee, and Sublicensee may not Transfer this Sublicense Agreement or any interest herein or any Ownership Interest in Sublicensee without MVWC’s prior written consent, which MVWC may grant or withhold in its sole discretion. Any such attempted Transfer shall be void and shall constitute a material breach of this Sublicense Agreement.
B.MVWC may Transfer this Sublicense Agreement in accordance with the terms of the Marriott License.
7.MISCELLANEOUS.
A. This Sublicense Agreement, including the Recitals, contains the entire agreement between the parties concerning the sublicensed rights and may not be modified without the prior written consent of both parties and, except to the extent required by Applicable Law, without Licensor’s prior
Exhibit E - Page 3
909953-1

written approval. In the event of a conflict between this Sublicense Agreement and the Marriott License, the Marriott License shall control.
B.This Sublicense Agreement does not constitute and shall not be construed as constituting a partnership, joint venture, agency or employment relationship, or any relationship other than that of licensor and licensee or sublicensee.
C.The language of this Sublicense Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the parties. Headings of paragraphs herein are for convenience of reference only and are without substantive significance.
D.Sublicensee acknowledges that the rights and powers retained by Licensor under the Marriott License are necessary to protect Licensor’s intellectual property rights, and specifically, to conserve the goodwill and good name of Licensor’s products and company and the name “Marriott”. Sublicensee therefore agrees that Sublicensee will not allow the same to become involved in matters which will, or could, detract from or impugn the public acceptance and popularity thereof, or impair their legal status.
E.MVWC and Sublicensee agree that to the extent permitted under Applicable Law, Licensor and its Affiliates are third party beneficiaries of this Sublicense Agreement, and it is intended by MVWC and Sublicensee that Licensor and its Affiliates will be entitled to enforce this Sublicense Agreement. MVWC and Sublicensee further agree that Licensor and its Affiliates are not liable for and do not assume any duties, obligations or liabilities under this Sublicense Agreement unless agreed to in writing by Licensor or its Affiliates, as applicable. Sublicensee acknowledges and agrees that (i) its obligations hereunder (including payment obligations) [with respect to the Project(s)] [In Sales and Marketing agreement, substitute “with respect to the Sales and Marketing Services”] are primary obligations; (ii) that Licensor and its Affiliates may pursue Sublicensee directly to enforce such obligations, and (iii) that Licensor and its Affiliates are not required to proceed against MVWC or any Guarantor (as defined in the Marriott License) before proceeding against Sublicensee with respect to the enforcement of such obligations.
F.The respective obligations of the parties under this Sublicense Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Sublicense Agreement, including but not limited to the provisions of Paragraph 4, shall survive termination, cancellation or expiration of this Sublicense Agreement.
G.Sublicensee agrees that this Sublicense Agreement shall be subject to the governing law and dispute resolution provisions set forth in the Marriott License.
{Signatures appear on following page}

Exhibit E - Page 4
909953-1

IN WITNESS WHEREOF, the parties have executed this Sublicense Agreement as of the date first above written.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

By:
Name:
Title:

SUBLICENSEE:

By:
Name:
Title:
Exhibit E - Page 5
909953-1

EXHIBIT F
PROVISIONS TO BE INCLUDED IN SUBLICENSE AGREEMENT WITH NON-AFFILIATES FOR SALES, MARKETING AND RELATED SERVICES
1.RIGHTS GRANTED.
Marriott Vacations Worldwide Corporation (“MVWC”) hereby grants to Sublicensee a non-exclusive license to use the Licensed Mark(s) identified on Exhibit [ ] hereto and relevant aspects of the System, during the Term (defined below) of this Sublicense Agreement, for the sole purpose of performing the Services.
2.USE AND OWNERSHIP OF LICENSED MARKS; QUALITY CONTROL.
A.All use of the Licensed Marks by Sublicensee under this Sublicense Agreement shall inure to the benefit of Marriott International, Inc. and Marriott Worldwide Corporation (collectively, “Licensor”) and its affiliates. Licensor reserves the right to use and grant to others the right to use all or part of the Licensed Marks, as may be applicable, in connection with goods and services offered by Licensor, any of its affiliates or others.
B.Nothing herein shall be construed to grant Sublicensee any right whatsoever to use (except as provided herein) or license others to use the Licensed Marks or any names, marks, logos, commercial symbols, or indicia of origin owned by Licensor or its affiliates.
C.Sublicensee covenants and agrees that in no event will any employees, contractors, or agents of Sublicensee or others retained by Sublicensee in connection with its provision of the Services, identify themselves as employees of, or as representing or speaking or acting for Licensor.
D.Sublicensee recognizes that Licensor and its affiliates are the sole and exclusive owners of all right, title and interest of every kind and nature, whether by statute or common law, in law or equity, which attach, inure, subsist or exist in the Licensed Marks, including specifically the Licensed Marks and all goodwill associated with the Licensed Marks.
E.Sublicensee agrees that it will not during the term of this Sublicense Agreement or thereafter (i) contest the ownership rights or any other rights of Licensor or its affiliates in and to the Licensed Marks, contest the validity of the Licensed Marks or do anything either by an act of omission or commission which might impair, jeopardize, violate, infringe or dilute the Licensed Marks; (ii) claim adversely to Licensor, its affiliates or anyone claiming through Licensor any right, title, or interest in and to the Licensed Marks; (iii) use the Licensed Marks other than in the manner provided for in this Sublicense Agreement; (iv) misuse or harm or bring into dispute the Licensed Marks; (v) register or apply to register in any country or jurisdiction of the world the Licensed Marks or any other mark which is, in Licensor’s reasonable opinion, the same as or confusingly similar to the Licensed Marks for the benefit of Sublicensee or any other person or entity, directly or indirectly; (vi) use any other mark which in Licensor’s opinion is confusingly similar to the Licensed Marks; or (vii) use any of the Licensed Marks in its corporate name or trade name or seek to register any corporate name or trade name containing any of the Licensed Marks.
F.Sublicensee agrees to cooperate fully and in good faith with Licensor and its affiliates for the purpose of securing and preserving the rights of Licensor and its affiliates in and to the Licensed Marks by executing all documents and taking all other acts reasonably necessary to record, register, or otherwise acknowledge the existence of this sublicense or the rights granted to Sublicensee hereunder to use the Licensed Marks and by providing such consents, cooperation, and other assistance as Licensor may reasonably request to perfect, defend, and protect Licensor’s and its affiliates’ ownership of the Licensed Marks. [If there is an expense associated with this section, the relevant terms of the License Agreement between Licensor and MVWC will govern which bears the expense, as between Licensor and MVWC.]
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G.Sublicensee shall promptly notify MVWC of any objection to its use of the Licensed Marks or any unauthorized use or attempted use, by any other person, firm or entity, of the Licensed Marks or any variations similar thereto, of which it is aware. In the event Licensor undertakes the prosecution of any litigation relating to the Licensed Marks, Sublicensee shall execute any and all documents and do such acts and things asLicensor may reasonably request in connection with such defense or prosecution.
H.Any act or omission which purports to create an interest in the Licensed Marks in favor of Sublicensee, directly or indirectly, shall be considered a material breach of this Sublicense Agreement and grounds for its immediate termination, including restitution for any damage incurred. Any application or registration by or on behalf of Sublicensee or its affiliates made in contravention of the terms and conditions of this Sublicense Agreement which would create in Sublicensee or any of its affiliates any right or interest, or the appearance of any right or interest, with respect to the Licensed Marks, shall be deemed to at all times to have been made solely and exclusively for the benefit of Licensor or its affiliates, and Sublicensee and its affiliates jointly and severally, do unconditionally and irrevocably assign to Licensor any and all right, title, or interest that it may have or appear to have with respect to the Licensed Marks.
I.Sublicensee shall at all times conduct its sales and marketing activities in a high quality, professional and courteous manner so as not to dilute or damage the image and reputation of high quality service symbolized by the Licensed Marks. Sublicensee shall immediately cease any marketing or promotional activity or practice that MVWC or Licensor determines is not in keeping with the foregoing standards or otherwise not in accordance with the provisions of this Sublicense Agreement.
3.CONFIDENTIALITY.
During the course of its engagement under this Sublicense Agreement, Sublicensee may have access to Licensor Confidential Information (as defined in the Marriott License). Sublicensee will not, during the term hereof or thereafter, without Licensor’s prior consent, which consent may be granted or withheld in Licensor’s sole discretion, copy, duplicate, record, reproduce, in whole or in part, or otherwise transmit or make available to any “unauthorized” person or entity any Licensor Confidential Information or use the Licensor Confidential Information in any manner not expressly authorized by this Sublicense Agreement. Sublicensee may divulge such Licensor Confidential Information only to such of Sublicensee’s employees or agents as require access to it in order to provide the Services under this Sublicense Agreement, and only if such employees or agents are apprised of the confidential nature of such information before it is divulged to them and they are bound by confidentiality obligations substantially similar to those listed above. All other persons or entities are “unauthorized” for purposes of this Sublicense Agreement. Sublicensee agrees that the Licensor Confidential Information has commercial value and that Licensor and its affiliates have taken commercially reasonable measures to maintain its confidentiality, and, as such, the Licensor Confidential Information is proprietary and a trade secret of Licensor and its affiliates. Licensee will be liable to Licensor for any breaches of the confidentiality obligations in this Paragraph 3. by its employees and agents. Licensee will maintain the Licensor Confidential Information in a safe and secure location and will immediately report to Licensor and MVWC the theft or loss of all or any part of the Licensor Confidential Information.
4.INSURANCE AND INDEMNIFICATION.
A.All insurance policies obtained or maintained by Sublicensee will by endorsement specifically name as additional insureds Licensor, any affiliate of Licensor designated by Licensor, and their employees.
B.Sublicensee will, and hereby does, indemnify and, at Licensor’s option, defend Licensor and its affiliates, their officers, directors, agents and employees, and their respective successors and assigns, from and against any and all damages, claims, demands, suits, judgments, losses, or expenses (including attorneys’ fees and litigation costs) of any nature whatsoever (including, but not limited to, libel, slander, disparagement, defamation, copyright infringement, trademark infringement, patent infringement, trade secret infringement,
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invasion of privacy or publicity rights, piracy and/or plagiarism arising from or related to any materials prepared by Sublicensee in connection with the provision of the Services under this Sublicense Agreement, violation of consumer protection rules, or any offerings of Sublicensee not consistent with this Sublicense Agreement or applicable law), arising directly or indirectly from or out of: (i) any act, error or omission of Sublicensee or its directors, invitees or employees, agents, or contractors; and/or (ii) any occupational injury or illness sustained by any employees, agents, or contractors of Sublicensee in furtherance of the Services hereunder; and/or (iii) any failure of Sublicensee to perform the Services hereunder in accordance with the highest generally accepted professional standards; and/or (iv) any breach of Sublicensee’s representations as set forth herein or in any other agreement related to the provision of the Services; and/or (v) any other failure of Sublicensee to comply with the obligation on its part to be performed hereunder or in any other agreement related to the provision of the Services. The indemnification contained herein shall extend to claims occurring after this Sublicense Agreement has terminated as well as while this Sublicense Agreement is in force.
5.TERM AND TERMINATION.
A.The Term of this Sublicense Agreement begins on the Effective Date and expires on the earlier of (i) the date on which Sublicensee’s authority to perform the Services expires or terminates or (ii) the termination or expiration of the Marriott License.
B.MVWC shall have the right to terminate this Sublicense Agreement immediately upon written notice to Sublicensee in the event of Sublicensee’s material breach of this Sublicense Agreement.
6.RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION.
Upon the expiration or termination of this Sublicense Agreement, all rights herein granted to Sublicensee shall end, and Sublicensee shall immediately cease all use of the Licensed Marks and System.
7.ASSIGNMENT.
A.This Sublicense Agreement is personal to Sublicensee, and Sublicensee may not sell, assign or otherwise transfer this Sublicense Agreement or any interest herein or any ownership interest in Sublicensee, or delegate any of its obligations hereunder, without MVWC’s prior written consent, which MVWC may grant or withhold in its sole discretion. Any such attempted transfer shall be void and shall constitute a material breach of this Sublicense Agreement.
B.MVWC may sell, assign or otherwise transfer this Sublicense Agreement in accordance with the terms of the Marriott License.
8.LICENSOR AS THIRD-PARTY BENEFICIARY.
MVWC and Sublicensee agree that to the extent permitted under Applicable Law, Licensor and its affiliate are third party beneficiaries of this Sublicense Agreement, and it is intended by MVWC and Sublicensee that Licensor and its affiliates will be entitled to enforce this Sublicense Agreement. MVWC and Sublicensee further agree that Licensor and its affiliates are not liable for and does not assume any duties, obligations or liabilities under this Sublicense Agreement unless agreed to in writing by Licensor and its affiliates, as applicable. Sublicensee acknowledges and agrees that (i) its obligations hereunder (including payment obligations) with respect to the Services are primary obligations; (ii) that Licensor and its affiliates may pursue Sublicensee directly to enforce the such obligations, and (iii) that Licensor and its affiliates are not required to proceed against MVWC or any Guarantor (as defined in the Marriott License) before proceeding against Sublicensee with respect to the enforcement of such obligations.
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EXHIBIT G
DESIGN REVIEW ADDENDUM
This Design Review Addendum (“Addendum”) is effective as of January 1, 2024 (the “Effective Date”) and is a part of and incorporated into that certain Amended & Restated License, Services, and Development Agreement dated as of the Effective Date (as amended, the “License Agreement”) by and between Marriott International, Inc. (“MII”), Marriott Worldwide Corporation (“MWC”) (MII and MWC are referred to collectively herein as “Licensor”), and Marriott Vacations Worldwide Corporation (“Licensee”).
RECITALS
A.Pursuant to the terms of the License Agreement, Licensee has been granted a license to operate the Destination Club Business and Whole Ownership Residential Business by developing, selling, marketing, operating and financing, as applicable, Destination Club Projects and Residential Projects (each, a “Project”); and
B.Licensee and Licensor intend for each New Project and the refurbishment or renovation of Existing Projects, to be designed, constructed, renovated and refurbished in accordance with the Design Brand Standards and the review process described in this Addendum; and
C.Licensee desires to engage Licensor to provide certain review services during the planning, development and operation phases of Projects for the purpose of assuring compliance with the Design Brand Standards, and Licensor desires to provide such services to Licensee upon the terms set forth in this Addendum.

NOW, THEREFORE, Licensee and Licensor, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:
ARTICLE 1

DEFINITIONS AND GENERAL MATTERS
1.1Definitions. All capitalized terms not defined in this Addendum shall have the meanings ascribed to them in the License Agreement, which is incorporated herein by this reference. In this Addendum, the following terms have the following meanings:
“Addendum” shall mean this Design Review Addendum, including the exhibits attached hereto, as it may be amended, restated or supplemented from time to time.
“Audio/Visual Systems” shall include, but not be limited to, the following systems: general audio and visual systems, entertainment audio/video systems and video information systems.
“Baseline Renovation Scopes” shall mean (i) the scope of work for the “Marriott Vacation Club,” “Sheraton Vacation Club,” and “Westin Vacation Club” brands covering the work required within a Project for a soft goods renovation (generally five to seven years) and a case goods renovation (generally ten to fourteen years) aligned with brand standards for the applicable Licensor Lodging Facility brand, modified as applicable for Licensee’s residential, leisure, or extended stay business as proposed by Licensee and approved by Licensor in good faith and (ii) the scope of work for renovation of the “St. Regis Residence
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Club” and “Luxury Collection Residence Club” consistent with the baseline renovation scopes for the applicable Licensor Lodging Facility brand.

“Decorative Items” shall include, but not be limited to, artifacts, artwork, carpeting, decorative lighting fixtures, etched glass, furniture, graphics, interior landscaping, radios, televisions and window treatments.
“Design Brand Standards” shall mean collectively the Design Foundations, Baseline Renovation Scope, Operating Supplies, and Design Standards applicable to the brand for which the work is to be done, which may be updated and amended on a periodic basis in accordance with Section 7.2 of the License Agreement and which are, as of the Effective Date, accessible to Licensee through Licensor’s “LOBO” site at https://globaldesign.marriott.com/web/guest/home. Licensor and Licensee will cooperate to adapt the Design Brand Standards for the applicable brand to reflect appropriate differences between the hotel business and the Licensed Destination Club Business and the Licensed Whole Ownership Residential Business.
“Design Foundations” shall mean the design direction for each of Licensor’s brands as of the Effective Date and as modified pursuant to Section 7.2 of the License Agreement. The Design Foundations express the ethos of the brand, the connection to the brand positioning, and the key brand pillars.
“Design Review Process” shall mean (i) the design review process attached hereto as Exhibit A, which applies to New Projects (including new construction and conversions of existing buildings), and (ii) the design review process attached hereto as Exhibit B, which applies to renovations.
“Design Standards” shall mean the set of requirements developed by Licensor in consultation with Licensee to communicate hotel quality standards for the design of hotels and resorts. The Design Standards describe the building, facilities, exterior environment, and quality and types of finishes that define a Licensor Lodging Facility.
“Existing Project” shall mean a Project that has received Licensor’s approval prior to the Project Request Date. A “New Project” will become an “Existing Project” for purposes of the reviews required by this Addendum upon receipt of final approval from Licensor for the opening thereof. Existing Projects shall not include any Project that has ceased to be a Licensed Project.
“Facilities Program” shall have the meaning ascribed to it in Section 2.1.2.
“FF&E” shall mean furniture, fixtures and equipment, including without limitation: Decorative Items; Audio/Visual Systems; in-unit kitchen appliances, refrigerators and minibars; cabinetry; computer equipment; Food/Kitchen Equipment; Laundry Equipment; Housekeeping Equipment; Telecommunications Systems; and Security Systems.
“Fire and Life Safety” and “F&LS” shall include, but not be limited to: building exiting systems, fire alarm systems, and fire suppression systems. F&LS systems shall mean smoke, visual and audible components, equipment, and complete active and passive systems designed and integrated into habitable interior and exterior spaces to prevent the loss of life, property damage, and/or property loss.
“Fixed Asset Supplies” shall mean items included within “Operating Equipment” under the Uniform System of Accounts that may be consumed in the operation of the Project or are not capitalized including, but not limited to, linen, china, glassware, tableware, uniforms and similar items used in the operation of the Project.
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“Food/Kitchen Equipment” shall include, but not be limited to, all food preparation, cooking and holding equipment; exhaust hoods and hood fire protection systems; general storage layout, refrigerators and freezers (including coils, condensers and compressors); ice-making, beverage dispensing and other food and beverage equipment; dishwashing equipment (except any glass washer included in Housekeeping Equipment); and similar items used in the food and beverage service operation of the Project.
“Housekeeping Equipment” shall mean equipment items to be used by Project employees for cleaning the Project on a regular basis.
“Inventories” shall mean “Inventories” as defined in the Uniform System of Accounts, such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.
“Laundry Equipment” shall mean washers, washer/extractors, dryers, chest-type ironers, steam boiler, thermal fluid heater for ironer, lint control devices, linen folders, linen carts, dry cleaning equipment (if required), laundry sinks, air compressors, laundry scales and similar items used in the laundry operation of the Project.
“Licensee” shall have the meaning ascribed to it in the preamble to this Addendum or shall mean any successor or permitted assign, as applicable.
“License Agreement” shall have the meaning ascribed to it in the preamble to this Addendum, as such agreement may be amended, restated or supplemented from time to time.
“Licensor” shall have the meaning set forth in the preamble to this Addendum or shall mean any successor or permitted assign, as applicable.
“Mock-up Unit” shall have the meaning ascribed to it in Section 2.4.2.
“Opening Date” shall mean the first (1st) day on which a Project (or phase thereof) is open for overnight accommodation for owners and guests.
“Operating Supplies” shall have the meaning ascribed to it in Resort Operations Brand Standards.
“Plans” shall have the meaning ascribed to it in Section 2.3.1.
“Project” shall have the meaning ascribed to it in the Recitals .
“Project Approval Request” shall have the meaning ascribed to it in Section 1.2.
“Project Related Areas” shall mean all facilities that are part of the Project, but outside the Project, which: (i) connect to or are directly accessible to the Project; (ii) provide services to the Project; and/or (iii) would normally be incorporated as part of a free-standing project.
“Project Request Date” shall mean the date upon which Licensee provides Licensor a Project Approval Request for a particular Project.
“Project Systems” shall include, but not be limited to, software, hardware, cabling and all other items necessary for a computer; Audio/Visual Systems; management systems; front office, back office and accounting management systems; sales and reservations systems; timekeeping and payroll systems;
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point-of-sale systems, including food, beverage and retail functions; food and beverage inventory systems; engineering software; and word processing and other personal computer applications.
“Recommended Designers” shall mean the list of design firms maintained by Licensor which are deemed qualified to provide high-quality interior design, architecture, and other services for new-build and renovation projects. The design firms on the list shall be categorized by brand, project type, and geographic reach. Licensor shall provide the then-current list of Recommended Designers to Licensee no less frequently than once every six months.
“Refurbishment Review Waiver Request” shall mean a request by Licensee for Licensor to waive the requirements of Article 3 due to the scope of the refurbishment activities planned for a particular Project. Refurbishment Review Waiver Requests shall be delivered to Licensor in writing and provide sufficient detail regarding the activities and Project scope for which Licensee is seeking a waiver. The intent behind this mechanism is to permit minor renovations and refurbishments to occur without the cost and time associated with the review process outlined in Article 3.
“Security Systems” shall mean video surveillance equipment; two-way radio systems; inspection tour recording systems; security alarm systems; access control systems (pedestrian and vehicular); and other special security systems required for the Project.
“Site” shall mean the parcel of land upon which the Project is located.
“Substantial Completion” shall mean: (i) substantial completion of the Project in conformance, in all material respects, with the Plans, Design Brand Standards and the requirements of this Addendum (other than minor punch list items, which will not individually or in the aggregate impair the use of the Project for its intended use, or impair the Project owners’ and guests’ experience); (ii) the provision of all Fixed Asset Supplies and Inventories and installation of the FF&E and Project Systems as required for the operation of the Project; provided, however, that if Licensee contracts with Licensor or an affiliate of Licensor to procure FF&E and/or Fixed Asset Supplies required for the operation of the Project, and Licensor or such affiliate is in default under the terms of such procurement contract, such FF&E and/or Fixed Asset Supplies shall not be required for Substantial Completion of the Project; and (iii) Licensee has obtained required permits as set forth in Section 2.4.4 necessary for the opening of the Project.
“Technical Services Fee” shall have the meaning ascribed to it in Article 5.
“Telecommunications Systems” shall mean PBX, phone systems, call accounting and pocket paging systems, and high-speed Internet access.
“Termination” shall mean the expiration or sooner cessation of this Addendum.
“Variance Notice” shall mean a separate written statement provided by Licensee to Licensor concurrently with Licensee’s submittals to Licensor pursuant to Article 2 and Article 3, which statement shall detail all variances from the Plans or Design Brand Standards contained in the relevant submittal. The Variance Notice shall also include a description of the rationale for the variance from the Design Brand Standards.
1.2Initiating the Review of a Project. To initiate Licensor’s review of work to be performed in connection with a New Project or Existing Project, Licensee shall submit to Licensor a memorandum describing the overall scope of the Project along with a detailed description of the new construction, renovation or refurbishment work for which Licensee is seeking approval from Licensor (the “Project Approval Request”). The Project Approval Request should provide specific contact information for a
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representative of Licensee through whom Licensor may coordinate activities pursuant to this Addendum, provide a narrative of the work contemplated to be performed, a description of the Site, identify the Project as a New Project or an Existing Project, and include a preliminary schedule for the work to be performed. Unless an alternative date is agreed upon by the parties, within fifteen (15) days of receipt of the Project Approval Request, representatives of Licensee and Licensor shall hold a “kick-off meeting” to discuss the details surrounding the Project, the scope of services to be provided by Licensor (e.g., shared services, on- site management, integration with adjoining resort) and other items the parties deem relevant. Unless an alternative location is mutually agreed upon by the parties, the kick-off meeting shall be held virtually. The date upon which the Project Approval Request is submitted to Licensor shall be considered the “Project Request Date” for the subject Project.
1.3Review of Projects and Scope of Addendum. It is acknowledged that the terms of this Addendum shall apply to a variety of project types and undertakings, each one of which will be categorized as a New Project or an Existing Project for purposes of review for compliance with the Design Brand Standards. The category of the Project will determine the process for review necessary to obtain the approval of Licensor. New Projects may include new construction (ground-up), the addition of a phase at an Existing Resort (which has not been previously approved by Licensor), or the conversion of a previously existing property to a Project. New Projects undergo a thorough review in accordance with Article 2 of this Addendum to assure they comply with the Design Brand Standards. Existing Projects routinely go through renovations and refurbishment processes which require an abbreviated review of the undertakings as described in Article 3 of this Addendum.
1.4Licensee Representative and Approval of Consultants. As soon as reasonably possible after the Project Request Date, but in no event later than thirty (30) days after the “kick-off” meeting, Licensee shall provide Licensor with the names and other information reasonably requested by Licensor related to Licensee’s architect, interior designers and other consultants providing services to the subject Project. Licensee is not required to select firms from the Recommended Designers, but Licensee will consult with Licensor prior to selecting a firm that is not a Recommended Designer.
ARTICLE 2
TECHNICAL SERVICES FOR NEW PROJECTS
2.1New Project Conceptual and Schematic Design Phase
2.1.1Preliminary Information. Licensor and Licensee shall confirm the then current version of the Design Brand Standards for use by Licensee’s design team, along with other information describing the standards that Licensor requires for the Project and Project Related Areas, as appropriate for the Project. All Plans for the Project shall incorporate the parameters described in the Design Brand Standards.
2.1.2Schematic Design Phase. Based upon, and incorporating the information provided in the materials described in Section 2.1.1 and the kick-off meeting described in Section 1.2, Licensee shall prepare or cause to be prepared and submitted to Licensor for approval: (i) a facilities program (“Facilities Program”) describing the space requirements for all areas of the Project and the Project Related Areas (e.g., public spaces, kitchen, laundry, back office, etc.); (ii) a listing of each operating function of the Project and the as-designed areas, and other documents reasonably necessary to represent the size, layout and quality of the Project; (iii) a colored vicinity/location map indicating vehicular traffic directions, ingress and egress points and major surrounding developments and transportation centers; (iv) a site plan showing all site elements and proposed landscaping; (v) floor plans showing all spaces listed in the Facilities Program; (vi) unit layouts indicating all bath fixtures, in-unit kitchen equipment (if applicable), closets,
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balconies and other major features; (vii) building elevations and sections showing exterior materials, details and colors; (viii) a rendered perspective drawing of the Project; and (ix) a sample board showing the proposed exterior materials. Such materials may also include a rendering and preliminary architectural plans of the Project Related Areas, as reasonably requested by Licensor, and a Variance Notice, if applicable. Unless an alternative location is mutually agreed upon by the parties, the presentation of the conceptual and schematic design submittal shall be held virtually. Licensee will revise and amend the schematic design submittals as may be necessary to obtain Licensor’s approval.
2.2New Project Design Development Phase
2.2.1Design Development Phase. Licensee shall, based upon incorporating the approvals described in Section 2.1.2, prepare or cause to be prepared in accordance with the Design Brand Standards and the Design Review Process a design development submittal which may include the following: (i) a Project description and as-designed space utilization program; (ii) development plans and specifications for the Project, Site and related facilities; (iii) interior designer’s plans, furniture layouts, reflected ceiling plans, interior elevations, wall sections, materials, lighting and color schemes; (iv) interior designer’s and mechanical engineer’s coordinated design of HVAC distribution; (v) interior designer’s and electrical engineer’s coordination of lighting and emergency lighting and alarm systems; (vi) a review of lighting layouts for such areas including specific fixture selection and recommendations on and specifications of dimmer equipment; and (vii) engineering drawings indicating locations and sizes of necessary mechanical connections for Food/Kitchen Equipment, Housekeeping Equipment and Laundry Equipment. All such plans and a Variance Notice, if applicable, shall be submitted to Licensor for approval.
2.2.2Interior Design. Prior to submission, or as part of the plans submitted pursuant to Section 2.2.1, Licensee shall submit to Licensor for review and approval in accordance with the Design Review Process: (i) interior design plans, including floor plans, reflected ceiling plans, elevations, sections and renderings that are reasonably necessary to adequately explain the design intent of the Project’s public spaces (which, upon approval, shall become part of the Plans); (ii) display boards of fabrics, carpets, furnishings, finishes, paints, lighting design guidelines (e.g., fixtures, chandeliers, sconces, etc.) and other materials for each Project space designated by Licensor; and (iii) a Variance Notice, if applicable. Upon request of Licensor and agreement by the parties of the date and location of such presentation, Licensee shall present these materials to Licensor for approval of the interior design of the Project, and Licensee shall revise and amend such presentation materials as required to obtain final approval of the interior design by Licensor.
2.3New Project Construction Document Phase
2.3.1Final Design Phase. Upon Licensor’s approval of the items submitted by Licensee pursuant to Section 2.2, and based upon the designs therein approved by Licensor, Licensee shall cause Licensee’s architect to produce final plans, specifications and complete construction drawings (including, without limitation, architectural, electrical, plumbing, HVAC, structural, civil engineering, life safety, and landscape drawings for the Project and Project Related Areas) (collectively, the “Plans”), which shall be properly sealed by Licensee’s architect. The Plans shall: (i) incorporate the Design Brand Standards into the Project and Project Related Areas; and (ii) incorporate all legal requirements applicable to the design, construction and operation of the Project and the Project Related Areas.
The Plans and a Variance Notice, if applicable, shall be submitted to Licensor for approval as set forth in the Design Review Process.
Following Licensor’s approval of the Plans, no change in such Plans shall be made that materially affects the design, construction, operation, or aesthetics of the Project or any of the Project
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Related Areas (as related to the scope of Licensor’s approval of such areas), without the prior approval of Licensor.
2.3.2Systems. In accordance with the Design Review Process, Licensee shall provide to Licensor: (i) general concepts for food and beverage facilities, including without limitation point of sale systems; (ii) the locations of security devices and their specifications, installation details, power and space requirements; and (iii) the locations and types of Telecommunication Systems.
2.3.3Decorative Items. Upon Licensor’s approval of the interior design materials submitted pursuant to Section 2.2.2 and incorporating the information provided to Licensee as set forth above, Licensee shall prepare or cause to be prepared for Licensor’s approval, documents reasonably describing the Decorative Items to be installed in the Project, and a Variance Notice, if applicable. Such information shall include the description, quantity, product specification, photograph (when appropriate), installed location and other pertinent information about the Decorative Items.
2.4New Project Construction Phase
2.4.1Construction of Project, Observations. Licensee shall construct, furnish and equip (or cause to be constructed, furnished and equipped) the Project and the Project Related Areas in accordance with the Design Brand Standards, the Design Review Process and the Plans that have been previously approved by Licensor. During the course of construction, Licensee shall cooperate with Licensor for the purpose of permitting Licensor to observe from time to time, the construction of the Project and the Project Related Areas as it proceeds to determine whether construction is proceeding in accordance with the Design Brand Standards and the approved Plans. In particular, Licensor may visit the Site at such intervals as Licensor deems reasonably necessary (which intervals shall include certain milestone events described in the Design Review Process). Licensee shall give Licensor at least fifteen (15) days’ notice prior to each such event in order to enable Licensor to schedule its visit(s). However, the parties agree that despite its right to observe the construction pursuant to this Section 2.4.1, Licensor shall not be obligated to observe the construction of the Project or the Project Related Areas unless otherwise specified in the Design Review Process. It is understood and agreed that Licensor is providing no construction management services, and that construction management shall be the sole responsibility of Licensee. To the extent that Licensor reasonably determines and provides notice to Licensee that the Project, or the Project Related Areas, as constructed, furnished or equipped do not conform to the Design Brand Standards confirmed in Section 2.1.1, or to the approved Plans, Licensee shall promptly correct or cause to be corrected such nonconforming work.
2.4.2Mock-up Units. Prior to construction of the Project, Licensee shall construct a mock-up unit (“Mock-up Unit”) for review and approval by Licensor, such review and approval to include: (i) compliance with the Design Brand Standards; (ii) the level of fit, finish and quality appearing in the units and the general arrangement of the unit; and (iii) FF&E installed in the Mock-up Unit. Upon receipt by Licensor of written notice from Licensee of completion of the Mock-up Unit, Licensor shall have thirty (30) days in which to review and approve the Mock-up Unit. If Licensor disapproves any portion of any Mock- up Unit, Licensor shall provide detailed written objections and describe the required changes to such Mock- up Unit that would be required to satisfy the Design Brand Standards and obtain the approval of Licensor. Upon receipt by Licensee of written notice from Licensor that the Mock-up Unit has been approved, Licensee shall construct, furnish and equip (or cause to be constructed, furnished and equipped) the Project in accordance with the level of fit, finish and quality appearing in, the general arrangement of, and the FF&E installed in, the approved Mock-up Unit.
2.4.3[Intentionally Omitted.]
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2.4.4Permits. Licensee shall be responsible for obtaining (or causing to be obtained) all permits and other approvals required for construction and operation of the Project, such as the building permit, occupancy permit, elevator permits, occupational licenses, liquor licenses and others for the Project and Project Related Areas.
2.4.5Documents Upon Completion of Construction. Upon completion of construction of the Project, Licensee shall submit to Licensor: (i) an architect’s certification that the Plans comply with all applicable legal requirements and that the Project has been constructed and completed in accordance with the Plans approved by Licensor; and (ii) a copy of the temporary or, if available, permanent certificate of occupancy for the Project. A copy of the permanent certificate of occupancy for the Project should be provided to Licensor by no later than thirty (30) days after receipt by Licensee.
2.5Third-Party Projects (New Projects). Licensee and Licensor agree that this Addendum and the Design Review Process do not apply to Projects developed and to-be-acquired pursuant to a capital efficient (asset lite) structure, in which a third party owns and/or develops the Project, and with which an Affiliate of Licensee contracts to acquire the Project, in whole or in phases, upon completion of development, or the occurrence of some other milestone or date.
ARTICLE 3
TECHNICAL SERVICES FOR EXISTING PROJECTS
3.1Existing Project Refurbishment Conceptual and Schematic Design Phases
3.1.1Preliminary Information. Licensor and Licensee acknowledge that it will become necessary to make certain renovations and undertake certain refurbishments to Existing Projects. Accordingly, Licensor and Licensee shall confirm the then current version of the Design Brand Standards for use by Licensee’s design team for the planning and design of such renovation and refurbishment activities. Unless a Refurbishment Review Waiver has been requested by Licensee and approved by Licensor, all Plans for the renovation and refurbishment of an Existing Project shall incorporate the parameters described in the Design Brand Standards and be evaluated based on the Design Review Process. Prior to commencing such renovation or refurbishment activities, representatives of Licensor and Licensee shall meet as required in the Design Review Process for an initial review thereof. Licensor representatives shall cooperate with Licensee to agree upon conceptual refurbishment and renovation activities that will comply with the Design Brand Standards.
3.1.2Schematic Design Phase. Licensee shall, based upon and incorporating the information provided in accordance with Section 3.1.1, prepare or cause to be prepared and present to Licensor for approval, a conceptual design submittal in accordance with the Design Review Process that may include the following: a description of the proposed refurbishment or renovation plans; rendering and preliminary architectural plans; display boards of fabrics, carpets, furnishings, finishes, and paints; lighting design guidelines (e.g., fixtures, chandeliers, sconces, etc.); other materials proposed to be incorporated into the Project; and a Variance Notice, if applicable. Unless an alternative location is mutually agreed upon by the parties, the presentation of the conceptual and schematic design presentation shall be held virtually.
3.1.3Decorative Items. Upon Licensor’s approval of the interior design materials submitted pursuant to Section 3.1.2 and incorporating the information provided to Licensee as set forth above, Licensee shall prepare or cause to be prepared for Licensor’s approval documents in accordance with the Design Review Process reasonably describing the Decorative Items to be installed in the Project and the installation locations or details therefor, and a Variance Notice, if applicable. Such information
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may include the description, quantity, recommended manufacturer and model number, product specification, photograph (when appropriate), installed location and other pertinent information about the Decorative Items.
3.2Existing Project Refurbishment Construction Phase
3.2.1Renovation and Refurbishment of Existing Project, Observations. Licensee shall renovate, refurbish, furnish and equip (or cause to be renovated, refurbished, furnished and equipped) the Project and the Project Related Areas in accordance with the Design Brand Standards, the Design Review Process and the Plans that have been previously approved by Licensor. During the course of such activities, Licensor shall visit the Project to assure compliance with the Design Brand Standards and prior approvals. To the extent that Licensor determines that the Project, or the Project Related Areas, as renovated or refurbished, furnished or equipped do not conform to the Design Brand Standards in place at the time the Project was reviewed by Licensor, Licensor shall promptly notify Licensee of such nonconformity in writing and Licensee shall promptly correct (or cause to be corrected) such nonconforming work.
3.2.2Permits. Licensee shall be responsible for obtaining (or causing to be obtained) all permits and other approvals required for renovation and refurbishment of the Project, such as the building permit, occupancy permit, elevator permits, occupational licenses, liquor licenses and others for the Project and Project Related Areas.
3.3Third-Party Projects. Licensee and Licensor agree that this Addendum and the Design Review Process do not apply to those projects at Existing Projects for which the Property Owners Association at such Existing Projects has hired a third-party project manager or director and neither Licensor nor Licensee are engaged by the Property Owners Association for such work. Similarly, this Addendum and the Design Review Process do not apply to those projects at Projects for work done by or for a third-party tenant or other user of a portion of the Project such as a restaurant or a shop. For the avoidance of doubt, this Section 3.3 does not limit Section 18.1 of the License Agreement, including with respect to Projects controlled by Non-Controlled Property Owners’ Associations.
ARTICLE 4
APPROVALS AND VARIANCES
4.1Requests for Approval
4.4.1Requests for Approval. Wherever in this Addendum or the Design Review Process the consent or approval of Licensor or Licensee is required, such consent or approval unless otherwise noted shall not be unreasonably withheld, delayed or conditioned, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval. If either Licensor or Licensee fails to respond within fifteen (15) days to a request by the other party for a consent or approval, the other party shall provide notice to the nonresponsive party of its failure, and such party shall respond within five (5) days or such consent or approval shall be deemed to have been given, except (i) as otherwise expressly provided in this Addendum or the Design Review Process, or (ii) in the case of consents or approvals that may be granted or withheld in the sole discretion of a party, in which case a failure to respond shall be deemed to be a withholding of consent or approval. Upon obtaining approval from Licensor, Licensee may rely on such approval for purposes of advancing design, renovation, refurbishment and construction activities.
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In the event Licensor disapproves a request for approval by Licensee, Licensor shall provide detailed written objections and describe the required changes to such request that are necessary to obtain the approval of Licensor.
4.4.2Licensor’s Approval of Variances. Licensee acknowledges that Licensor will, in its review process, provide comments on the plans and specifications. Such reviews do not relieve Licensee and its consultants of their responsibility with regard to determining the completeness of subsequent documents and compliance with the Design Brand Standards. Licensee acknowledges that an approval by Licensor at any stage does not constitute an approval of a variation in Plans or Design Brand Standards unless a Variance Notice covering the deviation has been properly submitted by Licensee and accepted by Licensor in writing. Notwithstanding the foregoing, Licensor has agreed to automatic waivers of the Design Review Process for certain activities for which no additional written waiver is required and no Technical Services Fee is payable. For the avoidance of doubt, such waiver of the Design Review Process (and any associated Technical Services Fee) does not constitute a waiver of any Design Brand Standards applicable to such activities. These activities are listed on Exhibit D hereto.
4.4.3Nonconformity. To the extent that Licensor determines that the Project as constructed, renovated or refurbished, furnished or equipped does not conform to the Design Brand Standards agreed to by the parties consistent with this Addendum, or to the approved Plans, Licensor shall provide written notice thereof to Licensee providing a detailed description of such nonconformity. Upon receipt of such notice, Licensee shall promptly (i) correct (or cause to be corrected) such nonconforming work, (ii) commence and diligently pursue a correction to such nonconforming work, or (iii) provide Licensor with adequate assurances that such nonconforming work will be promptly remedied within thirty (30) days after receipt of written notice from Licensor.
ARTICLE 5
TECHNICAL SERVICES FEE
5.1Technical Services Fee. Licensee shall pay to Licensor a fee (“Technical Services Fee”) for services rendered pursuant to this Addendum in accordance with the schedule of fees attached hereto as Exhibit C and incorporated herein by this reference.
ARTICLE 6
OPENING DATE
6.1Opening Date. The Opening Date shall in no event be earlier than the date on which all of the following have occurred: (i) all licenses, permits, and other approvals and instruments necessary for operation of the Project (or phase thereof) have been obtained, and (ii) on the Opening Date there will be no ongoing construction on any portion of the Project (or phase thereof) that would materially adversely limit, restrict, disturb or interfere with the experience of the Project owners and guests. If, as of the Opening Date, there remain to be completed minor unfinished punchlist items or installation of incidental FF&E and Fixed Asset Supplies in the common areas, lobby, administrative offices or any units to be opened on the Opening Date, none of which preclude Licensee from operating the Project (or phase thereof) in accordance with the Design Brand Standards, the Opening Date shall not be delayed for such reasons; however, Licensee shall be obligated to promptly finish such items pursuant to the requirements of this Addendum and the Design Review Process.

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ARTICLE 7
INSURANCE
7.1Insurance Required. For any Project located in the United States, including United States Territories, where Licensee, as owner or developer, has entered into a construction contract with a general contractor, at all times during the construction of such Project (where a certificate of occupancy or similar document has not been issued) during such construction or such later date as indicated below, Licensee shall, at its expense, procure and maintain (or cause its general contractor to procure and maintain) insurance protecting Licensee and Licensor against loss or damage arising out of or in connection with the construction of the Project as set forth below (the “Licensee Project Requirements”). For all other Projects, at all times during the construction of the Project (where a certificate of occupancy or similar document has not been issued) during such construction or such later date as indicated below, Licensee shall, at its expense, procure and maintain (or cause the general contractor to procure and maintain) industry standard insurance in the jurisdiction where the Project is located protecting Licensee and Licensor against loss or damage arising out of or in connection with the construction of the Project.
1.The Licensee Project Requirements at minimum include:
(a)Commercial general liability insurance in an amount not less than One Million Dollars ($1,000,000) per each occurrence with a general aggregate limit of not less than Two Million Dollars ($2,000,000). Such insurance shall include, but is not limited to, the following coverages or endorsements:
•Independent Contractors Liability
•For any time-share Project, Products/Completed Operations Liability (construction defect) to be maintained for (i) three (3) years after the date of substantial completion of the Project or issuance of a certificate of occupancy for the Project, whichever is later. If a jurisdiction requires procurement of completed operations coverage or equivalent coverage, then such coverage will be procured as required by applicable law.
•For any residential or fractional Project, Products/Completed Operations Liability (construction defect) to be maintained for (i) ten (10) years after the date of substantial completion of the Project or issuance of a certificate of occupancy for the Project, whichever is later, or (ii) such time frame as may be required to cover the statutory time frame for construction defects in the state or country where the Project is located. If such coverage is provided by the general contractor, evidence of insurance shall be provided for the entire statutory time frame.
•Explosion, Collapse and Underground Coverage
(b)Business auto liability including owned, non-owned and hired vehicles, with combined single limits for bodily injury and property damage in an amount not less than One Million Dollars ($1,000,000) per each occurrence.
(c)Umbrella or excess liability, on a following form, in an amount not less than:
a.Two Million Dollars ($2,000,000) per occurrence for projects with construction value equal to or less than $500,000 and the Project is not occupied
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b.Four Million Dollars ($4,000,000) per occurrence for projects with construction value of $500,001 to $1,000,000 or if under $500,000 and the Project is occupied
c.Nine Million Dollars ($9,000,000) per occurrence for projects with construction value of $1,000,001 to $10,000,000;
d.Fourteen Million Dollars ($14,000,000) per occurrence for projects with construction value of $10,000,001 to $20,000,000;
e.Nineteen Million Dollars ($19,000,000) per occurrence for projects with construction value of $20,000,001 to $50,000,000;
f.Such greater amount as is reasonably determined by Licensor and Licensee where the total project construction costs are greater than Fifty Million Dollars ($50,000,000).
Such coverage shall be in excess of the insurance required under Section 7.1.1(a), Section 7.1.1(b), and the employers liability required under Section 7.1.1(e). The general aggregate shall apply in total to the Project only if coverage is provided by a general contractor and shall be reinstated annually during construction. Upon the latest to occur of substantial completion of the Project or the issuance of a certificate of occupancy for the Project, the coverage shall specifically include the completed operations liability (construction defects) in the amounts required under this Section 7.1.1.]
(d)Builders risk insuring such risks as commonly covered by an “all risk of physical loss” form on a replacement cost basis covering equipment to be installed in, and supplies to be used at, the Project and all Project Related Areas, including contractors’ supplies, tools and equipment.
(e)Workers’ compensation insurance covering all of Licensee’s, its general contractors’, its subcontractors’ and its consultants’ employees, in statutory amounts and employers’ liability of not less than One Million Dollars ($1,000,000) for each accident.
7.2General Provisions.
A.Licensee shall deliver to Licensor, upon commencement of construction of a Project subject to the Licensee Project Requirements, certificates of insurance, and if so requested copies of the insurance policies in the event of a claim, with respect to all policies required pursuant to Section 7.1 and, in the case of insurance policies about to expire, shall deliver certificates with respect to renewals thereof. If commercially available, such policies of insurance shall be endorsed to provide that the insurance shall not be canceled without at least thirty (30) days’ prior written notice to the certificate holder. For all the above coverages, Licensee shall, and shall cause the general contractor and all subcontractors to, waive their respective rights of recovery and its insurers’ rights of subrogation against Licensor and such coverage shall be primary and non-contributory to any other coverages Licensor may carry.
B.Licensee’s obligation to maintain the insurance hereunder will not relieve Licensee of its obligations under any indemnification under this Addendum or the License Agreement. As required by Licensor on similar projects, Licensor reserves the right to review the insurance coverages and limits from time to time and require increases or amendments to the insurance outlined in Section 7.1 based on competitive terms and conditions in the jurisdiction of the Project. Such requirements shall be mutually agreed by Licensor and Licensee, but in no event shall the changes be less than those required by Licensor on similar projects.
ARTICLE 8
MISCELLANEOUS
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8.1Relationship. In the performance of this Addendum, Licensor shall act solely as an independent contractor. This Addendum shall in no respect be interpreted, deemed or construed as making Licensor a partner, joint venturer with, or agent of, Licensee.
8.2Third-Party Rights. Nothing herein shall be construed to give any rights or benefits hereunder to any person or entity, other than Licensee or Licensor, and the rights of third-party beneficiaries are hereby expressly negated.
8.3Headings; Section References. The headings of Sections herein are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope or content of this Addendum or any provision hereof. All references to Articles, Sections, paragraphs, clauses, exhibits, or addenda shall refer to the corresponding Article, Section, paragraph, clause of or exhibit or addendum attached to this Addendum unless otherwise specified.
8.4Waiver. The failure of either party to insist upon a strict performance of any of the terms or provisions of this Addendum, or to exercise any option, right or remedy contained in this Addendum, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.
8.5Partial Invalidity. If any portion of any term or provision of this Addendum or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Addendum, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Addendum shall be valid and be enforced to the fullest extent permitted by law.
8.6Engagement of Third Party Consultants. Licensor may, at its own cost, engage third party consultants to perform some of its services under this Addendum.
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EXHIBIT A
TO
DESIGN REVIEW ADDENDUM
[Design Review Process for New Projects]
Global Design Americas
MVW/GDA
NewBuild/4thCycleRenovation/Conversion Process
MVW Developments
Issued: March 31, 2021
1.Commencement:
•Kick-Off/Immersion Meeting
2.Review & Approval Process:
•Logistics
•Submissions
1. 1.0            Project Information
2.ID-1            Design Narrative
3.ARCH-2 & ID-2    Schematic Design – 30% Architecture & Interior Design
4.ARCH-3 & ID-3    Design Development – 60% Architecture & Interior Design
5.ARCH-4 & ID-4    Construction Documents – 90% Architecture & Interior Design
6.ARCH-5        Fire & Life Safety Shop Drawings
7.ARCH-6 & ID-6    Exterior Signage & Interior Signage
3.Model Room/Mock-Up Review:
•Site Visit
4.Project Status:
▪Monthly Reporting

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5.Site Visits:
▪New Build / Fourth Cycle Renovation / Conversion Projects
6.Project Completion:
▪Close Out
▪Opening
Marriott Milestones, Approvals & Phases
Our brands provide our guests with value and experience beyond expectation. We developed this process as a critical tool to illustrate the road map of checks and balances required in development on a wide range of scales, from conversions and renovations to new builds.
This document is a key document. As you progress through the design process, we periodically review the work. Our goal is to identify challenges early, so they can be fixed quickly and efficiently.
This document spells out the expected design submittals, and what items are to be included in each submittal. We've changed our submittal process to virtually eliminate paper and to handle most reviews electronically. We'll still need fabric and finish samples, but not printed drawings or specification books. At the beginning of each project, the Process is customized according to the project scope and phasing.
This document outlines the project management and reporting requirements as well as project closeout and opening requirements.
Disclaimer
As governed by the Amended & Restated License, Services, and Development Agreement dated effective January 1, 2024 (hereinafter referred to as the “Definitive Agreement”) by and between Marriott International, Inc. (“MII”), Marriott Worldwide Corporation (“MWC”) (MII and MWC are referred to collectively herein as “Marriott”), and Marriott Vacations Worldwide Corporation (“Licensee”), Licensee is required to submit project plans for review and approval prior to the commencement of construction.
Design Documents are reviewed and approved by Marriott's Global Design Americas ("GDA") team. The purpose of this Process is to guide Licensee and its consultants through the required submittals during each phase of the review and approval process. This process assists Licensee in understanding its roles and responsibilities as well as to define Marriott's role and responsibilities to the Licensee. This process is intended to serve as a starting point for complete design to be performed by licensed professionals. Licensee ‘s architect, engineer, designer and any other design professional of record are responsible for compliance with any and all laws or regulations of any type or description governing the proposed construction.
All submittals are reviewed by the Marriott GDA team to assist the Licensee conform with the Brand Standards and Design Guidelines (both as defined in the Definitive Agreement). The GDA team generally consists of a Design Manager, an Interior Design Manager and a Project Specialist. The Design Manager is Licensee's primary point of contact for the duration of the project from executed contract through substantial completion of the construction. The Interior
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Design Manager provides design guidance and reviews and approves submittals along with the Design Manager.
Marriott's exercise of its rights to approve and inspect any work, renovation, upgrading or remodeling of a Project (as defined in the Definitive Agreement) shall be solely for the purpose of assuring compliance with the terms of the Definitive Agreement. Marriott shall have no liability or obligation with respect to renovation, upgrading, remodeling or furnishing the Project or compliance with laws, codes, regulation, etc. which shall be solely Licensee’s duty. Licensee acknowledges and agrees that anything contained in the Definitive Agreement, this process and any review, comment, approval or non-approval by Marriott with respect to any design, construction or related matter, including (a) any advice, assistance, recommendation or direction provided by Marriott with respect to the development, design, construction, equipping, furnishing or decoration of the Project, (b) any review, comment, approval or non-approval by Marriott of any plans, specifications or other design or engineering documents with respect to the Project and/or (c) any periodic review or observation by Marriott of the construction of the Project: (1) shall relate to and reflect only Marriott's general information as to the nature and status of the work or the services being provided and Marriott's assessment as to whether or not the design and construction is in conformance with the standards, and/or approved plans and specifications; (2) shall not constitute a technical approval or acceptance of (or any assumption of liability or responsibility with respect to) any design or construction activity, design or engineering specification or calculation or any means, methods, techniques, sequences, timing or procedures or safety requirements, programs, measures and precautions with respect to the design or construction of the Project; and (3) shall not constitute any representation, warranty or guarantee of any kind whatsoever by Marriott, including any representation, warranty, guarantee or assurance that (i) there are no errors, omissions, or other deficiencies or defects in the design or construction of the project or the installation of any related building systems or equipment therein, or (ii) that the design or construction of the Project complies with any Applicable Laws (as defined in the Definitive Agreement) (including the life safety reports, any applicable fire and life safety codes, the Americans with Disabilities Acts and similar Applicable Laws governing safety requirements, construction and/or design standards or public accommodations for individuals with disabilities).
This Process and all materials, procedures and systems herein contained or depicted have been developed by, and are the sole and exclusive property of Marriott. The content herein may be protected by patent, trademark, trade secret, copyright, or other proprietary rights and laws, and is the private and confidential property of Marriott. The contents contain proprietary trade secrets that are private and confidential property of Marriott. Unauthorized use, disclosure, or reproduction of any kind of any material contained in these Standards is expressly prohibited.
This Process may be altered, amended or supplemented by Marriott from time to time. It is your responsibility to familiarize yourself with the contents of these Standards and to keep yourself apprised of any and all updates to it on lobo.marriott.com. Licensee should seek independent legal counsel for advice concerning application of and compliance with any and all applicable law.
Copyright Marriott International, Inc. All Rights Reserved.
1.Commencement
Kick-Off/Immersion
Purpose:
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Initiate project with MVW and MI project specific team members. Provide Mi Brand/GDA information and MVW project information.
Deliverables:
From MVW (PDF Documents)
a)If applicable: documents and images of existing or proposed project.
From Marriott Global Design (PDF Documents)
b)Kick-Off Deck, Welcome Package
Notes:
•Varies from a formal Kick-Off Meeting to a Kick-Off call depending on nature of project and to commence transfer of information.
2.Review and Approval Process
Logistics
Important - applies to all submittals:
▪Incomplete submittals will not be reviewed until all items are submitted.
▪Submittals must include the completed Submittal Review Form in Word format.
▪An item is not approved until it is submitted to Marriott GDA and thereafter a written approval is issued.
▪Marriott will review and approve the submittals in order. Do not submit subsequent submittals until earlier ones are received and approved.
▪Each submittal must respond to concerns raised in the approvals of prior submittals.
▪If required, design items may need to be revised and re-submitted. It is important to allow time in the design schedule to allow for additional re-submittal(s).
▪Marriott responds to submittals in 10 business days.
Send physical assets as directed by Licensor.
Confirm shipping address and contact information prior to sending.
Upload all electronic submissions to Lobo. lobo.marriott.com. Please refer to Lobo instruction documents.
Item 1.0 - Project Information
Purpose:
This item provides preliminary documentation on the project team which is updated as needed as the project proceeds.
Deliverables:
PDF Documents
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c)Project Contact Data Form: List project team and contact information (template issued at start of project).
d)Project Scope Document that outlines work scope and phasing.
e)Schedule: Project schedule from planning/design, construction through completion. The project schedule will be maintained throughout the project and updated as needed and included with future submittals. Identify time for planned submittals and review time.
ID-1- Design Narrative
Purpose:
The Licensee's Design Consultants develop a Design Narrative serving as the experiential brief for the property and informing the Project 's holistic design. A Design Narrative will be based upon the brand DNA and exists to ensure each Project is connected to the global portfolio through the consistent manifestation of the brand's core values. This ultimately brings strategic diversity to the portfolio, delineation amongst competitor brands, as well as further establishing brand affinity with new and existing guests around the world.
The Design Narrative should be developed through research investigation using the MI Design Narrative Tool. The resulting document will include research summaries, contextual insights, and visual image sets that showcase how the story can be understood. These visuals demonstrate how the specific narrative story, through exterior and interior architecture, programming, spatial layout and guest flow, interior design FF&E, graphics and artwork, create a unique Project experience with the brand core values as its roots. The Design Narrative will live in perpetuity over the lifetime of the Project and subsequently exist to drive future additions and/or renovations.
Deliverables:
PDF Documents
a)The Design Narrative
Notes
▪Template can be found on Lobo under the Brands Guidelines: G) Additional Tools.
ARCH-2 - Schematic Design - 30% Architectural
Purpose:
The general scope, design, scale and relationships among the components of the project. Marriott reviews and approves schematic plans to ensure that the design solution being developed is in compliance with the facility program and Design Guidelines.
Deliverables
PDF Documents
a)Site Plan with contextual site relationships.
b)Dimensioned floor plans for all levels of the building including square feet areas & F&B occupancy loads.
c)Building elevations and sections.
d)Enlarged guestroom plans.
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e)Any renderings or drawings needed to convey design intent. Renderings should be high- resolution (300 DPI or greater).
ID-2 - Schematic Design - 30% Interior Design
Purpose:
Schematic design establishes the general scope, design, scale and relationships among the components of the Project. Marriott reviews and approves schematic plans to ensure that the design solution being developed is in compliance with the facility program and design guidelines.
Deliverables
PDF Documents
a)Design inspiration references/images presentation for all areas to clearly convey design intent, labeled by area.
b)FF&E design direction and images for all areas, labeled by area and use.
c)Preliminary interior plans (floor, reflected ceiling, furniture and finish) and elevations for key areas.
d)Perspective room sketches, renderings, models or any other means of showing overall design concept, colors, lighting and materials. Renderings should be high-resolution (300 DPI or greater).
e)Written response addressing Marriott comments from prior submittal.

Samples
f)Key interior and FF&E material samples presented in a loose format (grouped by area) and digital format for all areas. Samples are to be clearly labeled indicating intended use.
Notes
▪Samples of items in Marriott FF&E Spec Books are not needed.
▪Submitted drawings and specifications shall use the same coding system implemented in the brand drawings & specification books.
ARCH-3 - Design Development - 60% Architectural
Purpose: Public Areas / Guestroom / Model Room:
Completed Design Development level documentation of all areas of the project.
Deliverables:
PDF Documents
a)Site Plan and Master Plan if project is within larger development.
b)Guestroom & Public space floor plans, finish plans, furniture layouts, sections, reflected ceiling plans, ceiling heights and elevations. All sheets should be labeled and cross referenced.
c)Architectural elevations of all building facades and building sections.
d)Back of house layouts, including kitchen, laundry, offices, and associate areas.

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e)Outline architectural specifications and systems diagrams
f)Mechanical, Electrical and Plumbing (MEP) documents
g)Information Technology ("IT") documents, outline specifications and equipment locations related to all information technology systems, including audio visual, security, networking, telephone, etc.
h)Fire & Life Safety documents sent directly from Licensee’s F&LS Team to Marriott International F&LS Team
i)Written response addressing prior Marriott comments from prior submittal.
Samples
j)Loose samples of exterior finishes and materials are to be clearly labeled and coded indicating intended use.
Notes
▪Design development submittal ("Design Document") to be provided six (6) months prior to construction start.
▪Submitted drawings and specifications shall use the same coding system implemented in the brand drawings & specification books.
ID-3 - Design Development - 60% Interior Design
Purpose: Public Areas / Guestroom / Model Room
Complete Design Development of Interior Design drawings, FF&E & Finish selections; based upon the approved Schematic Design
Deliverables:
PDF Documents
a)Design document (digital presentation) showing FF&E, finishes, fixtures, and design intent, by area.
b)Interior Design Drawings including scaled drawings of: i) coded floor plans, ii) coded elevations, iii) coded reflected ceiling plans, iv) coded finish plans, v) coded FF&E layout plans, vi) miscellaneous drawings as required: e.g. custom furniture/millwork
c)Perspective sketches/renderings as required showing overall design intent, colors, lighting and materials
d)Flooded floor plans: Carpet design
e)Digital Preliminary FF&E & OS&E* Specification Book, for Model Room
f)Digital Preliminary Interior Architectural Finishes Specification Book: Finish Materials, Plumbing and Accessories, manufacturer's cut sheet and technical information.
g)Written response addressing prior Marriott comments from prior submittal.
Samples
h)Material samples for FF&E and finishes, labeled as to each material's use and location.
i)*Styling is an integral layer of the interior design and includes installations, media, super graphics, accessories, etc. This should be coordinated with key operating supplies and equipment ("OS&E") items. Certain items in the OS&E standards should be custom defined and developed by the designer and incorporated in this phase.
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j)Art Package Direction
Notes
▪Samples of items from the Marriott FF&E Spec Books are not needed.
▪Submitted drawings and specifications shall use the same coding system implemented in the brand drawings & specification books.
ARCH-4 - Construction Documents - 90% Architectural
Purpose:
Complete and ready for bid Construction Documents for all areas including public spaces, guestrooms, suites, back of house/employee areas based upon the approved Design.
Deliverables:
PDF Documents
a)Final documents and specifications for the kitchen, bar, laundry and back of house areas and equipment consisting of the following: i) an equipment schedule with indications of utility requirements; ii) an equipment layout showing type of equipment and mechanical and electrical connections; iii) cut sheets; iv) detail drawings of fabricated items; and v) instructions to bidders
b)The final architectural documents, MEP documents and specifications should provide detail for use as contract bid and working documents and for submission to appropriate governmental or regulatory authorities in connection with application for building permit
c)Associated consultant documents such as lighting, landscaping and AV (Audio Visual) documents
d)Final documents and specifications related to all information technology (IT) systems including system schematics, interface connections, hardware locations, power requirements and computer, data networking, television and telephone room layouts
e)Fire & Life Safety documents sent directly from Licensee’s F&LS Team to Marriott International F&LS Team
f)Exterior renderings of suitable for marketing and advertising use. Renderings should be high-resolution (300 DPI or greater)
g)Written response addressing prior Marriott comments from prior submittal.
Notes:
▪With the exception of Fire & Life Safety Documentation & unless requested by Marriott, these documents are to be submitted for record keeping purposes only. Marriott reserves the right to review and provide comments that are binding and must be addressed.
▪It is mandatory to receive approval of receipt prior to commencement of construction.
ID-4 - Construction Documents - 90% Interior Design
Purpose
Bid Construction Documents for all areas including public spaces, guestrooms, suites, back of house/employee areas and residences (if applicable) based upon the approved Design Development
Exhibit A to Exhibit G - Page 8
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Deliverables:
PDF Documents
a)The final interior plans and specifications in sufficient detail for use as contract bid and working documents and for submission to appropriate governmental or regulatory authorities in connection with application for building permit.
b)Digital FF&E Specification Book: Material samples for FF&E, labeled as to each material's use and location.
c)Specifications book to identify variances or changes from previous submissions
Notes:
▪Unless requested by Marriott, these documents are to be submitted for record keeping purposes only. Marriott reserves the right to review and provide comments that are binding and must be addressed.
▪It is mandatory to receive approval of receipt prior to commencement of construction.
ARCH-5 - Fire and Life Safety Shop Drawing Submission
Purpose:
Shop drawings for sprinkler, smoke control and fire alarm to be reviewed and approved by Marriott’s Fire and Life Safety Team prior to their required site visits.
Deliverables:
PDF Documents
a)Sprinkler Shop Drawings
b)Smoke Control Shop Drawings
c)Fire Alarm Shop Drawings
Notes:
ARCH-6 - Exterior Signage
Purpose:
Exterior signage is to be in compliance with the brand signage guidelines. Project specific signage design (to be bid) or design/build (to be fabricated) packages are required for review and approval. A Marriott approved signage vendor must be used.
Deliverables:
PDF Documents
a)Signage key plan standards
b)Specifications and drawings of all sign types, including dimensions, typeface/font, material type and finishes, methods of attachment & illumination specs
c)Location plans
Exhibit A to Exhibit G - Page 9
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Notes:
▪Unless the signage diverges from the brand signage package, these documents are to be submitted for record keeping purposes only. Marriott reserves the right to review and provide comments that are binding and must be addressed.
ID-6 - Interior Signage
Purpose:
Interior signage is to be in compliance with the brand signage guidelines. Project specific signage design (to be bid) or design/build (to be fabricated) packages are required for review and approval. A Marriott approved signage vendor must be used.
Deliverables:
PDF Documents
a)Signage key plan standards
b)Specifications and drawings of all sign types, including dimensions, typeface/font, material type and finishes, methods of attachment & illumination specs
c)Location plans

Samples
d)Fabricated sign sample if non-prototypical
Notes
▪Unless the signage diverges from the brand signage package, these documents are to be submitted for record keeping purposes only. Marriott reserves the right to review and provide comments that are binding and must be addressed.
3.Model Room/Mock-Up
Site Visit
Purpose:
The intent of the model installation is to provide an in-depth demonstration of all conditions that will be delivered with the full rollout of the guestrooms, guest baths and guest corridors project with respect to architecture, interior design, construction trades quality, contractor-provided fixtures, fittings and finishes, and FF&E design and quality.
Deliverables:
From MVW
a)To be installed for review will be the most common unit/villa type for the project and a section of corridor that includes one door-drop and the length between door drops. Marriott Global Design will review the proposed areas to be mocked-up during the plan review phase, and any atypical conditions will be discussed.
b)The model installation is to include plumbing fixtures, fittings and finishes, as well as electrical hookups and devices, lighting and lamps. In a new-build project running water is not required of the mock-up, however electrical supply is required to evaluate the
Exhibit A to Exhibit G - Page 10
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lighting. Television and telephone are to be shown, though these need not be hooked- up to live service supply. Wi-Fi service is not required to be operating at this stage.
c)The model spaces are to be installed as if guests will be checking-in to the rooms that day: the spaces are to be cleaned, beds to be dressed, all bedding, linens and terry are to be placed, bath amenities are to be shown, and all OS&E is to be installed.
d)Once model rooms and section of corridor are completed; LIcensee to send Marriott Global Design detailed photographs of the spaces 5 business days in advance for review prior to Marriott Global Design coordinating the model room review site visit.

From Marriott Global Design (PDF Documents):
a)Marriott Global Design to issue a formal Model Room Review Report within 5 business days.
Samples
a)Alternate finishes and or casegoods can also be provided at the model room review for Marriott Global Design review.
Notes:
▪Model rooms are used for review of design, quality of construction, functionality and FF&E, but are also used for sales & marketing efforts and should remain available for photography and sales tours.
▪Samples of items from the Marriott FF&E Spec Books are not needed.
▪The vendors/suppliers expected to be used for the full implementation should also be used for the Model Room. If the vendor changes, the alternate vendor needs to be approved by Marriott.
▪Any changes of items in or suppliers to the model room subsequent to the review must be resubmitted to Marriott for approval prior to purchasing.
▪On a casegood renovation project type Marriott Global Design to review a casegood prototype at a location to be coordinated by both teams.
4.Project Status/Monthly Reporting
Purpose:
Monthly status reports are required by Marriott Global Design in order to accurately track status of project within Marriott International’s database.
Deliverables:
From MVW: (PDF Documents)
a)Monthly construction status reports with construction photos showing the progress throughout the entire project. This can be using the Marriott Global Design Monthly Construction Status Report Template or a PDF report of whatever software MVW might use for project management.

Exhibit A to Exhibit G - Page 11
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5.Site Visits
Purpose:
Marriott Global Design to conduct the required site visits based on project type in order to confirm that the project was constructed to the approved plans and are compliant with the Marriott Design Standards for the respective Brand and to also close-out the project within Marriott International database.
On a New Build / Fourth Cycle Renovation / Conversion Projects Marriott Global Design to execute a 30 day out from opening and a 10 day out from opening site visit.
Should circumstances impact the ability for Associates to visit a property then Virtual/Remote Site Visits can be considered as a secondary option.
Deliverables:
From MVW (PDF Documents)
a)Monthly Construction Status Reports leading up to the required site visits identified above.
b)On a New Build / Fourth Cycle Renovation/ Conversion refer to the Marriott Global Design Pre-Opening Process Document for details.
From Marriott Global Design (PDF Documents)
a)Marriott Global Design to issue a formal Site Visit Report within 5 business days.
6.Project Completion
Close-Out
Purpose:
For the purpose of record keeping Marriott Global Design to receive a record SET of the documents and FF&E Specifications that the property team will receive from MVW.
Deliverables:
From MVW (PDF Documents)
a)Record drawing set for file.
b)Record FF&E Specification Manuel for file.
Opening
Purpose:
All observations identified incomplete during the Marriott Global Design 10 day out site visit will be identified as items that must be completed prior to opening or items that can be completed post opening with an agreed upon completion timeframe

Exhibit A to Exhibit G - Page 12
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Deliverables:
From MVW (PDF Documents):
a)NA

From Marriott Global Design (PDF Documents):
a)10 Day Out Site Visit Report identifying all the Marriott Global Design scope items with required completion timeframe.
Exhibit A to Exhibit G - Page 13
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EXHIBIT B
TO
DESIGN REVIEW ADDENDUM
[Design Review Process for Renovations]
Global Design Americas
MVW/GDA Renovation Process
MVW Developments
Issued: March 31, 2021
1.Commencement:
•Kick-Off/Immersion Meeting
2.Review & Approval Process:
•Logistics
•Submissions
1. 1.0 Project Information
2.ID-1 Design Narrative
3.ID-3 Design Development – 60% Interior Design
4.ID-4 Construction Documents – 90% Interior Design
5.ARCH-6 & ID-6 Exterior Signage & Interior Signage (If Applicable)
3.Model Room/Mock-Up Review:
•Site Visit
4.Project Status:
▪Monthly Reporting
5.Site Visits:
▪Softgood and/or Casegood Renovations
6.Project Completion:
▪Close Out

Exhibit B to Exhibit G - Page 1
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Marriott Milestones, Approvals & Phases
Our brands provide our guests with value and experience beyond expectation. We developed this process as a critical tool to illustrate the road map of checks and balances required in development for renovations.
This document is a key document. As you progress through the design process, we periodically review the work. Our goal is to identify challenges early, so they can be fixed quickly and efficiently.
This document spells out the expected design submittals, and what items are to be included in each submittal. We've changed our submittal process to virtually eliminate paper and to handle most reviews electronically. We'll still need fabric and finish samples, but not printed drawings or specification books. At the beginning of each project, the Process is customized according to the project scope and phasing.
This document outlines the project management and reporting requirements as well as project closeout.
Disclaimer
As governed by the Amended & Restated License, Services, and Development Agreement dated effective January 1, 2024 (hereinafter referred to as the “Definitive Agreement”) by and between Marriott International, Inc. (“MII”), Marriott Worldwide Corporation (“MWC”) (MII and MWC are referred to collectively herein as “Marriott”), and Marriott Vacations Worldwide Corporation (“Licensee”), Licensee is required to submit project plans for review and approval prior to the commencement of construction.
Design Documents are reviewed and approved by Marriott's Global Design Americas ("GDA") team. The purpose of this Process is to guide Licensee and its consultants through the required submittals during each phase of the review and approval process. This process assists Licensee in understanding its roles and responsibilities as well as to define Marriott's role and responsibilities to the Licensee. This process is intended to serve as a starting point for complete design to be performed by licensed professionals. Licensee ‘s architect, engineer, designer and any other design professional of record are responsible for compliance with any and all laws or regulations of any type or description governing the proposed construction.
All submittals are reviewed by the Marriott GDA team to assist the Licensee conform with the Brand Standards and Design Guidelines (both as defined in the Definitive Agreement). The GDA team generally consists of a Design Manager, an Interior Design Manager and a Project Specialist. The Design Manager is Licensee's primary point of contact for the duration of the project from executed contract through substantial completion of the construction. The Interior Design Manager provides design guidance and reviews and approves submittals along with the Design Manager.
Marriott's exercise of its rights to approve and inspect any work, renovation, upgrading or remodeling of a Project (as defined in the Definitive Agreement) shall be solely for the purpose of assuring compliance with the terms of the Definitive Agreement. Marriott shall have no liability or obligation with respect to renovation, upgrading, remodeling or furnishing the Project or compliance with laws, codes, regulation, etc. which shall be solely Licensee’s duty. Licensee acknowledges and agrees that anything contained in the Definitive Agreement, this process and any review, comment, approval or non-approval by Marriott with respect to any design, construction or related matter, including (a) any advice, assistance, recommendation or direction provided by Marriott with respect to the development, design, construction, equipping, furnishing or decoration of the Project, (b) any review, comment, approval or non-approval by
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Marriott of any plans, specifications or other design or engineering documents with respect to the Project and/or (c) any periodic review or observation by Marriott of the construction of the Project: (1) shall relate to and reflect only Marriott's general information as to the nature and status of the work or the services being provided and Marriott's assessment as to whether or not the design and construction is in conformance with the standards, and/or approved plans and specifications; (2) shall not constitute a technical approval or acceptance of (or any assumption of liability or responsibility with respect to) any design or construction activity, design or engineering specification or calculation or any means, methods, techniques, sequences, timing or procedures or safety requirements, programs, measures and precautions with respect to the design or construction of the Project; and (3) shall not constitute any representation, warranty or guarantee of any kind whatsoever by Marriott, including any representation, warranty, guarantee or assurance that (i) there are no errors, omissions, or other deficiencies or defects in the design or construction of the project or the installation of any related building systems or equipment therein, or (ii) that the design or construction of the Project complies with any Applicable Laws (as defined in the Definitive Agreement) (including the life safety reports, any applicable fire and life safety codes, the Americans with Disabilities Acts and similar Applicable Laws governing safety requirements, construction and/or design standards or public accommodations for individuals with disabilities).
This Process and all materials, procedures and systems herein contained or depicted have been developed by, and are the sole and exclusive property of Marriott. The content herein may be protected by patent, trademark, trade secret, copyright, or other proprietary rights and laws, and is the private and confidential property of Marriott. The contents contain proprietary trade secrets that are private and confidential property of Marriott. Unauthorized use, disclosure, or reproduction of any kind of any material contained in these Standards is expressly prohibited.
This Process may be altered, amended or supplemented by Marriott from time to time. It is your responsibility to familiarize yourself with the contents of these Standards and to keep yourself apprised of any and all updates to it on lobo.marriott.com. LIcensees should seek independent legal counsel for advice concerning application of and compliance with any and all applicable law.
Copyright Marriott International, Inc. All Rights Reserved.
7.Commencement
Kick-Off/Immersion
Purpose:
Initiate project with MVW and MI project specific team members. Provide Mi Brand/GDA information and MVW project information.
Deliverables:
From MVW (PDF Documents)
a)If applicable: documents and images of existing or proposed project.

From Marriott Global Design (PDF Documents)
b)Kick-Off Deck, Welcome Package
Notes
Exhibit B to Exhibit G - Page 3
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•Varies from a formal Kick-Off Meeting to a Kick-Off call depending on nature of project and to commence transfer of information.
8.Review and Approval Process
Logistics
Important - applies to all submittals:
▪Incomplete submittals will not be reviewed until all items are submitted.
▪Submittals must include the completed Submittal Review Form in Word format.
▪An item is not approved until it is submitted to Marriott GDA and thereafter a written approval is issued.
▪Marriott will review and approve the submittals in order. Do not submit subsequent submittals until earlier ones are received and approved.
▪Each submittal must respond to concerns raised in the approvals of prior submittals.
▪If required, design items may need to be revised and re-submitted. It is important to allow time in the design schedule to allow for additional re-submittal(s).
▪Marriott responds to submittals in 10 business days.
Send physical assets as directed by Licensor.
Confirm shipping address and contact information prior to sending.
Upload all electronic submissions to Lobo. lobo.marriott.com. Please refer to Lobo instruction documents.

Exhibit B to Exhibit G - Page 4
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Item 1.0 - Project Information
Purpose:
This item provides preliminary documentation on the project team which is updated as needed as the project proceeds.
Deliverables:
PDF Documents
a)Project Contact Data Form: List project team and contact information (template issued at start of project).
b)Project Scope Document that outlines work scope and phasing.
c)Schedule: Project schedule from planning/design, construction through completion. The project schedule will be maintained throughout the project and updated as needed and included with future submittals. Identify time for planned submittals and review time.
ID-1- Design Narrative
Purpose:
The Owner's Design Consultants develop a Design Narrative serving as the experiential brief for the property and informing the hotel's holistic design. A Design Narrative will be based upon the brand DNA and exists to ensure each hotel is connected to the global portfolio through the consistent manifestation of the brand's core values. This ultimately brings strategic diversity to the portfolio, delineation amongst competitor brands, as well as further establishing brand affinity with new and existing guests around the world.
The Design Narrative should be developed through research investigation using the MI Design Narrative Tool. The resulting document will include research summaries, contextual insights, and visual image sets that showcase how the story can be understood. These visuals demonstrate how the specific narrative story, through exterior and interior architecture, programming, spatial layout and guest flow, interior design FF&E, graphics and artwork, create a unique hotel experience with the brand core values as its roots. The Design Narrative will live in perpetuity over the lifetime of the hotel and subsequently exist to drive future additions and/or renovations.
Deliverables:
PDF Documents
a)The Design Narrative
Notes:
▪Template can be found on Lobo under the Brands Guidelines: G) Additional Tools.

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ID-3 - Design Development - 60% Interior Design
Purpose: Public Areas / Guestroom / Model Room
Complete Design Development of Interior Design drawings, FF&E & Finish selections; based upon the approved Schematic Design
Deliverables:
PDF Documents
a)Design document (digital presentation) showing FF&E, finishes, fixtures, and design intent, by area.
b)Interior Design Drawings including scaled drawings of: i) coded floor plans, ii) coded elevations, iii) coded reflected ceiling plans, iv) coded finish plans, v) coded FF&E layout plans, vi) miscellaneous drawings as required: e.g. custom furniture/millwork
c)Perspective sketches/renderings as required showing overall design intent, colors, lighting and materials
d)Flooded floor plans: Carpet design
e)Digital Preliminary FF&E & OS&E* Specification Book, for Model Room (If applicable)
f)Digital Preliminary Interior Architectural Finishes Specification Book: Finish Materials, Plumbing and Accessories, manufacturer's cut sheet and technical information.
g)Written response addressing prior Marriott comments from prior submittal.

Samples
h)Material samples for FF&E and finishes, labeled as to each material's use and location.
i)*Styling is an integral layer of the interior design and includes installations, media, super graphics, accessories, etc. This should be coordinated with key operating supplies and equipment ("OS&E") items. Certain items in the OS&E standards should be custom defined and developed by the designer and incorporated in this phase.
j)Art Package Direction
Notes:
▪Samples of items from the Marriott FF&E Spec Books are not needed.
▪Submitted drawings and specifications shall use the same coding system implemented in the brand drawings & specification books.

Exhibit B to Exhibit G - Page 6
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ID-4 - Construction Documents - 90% Interior Design
Purpose:
Bid Construction Documents for all areas including public spaces, guestrooms, suites, back of house/employee areas and residences (if applicable) based upon the approved Design Development
Deliverables:
PDF Documents
a)The final interior plans and specifications in sufficient detail for use as contract bid and working documents and for submission to appropriate governmental or regulatory authorities in connection with application for building permit.
b)Digital FF&E Specification Book: Material samples for FF&E, labeled as to each material's use and location.
c)Specifications book to identify variances or changes from previous submissions
Notes
▪Unless requested by Marriott, these documents are to be submitted for record keeping purposes only. Marriott reserves the right to review and provide comments that are binding and must be addressed.
▪It is mandatory to receive approval of receipt prior to commencement of construction.
ARCH-6 - Exterior Signage (If Applicable)
Purpose:
Exterior signage is to be in compliance with the brand signage guidelines. Project specific signage design (to be bid) or design/build (to be fabricated) packages are required for review and approval. A Marriott approved signage vendor must be used.
Deliverables:
PDF Documents
d)Signage key plan standards
e)Specifications and drawings of all sign types, including dimensions, typeface/font, material type and finishes, methods of attachment & illumination specs
f)Location plans
Notes:
▪Unless the signage diverges from the brand signage package, these documents are to be submitted for record keeping purposes only. Marriott reserves the right to review and provide comments that are binding and must be addressed.

Exhibit B to Exhibit G - Page 7
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ID-6 - Interior Signage (If Applicable)
Purpose:
Interior signage is to be in compliance with the brand signage guidelines. Project specific signage design (to be bid) or design/build (to be fabricated) packages are required for review and approval. A Marriott approved signage vendor must be used.
Deliverables:
PDF Documents
a)Signage key plan standards
b)Specifications and drawings of all sign types, including dimensions, typeface/font, material type and finishes, methods of attachment & illumination specs
c)Location plans

Samples
d)Fabricated sign sample if non-prototypical
Notes:
▪Unless the signage diverges from the brand signage package, these documents are to be submitted for record keeping purposes only. Marriott reserves the right to review and provide comments that are binding and must be addressed.

9.Model Room/Mock-Up - Full Renovation Only (Softgoods & Casegoods)
Site Visit
Purpose:
Unless previously determined as a team that a model room will not be needed and agreed to by Licensor the intent of the model installation is to provide an in-depth demonstration of all conditions that will be delivered with the full rollout of the guestrooms, guest baths and guest corridors project with respect to architecture, interior design, construction trades quality, contractor-provided fixtures, fittings and finishes, and FF&E design and quality.
Deliverables:
From MVW
a)To be installed for review will be the most common unit/villa type for the project and a section of corridor that includes one door-drop and the length between door drops. Marriott Global Design will review the proposed areas to be mocked-up during the plan review phase, and any atypical conditions will be discussed.
b)The model installation is to include plumbing fixtures, fittings and finishes, as well as electrical hookups and devices, lighting and lamps. In a new-build project running water is not required of the mock-up, however electrical supply is required to evaluate the lighting. Television and telephone are to be shown, though these need not be hooked- up to live service supply. Wi-Fi service is not required to be operating at this stage.
Exhibit B to Exhibit G - Page 8
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c)The model spaces are to be installed as if guests will be checking-in to the rooms that day: the spaces are to be cleaned, beds to be dressed, all bedding, linens and terry are to be placed, bath amenities are to be shown, and all OS&E is to be installed.
d)Once model rooms and section of corridor are completed; Licensee to send Marriott Global Design detailed photographs of the spaces 5 business days in advance for review prior to Marriott Global Design coordinating the model room review site visit.

From Marriott Global Design (PDF Documents):
e)Marriott Global Design to issue a formal Model Room Review Report within 5 business days.

Samples
f)Alternate finishes and or casegoods can also be provided at the model room review for Marriott Global Design review.
Notes:
▪Model rooms are used for review of design, quality of construction, functionality and FF&E, but are also used for sales & marketing efforts and should remain available for photography and sales tours.
▪Samples of items from the Marriott FF&E Spec Books are not needed.
▪The vendors/suppliers expected to be used for the full implementation should also be used for the Model Room. If the vendor changes, the alternate vendor needs to be approved by Marriott.
▪Any changes of items in or suppliers to the model room subsequent to the review must be resubmitted to Marriott for approval prior to purchasing.
▪On a casegood renovation project type Marriott Global Design to review a casegood prototype at a location to be coordinated by both teams.
10.Project Status/Monthly Reporting
Purpose:
Monthly status reports are required by Marriott Global Design in order to accurately track status of project within Marriott International’s database.
Deliverables:
From MVW: (PDF Documents)
a) Monthly construction status reports with construction photos showing the progress throughout the entire project. This can be using the Marriott Global Design Monthly Construction Status Report Template or a PDF report of whatever software MVW might use for project management.
11.Site Visits
Purpose:
Marriott Global Design to conduct the required site visits based on project type in order to confirm that the project was constructed to the approved plans and are compliant with the Marriott Design
Exhibit B to Exhibit G - Page 9
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Standards for the respective Brand and to also close-out the project within Marriott International database.
On a typical softgood renovation and/or casegood renovation Marriott Global Design to execute a site visit once all the work has been confirmed as completed via photographs. If this is a property that consists of multiple guestroom buildings where a phased turnover is the approach, then Marriott Global Design will execute a site visit (1) week prior to turnover of the first building followed by a final visit when the entire renovation has been completed in order to close-out the project.
Should circumstances impact the ability for Associates to visit a property then Virtual/Remote Site Visits can be considered as a secondary option.
Deliverables:
From MVW (PDF Documents)
a)Monthly Construction Status Reports leading up to the required site visits identified above.
From Marriott Global Design (PDF Documents)
b)Marriott Global Design to issue a formal Site Visit Report within 5 business days.
12.Project Completion Close-Out
Purpose:
For the purpose of record keeping Marriott Global Design to receive a record SET of the documents and FF&E Specifications that the property team will receive from MVW.
Deliverables:
From MVW (PDF Documents)
c)Record drawing set for file.
d)Record FF&E Specification Manuel for file.
Exhibit B to Exhibit G - Page 10
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EXHIBIT C TO DESIGN REVIEW ADDENDUM

TECHNICAL SERVICES FEE

Review Categories	Technical Services Fees

New Projects (including Conversion of Existing Buildings)	$80,000

Refurbishment/Renovation of Existing Projects
Soft Goods Refurbishment Review	$6,000
Refurbishment/renovation Projects In Excess of Soft Goods Update	$15,000

Lobby Area Modification at Existing Project in Conjunction with a Villa/Unit, Corridor and/or Public Space Modification
New Design for Soft Goods Only	$3,000
New Design for Soft and Case Goods	$8,000
New Design for Soft and Case Goods and Hard Surfaces (tile, millwork, etc.)	$10,000
The Technical Services Fees listed above for a lobby area modification are in addition to any other Technical Services Fees payable for the Project.
The Technical Services Fees shall be billed by Licensor to Licensee on a lump sum basis as indicated for each review category identified above. Licensee shall pay the Technical Services Fees in four (4) quarterly and equal installments. The first installment shall be payable upon submission of the first documents/plans for review by Licensor. In the event a Project is terminated before fully reviewed by Licensor, the parties shall reasonably pro-rate the Technical Services Fees based on the actual review work performed by Licensor.
The Technical Services Fees listed above are inclusive of all expenses, included, but not limited to, travel, telephone, shipping, equipment, supplies, physical reviews of the Project, document approval, attendance at design progress meetings and meetings held in conjunction with the Design Review Process, on-site inspections during design & construction, post construction services and all other meetings required to successfully complete the review of each Project for compliance with the Design Brand Standards.
Within one hundred twenty (120) days following the second anniversary of the License Agreement, the parties shall meet to evaluate the Technical Services Fees and again on each second anniversary thereof. In the event the Technical Services Fees are less, or greater than, the actual cost incurred by Licensor in the review of Licensee’s Projects, the Technical Services Fees shall be re-negotiated by the parties to an amount anticipated to cover the reasonable costs thereof.

Exhibit C to Exhibit G - Page 1
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EXHIBIT D
TO
DESIGN REVIEW ADDENDUM
AUTOMATIC WAIVERS
•All ADA remediation work
•Selective work – paint, vinyl wall covering, and single re-upholstered items
•Back of house space renovations and refurbishments
•Secondary spaces renovations and refurbishments (e.g., Kids Club, Fitness Center, Multi-purpose rooms, Sales Gallery interiors)
Continuation of a previously approved design scheme in subsequent phases of a Project

Exhibit G - Page 1
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EXHIBIT H
EXISTING PROJECTS AT WHICH LICENSEE HAS NOT ENGAGED IN TRANSIENT RENTAL
Existing Projects for which Licensee has not notified Licensor of Licensee’s intention to engage in transient rentals

Project Name	Place
None
Existing Projects for which Licensee has notified Licensor of Licensee’s intention to engage in transient rentals

Project Name	Place
Marriott Vacation Club at Empire Place	(Bangkok, Thailand)
Exhibit H - Sole Page
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EXHIBIT I
EXISTING GOLF FACILITIES

Facility Name	Place
Marriott’s Grande Vista Golf Club	(Orlando, Florida)
Marriott’s Shadow Ridge Golf Club	(Palm Desert, California)
Marriott’s Son Antem Golf Club	(Mallorca, Spain)
Marriott Golf Academy	(Orlando, Florida)
Exhibit I - Sole Page
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EXHIBIT J
PERMITTED LICENSEE AFFILIATE NAMES

Affiliate	Jurisdiction of Organization
United States of America Affiliates
Marriott Kauai Ownership Resorts Inc.	Delaware
Also does business under the name Marriott Vacation Club International
Marriott Overseas Owners Services Corporation	Delaware
Marriott Ownership Resorts Inc.	Delaware
Also does business under the names Grand Residences by Marriott; Marriott Vacation Club International; Marriott Vacation Club International Corp.; Marriott’s Mountainside Resort; Marriott’s Summit Watch Resort; Marriott’s Waiohai Beach Resort; Marriott’s Waiohai Beach Club; Marriott Golf Academy; Marriott Vacation Club
Marriott Ownership Resorts Procurement, LLC	Delaware
Marriott Resorts Hospitality Corporation	South Carolina
Also does business under the names Marriott Vacation Club International; Marriott’s Grand Chateau; Marriott’s Legends Edge at Bay Point; Marriott’s Oceana Palms; Marriott Vacation Club, South Beach; Marriott’s Willow Ridge Lodge; Marriott’s Villas at Doral; Marriott’s Maui Ocean Club (under MVW of Hawaii, Inc.); Marriott’s Custom House; Marriott Vacation Club Pulse, San Diego; Marriott’s Ko Olina Beach Club (under MVW of Hawaii, Inc.); Marriott Vacation Club, New York City; Marriott Vacation Club Pulse, New York City
Marriott Resorts Sales Company, Inc.	Delaware
Also does business under the name Marriott Vacation Club International Ltd.; Marriott Resorts Realty, Inc.
Marriott Resorts Title Company Inc.	Florida
Also does business under the name Marriott Resorts Title, Inc.
Marriott Resorts, Travel Company Inc.	Delaware
Also does business under the name Marriott Vacation Club International
Marriott Vacation Properties of Florida Inc.	Delaware
Marriott Vacations Worldwide Corporation	Delaware
Marriott’s Desert Springs Development Corporation	Delaware
Non-United States of America Affiliates
Marriott Ownership Resorts (Bahamas) Limited	Bahamas
Marriott Resorts Hospitality (Bahamas) Ltd.	Bahamas
Marriott Vacation Club Timesharing GmbH	Austria
Marriott Resorts Hospitality of Aruba, N.V.	Aruba
Marriott Ownership Resorts (St. Thomas), Inc.	Virgin Islands - US
Marriott Vacation Club International of Aruba N.V.	Aruba
Marriott Vacation Club International of Japan, Inc.	Japan
Promociones Marriott S.A. de C.V.	Mexico
Marriott Ownership Resorts, Inc. (Dubai Branch)	United Arab Emirates
Marriott Vacation Club International Community Welfare Foundation	Aruba
Exhibit J - Page 1
909953-1

AFFILIATE, JURISDICTION & ANY DBAs	TIME PERIOD	PURPOSE
Developer Entities
St. Regis Residence Club, New York Inc. Jurisdiction: Florida DBA: None	From the Effective Date until such time as The St. Regis Residence Club, New York is Deflagged.
Solely to be used as part of the legal entity name for the entity that acts as the developer for The St. Regis Residence Club, New York.

Not to be used for marketing purposes or in any other consumer-facing capacity, other than to the extent the legal entity name is required to be disclosed in the relevant Offering Documents in effect as of the Effective Date or in reasonably necessary ordinary course communications with existing owners.

St. Regis Residence Club of Colorado, Inc. Jurisdiction: Colorado DBA: None	From the Effective Date until such time as The St. Regis Residence Club, Aspen is Deflagged.
Solely to be used as part of the legal entity name for the entity that acts as the developer for The St. Regis Residence Club, Aspen.

Not to be used for marketing purposes or in any other consumer-facing capacity, other than to the extent the legal entity name is required to be disclosed in the relevant Offering Documents in effect as of the Effective Date or in reasonably necessary ordinary course communications with existing owners.

Sheraton Flex Vacations, LLC Jurisdiction: Florida DBA: None	From the Effective Date until such time as the “Sheraton Flex” Licensed Non-Site Specific Destination Club Program has been Deflagged.
Solely to be used as part of the legal entity name for the entity that sells interests in, markets and promotes the “Sheraton Flex” Licensed Non-Site Specific Destination Club Program.

Not to be used for marketing purposes or in any other consumer-facing capacity, other than to the extent the legal entity name is required to be disclosed in the relevant Offering Documents.

For the avoidance of doubt, the foregoing sentence does not limit Licensee’s right to use the “Sheraton Flex” Licensed Mark pursuant to the terms of this Agreement and other agreements of the parties.

Exhibit J - Page 2
909953-1

AFFILIATE, JURISDICTION & ANY DBAs	TIME PERIOD	PURPOSE
Westin St. John Hotel Company, Inc. Jurisdiction: Virgin Islands (U.S.) DBA: Lemongrass Restaurant and Bar The Marketplace at Great Cruz Bay The Westin Health & Spa The Westin St. John Resort & Villas	From the Effective Date until the earlier of such time that (i) The Westin St. John Resort & Villas (or The Westin St. John Resort Villas) is no longer in operation, and (ii) there is no longer any material tax consequence to Licensee associated with changing the entity’s name.
Solely to be used as part of the legal entity name for the entity that acts as (i) the operator of the hotel portion of The Westin St. John Resort & Villas, and (ii) the developer for The Westin St. John Resort & Villas or The Westin St. John Resort Villas, as applicable.

Not to be used for marketing purposes or in any other consumer-facing capacity, other than to the extent the legal entity name is required to be disclosed in the relevant Offering Documents.

Management Entities
St. Regis Colorado Management, Inc. Jurisdiction: Colorado DBA: None	From the Effective Date until such time as The St. Regis Residence Club, Aspen is Deflagged.
Solely to be used as part of the legal entity name for the entity that acts as the manager for The St. Regis Residence Club, Aspen.

Not to be used for marketing purposes or in any other consumer-facing capacity, other than to the extent the legal entity name is required to be disclosed in the relevant Offering Documents in effect as of the Effective Date or in reasonably necessary ordinary course communications with existing owners.

St. Regis New York Management, Inc. Jurisdiction: Florida DBA: None	From the Effective Date until such time as The St. Regis Residence Club, New York is Deflagged.
Solely to be used as part of the legal entity name for the entity that acts as the manager for The St. Regis Residence Club, New York.

Not to be used for marketing purposes or in any other consumer-facing capacity, other than to the extent the legal entity name is required to be disclosed in the relevant Offering Documents in effect as of the Effective Date or in reasonably necessary ordinary course communications with existing owners.

Westin Vacation Management Company (USVI) Jurisdiction: Virgin Islands (U.S.) DBA: None	From the Effective Date until the earlier of such time that (i) The Westin St. John Resort & Villas (or The Westin St. John Resort Villas) is no longer in operation, and (ii) there is no longer any material tax consequence to Licensee associated with changing the entity’s name.
Solely to be used as part of the legal entity name for the entity that acts as the manager for The Westin St. John Resort & Villas or The Westin St. John Resort Villas, as applicable.

Not to be used for marketing purposes or in any other consumer-facing capacity, other than to the extent the legal entity name is required to be disclosed in the relevant Offering Documents or in reasonably necessary ordinary course communications with existing owners.

Exhibit J - Page 3
909953-1

AFFILIATE, JURISDICTION & ANY DBAs	TIME PERIOD	PURPOSE
Marketing Entities
Westin Sheraton Vacation Services, Inc. Jurisdiction: Florida DBA’s. (Both located in Fulton County, Georgia) Sheraton Vacations Westin Vacation	From the Effective Date for so long as Licensee has a license to both SHERATON VACATIONS and WESTIN VACATIONS in accordance with the License Agreement.	Solely to be used as part of the legal entity name for the entity that promotes preview stays at “Westin” or “Sheraton”-branded Licensed Destination Club Projects or Licensor Lodging Facilities, provided no tour or sales presentation is required to be attended in order to receive such promotional stay or related benefit and such disclosure is in conjunction with disclaimers, logo lockups and other disclosure required or permitted, as applicable, by Licensor and its Affiliates.
Exhibit J - Page 4
909953-1

EXHIBIT K
NEW PROJECT APPLICATION

I.PROJECT DESCRIPTION
Applicant: Marriott Vacations Worldwide
Date Submitted:
Project Description:
Brand(s):
Project Name (if known):
Number of Villas/Keys Planned: Number of Floors:

		Villas	Keys
Destination Club Unit Mix	Studios:
1-Bedroom:
2-Bedroom:
3-Bedroom:
4-Bedroom:
Other:
Lock-out Units

		Villas	Keys
Residential Unit Mix	Studios:
1-Bedroom:
2-Bedroom:
3-Bedroom:
4-Bedroom:
Other:
Lock-out Units
On-Site Facilities
Restaurant Facilities /# of Seats: Bars or Lounges: Retail Shops: Recreation/Golf/Spa: Marketplace: Sales Gallery: Pools: Play Areas:

Exhibit K - Page 1
909953-1

Other:

Is the site co-located with any lodging or other facilities? If so, provide details.

If co-located with MI lodging, is a shared services and/or integration agreement contemplated? If so, provide details.

Description of Site:
Total Square Footage of Site: Acreage:

Site is controlled by MVW as follows:
( ) Owned by MVW ( ) Leased by MVW
( ) Purchase Contract ( ) Other:

If the site is currently owned by an entity other than the MVW, please provide the following information:
Fee Owner: Street Address: City, State, Zip Code, Country: Phone Number: Relationship to MVW, if any:

OTHER INFORMATION ABOUT THE SITE

Are there currently any existing moratoriums? ( ) Yes* ( ) No
Are there any restrictions on the site that would necessitate special local variances (e.g., parking, signage, liquor licenses, etc.)? ( ) Yes* ( ) No

* Explain the situation(s) and your plans to resolve same (attach supplemental sheets if necessary):

Please submit with your application the Minimum Submission Requirements outlined in Attachment A.

II.PROPOSED DEVELOPMENT/CONVERSION COSTS AND PROJECTIONS
Property will be a: New Development Conversion

If a new development, please complete Section II A and C and the remainder of this application. If a conversion, please complete Section II B and C and the remainder of this application.

Exhibit K - Page 2
909953-1

A.NEW DEVELOPMENT

PROPOSED DEVELOPMENT COSTS:
Land Cost: $
Development Cost (Construction/Other): $
Total Cost: $ Per Villa/Room: $ Per Residence $
Anticipated Construction Start:
Estimated Opening Date:
SALES PROJECTIONS:
Estimated number of Vacation Ownership Interests: Estimated gross contract sales:
Estimated number of Residential Units: Estimated gross contract sales:

B.CONVERSION

NAME OF PROPERTY AND CURRENT USE:
Acquisition Cost: $
Conversion Cost: $
Total Cost: $ Per Villa/Room: $
Year Built:
Anticipated Conversion Start:
Estimated Conversion Date:

SALES PROJECTIONS:
Estimated number of Vacation Ownership Interests: Estimated gross contract sales: Estimated number of Residential Units: Estimated gross contract sales:

C.PROPOSED TRANSACTION SUMMARY
Please describe the proposed transaction terms and associated agreements, as well as results of the territorial search.
D.RENTAL PROGRAM
Please indicate if transient rental is contemplated and describe applicable rental program arrangements:

III.OWNERSHIP STRUCTURE AND DUE DILIGENCE
Please provide the information requested in this section for the property owner, if different, from Marriott Vacations Worldwide or a wholly owned affiliate thereof.
Owner Name:

A/an ___________________	( ) General Partnership	( ) Privately Held Corporation
(state)	( ) Limited Partnership	( ) Individual
Exhibit K - Page 3
909953-1

( ) Public Corporation ( ) Joint Venture
( ) Trust ( ) Estate ( ) Other
( ) Syndicated Limited Partnership
( ) Limited Liability Company

MVW Interest in Owner:

Contact: Principal Correspondent:
Name: Name:
Title: Title:
Street Address: Street Address:
Phone Number: Phone Number:
Fax Number: Fax Number:
E-mail Address: E-mail Address:
Tax ID No.:

Authorized Signer for Entity:

Name:
Title:

Please provide the following for each individual or entity that is related to the transaction.

Full Name	Home and Business Street Addresses, Phone Numbers, & Email Address	Description of Interest

Exhibit K - Page 4
909953-1

ATTACHMENT A: MINIMUM SUBMISSION REQUIREMENTS

1.Facilities program summary describing the space requirements for all areas of the project and the project related areas (e.g., public spaces, kitchen, laundry, back office, etc.);
2.A listing of each operating function of the project and the “as designed” areas, and other documents reasonably necessary to represent the size, layout and quality of the project;
3.A colored vicinity/location map indicating vehicular traffic directions, ingress and egress points and major surrounding developments and transportation centers;
4.A site plan showing all site elements;
5.Photographs of the site and surrounding land uses (and if a conversion, photographs of the current asset)
6.A concept package of the proposed project, including floor plans with noted facilities, unit layouts, and, to the extent available, building elevations
7.If a conversion opportunity, narrative of the proposed enhancements to the asset
Exhibit K - Page 5
909953-1

EXHIBIT L
PURCHASER DISCLOSURE STATEMENT

For Licensed Destination Club Units and Licensed Residential Units:
[Marriott Vacation Club International]1 independently owns and manages the [Marriott Vacation Club]2 program. The programs and products provided under the [Marriott Vacation Club] brand are owned, developed, and sold by [Marriott Vacation Club International], not by Marriott International, Inc. or any of its affiliates. [Marriott Vacation Club International] is an independent entity and is not an affiliate of Marriott International, Inc. [Marriott Vacation Club International] and its affiliates use the Marriott marks under license from Marriott International, Inc. and its affiliate, and the right to use such marks shall cease if such license expires or is revoked or terminated. Marriott International, Inc. and its affiliates make no representations, warranties, or guaranties, express or implied, with respect to the information contained in any offering documents or with respect to the [Marriott Vacation Club] program.
For Licensed Unbranded Destination Club Units:
[List applicable MVW entities] are direct or indirect subsidiaries of Marriott Vacations Worldwide Corporation. (“MVW”). MVW operates under a license from Marriott International, Inc. (“MII”) and MVW and [list applicable MVW entities] are not affiliated with MII.

1 Insert name of appropriate entity to which the disclosure relates.

2 Insert name of appropriate product or program to which the disclosure relates.
Exhibit L - Sole Page
909953-1

EXHIBIT M
ADDITIONAL LICENSED MARKS

Mark	Exclusive or Non-Exclusive	Duration of Us	Purpose
Sheraton Vacations	Non-Exclusive	From the Effective Date until the date on which this Agreement expires or terminates.

Solely on marketing materials that are used
to promote preview stays at “Sheraton”-
branded Licensed Destination Club
Projects or Licensor Lodging Facilities
where no tour or sales presentation is
required to be attended in order to receive
such promotional stay or related benefits,
in conjunction with disclaimers, logo
lockups and other disclosure required or
permitted, as applicable, by Licensor and
its Affiliates

Westin Vacations	Non-Exclusive	From the Effective Date until the date on which this Agreement expires or terminates.

Solely on marketing materials that are used
to promote preview stays at “Westin”-
branded Licensed Destination Club
Projects or Licensor Lodging Facilities
where no tour or sales presentation is
required to be attended in order to receive
such promotional stay or related benefits,
in conjunction with disclaimers, logo
lockups and other disclosure required or
permitted, as applicable, by Licensor and
its Affiliates

StarOptions	Exclusive	From the Effective Date until the date on which this Agreement expires or terminates.	For use as the name of the points in the internal exchange program for Vistana Signature Network

Exhibit M - Page 1
909953-1